EXHIBIT 4.1

EXECUTION COPY

SEQUOIA RESIDENTIAL FUNDING, INC.

Depositor

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

CHRISTIANA TRUST, A DIVISION OF

WILMINGTON SAVINGS FUND SOCIETY, FSB

Trustee

___________________________

POOLING AND SERVICING AGREEMENT

dated as of January 1, 2013

___________________________

SEQUOIA MORTGAGE TRUST 2013-2

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ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	Form of Custodial Agreement
Exhibit E-1	Form of Rule 144A Transfer Certificate
Exhibit E-2	Form of Purchaser’s Letter for Qualified Institutional Buyer
Exhibit F	Form of Purchaser’s Letter for Institutional Accredited Investor
Exhibit G	Form of ERISA Transfer Affidavit
Exhibit H-1	List of Purchase Agreements
Exhibit H-2	List of Servicing Agreements
Exhibit I	Additional Disclosure Notification
Exhibit J	Back-Up Certificate to Form 10-K Certificate
Exhibit K	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Exhibit N	Additional Form 8-K Disclosure
Exhibit O	Form of Certification for NRSROs and Depositor

Schedule A	Mortgage Loan Schedule

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This POOLING AND SERVICING AGREEMENT, dated as of January 1, 2013 (the “Agreement”), by and among SEQUOIA RESIDENTIAL FUNDING, INC., a Delaware corporation, as depositor (the “Depositor”), CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (the “Trustee”), and WELLS FARGO BANK, N.A., a national banking association, in its dual capacities as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and related property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans, and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the related property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement, each Purchase Agreement, each Servicing Agreement and in this Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee, at the direction of the Securities Administrator, shall elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). Each Certificate, other than the Class R Certificate and the Class LT-R Certificate, is hereby designated as a regular interest in the Upper-Tier REMIC, as described herein. The Class R Certificate represents and is hereby designated as the sole class of residual interest in the Upper-Tier REMIC.

The Class LT-R Certificate evidences ownership of the sole class of residual interest in the Lower-Tier REMIC (the “LT-R Interest”). The Lower-Tier REMIC shall hold as its assets all property of the Trust Fund, other than the interests in any REMIC formed hereby. Each Lower-Tier Interest other than the LT-R Interest shall be uncertificated and is hereby designated as a regular interest in the Lower-Tier REMIC and the LT-R Interest is hereby designated as the sole Class of residual interest in the Lower-Tier REMIC.

The Upper-Tier REMIC shall hold as its assets all of the Lower-Tier Interests other than the LT-R Interest.

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The Lower-Tier REMIC Interests

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier Interests:

Lower-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
LT-A	(1)	(2)	A, A-IO1, A-IO2
LT-B1	(1)	(2)	B-1
LT-B2	(1)	(2)	B-2
LT-B3	(1)	(2)	B-3
LT-B4	(1)	(2)	B-4
LT-B5	(1)	(2)	B-5
LT-R	(3)	(3)	N/A

(1)         The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be a per annum rate equal to the Net WAC Rate for such Distribution Date.

(2)         This interest shall have an initial class principal amount equal to the aggregate Initial Class Principal Amount of its Corresponding Class(es) of Certificates (other than any interest-only certificates).

(3)         The LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and does not have a principal amount or bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Lower-Tier Interests based on the interest rates described above. On each Distribution Date, Interest Shortfalls shall be allocated to each Lower-Tier Interest to the same extent that such Interest Shortfalls are allocated to the related Class of Upper-Tier Interests.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Lower-Tier Interests as follows:

(i)          first, to the Lower-Tier Interest LT-A, until its Class Principal Amount equals the Class Principal Amount of the Class A Certificates immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(ii)         second, to the LT-B1 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iii)        third, to the LT-B2 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-2 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iv)        fourth, to the LT-B3 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-3 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

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(v)         fifth, to the LT-B4 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-4 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(vi)        sixth, to the LT-B5 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-5 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02; and

(ix)         finally, to the LT-R Interest, any remaining amounts.

The Certificates and the Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. The Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates represent regular interests in the Upper-Tier REMIC; the Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC; and the Class LT-R Certificate represents the sole class of residual interest in the Lower-Tier REMIC and does not represent an interest in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations or Percentage Interest
Class A	(1)	$619,163,000	$100,000
Class A-IO1	(2)	(3)	100%
Class A-IO2	(4)	(3)	100%
Class B-1	Net WAC Rate	$14,654,000	$100,000
Class B-2	Net WAC Rate	$12,657,000	$100,000
Class B-3	Net WAC Rate	$6,661,000	$100,000
Class B-4	Net WAC Rate	$5,662,000	$100,000
Class B-5	Net WAC Rate	$7,328,404	$100,000
Class R	Net WAC Rate	(5)	100%

(1)	The Certificate Interest Rate of the Class A Certificates will be an annual rate equal to the lesser of (a) 1.87400% and (b) the Net WAC Rate for such Distribution Date.
(2)	The Certificate Interest Rate of the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of (a) the lesser of (1) the Net WAC Rate and (2) 2.50%, over (b) the Certificate Interest Rate on the Class A Certificates.
(3)	The Class A-IO1 and Class A-IO2 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO1 and Class A-IO2 Certificates is equal to the Class Principal Amount of the Class A Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO1 and Class A-IO2 Certificates is $619,163,000.
(4)	The Certificate Interest Rate of the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC Rate over 2.50%.
(4)	Amounts allocated to the Class LT-R Certificate pursuant to Sections 5.02(a)(xiii) and 5.02(d) shall be excluded from the Available Distribution Amount for the Upper-Tier REMIC.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $666,125,404.69.

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In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01         Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 6.21(b)(i) hereof.

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant:  A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation:  As defined in Section 6.24.

Accrual Period:  With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs.  Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements:  The Assignment of Representations and Warranties Agreements and the Assignment, Assumption and Recognition Agreements, each dated January 30, 2013, assigning rights under the Purchase Agreements and the Servicing Agreements, respectively, from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, acknowledged by the Master Servicer, and providing certain rights to the Controlling Holder.

Additional Form 10-D Disclosure:  As defined in Section 6.21(a)(i).

Additional Form 10-K Disclosure:  As defined in Section 6.21(b)(i).

Additional Servicer: Each affiliate of a Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor or a Servicer, who services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered). For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance:  The payments required to be made by the Master Servicer or the applicable Servicer (other than Cenlar FSB) or a Servicing Administrator with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the applicable Servicing Administrator have determined would constitute Nonrecoverable Advances if advanced.

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Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 Aggregate Expense Rate:  The sum of the Master Servicing Fee Rate, the applicable Servicing Fee Rate and the Trustee Fee Rate.

Aggregate Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans that were outstanding as of the most recent Due Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Credit Support Percentage:  As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of such Class and the aggregate of the Class Subordination Percentages of all other Classes (if any) of Subordinate Certificates having lower payment priorities than such Class.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of:  (i) the value (or the Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinancing Mortgage Loan, such value (or the Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinancing Mortgage Loan at the time of origination of such Refinancing Mortgage Loan by a Qualified Appraiser.

Appraiser Independence Requirements: The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

Assessment of Compliance:  As defined in Section 6.23(a).

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter  “Authenticating Agent” shall mean any such successor.  The initial Authenticating Agent shall be the Securities Administrator under this Agreement.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor or a Servicing Administrator, as applicable.

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Available Distribution Amount:  With respect to any Distribution Date, the sum of the following amounts: (i) all scheduled payments of interest (net of the Servicing Fees, the Master Servicing Fee and the Trustee Fee) and principal due during the related Due Period, together with any Advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances and Servicing Advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all Principal Prepayments, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Servicers (other than Cenlar FSB), the Servicing Administrators or the Master Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the Clean-up Call Price paid by the Master Servicer to purchase the Mortgage Loans and terminate the Trust Fund, if applicable; minus

(A) amounts applied to reimburse Advances and Servicing Advances previously made and other amounts as to which the Servicers (other than Cenlar FSB) and the Servicing Administrators are entitled to be reimbursed pursuant to the Servicing Agreements; (B) amounts applied to reimburse Advances and Servicing Advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to this Agreement; and (C) the sum of all related fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement, subject to an aggregate maximum amount of $300,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter) to be paid to such parties collectively, in the order claims for payment of such amounts are received by the Securities Administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the Master Servicer, the Securities Administrator, the Custodian and the Trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter).

Back-Up Certificate:  As defined in Section 6.21(e).

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code, as amended.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Certificate Registrar, the Depositor and the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

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Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3.

Book-Entry Termination:  As defined in Section 3.09(c).

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Maryland, Minnesota, Missouri or New York, (iii) a day on which banking institutions in the States of California, Delaware, Maryland, Minnesota, Missouri or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Certificate:  Any one of the certificates signed by the Trustee and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement to this Agreement.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount:  With respect to any Certificate (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) and any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) the principal portion of all Realized Losses previously allocated to such Certificate; and (iii) any Certificate Writedown Amount previously allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased sequentially, in order of seniority, by an amount equal to the lesser of (A) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that Certificate to the extent not previously recovered and (B) the principal portion of any Subsequent Recovery allocable to such Certificate after application (for this purpose) to more senior Classes of Certificates pursuant to this Agreement; and provided further that on any Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate Certificate Principal Amount, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has previously been allocated, sequentially in order of seniority, up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered. The Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.  The Securities Administrator will act as the initial Certificate Registrar.

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Certificate Writedown Amount:  The amount by which the aggregate Certificate Principal Amount of all the Certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the Aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification:  As defined in the Custodial Agreement.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Class:  Collectively, Certificates bearing the same class designation.  In the case of the Lower-Tier REMIC, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class LT-R Certificate:  The Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Authenticating Agent, substantially in the form annexed as Exhibit A and evidencing ownership of the LT-R Interest.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the sole residual interest in the Upper-Tier REMIC.

Class Notional Amount:  With respect to the Interest-Only Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement to this Agreement.

Class Principal Amount: With respect to each Class of Certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to any Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Lower-Tier REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Lower-Tier Interest at the date of determination.

Class Subordination Percentage:  With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date by the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Clean-up Call:  The optional purchase of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any date on which the Aggregate Stated Principal Balance is less than 10% of the Aggregate Stated Principal Balance as of the Cut-off Date, in accordance with Section 7.01(d) of this Agreement.

Clean-up Call Price:  The price paid by the Master Servicer pursuant to Section 7.01(d) of this Agreement, which is equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon, to, but not including, the first day of the month in which the Clean-up Call Price is to be distributed and (ii) the fair market value of any REO Property; provided, however, that such purchase price may be increased as is necessary, as determined by the Depositor, to avoid disqualification of any REMIC created under this Agreement as a REMIC.

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Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date:  January 30, 2013.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  U.S. Securities and Exchange Commission.

Controlling Holder:  At any time, the Holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates has been reduced to zero, then no entity will have any rights under this Agreement as a Controlling Holder. Neither the Depositor nor the Seller shall be a Controlling Holder.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  With respect to the Trustee, the corporate trust office of the Trustee located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware, 19801, Attention: Corporate Trust – Sequoia Mortgage Trust 2013-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services Sequoia Mortgage Trust 2013-2.

Corresponding Class of Certificates:  With respect to each Lower-Tier Interest, the Class or Classes of Certificates appearing opposite such Lower-Tier Interest, as described in the Preliminary Statement to this Agreement.

Credit File Certification: As defined in the Custodial Agreement.

Credit File Exception Report: As defined in the Custodial Agreement.

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Current Interest:  With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount, as applicable, of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts prior to such Distribution Date.

Custodial Accounts:  Each Custodial Account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement with respect to the Mortgage Loans.

Custodial Agreement:  The Custodial Agreement, dated as of January 1, 2013, among the Depositor, the Seller, the Trustee, Wells Fargo Bank, N.A., as Custodian and Wells Fargo Bank, N.A., as Master Servicer, as amended from time to time.  A copy of the Custodial Agreement is attached hereto as Exhibit D.

Custodian:  A Person who is at any time appointed by the Trustee as a custodian of all or a portion of the Mortgage Documents, the Trustee Mortgage Files and the Trustee Credit Files and listed on the Mortgage Loan Schedule as the Custodian of such Mortgage Documents, Trustee Mortgage Files and Trustee Credit Files.  The initial Custodian is Wells Fargo Bank, N.A.

Cut-off Date:  January 1, 2013.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:  The meaning specified in Section 2.04.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form, which shall initially be the Class B-4, Class B-5, Class LT-R and Class R Certificates.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with a Purchase Agreement or Servicing Agreement.

Delinquent:  Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency.

Demand: As defined in Section 4.04(a).

Depositor:  Sequoia Residential Funding, Inc., a Delaware corporation having its principal place of business in California, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer's Advance obligations pursuant to the related Servicing Agreement, the Determination Date is the date set forth in the related Servicing Agreement.

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Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in February 2013.

Distribution Date Statement:  As defined in Section 4.02.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Servicing Agreement, exclusive of any days of grace.

Due Period:  As to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account:  Any account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent.  If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer compliant with the requirements set forth in the immediately preceding sentence, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments:  At any time, any one or more of the following obligations and securities:

(i)          direct obligations of, and obligations fully guaranteed by the United States of America which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P) and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

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(iii)        repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)        securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment; and

(vi)        any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, with respect to S&P, shares of a money market fund are rated “AAAm”), including any such fund managed or advised by the Trustee or any of its Affiliates;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  The Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates that have not been the subject of an ERISA-Qualifying Underwriting, the Class B-4, Class B-5, Class R and Class LT-R Certificates and any Class A or Class A-IO1 Certificate (or Class A-IO2, Class B-1, Class B-2 or Class B-3 Certificate that has been underwritten) that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account:  As defined in Section 1.01 of each Servicing Agreement.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14.

Exception Report:  As defined in the Custodial Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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Fannie Mae:  Fannie Mae or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fitch:  Fitch, Inc., or any successor in interest.

Form 8-K Disclosure Information:  As defined in Section 6.21(c)(i).

Freddie Mac:  Freddie Mac, or any successor thereto.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Trustee, the Master Servicer, the Securities Administrator or either Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to take such action or effect such consent has been obtained, and, in determining whether the Trustee shall be protected in taking such action or in relying upon such consent, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.  The Trustee, the Certificate Registrar and the Securities Administrator may request and conclusively rely on certifications by the Master Servicer, the Securities Administrator or either Servicer in determining whether any Certificates are registered to an Affiliate of the Master Servicer, the Securities Administrator or either Servicer.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Insurance Policy:  With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount:  For each Class of Certificates on any Distribution Date, the Current Interest for such Class as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Shortfalls, which shall be allocated to each Class on a pro rata basis based on the amount of Current Interest payable to each such Class.

Interest-Only Certificates:  The Class A-IO1 and Class A-IO2 Certificates.

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Interest Shortfall:  As to any Class of Certificates and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect of interest to such Class on prior Distribution Dates.

Item 1123 Certificate:  As defined in Section 6.22.

KBRA:  Kroll Bond Rating Agency, Inc., or any successor in interest.

Latest Possible Maturity Date:  The Distribution Date occurring in February 2043.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) as to which, prior to the close of business on the Business Day immediately preceding the Due Date, the applicable Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds:  All cash amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other net proceeds received in connection with the disposition of an REO Property.

Loan-To-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lower-Tier Interest:  Any one of the interests in the Lower-Tier REMIC as described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

LT-R Interest:  The residual interest in the Lower-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Master Servicer:  Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States in its capacity as Master Servicer and any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Compensating Interest Payment:  As to any Distribution Date and the Master Servicer, the lesser of (1) the Master Servicing Fee for such date and (2) any Prepayment Interest Shortfalls for such date (to the extent such Prepayment Interest Shortfalls are required to be paid but are not actually paid by the Servicers (other than Cenlar FSB) or the Servicing Administrators as a Servicer Compensating Interest Payment).

Master Servicing Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate:  0.01315% per annum.

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Master Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Trustee in connection with the appointment of a successor master servicer and the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the identification and engagement of a successor master servicer, the documentation of the assumption of master servicing by the successor master servicer, the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or the successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan:  A Mortgage and the related Mortgage Note or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Qualified Substitute Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Purchase and Sale Agreement:  The mortgage loan purchase and sale agreement, dated as of January 30, 2013, between the Seller and the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicers from time to time to reflect the addition of Qualified Substitute Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property:  The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate:  As to any Mortgage Loan and any Distribution Date, the annual rate of interest borne by the related Mortgage Note as of the related Due Date, taking into account any Servicing Modification or other amendments to the Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicing Advances, related Servicing Fees, Trustee Fees and/or Master Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate:  With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate.

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Net Prepayment Interest Shortfall:  With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount of Master Servicer Compensating Interest Payment paid by the Master Servicer and Servicer Compensating Interest Payment paid by the applicable Servicer (other than Cenlar FSB) and/or the applicable Servicing Administrator in respect of such shortfall for such Due Period.

Net WAC Rate:  With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by (b) twelve.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer, a Servicer (other than Cenlar FSB) and/or a Servicing Administrator (as certified in an Officer’s Certificate of the Master Servicer, a Servicer (other than Cenlar FSB) and/or a Servicing Administrator, as applicable), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Upper-Tier REMIC:  As defined in Section 10.01(d).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  With respect to an Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

NRSRO:  Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO Certification:  A certification in the form of Exhibit O hereto.

Officer’s Certificate:  (a) With respect to the Depositor, a certificate signed by two Authorized Officers of the Depositor, (b) with respect to the Master Servicer or the Securities Administrator, a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, (c) with respect to a Servicer, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or any other duly authorized officers or agents of a Servicer and (d) with respect to a Servicing Administrator, a certificate signed by an Authorized Officer of such Servicing Administrator, and in each case delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

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Original Applicable Credit Support Percentage:  With respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date, which shall be equal to the corresponding approximate percentage set forth in the table below opposite its Class designation:

Class B-1	7.05%
Class B-2	4.85%
Class B-3	2.95%
Class B-4	1.95%
Class B-5	1.10%

Original Subordinate Class Principal Amount:  The aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates as of the Closing Date.

Originator:  Each of Alaska USA Federal Credit Union, American Pacific Mortgage Corporation, Bay Equity, LLC, Benchmark Bank, Bethpage Federal Credit Union, Boston Private Bank & Trust Company, Castle & Cooke Mortgage, LLC, Cherry Creek Mortgage Co., Inc., Cole Taylor Bank, Colonial Savings, F.A., Cornerstone Mortgage Company, Embrace Home Loans, Inc., Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, Fairway Independent Mortgage Corporation, Fidelity Bank dba Fidelity Bank Mortgage, First National Bank of Omaha, First Republic Bank, Flagstar Capital Markets Corporation, Franklin American Mortgage Company, Fremont Bank, National Association, Fulton Bank, National Association, George Mason Mortgage, LLC, GFI Mortgage Bankers, Incorporated, GuardHill Financial Corporation, Guild Mortgage Company, The Huntington National Bank, Leader Bank, N.A., The Lending Partners, LLC, MegaStar Financial Corporation, Monarch Bank, Mortgage Master, Inc., Paramount Equity Mortgage, PHH Mortgage Corporation, Plaza Home Mortgage, Incorporated, Primary Residential Mortgage, Inc., PrimeLending, a PlainsCapital Company, Prospect Mortgage, LLC, Provident Savings Bank, Rockland Trust Company, Salem Five Cents Savings Bank, SCBT, N.A., Simonich Corporation, dba BOC Mortgage, Sterling Savings Bank, Stifel Bank and Trust, Umpqua Bank, United Shore Financial Services, LLC, Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. and WJ Bradley Mortgage Capital, LLC, each as seller under the related Purchase Agreement, and any successor thereto.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.  The initial Paying Agent shall be the Securities Administrator under this Agreement.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate, other than an Interest-Only Certificate, if applicable, or the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to each of the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.  With respect to an Interest-Only Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include “plan assets” of such plan or arrangement under the Plan Asset Regulations by reason of their investment in the entity.

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Plan Asset Regulations:  The U.S. Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prepayment Interest Shortfall:  With respect to a Mortgage Loan and any Distribution Date, the amount by which interest paid by the related Mortgagor in connection with a Principal Prepayment on the Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of that Mortgage Loan as of the preceding Distribution Date.

Prepayment Period:  With respect to each Mortgage Loan serviced by Cenlar FSB and (i) each Distribution Date other than the first Distribution Date, the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs through the 14th day of the month in which the Distribution Date occurs and (ii) the first Distribution Date, the period commencing January 1, 2013 through February 14, 2013. With respect to each Mortgage Loan serviced by First Republic Bank and any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs. With respect to each Mortgage Loan serviced by PHH Mortgage Corporation and any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs through the 1st day of the month in which the Distribution Date occurs.

Primary Mortgage Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (before taking into account any Deficient Valuations or Debt Service Reductions) due on the related Due Date, whether or not received, (b) the principal portion of each Principal Prepayment made by a Mortgagor during the related Prepayment Period; (c) the principal portion of each other unscheduled collection, including any Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period) received during the related Prepayment Period; (d) that portion of the Repurchase Price representing principal of any Mortgage Loans repurchased by an Originator or the Seller in accordance with a Purchase Agreement or by the Seller in accordance with Section 2.04 herein, in each case to the extent received during the related Prepayment Period; (e) the principal portion of any related Substitution Amount received during the related Prepayment Period; and (f) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Clean-up Call Price in respect of principal.

Principal Forbearance Amount:  With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount of principal of the Mortgage Loan, if any, that has been deferred and that does not accrue interest.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated January 23, 2013 and the accompanying prospectus dated September 13, 2012, relating to the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, together with any supplement thereto.

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Purchase Agreement: Each agreement listed on Exhibit H-1, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted by an Originator or the Seller, as applicable, for a Deleted Mortgage Loan in accordance with the applicable Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Originator or the Seller, as applicable, and distributed to Trust Fund in the month of substitution), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty relating to the Mortgage Loans set forth in the applicable Purchase Agreement.

Rating Agency:  Each of Fitch, KBRA and S&P; provided, however, that references to a “Rating Agency” as used in the definition of “Eligible Account” and “Eligible Investments” shall not include KBRA unless KBRA rates the applicable entity or investment.

Rating Agency Information:  The notices, information, reports, certifications and oral and written statements required to be provided to each Rating Agency pursuant to this Agreement or Rule 17g-5 under the Exchange Act.

Realized Loss:  (a) With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan;

(b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation;

(c) with respect to each Mortgage Loan that has been the subject of a Servicing Modification, any principal due on the Mortgage Loan that has been written off by the related Servicer and any Principal Forbearance Amount; and

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(d) with respect to each Class of Certificates, the amount by which the Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Reconciled Market Value:  The estimated market value of a Mortgaged Property or REO Property as reasonably determined by the applicable Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with such Servicer's customary servicing procedures.

Record Date:  With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on an exhibit to each Servicing Agreement and Exhibit K hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or any Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement to this Agreement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event:  As defined in Section 6.21(c)(i).

Reporting Servicer:  As defined in Section 6.21(b)(i).

Repurchase Price: With respect to any Mortgage Loan and the applicable Originator, the “Repurchase Price” as defined in the applicable Purchase Agreement or Servicing Agreement or in the case of the Seller, the “Repurchase Price” as defined in the Mortgage Loan Purchase and Sale Agreement.

Residual Certificate:  The Class LT-R Certificates and the Class R Certificates.

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Responsible Officer:  With respect to any party, any officer in the corporate trust, servicing or master servicing department or similar group of such party with direct responsibility for the administration of this Agreement and also, with respect to a particular matter related to this transaction, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class B-4, Class B-5, Class R or Class LT-R Certificate.

Rule 15Ga-1 Information: As defined in Section 4.04(a).

Rule 17g-5 Information Provider: The Securities Administrator.

Rule 17g-5 Website:  The website maintained by the Securities Administrator pursuant to Section 4.03.

S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the Servicing Agreements, shall give effect to any related Debt Service Reduction, any Deficient Valuation and any Servicing Modification that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Seller:  Redwood Residential Acquisition Corporation, a Delaware corporation.

Senior Certificate:  Any one of the Class A, Class A-IO1 and Class A-IO2 Certificates, as applicable.

Senior Percentage:  With respect to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class A Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date.

Senior Prepayment Percentage:  With respect to any Distribution Date occurring before the Distribution Date in February 2018, 100%.  Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring in or after February 2018 shall be as follows:

(i) in or after February 2018 to and including January 2019, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date;

(ii) in or after February 2019 to and including January 2020, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date;

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(iii) in or after February 2020 to and including January 2021, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date;

(iv) in or after February 2021 to and including January 2022, the Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and

(v) in or after February 2022, the Senior Percentage for that Distribution Date;

provided, however, that there shall be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction of the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any such Distribution Date on or after the Distribution Date in February 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date shall again equal 100%.

If on any Distribution Date the allocation to the Class A Certificates of Principal Prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of the Class A Certificates to below zero, the Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the Class Principal Amount of the Class A Certificates to zero.

Senior Principal Distribution Amount:  With respect to the Mortgage Loans and any Distribution Date, the sum of:

(1)           the Senior Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount”;

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of:

(x)           Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(y)           the Senior Prepayment Percentage of the Stated Principal Balance of that Mortgage Loan; and

(4)          any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates;

provided, however, that

(A)         if on any Distribution Date the allocation to the Class A Certificates of the Senior Principal Distribution Amount would reduce the Class Principal Amount of those Certificates to below zero, the distribution to such Class of Certificates of the Senior Principal Distribution Amount for such Distribution Date shall be limited to the amount necessary to reduce the Class Principal Amount of the Class A Certificates to zero;

(B)         until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero; and

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(C)         until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.05%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Servicer:  Each Servicer under a Servicing Agreement.

Servicer Compensating Interest Payment:  As to any Distribution Date and any Servicer (other than Cenlar FSB) and either Servicing Administrator, the lesser of (1) the Servicing Fee for such Servicer (other than Cenlar FSB) or the aggregate of Cenlar FSB’s Servicing Fee and the Servicing Administrator Fee (in the case of a Servicing Administrator) for such date and (2) any Prepayment Interest Shortfalls with respect to any Mortgage Loans serviced by such Servicer (or in the case of either Servicing Administrator, the Mortgage Loans serviced by Cenlar FSB) for such date.

Servicer Remittance Date:  As to any Mortgage Loan serviced by Cenlar FSB, the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, and as to any Mortgage Loan serviced by First Republic Bank or PHH Mortgage Corporation, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, in each case commencing in February 2013.

Servicing Administrator: Each of Redwood Residential Acquisition Corporation, as servicing administrator under the Cenlar FSB Servicing Agreement, and Bethpage Federal Credit Union, as servicing administrator with respect to the Mortgage Loans originated by Bethpage Federal Credit Union.

Servicing Administrator Fee:  As to any Distribution Date and each Mortgage Loan serviced by Cenlar FSB, an amount equal to the difference, if positive, between the Servicing Fee with respect to such Mortgage Loan and the servicing compensation payable to Cenlar FSB under the applicable Servicing Agreement.

Servicing Advances:  As defined in the applicable Servicing Agreement.

Servicing Agreement:  Each agreement listed on Exhibit H-2, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee payable with respect to the Mortgage Loans serviced by Cenlar FSB will be allocated by Cenlar FSB between the applicable Servicing Administrator and Cenlar FSB as provided in the related Servicing Agreement.

Servicing Fee Rate:   For each Servicer, a per annum rate equal to 0.25% or such other rate as may be agreed to by the Master Servicer pursuant to Section 9.01(b) of this Agreement and the related Servicing Agreement; provided that, with respect to each Mortgage Loan serviced by First Republic Bank, the Servicing Fee Rate will be increased by the amount of any increase in the Mortgage Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to the termination of an automatic debit or direct deposit account; provided further, that the Master Servicer shall have no obligation to confirm or verify any such increase in the Servicing Fee Rate for any such Mortgage Loan serviced by First Republic Bank.

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Servicing Function Participant:  Any Subservicer or Subcontractor, other than each Servicer, the Servicing Administrators, the Master Servicer, the Securities Administrator or the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Modification:  Any reduction of the Mortgage Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer of such Mortgage Loan, default is reasonably foreseeable in accordance with the related Servicing Agreement.

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Servicers on the Closing Date pursuant to the Servicing Agreements, as such list may from time to time be amended.

Sponsor: RWT Holdings, Inc., a Delaware corporation.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, the unpaid principal balance of such Mortgage Loan as of the most recent Due Date as determined by the amortization schedule for the Mortgage Loan at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Servicing Modification, Principal Prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled Principal Prepayments received on such Due Date) and irrespective of any delinquency in payment by the related Mortgagor. For the avoidance of doubt, the Stated Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step-Down Test:  As to any Distribution Date, the test will be satisfied if both of the following conditions are met:

First, the aggregate outstanding principal balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in foreclosure, REO Property or bankruptcy status) and all Mortgage Loans subject to a Servicing Modification within the twelve months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

Second, cumulative Realized Losses with respect to the Mortgage Loans plus, with respect to any Mortgage Loans that have been the subject of a Servicing Modification, any interest due on such Mortgage Loans that has been written off by the related Servicer, do not exceed (a) with respect to each Distribution Date occurring in the period from February 2018 to and including January 2019, 20% of the Original Subordinate Class Principal Amount, (b) with respect to each Distribution Date occurring in the period from February 2019 to and including January 2020, 25% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from February 2020 to and including January 2021, 30% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date in the period from February 2021 to and including January 2022, 35% of the Original Subordinate Class Principal Amount and (e) with respect to the Distribution Date occurring in February 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

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Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer or the Securities Administrator.

Subordinate Certificate:  Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates.

Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates on such date.

Subordinate Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date. The initial Subordinate Percentage is 7.05%.

Subordinate Prepayment Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

Subordinate Principal Distribution Amount:  With respect to any Distribution Date and the Mortgage Loans, an amount equal to the sum of:

(1)           the Subordinate Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount” for that Distribution Date; and

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (3) of the definition of “Senior Principal Distribution Amount” for that Distribution Date; and

(4)           any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordinate Percentages of all Classes of Subordinate Certificates which have lower payment priorities than that Class is less than the Original Applicable Credit Support Percentage for that Class, no distribution of principal will be made to any such Classes on such Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior Classes of Subordinate Certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each Class of Subordinate Certificates other than the Class B-1 Certificates, if on any Distribution Date the Class Principal Amount of that Class and the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates that have a lower payment priority than that Class is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such Class or Classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

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Until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount on such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.05%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subsequent Recovery:  Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed Advances or expenses relating to such Liquidated Mortgage Loan as well as any other previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan or (ii) as a Principal Forbearance Amount.

Subservicer:  Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are identified in Item 1122(d) of Regulation AB required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement.

Substitution Amount:  For any month in which an Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to a Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, the amount by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Qualified Substitute Mortgage Loans, together with one month's interest at the applicable Net Mortgage Rate.

Tax Matters Person:  With respect to each of the Lower Tier REMIC and the Upper Tier REMIC, the “tax matters person” as specified in the REMIC Provisions which shall initially be the party described as such in Section 10.01(k).

TIA:  The Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

TIA Applicability Determination: A determination by the Depositor, of which it informs the Trustee, that the TIA applies to this Agreement or that qualification under the TIA or any similar federal statute is required.

Trust Fund:  As defined in Section 2.01 herein.

Trustee:  Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Credit Files:  With respect to each Mortgage Loan, the electronic images of certain Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

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Trustee Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Trustee Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Trustee Fee Rate:  0.00085% per annum.

Trustee Mortgage Files:  With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

UCC:  The Uniform Commercial Code as enacted in any applicable jurisdiction from time to time.

Underwriter:  RBS Securities Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption (“PTE”) 90-59, as most recently amended and restated by PTE 2007-5 (72 Fed. Reg. 13130 (March 20, 2007)) or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriters.

Underwriting Agreement:  The Underwriting Agreement, dated January 24, 2013, among the Seller, the Depositor, Redwood Trust, Inc. and the Underwriter.

Upper-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in proportion to their respective Certificate Principal Amounts.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class A-IO1 Certificates and 1.00% of all Voting Interests shall be allocated to the Class A-IO2 Certificates.  Voting Interests shall be allocated among the Certificates of each Class based on their Percentage Interests and no Certificate with a principal amount equal to zero will have any voting rights.  The Class R Certificates and Class LT-R Certificate shall not have any voting rights.

Section 1.02         Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

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ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01         Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all right, title and interest of the Depositor in and to the Trust Fund consisting of: (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgements, the Depositor’s rights under the Purchase Agreements and the Servicing Agreements and all of the Depositor’s rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor’s right, title and interest, if any, in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties (collectively, the “Trust Fund”); and the Trustee declares that, subject to the Custodian's review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, all of the Certificates in the authorized denominations specified by the Depositor pursuant to Section 3.01(b).

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance and inspection of the Trustee Mortgage Files and the Trustee Credit Files, the release of Mortgage Documents, and the preparation and delivery of the certifications relating to the Trustee Mortgage Files and the Trustee Credit Files shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. In addition, the Trustee is hereby directed to execute, not in its individual capacity but solely as Trustee hereunder, and deliver the Acknowledgements and the Custodial Agreement. The Master Servicer, the Depositor, the Securities Administrator and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Custodial Agreement and the Acknowledgements solely in its capacity as Trustee and not in its individual capacity.

In connection with such sale, transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee's behalf, the Trustee Mortgage Files and the Trustee Credit Files.

Section 2.02         Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a)           The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Certification and Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3.2 of the Custodial Agreement and the exceptions set forth on the Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Certification and Exception Report on the Closing Date in the forms required by the Custodial Agreement.

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The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Credit File Certification and the Credit File Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Credit Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3A.2 of the Custodial Agreement and the exceptions set forth on the Credit File Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Credit File Certification and a Credit File Exception Report on the Closing Date in the respective forms required by the Custodial Agreement.

(b)           Within 270 days after the Closing Date, the Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each related Trustee Mortgage File and Trustee Credit File to ascertain that all required documents set forth in the Custodial Agreement have been received and appear on their face to conform with the requirements set forth in the Custodial Agreement.

(c)           Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d)           Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the related Mortgage Loans and respective certifications as provided in the Custodial Agreement.

(e)           Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase and Sale Agreement.

Section 2.03         Representations and Warranties of the Depositor.

(a)           The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date or such other date as is specified, that:

(i)           the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)           the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)           the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)           this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

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(v)           there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted, against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)           immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)           This Agreement creates either a sale or a valid and continuing security interest (as defined in the UCC), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)          The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(ix)           Other than the security interest or ownership interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)           None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

(xi)           The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04         Discovery of Seller Breach; Repurchase of Mortgage Loans.

(a)           Pursuant to Section 2 of the Mortgage Loan Purchase and Sale Agreement, the Seller has (i) represented and warranted as of the Closing Date that, immediately prior to its transfer of Mortgage Loans under the Mortgage Loan Purchase and Sale Agreement, the Seller owned and had good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person and (ii) made certain other representations and warranties with respect to the Mortgage Loans, and each of the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties.  The Depositor, for the benefit of the Trustee and the Certificateholders, hereby assigns any rights it has against the Seller with respect to such representations and warranties to the Trustee, and the Seller acknowledges that it has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

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It is understood and agreed that the representations and warranties set forth in Section 2 of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and the Trustee Credit Files and the sale and assignment of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the earlier of the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure or cause the cure of such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase at the Repurchase Price or substitute that Mortgage Loan from the Trust Fund or, other than with respect to a breach of the representation and warranty as to good, valid and marketable title, make an indemnification payment with respect to such Mortgage Loan on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, the Seller shall be required to repurchase or substitute or make an indemnification payment with respect to the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, the Seller shall be required to repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered and the Seller shall not have the option to make an indemnification payment with respect to such Mortgage Loan. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification of such deposit, shall release to the Seller the related Trustee Mortgage File and Trustee Credit File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File and Trustee Credit File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  It is understood and agreed that the obligation of the Seller to cure, to cause the cure of or to repurchase or substitute or make an indemnification payment with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. Costs and expenses incurred by the Trustee pursuant to this Section 2.04, to the extent not reimbursed by the Seller, shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(b)          The Seller indemnifies and holds the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

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Section 2.05         Obligations in Respect of Alleged Breach of Originator Representations and Warranties.

(a)          (i)          The Trustee shall be obligated to pursue an action against an Originator in respect of any alleged breach of a representation and warranty set forth in the applicable Purchase Agreement or against the Seller if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement upon its receipt of (1) (A) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, for so long as there is a Controlling Holder under this Agreement or (B) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no Controlling Holder under this Agreement and (2) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and to provide any indemnification reasonably requested by the Trustee. The Trustee shall provide notice to the Controlling Holder prior to taking any such action. However, Certificateholders shall not have the right to require the Trustee to pursue any action with respect to any Mortgage Loan as to which a final and binding decision by an arbitrator has already been issued, regardless of the particular claims made. In connection with any such action described in this Section 2.05(a)(i), the Trustee shall seek reimbursement for its fees, costs and expenses from the applicable Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee pursuant to the agreement described in clause (2) above. If the Trustee recovers any such fees, costs and expenses from the Originator or the Seller, as applicable, the Trustee shall pay such amounts to such Certificateholders. To the extent the Trustee is not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(ii)          In addition, if the Trustee receives written notice, from a Person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a Mortgage Loan made by an Originator or the Seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment with respect to any related Mortgage Loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such Mortgage Loan, the Trustee in reliance on such notice shall (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s receipt of such notice and of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. Prior to taking any action at the direction of Certificateholders, the Trustee will notify the Controlling Holder, if any. The Trustee shall seek to recover its fees, costs and expenses from the Originator under the terms of the applicable Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the fees, costs and expenses of applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(b)          (i)          The Master Servicer shall promptly notify the Controlling Holder (if any) and the Trustee of each Mortgage Loan that becomes Delinquent for more than 120 days. The Controlling Holder or, if there is no longer a Controlling Holder, the Trustee, shall engage a third party to review each Mortgage Loan that has been Delinquent for more than 120 days, other than any such Mortgage Loan that was the subject of a previous arbitration proceeding under the related Purchase Agreement or under the Mortgage Loan Purchase and Sale Agreement, to review whether any breaches of the representations and warranties given by an Originator under the related Purchase Agreement have occurred or if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement. Such third party shall be a recognized third party with experience performing due diligence on residential mortgage loans and shall not be the same party that performed the pre-offering review of the Mortgage Loans. Any such review shall include, at a minimum, a review as to whether the Mortgage Loan was underwritten in accordance with the Originator's underwriting standards in effect at the time of origination, whether the Mortgage Loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the Mortgage Loan. The third party shall report its findings and provide an attestation that its review and report have not been influenced or affected by interested parties. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the related Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, if necessary. If the Controlling Holder is the same entity as or an Affiliate of the party against which an enforcement action is to be taken, then the Trustee will enforce the remedy obligation of such party. If the Trustee is obligated to take such an action, the Trustee shall first (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay these amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(ii)         If, as a result of a review of a Mortgage Loan conducted pursuant to Section 2.05(b)(i) above, the Controlling Holder or the Trustee, as applicable, concludes that a breach of a representation or warranty that would require the Originator or the Seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan has not occurred, then such party shall notify the Securities Administrator in writing and the Certificateholders shall be notified of this decision and provided details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. The Certificateholders may direct the Trustee to enforce a remedy obligation despite such a determination by either the Controlling Holder or the Trustee if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to enforce the remedy obligation agree to provide in advance to the Trustee funds to pay for any costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)          If an Originator has breached a representation under the related Purchase Agreement stating that a Mortgage Loan is a “qualified mortgage” (as defined in the REMIC Provisions) and the Originator fails to repurchase such non-qualified Mortgage Loan within ninety days from the date the defect was discovered, the Depositor shall use commercially reasonable efforts to sell such Mortgage Loan for its fair market value, as determined by the Depositor and which may be less than its outstanding principal balance, within ninety days from the date the defect was discovered. The Trustee will release the applicable Mortgage Loan upon receipt of the sale price in accordance with the procedures set forth in Section 2.04(a) hereof.

Section 2.06         Intention of Parties.

(a)          Notwithstanding any other provision of this Agreement, it is intended by each of the parties hereto that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan or other obligation, so that the Trustee shall be the owner of the Trust Fund for the benefit of the holders of the Certificates.

However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Fund, then (a) this Agreement shall constitute a security agreement, and (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all other property in the Trust Fund, (iii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (iv) all proceeds of the foregoing.

(b)           The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in the Trust Fund, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the Seller or the Depositor, or (C) any change under the relevant UCC or other applicable laws.  Neither of the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under the laws of an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

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Section 2.07         Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a)          [Reserved].

(b)          By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Acknowledgement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c)          Each of the Master Servicer, the Securities Administrator and the Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder.

(d)          The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e)          If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the Trustee.

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Section 2.08         Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition

(a)          The Master Servicer or the Trustee shall promptly notify the Controlling Holder (if any), and the Master Servicer or the Trustee, as applicable, if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain. The Controlling Holder shall obtain or cause to be obtained or, if there is no longer a Controlling Holder, the Trustee shall cause the related Servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The Controlling Holder, if any, may also engage a third party to review each such Mortgage Loan to determine whether the payment offered by such governmental entity for the Mortgage Loan is the fair market value (the “Fair Value”) of such Mortgage Loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the Mortgage Loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to herein as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the Fair Value of the Mortgage Loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

(b)          If, as a result of a review conducted pursuant to Section 2.08(a) above, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder shall notify the Securities Administrator and the Trustee in writing and the Securities Administrator shall notify the Certificateholders of this decision and provide details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the Certificateholders may direct the Trustee to contest an acquisition of a Mortgage Loan through exercise of the power of eminent domain, or the amount of the offered payment for such Mortgage Loan, if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to take such action agree to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to pay such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)          If there is no longer a Controlling Holder, the Trustee shall notify the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the Certificateholders, provided the Trustee shall have no duty or obligation to take such actions except (i) in accordance with the written direction by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to reimburse such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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For the avoidance of doubt, neither the Controlling Holder nor The trustee shall be liable for any legality determination or determination of Fair Value made as described above, or any actions taken by them with respect to or in reliance on such determinations.

(d)          In performing its duties under this Section 2.08, each of the Controlling Holder and the Trustee may rely upon, and shall be protected in acting or refraining from acting upon, any legality determination by a nationally recognized law firm and any determination of Fair Value by a recognized third party with experience in performing valuations of residential mortgage loans.

ARTICLE III

THE CERTIFICATES

Section 3.01         The Certificates.

(a)           The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York UCC.  The Certificates will be evidenced by one or more certificates, ownership of which will be held in the minimum denominations in Certificate Principal Amount or Notional Amount specified in the Preliminary Statement to this Agreement and in integral multiples of $1 in excess thereof, or in the Percentage Interests specified in the Preliminary Statement to this Agreement, as applicable.

(b)           The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee.  Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon the sale of the Mortgage Loans to the Trustee as described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

(c)           The Class B-4, Class B-5, Class R and Class LT-R Certificates are offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act and shall be issued with the applicable legends set forth in Exhibit A. The Class B-4 and Class B-5 Certificates shall be issued initially as Definitive Certificates and the Class R and Class LT-R Certificates shall be issued only as Definitive Certificates.

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Section 3.02         Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time remove the Certificate Registrar by giving written notice of such removal to such Certificate Registrar, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a removal, the Trustee may appoint a bank or trust company to act as successor certificate registrar, shall give written notice of such appointment to the Depositor and the Master Servicer and shall mail notice of such appointment to all Holders of Certificates. Any successor certificate registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Certificate Registrar. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03         Transfer and Exchange of Certificates.

(a)           A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)           A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)           By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit E-1 hereto and has furnished to the Certificate Registrar a certificate of the transferee in the form of Exhibit E-2 hereto; and

(ii)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit F hereto.

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(d) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Securities Administrator, has received (A) a certificate substantially in the form of Exhibit G hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) in the case of an ERISA-Restricted Certificate that is not a Residual Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate (other than a Residual Certificate) by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit G.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of, or an entity holding “plan assets” of, a Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of, or an entity holding “plan assets” of, a Plan.

(ii) If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding two paragraphs, then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such ERISA-Restricted Certificate was not permitted by this Section 3.03(d), the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e)           As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

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(f)           Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar, on behalf of the Trustee, an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C.  In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Certificate Registrar and the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Depositor, the Certificate Registrar, the Trustee, the Securities Administrator and the Paying Agent shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Depositor, the Certificate Registrar, the Securities Administrator, the Trustee and the Paying Agent shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

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The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR, ON BEHALF OF THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R] [LT-R] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS [R] [LT-R] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(g)           Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h)           Neither the Seller nor the Depositor shall be the Holder of any Subordinate Certificates.

Section 3.04         Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05         Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor, the Certificate Registrar or the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

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If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Trustee or any agent in connection therewith.

Section 3.06         Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

Section 3.07         Temporary Certificates.

(a)           Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)           If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08         Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The Trustee shall cause any Paying Agent, other than the Securities Administrator or itself, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Securities Administrator, and the Securities Administrator as initial Paying Agent hereby agrees with the Trustee, that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

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Section 3.09         Book-Entry Certificates.

(a)           Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)           the provisions of this Section 3.09 shall be in full force and effect;

(ii)           the Certificate Registrar, the Securities Administrator, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)           to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)           the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)           Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator or the Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)           If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates (each such event, a “Book-Entry Termination”), the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates.  None of the Depositor, the Certificate Registrar, the Securities Administrator, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

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ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01         Custodial Accounts; Distribution Account.

(a)           On or prior to the Closing Date, each Servicer will be required to establish and maintain one or more Custodial Accounts, as provided in the related Servicing Agreements, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited.  On each Servicer Remittance Date, the Servicers will remit to the Securities Administrator, for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Servicing Agreement.

(b)           The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee for the benefit of Sequoia Mortgage Trust 2013-2 Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Certificateholders. The Securities Administrator shall, promptly upon receipt from the Servicers on each Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i)           the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Servicing Agreements;

(ii)         any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Master Servicer Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers or the Servicing Administrators; and

(iii)          any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c)           In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer or Servicer, as applicable, by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

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(d)           On each Distribution Date and the final Distribution Date of the Certificates in accordance with Section 7.01, the Securities Administrator, as Paying Agent, shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.  The Securities Administrator may, with the consent of the Depositor, from time to time withdraw from the Distribution Account and pay to itself, the Master Servicer, the Trustee, the Custodian, the Servicers or the Servicing Administrators any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to clauses (A) and (B) of the definition of Available Distribution Amount.

(e)          Funds in the Distribution Account for the period from each Servicer Remittance Date to the related Distribution Date shall, if invested, be invested in Eligible Investments selected by the Securities Administrator, which shall mature not later than the Distribution Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-2 Certificates. All income and gain realized from any Eligible Investment in the Distribution Account shall be compensation to the Securities Administrator. The Securities Administrator shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

Section 4.02         Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer and the Servicers) (the “Distribution Date Statement”):

(a)           the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b)           the amount of the distributions set forth in clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c)           the amount of the distributions set forth in clause (a) allocable to interest;

(d)           the amount of any unpaid Interest Shortfall, Net Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to each Class of Certificates;

(e)           the Class Principal Amount of each Class of Certificates (other than the Interest-Only Certificates) and the Class Notional Amount of the Interest-Only Certificates, in each case after giving effect to the distribution of principal on that Distribution Date;

(f)           the Aggregate Stated Principal Balance of the Mortgage Loans at the beginning and at the end of the related Prepayment Period, the Mortgage Rates (in incremental ranges) and the weighted average remaining term of the Mortgage Loans;

(g)           the aggregate Substitution Amount and the aggregate Repurchase Price deposited into the Distribution Account with respect to the Mortgage Loans , which information may be presented in a footnote;

(h)           the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

(i)           the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

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(j)           the amount of the Master Servicing Fee, the Servicing Fee and the Trustee Fee paid to or retained by the Master Servicer, each Servicer and the Trustee, respectively, and the amount of any fees paid to the Securities Administrator and the Custodian;

(k)          the aggregate amount of Advances for the related Due Period;

(l)           the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(m)          the amount of cash flow received for such Distribution Date, and the sources thereof;

(n)            for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan as of the close of business on the last day of the related Due Period;

(o)           the aggregate number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

(p)           the amount of Realized Losses incurred during the preceding calendar month;

(q)          the cumulative amount of Realized Losses incurred since the Closing Date;

(r)          the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(s)          the Certificate Interest Rate for each Class of Certificates and the Net WAC Rate for that Distribution Date;

(t)          any Servicing Modifications with respect to any Mortgage Loan during the related Due Period;

(u)          the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(v)          the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

(w)          the nature of any material breach of a representation and warranty relating to the characteristics of the Mortgage Loans or any transaction covenants;

(x)           the amount of Advances and Servicing Advances reimbursed during the related Due Period;

(y)          the amount of any Subsequent Recoveries;

(z)          the amount of any fees, charges and costs paid or reimbursed to the Master Servicer and the Custodian from the Distribution Account pursuant to this Agreement or the Custodial Agreement;

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(aa)         the amounts of any Master Servicer Compensating Interest Payments and Servicer Compensating Interest Payments for such Distribution Date;

(bb)         whether the Step-Down Test has been satisfied for such Distribution Date;

(cc)         the status and outcome of the Mortgage Loan review conducted pursuant to Section 2.05(b); and

(dd)         the status and outcome of the review conducted pursuant to Section 2.08(b), as reported to the Securities Administrator.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required to be reported on Form 10-D by Item 1121(a) and (b) (§229.1121) of Regulation AB.

The Securities Administrator shall make such reports, any Form 10-K's and Form 10-D's relating to the Certificates filed under the Exchange Act and such other loan level information as the Depositor and the Securities Administrator shall agree available each month via the Securities Administrator’s website at http://www.ctslink.com.  Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526.  Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such.  In preparing or furnishing the foregoing information to the Certificateholders, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information listed above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company (which request, if received by the Trustee or the Certificate Registrar, shall be promptly forwarded to the Securities Administrator), the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that (i) such Certificateholders shall pay in advance for the Securities Administrator’s actual expenses incurred in providing such reports and access and such expenses shall not be paid by the Trust Fund and (ii) the Securities Administrator shall provide such information and documentation only to the extent that the Securities Administrator would not be in violation of any applicable privacy laws.

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Section 4.03         Rule 17g-5 Compliance.

(a)          The Rule 17g-5 Information Provider shall, upon receipt of an NRSRO certification in the form of Exhibit O, make available on its Rule 17g-5 Website solely to the Depositor, each Rating Agency and to any NRSRO the following items, but only to the extent such items are delivered to it by electronic mail to rmbs17g5informationprovider@wellsfargo.com, specifically with a subject reference of “SEMT 2013-2” and an identification of the type of information being provided in the body of such notice, or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial:

(i)          any Rating Agency Information provided to the Rule 17g-5 Information Provider in accordance with Sections 6.06, 6.07, 6.14, 9.01, 9.02, 11.03 and 11.12 of this Agreement, as well as reports prepared in accordance with Sections 6.21, 6.22, 6.23 and 6.24 (provided that the Rule 17g-5 Information Provider shall not be required to post to its Rule 17g-5 Website any such information previously posted to and available on the Securities Administrator’s website);

(ii)         any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to this Agreement; and

(iii)        a summary of any oral conversation with a Rating Agency regarding any Mortgage Loan, any Mortgaged Property or any REO Property, to the extent required to be provided pursuant to Rule 17g-5.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on its Rule 17g-5 Website. Such information shall be posted to the Rule 17g-5 Website on the same Business Day as it is received, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the requirements of this Agreement, or otherwise is or is not anything other than what it purports to be. The Rule 17g-5 Information Provider shall not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of such information to the Rule 17g-5 Website. Further, notwithstanding anything to the contrary herein, in the event the Depositor determines that any information previously posted to the Rule 17g-5 Website should not have been posted thereto pursuant to the terms of this Agreement, the Depositor shall direct the Rule 17g-5 Information Provider in writing to remove such information from the Rule 17g-5 Website, such written notice to specify the information to be so removed. The Rule 17g-5 Information Provider (i) shall have no obligation or duty to verify, confirm or otherwise determine the accuracy of the information contained in such written direction, (ii) shall be entitled to rely fully upon such written direction and (iii) shall not be held liable in connection with removing any such information from the Rule 17g-5 Website upon the receipt of such written direction.

The Rule 17g-5 Information Provider shall provide a mechanism to notify any party that has submitted an NRSRO Certification each time the Rule 17g-5 Information Provider posts an additional document to the Rule 17g-5 Website.

In connection with providing access to the Rule 17g-5 Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to each Rating Agency or NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the email address specified in writing to the Depositor, with a subject heading of “SEMT 2013-2” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Website.

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If any NRSRO that has previously submitted an NRSRO Certification and whose NRSRO Certification has been accepted, notifies the Rule 17g-5 Information Provider that it is unable to access information posted to the Rule 17g-5 Website and such access issue is determined to be the result of a problem with the Rule 17g-5 Website, if such access issue is not resolved within one Business Day of such determination, the Rule 17g-5 Information Provider shall so notify the Depositor.

(b)          Each of the Master Servicer and the Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth herein, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to this Section 4.03 prior to communicating with such Rating Agency.

Section 4.04         Rule 15Ga-1 Compliance.

(a)           To the extent a Responsible Officer of the Master Servicer receives a demand for the repurchase or substitution of a Mortgage Loan based on a breach of a representation or warranty made by the Seller or the Originator of such Mortgage Loan (each, a “Demand”), the Master Servicer agrees (i) if such Demand is in writing, promptly to forward such Demand to the Trustee, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Trustee. To the extent a Responsible Officer of the Trustee receives a Demand, it shall provide the Depositor with prompt written notice of such Demand.

(b)          In connection with the repurchase or substitution of a Mortgage Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand (i) the Master Servicer agrees, to the extent a Responsible Officer of the Master Servicer has actual knowledge thereof, promptly to notify the Trustee in writing, and (ii) the Trustee agrees, to the extent a Responsible Officer of the Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c)          With respect to Rule 15Ga-1 of the Exchange Act, to the extent in its possession, the Trustee shall provide the Depositor with any applicable information relating to a Demand (the “Rule 15Ga-1 Information”) in a timely manner so as to enable the Depositor to meet its reporting obligations under Rule 15Ga-1. The Depositor shall be entitled conclusively to rely on the Rule 15Ga-1 Information provided to it by the Trustee in connection with the compilation by the Depositor of the Rule 15Ga-1 Information required to be reported on Form 10-D. For the avoidance of doubt, the Depositor shall have sole responsibility for compiling the Rule 15Ga-1 Information required to be reported on Form 10-D, and the Securities Administrator shall be entitled conclusively to rely on any Rule 15Ga-1 Information provided to it by the Depositor for inclusion on each Form 10-D. Other than with respect to the obligations of the Trustee in this Section 4.04, the Trustee shall have no responsibility or liability in connection with any filing required to be made by the Depositor pursuant to Rule 15Ga-1 of the Exchange Act.

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ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01         Distributions Generally.

(a)           Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent on behalf of the Trustee shall make distributions to holders of Certificates as of the related Record Date in accordance with this Article V.  Such distributions shall be made by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount or Notional Amount of at least $1,000,000, or in the case of any Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Certificates and at such time such final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)           All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02         Distributions From the Distribution Account.

(a)          Subject to Sections 5.02(b) and (c), on each Distribution Date, the Available Distribution Amount, to the extent received by the Securities Administrator, shall be withdrawn by the Paying Agent from funds in the Distribution Account and allocated among the Classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i)          to the Senior Certificates, pro rata, such Class’s Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(ii)          to the Class A Certificates, the Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(iii)         to the Class B-1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(iv)         to the Class B-1 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v)          to the Class B-2 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(vi)          to the Class B-2 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(vii)         to the Class B-3 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

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(viii)        to the Class B-3 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix)          to the Class B-4 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(x)           to the Class B-4 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi)          to the Class B-5 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(xii)         to the Class B-5 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(xiii)        to the Class LT-R Certificates and the Class R Certificates, any remaining amount of the Available Distribution Amount allocated as provided in Section 5.02(d).

(b)          [Reserved].

(c)          Notwithstanding the priority and allocation set forth in Section 5.02(a), if with respect to any Class of Subordinate Certificates other than the Class B-1 Certificates on any Distribution Date the sum of the Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a lower payment priority than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of principal shall be made to any such Classes. The Subordinate Principal Distribution Amount shall be allocated among the Classes of Subordinate Certificates having higher payment priorities than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a) above.

(d)           Amounts distributed to the Residual Certificates pursuant to Section 5.02(a)(xiii) on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date; provided, however, that the Class LT-R Certificate shall be entitled to any amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds due to the Residual Certificates with respect to the Mortgage Loans.

(e)          For purposes of distributions of interest in Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(f)          Amounts distributed to the Certificates (other than the Class LT-R Certificate) pursuant to this Section shall be deemed to have first been distributed from the Lower Tier REMIC to the Upper Tier REMIC in respect of the Lower Tier REMIC regular interests in accord with the distribution provisions for the Lower Tier REMIC set forth in the Preliminary Statement.

Section 5.03         Allocation of Losses.

(a)           On or prior to each Distribution Date, the Master Servicer shall calculate the aggregate Realized Losses for such Distribution Date based on the information with respect to losses as reported to it by each Servicer.

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(b)             On each Distribution Date, the Securities Administrator shall allocate the principal portion of Realized Losses as follows:

first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class B-5 Certificates and ending with the Class B-1 Certificates) until the Class Principal Amount of each such Class is reduced to zero; and

second, to the Class A Certificates, until its Class Principal Amount has been reduced to zero.

(c)           On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the lowest payment priority shall be reduced on each Distribution Date by the Certificate Writedown Amount and if no Subordinate Certificates are then outstanding the Class Principal Amount of the Class A Certificates shall be reduced by the Certificate Writedown Amount.

(d)           Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(e)           Subsequent Recoveries in respect of the Mortgage Loans shall be distributed to the Certificates still outstanding, in accordance with Section 5.02, and the Class Principal Amount of each Class of Certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss will be increased, sequentially in order of seniority, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to more senior-ranking Certificates) and (ii) the Realized Loss amount previously allocated to such Class.

(f)           Realized Losses and the amount of any Certificate Writedown Amount allocated by this Section to a Class of Certificates shall be allocated to the corresponding Lower Tier REMIC Interest and shall reduce the Class Principal Amount of such Lower Tier REMIC Interest to the same extent that the Class Principal Amount of such Class of Certificates is reduced pursuant to the provisions of this Section. Subsequent Recoveries distributed to a Class of Certificates pursuant to the provisions of subsection 5.03(e) shall be deemed to have been distributed to the corresponding Lower Tier REMIC Interest. To the extent that the Class Principal Amount of any Class of Certificates has been increased on account of Subsequent Recoveries pursuant to the provisions of subsection 5.03(e), the principal balance of the corresponding Lower Tier REMIC Interest shall be increased by the same amount.

(g) Any Class of Certificates or Lower-Tier Interest whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under this Agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the Trust Fund; provided, however, that no such Class of Certificates will have voting rights with respect to matters under this Agreement requiring or permitting actions to be taken by any Certificateholders.

Section 5.04         Servicer Obligations.

In the event of any inconsistency between this Agreement and a Servicing Agreement with respect to obligations of a Servicer, the provisions of the applicable Servicing Agreement shall govern such obligations.

Section 5.05         Advances by Master Servicer.

If any Servicer (other than Cenlar FSB) or Servicing Administrator fails to remit any Advance required to be funded under the applicable Servicing Agreement, the Master Servicer shall itself fund, or shall cause the successor Servicer or successor Servicing Administrator to fund, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer or Servicing Administrator) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer, each Servicer (other than Cenlar FSB) and each Servicing Administrator shall be entitled to be reimbursed for all Advances funded by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is nonrecoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is nonrecoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect.

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Section 5.06         Master Servicer Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Master Servicer Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01         Duties of Trustee and the Securities Administrator.

(a)           The Trustee, except during the continuance of an Event of Default, and the Securities Administrator each undertake to perform their respective duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee and the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, as the case may be. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee or the Securities Administrator pursuant to this Agreement and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders pursuant to Sections 6.02(d) and 6.02(f).

(c)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

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(i)          The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)          For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)        For all purposes under this Agreement, except when the Master Servicer is the Securities Administrator, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator or payment on a Distribution Date when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)          No provision of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Master Servicer or any other Person under this Agreement, the Servicing Agreements or the Custodial Agreement; and

(v)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be responsible for any act or omission of the Master Servicer (other than, in the case of the Securities Administrator, as provided in the next sentence), the Depositor, the Seller, the Servicers, the Custodian or the Controlling Holder. If the Master Servicer is the Securities Administrator, the Securities Administrator shall be responsible for any act or omission of the Master Servicer.

(d)           The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the applicable Servicer (with a copy to the Master Servicer) upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)           None of the Trustee, the Securities Administrator or the Master Servicer shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, the Securities Administrator or the Master Servicer or exercising any trust or power conferred upon the Trustee, the Securities Administrator or the Master Servicer under this Agreement.

(f)           Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except, with respect to the Master Servicer, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

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(g)           Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any thereof, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement or any Servicing Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(h)          None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, unless it shall be proved that the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, was negligent in ascertaining the pertinent facts.

(i)           Notwithstanding anything in this Agreement to the contrary, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)          Neither the Trustee nor the Securities Administrator (regardless of the capacity in which it is acting) shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

(k)          The duties and obligations of the Trustee, the Securities Administrator, the Paying Agent and the Certificate Registrar shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar and, in the absence of bad faith on the part of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Agreement.

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Section 6.02         Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a)           Before taking or refraining from taking any actions hereunder, each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)           Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or such other percentage specified in Section 2.05 with respect to actions described in Section 2.05; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding.  Except as otherwise provided in Section 2.05, the reasonable expense thereof shall be paid by the party requesting such investigation and shall not be paid by the Trust Fund; and, provided further, that in the case of an alleged breach of an Originator's representations and warranties, the provisions of Section 2.05 must be satisfied.

(e)           Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment; provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that the Trustee shall not be responsible for the duties and obligations of Wells Fargo Bank, N.A. in its capacity as any of the Custodian, the Paying Agent, the Authenticating Agent, the Securities Administrator or the Certificate Registrar under this Agreement or the Custodial Agreement, as applicable;

(f)           Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, and the Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)          The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

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(h)          Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any reports delivered to the Trustee in connection with the review of the Trustee Mortgage Files and the Trustee Credit Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements or the Servicing Agreements, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement including, without limitation, whether any mortgage loan is a Qualified Substitute Mortgage Loan, except as set forth in Section 2.05 with respect to the Trustee.

In the event either the Trustee or the Securities Administrator deems the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, as applicable, may require prior to such action that it be provided by the Depositor with reasonable further written instructions.

Section 6.03         Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document, save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The recitals contained herein and in the Certificates (other than the signature of the Trustee on the Certificates and the acknowledgements of the Trustee contained in Article II) shall not be taken as the statements of the Trustee and the Trustee does not assume any responsibility for their correctness. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or of funds paid to the Depositor in consideration of the sale of the Mortgage Loans to the Trustee by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04         Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator (and any Affiliate or agent of either of them) in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such Affiliate or agent, as applicable.

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Section 6.05         Eligibility Requirements for Trustee and Securities Administrator.

The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) be a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Master Servicer, any Servicer or either Servicing Administrator.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least “A/F1” by Fitch and at least “A2/P-1” by Moody’s, or if not rated by Fitch or Moody’s, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans.

Section 6.06         Resignation and Removal of Trustee and the Securities Administrator.

(a)           Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving 60 days’ written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.  In the case of any such resignation by the Securities Administrator, if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 6.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to the fees of the Securities Administrator for so long as the Trustee performs such duties; provided, however, that the Trustee may engage a qualified entity to perform the duties of the Securities Administrator under Sections 6.21, 6.22, 6.23, 6.24 and 11.16 of this Agreement. The successor trustee shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrators and the Master Servicer of any change of Trustee and the successor securities administrator shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrators and the Master Servicer of any change of Securities Administrator.

(b)           If at any time any of the following events shall occur: (i) the Trustee or the Securities Administrator ceases to be eligible in accordance with the provisions of Section 6.05 and fails to resign after written request therefor by the Depositor, (ii) the Securities Administrator fails to perform its obligations pursuant to Section 5.02 to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Securities Administrator by the Trustee or the Depositor, (iii) the Securities Administrator fails to provide a Back-up Certificate, Assessment of Compliance or an Accountant’s Attestation required under Sections 6.21, 6.23 and 6.24, respectively, by March 15 of each year in which Exchange Act reports are required, (iv) the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of the property or affairs of either for the purpose of rehabilitation, conservation or liquidation, (v) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (vi) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by a Rating Agency of any Class of Certificates with a rating; then, in each such case, the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Depositor shall direct the Trustee to remove the Master Servicer in accordance with the provisions of Section 6.14, and the Trustee promptly upon such direction shall remove the Master Servicer in accordance therewith.

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(c)           The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)           Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07         Successor Trustee and Successor Securities Administrator.

(a)           Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Trustee Mortgage Files and Trustee Credit Files and documents and statements related to each Trustee Mortgage File and Trustee Credit File held by it hereunder, the predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the predecessor trustee or the predecessor securities administrator, as applicable, shall deliver such of the records or copies thereof maintained by the predecessor trustee or predecessor securities administrator, as applicable, in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations. The predecessor securities administrator shall also deliver to the Depositor the Back-up Certificate with respect to the portion of the calendar year in which the predecessor securities administrator acted as Securities Administrator hereunder.

(b)           No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

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(c)           Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section 6.07, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency through the Rule 17g-5 Information Provider.  The expenses of such mailing shall be borne by the the predecessor trustee or predecessor securities administrator, as applicable; provided, if such party has been removed without cause, such expenses will be borne by the Trust Fund.

Section 6.08         Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the applicable provisions of Section 6.05.

Section 6.09         Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)           Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b)           Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)           no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)           the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

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(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)           Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)           The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)           The Trust Fund shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee).

Section 6.10         Authenticating Agents.

(a)           The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b)           Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

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(c)           Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or in accordance with the provisions of this Agreement.

Section 6.11         Indemnification of the Trustee, the Securities Administrator and the Master Servicer.

Subject to the limitations described in clause (C) of the definition of Available Distribution Amount, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, both in its individual capacity and in its capacity as Trustee hereunder, and Wells Fargo Bank, N.A., both in its individual capacity and in its capacities as Securities Administrator, Certificate Registrar, Paying Agent, Authenticating Agent and Master Servicer hereunder, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by, and entitled to reimbursement from, the Trust Fund for any claim, loss, liability, damage, cost or expense, including without limitation any reasonable legal fees and expenses and any extraordinary or unanticipated expense, incurred or expended (without negligence or willful misconduct on its or their part) in connection with, (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves or for the sake of the Trust Fund any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Trust Fund, this Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement, the Custodial Agreement, the Mortgage Loans or other assets of the Trust Fund, or the Certificates (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Certificates), (b) the acceptance or administration of the trusts created hereunder, (c) the performance or exercise or the lack of performance or exercise of any or all of its or their powers, duties, rights, responsibilities, or privileges hereunder, including without limitation (i) complying with any new or updated laws or regulations directly related to the performance by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, of its obligations under this Agreement and (ii) addressing any bankruptcy in any way related to or affecting this Agreement, the Purchase Agreements, the Servicing Agreements, the Custodial Agreement, the Mortgage Loan Purchase and Sale Agreement or any party to such agreements, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Christiana Trust, a division of Wilmington Savings Fund Society, FSB (in the case of Christiana Trust, a division of Wilmington Savings Fund Society, FSB personnel, such costs to be calculated using standard market rates), in the case of the Trustee, or Wells Fargo Bank, N.A. (in the case of Wells Fargo Bank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Master Servicer and the Securities Administrator. As of the Startup Day, no such indemnifications or expense reimbursements are expected to be paid from the Trust Fund and it is intended that if such payments are ever made that they be characterized for purposes of the REMIC Provisions as "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

In connection with any claim as to which indemnification is to be sought hereunder:

(i)          the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall give the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall have knowledge thereof; provided that failure of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, under this Section 6.11;

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(ii)           while maintaining control over its own defense, the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)           notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The indemnification obligations set forth in this Section shall survive the discharge of this Agreement and the termination or resignation of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable.

Section 6.12         Fees and Expenses of the Securities Administrator, the Certificate Registrar, the Paying Agent, Authenticating Agent, the Trustee and the Custodian.

(a)          Compensation for the services of the Securities Administrator, the Certificate Registrar, the Paying Agent and the Authenticating Agent hereunder shall be paid from the Master Servicing Fee. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

(b)          As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, which shall be paid by the Master Servicer from the Distribution Account, as well as an initial acceptance fee of $3,500 to be paid by the Depositor. Each successor trustee hereby agrees to be bound by the terms of such arrangement. Any costs and expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

(c)          The Master Servicer shall pay, from the Master Servicing Fee, the fees and expenses of the Custodian as specified in the Custodial Agreement, and if the Custodial Agreement is terminated, the Master Servicer shall pay such fees and expenses of any successor custodian pursuant to a new custodial agreement to be entered into among the Depositor, the Seller, the Trustee, the successor custodian and the Master Servicer.

Section 6.13         Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement.  The Trustee or the Securities Administrator, as applicable, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

Section 6.14         Events of Default; Trustee to Act; Appointment of Successor.

(a)          The occurrence of any one or more of the following events shall constitute an “Event of Default”:

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(i)          Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.02 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby;

(ii)         Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (viii) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates (or in the case of a breach of its obligation to provide an Item 1123 Certificate, an Assessment of Compliance or an Accountant’s Attestation pursuant to Sections 6.22, 6.23 and 6.24, immediately without a cure period);

(iii)        A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer;

(iv)        The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(v)         The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(vi)        The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof;

(vii)       If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates;

(viii)      A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)         The purchase or holding of any Certificates by the Master Servicer or any master servicer transferee that is an insured depository institution (as such term is defined in the Federal Deposit Insurance Act) such that the Master Servicer or such master servicer transferee is required to consolidate any assets of the issuing entity on its financial statements under U.S. generally accepted accounting principles;

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(x)          Any failure of the Master Servicer to make any Advances when such Advances are due, which failure continues unremedied for a period of one Business Day.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time as prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and, if so directed in writing by Certificateholders evidencing either (i) more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, or (ii) 50% of the aggregate Class Principal Amount of the Subordinate Certificates, or upon the occurrence of an Event of Default described in clause (x) of this Section, shall, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided, however, that in the case of the preceding clause (ii), the Trustee shall provide written notice to all of the Certificateholders within two Business Days of receiving such direction and shall not terminate the Master Servicer if, within 30 days of sending such written notice, the Trustee has received contrary instructions from Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificateholders. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated pursuant to this Section 6.14 shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Trustee shall direct the Depositor to remove the Securities Administrator in accordance with the provisions of Section 6.06(b), and the Depositor promptly upon such direction shall remove the Securities Administrator in accordance therewith.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination. The successor master servicer shall not be required to purchase or reimburse the terminated Master Servicer's Advance receivables. For the avoidance of doubt, to the extent that the terminated Master Servicer and a successor master servicer have each made Advances in respect of the same Mortgage Loan, recovered amounts shall be used to reimburse the terminated Master Servicer and a successor master servicer in the order in which such Advances were made.

When a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall promptly give written notice to the Master Servicer upon the Master Servicer’s failure to fund Advances as required under this Agreement.

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(b)          On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the written resignation of the Master Servicer pursuant to Section 9.06, the Trustee, unless, in either case, another master servicer shall have been appointed by the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances in accordance with Section 5.04; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. The Trustee shall have no responsibility for any act or omission of the Master Servicer other than any act or omission performed by the Trustee in its capacity as a successor master servicer. In addition, the Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03. In the Trustee’s capacity as successor master servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation for acting as successor master servicer hereunder, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee, subject to Section 6.14(d).

(c)          Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000, which is a Fannie Mae or Freddie Mac-approved master servicer, and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity, shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.

The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and transferring to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or which should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor master servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the predecessor master servicer to cooperate as required by this Agreement, (iii) the failure of the predecessor master servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the predecessor master servicer. No successor master servicer (other than the Trustee, with respect to the failure of the Trustee to cooperate as set forth in subclause (ii) below) shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.

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Any successor master servicer shall execute and deliver to the Depositor, the Seller and the predecessor master servicer the certification required pursuant to the first sentence of Section 6.20(e).

(d)          In connection with such appointment and assumption of a successor master servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e)          To the extent that the costs and expenses incurred by the Trustee in connection with any alleged or actual default by the Master Servicer, the termination of the Master Servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the Trustee or any successor master servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with the investigation of any alleged or actual default by the Master Servicer, the evaluation of the potential termination and/or the actual termination of the Master Servicer and the appointment of a successor master servicer and (ii) all Master Servicing Transfer Costs) are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer shall deduct such amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding Advances, and the successor master servicer shall reimburse itself and the Trustee for any unreimbursed costs and expenses, and (b) if the Trustee is not required to be reimbursed by the Master Servicer or if such costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the Trustee and the successor master servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account, subject to the limitations described in clause (C) of the definition of Available Distribution Amount.

Section 6.15         Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16         Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any event of default of a Servicer or a Servicing Administrator under the related Servicing Agreement or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any Advances or any required deposit to the Distribution Account that would result in a failure of the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any event of default under a Servicing Agreement or Event of Default hereunder arising therefrom shall be deemed to have been remedied for every purpose of the related Servicing Agreement and/or this Agreement, as applicable.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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Section 6.17         Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee (i) so long as the Master Servicer and the Securities Administrator are not the same Person, shall promptly notify the Securities Administrator in writing, and (ii) shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the date when a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Event of Default, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18         Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Sections 6.16 and 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as Master Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, (a) determines that the action or proceeding so directed may not lawfully be taken or (b) in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19         Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Master Servicer.

Section 6.20         Preparation of Tax Returns and Other Reports.

(a)           The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

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(b)           The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

Section 6.21         Reporting to the Commission.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such report.

(a)           Reports Filed on Form 10-D.

(i)           Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit L hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)           As set forth on Exhibit L hereto, within 5 calendar days after the related Distribution Date, (1) the parties set forth thereon shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com, with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

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(iii)           After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Securities Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Securities Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 6.21.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.21(a) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)           Reports Filed on Form 10-K.

(i)           On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2014, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-K required by the Exchange Act, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Custodial Agreement and the related Servicing Agreement, (1) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer, each Servicing Administrator and the Securities Administrator as described under Section 6.22, (2)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Custodian, each Servicing Function Participant, the Master Servicer, each Servicing Administrator, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 6.23 and the Custodial Agreement and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (3)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 6.24 and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (4) the certification required under Rule 13a-14(d) and 15d-14(d) under the Exchange Act executed by the Depositor (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (1) through (4) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit M hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit M hereto, no later than March 15 following each fiscal year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in March 2014, (1) the parties set forth on Exhibit M shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with any applicable Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure or information in the Additional Disclosure Notification on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure or information from the Additional Disclosure Notification in Form 10-K pursuant to this paragraph.

(iii)           After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and related certifications required under the Exchange Act and return an electronic or fax copy of such documents (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, the Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)           Reports Filed on Form 8-K.

(i)           Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)           As set forth on Exhibit N hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (1) the parties to this transaction shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed in Exhibit N of their duties under this paragraph and will not solicit from such parties any Form 8-K Disclosure Notification.

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(iii)           After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the filing of the Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(c) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)           Delisting; Amendments; Late Filings.

(i)           If the Depositor determines that the requirements for suspension of the Trust Fund’s Exchange Act reporting requirements set forth in Rule 15d-22(b) of the Exchange Act and any other applicable regulation are satisfied, it shall so notify the Securities Administrator. Following receipt of such notice, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust Fund under the Exchange Act (a “Form 15”).  Subsequent to the filing of a Form 15, if the Depositor determines that the Trust Fund has once again become subject to the Exchange Act reporting requirements, then it shall promptly notify the Securities Administrator, and the Securities Administrator shall recommence preparing and filing required Exchange Act reports. Prior to January 30 of the following calendar year, the Securities Administrator shall, if directed to do so by the Depositor, in accordance with industry standards, prepare and file a Form 15.

In connection with any direct offering of Certificates by the Depositor, in an offering registered with the Commission, subsequent to the filing of a Form 15 pursuant to the preceding paragraph: (1) the Depositor shall notify the Securities Administrator in writing not less than 10 days prior to the date on which such offering will be made; (2) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (3) the Securities Administrator, as directed by the Depositor, shall file a report on Form 10-D for the Distribution Date following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust Fund as and to the extent required under the Exchange Act, as set forth in this Section (other than the report referred to in clause (2) above); (4) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor’s  Exchange Act reporting requirements have been reinstated; and (5) the Depositor shall be responsible for all reasonable fees and expenses incurred by the Securities Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any transaction document made in connection with such offering.

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(ii)           In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Distribution Date Statement), additional Form 10-K or Form 8-K disclosure information, the Securities Administrator will electronically notify the Depositor and the affected parties and the Securities Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer in charge of securitization of the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary herein, the Securities Administrator shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Depositor a notice to the effect that, upon review of the proposed filing, the Depositor does not approve of such filing.

(e)          Sarbanes-Oxley Certification Back-up.

In connection with the annual certification to be delivered by the Depositor pursuant to Rules 13a-14d and 15d-14(d) of the Exchange Act, each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall provide, and each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, by March 15 following each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certificate”), in the form attached hereto as Exhibit J (or in such other form attached to the applicable Servicing Agreement), upon which the Depositor and its officers, directors and Affiliates can reasonably rely. In the event that a Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certificate to the Depositor pursuant to this Section 6.21(e) with respect to the period of time it was subject to this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer the Back-Up Certificate as may be required pursuant to the related Servicing Agreement.

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Section 6.22         Annual Statements of Compliance.

(a)          The Master Servicer, the Securities Administrator, each Servicing Administrator and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Securities Administrator, each Servicing Administrator and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 1 of each year, commencing in March 2014, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, the Servicing Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b)          In the event the Master Servicer, the Securities Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 6.22 or as required under such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c)          The Master Servicer shall enforce any obligation of any Servicer and each Servicing Administrator, to the extent set forth in the related Servicing Agreement, to deliver to the Depositor an Item 1123 Certificate.

Section 6.23         Annual Assessments of Compliance.

(a)         On or before March 1 of each calendar year, commencing in March 2014, the Master Servicer, each Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.21(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

(b)          No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, each Servicer, each Servicing Administrator and the Master Servicer shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, each Servicer and each Servicing Administrator (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Sections 6.23 and 6.24, of each Servicing Function Participant engaged by it.

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(c)          Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, a Servicing Administrator, the Securities Administrator, a Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit K or the applicable exhibit to each Servicing Agreement in respect of each Servicer and each Servicing Administrator and notify the Depositor of any exceptions.

(d)          In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 6.23, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrators and the Custodian, to the extent set forth in the related Servicing Agreement or the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers, the Servicing Administrators and the Custodian with its own Assessment of Compliance to be submitted to the Securities Administrator pursuant to this Section.

(f)          The obligations of each party to provide assessments of compliance and attestations under this Section 6.23 and Section 6.24 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund, but shall become effective after such a filing if the Trust Fund is required to continue to file reports under the Exchange Act as contemplated in Section 6.21(d)(i).

Section 6.24         Accountant’s Attestation.

(a)          On or before March 1 of each calendar year, commencing in 2014, the Master Servicer, each Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, a Servicing Administrator, the Securities Administrator, a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(b)          Promptly after receipt of each Accountant’s Attestation from the Master Servicer, each Servicer, each Servicing Administrator, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review such reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

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(c)          The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers, the Servicing Administrators and the Custodian with its own Accountant’s Attestation to be submitted to the Securities Administrator pursuant to this Section.

(d)          In the event the Master Servicer, a Servicing Administrator, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, the Custody Agreement or a Servicing Agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 6.24, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrators and the Custodian, to the extent set forth in the related Servicing Agreement and the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the timeframe set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.

Section 6.25         Intention of the Parties and Interpretation; Indemnification.

Each of the parties acknowledges and agrees that the purpose of Sections 6.21, 6.22, 6.23 and 6.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) each party shall comply with the reasonable requests made by the Depositor for delivery of such additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Each of the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by any such party shall indemnify and hold harmless the Depositor and its Affiliates and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any of its obligations hereunder, including particularly its obligations to provide any Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required under Sections 6.22, 6.23 and 6.24, respectively, or any information, data or materials required to be included in any Exchange Act report or (b) any material misstatement or material omission in any Statement of Compliance, Assessment of Compliance, Accountant’s Attestation delivered by it or by any Servicing Function Participation engaged by it pursuant to this Agreement or any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning such party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or its Affiliates, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Depositor and its Affiliates, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

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ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01         Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a)          The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the distribution of proceeds in connection with the exercise of the Clean-up Call and (iii) the Distribution Date immediately following the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)          In connection with an exercise of the Clean-up Call, the Trustee, at the direction of the Securities Administrator, shall cause each REMIC to adopt a plan of complete liquidation by complying with the provisions of Section 7.03.

(c)          The Depositor, the Master Servicer, each Servicer, each Servicing Administrator, the Securities Administrator, the Trustee and the Custodian shall be paid or reimbursed from the Clean-up Call Price for any Advances, Servicing Advances, accrued and unpaid Servicing Fees (including, in the case of Mortgage Loans serviced by Cenlar FSB, any accrued and unpaid Servicing Administrator Fees allocable therefrom), Master Servicing Fees and Trustee Fees or other amounts with respect to the related Mortgage Loans that are payable or reimbursable to such parties under this Agreement, the related Servicing Agreement or the Custodial Agreement prior to distributions to any Certificateholder.

(d)          On any date on which the Aggregate Stated Principal Balance is less than ten percent (10%) of the Aggregate Stated Principal Balance as of the Cut-off Date, the Master Servicer may terminate the Trust Fund by purchasing all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price. The Master Servicer shall provide to the Securities Administrator not less than thirty (30) days prior written notice of its intent to exercise its purchase and termination right under this Section 7.01(d) and comply with the requirements of this Article VII to effect a “qualified liquidation” under the REMIC Provisions. The Depositor, the Securities Administrator and the Trustee hereby consent to any such exercise.

Section 7.02         Procedure Upon Redemption and Termination of Trust Fund.

(a)           If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator promptly to send a final distribution notice to each Certificateholder.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate.

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Upon termination of the Trust Fund, the Securities Administrator shall terminate, or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)           In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the termination notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)           Any reasonable expenses incurred by the Securities Administrator or the Trustee in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03         Additional Trust Fund Termination Requirements.

(a)           Any termination of the Trust Fund in connection with the Clean-up Call or involving any other sale of assets of the Trust Fund prior to the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator and the Trustee receive an Opinion of Counsel (at the expense of the party exercising any right of termination), addressed to the Securities Administrator and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)           Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification that a party intends to exercise its option to cause the termination of the Trust Fund, the Trustee, at the direction of the Securities Administrator, shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions, in the form prepared and provided by the party exercising its termination right in connection with a Clean-up Call or by the Depositor in connection with any other termination of the Trust Fund;

(ii)           Any sale of the Mortgage Loans upon the exercise of a Clean-up Call shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on or credit to the Certificates, and upon the closing of such a sale, the Trustee shall deliver or cause the Custodian to deliver the Mortgage Loans to the purchaser thereof as instructed by the party exercising the Clean-up Call;

(iii)           On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for payment of any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

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(iv)           In no event may the final payment on or credit to the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)           By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee at the direction of the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator or any Servicer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01         Limitation on Rights of Holders.

(a)           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)           No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless, except as otherwise specified herein, the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Section 8.02         Access to List of Holders.

(a)           If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)           If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)           Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that neither the Depositor, Master Servicer, the Securities Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03         Acts of Holders of Certificates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

(c)           The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

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(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01         Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)          The Master Servicer, on behalf of the Trustee and the Certificateholders shall, from and after the Closing Date, monitor the performance of the Servicers and the Servicing Administrators under the Servicing Agreements. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall consult with each Servicer and each Servicing Administrator as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each Servicer and shall enforce the obligation of each Servicer and each Servicing Administrator duly and punctually to perform and observe the covenants, duties, obligations and conditions to be performed or observed by such Servicer or Servicing Administrator under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities and the activities of each Servicing Administrator with respect to each related Mortgage Loan in respect of the provisions of the applicable Servicing Agreement, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis based on the Mortgage Loan data provided to the Master Servicer by or on behalf of the Depositor on the Closing Date (upon which data the Master Servicer shall be entitled to rely and with respect to which the Master Servicer shall have no obligation to confirm or verify) and coordinate corrective adjustments to the records of each Servicer and the Master Servicer, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Distribution Account pursuant to the related Servicing Agreement. The Master Servicer shall, in accordance with each Servicing Agreement, oversee matters relating to the servicing of defaulted Mortgage Loans, including approving certain Mortgage Loan modifications, reviewing environmental reports related to foreclosed Mortgage Properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO Property and approving the release of the original borrower of a Mortgage Loan in connection with Mortgage Loan assumptions. The Master Servicer shall not approve any modification of a Mortgage Loan to extend the maturity date of such Mortgage Loan past the Latest Possible Maturity Date of the Certificates. In its review of the activities of any Servicer and either Servicing Administrator, the Master Servicer may rely upon an Officer’s Certificate of such Servicer or Servicing Administrator (or similar document signed by an officer of such Servicer or Servicing Administrator), and such Servicer’s or such Servicing Administrator’s Assessment of Compliance and related Accountant’s Attestation or other accountants’ report provided to the Master Servicer pursuant to the related Servicing Agreement, with regard to such Servicer’s or such Servicing Administrator’s compliance with the terms of its Servicing Agreement. Subject to Section 9.08, the Master Servicer shall not be responsible or liable for the day-to-day servicing activities of any Servicer or for any unlawful act or omission, breach, negligence, fraud, willful misconduct or bad faith of any Servicer.

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Upon the occurrence of an event that, unless cured, would constitute grounds for termination of a Servicer under the related Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Depositor thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such event of default shall be continuing, the Master Servicer may, and shall, if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; and/or (iii) waive any such default under the Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding the immediately preceding sentence, if the event of default is the failure of a Servicer or a Servicing Administrator to remit any payment required to be made under the terms of the applicable Servicing Agreement, and such failure continues unremedied for the duration of the applicable grace period, then the Master Servicer shall terminate all of the rights and powers of such Servicer or such Servicing Administrator pursuant to the applicable provisions of the related Servicing Agreement, unless any waiver described under Section 6.16 shall have been obtained; provided that, upon the occurrence of such an event of default by a Servicing Administrator, the Master Servicer may, at its option, terminate all of the rights and powers of Cenlar FSB pursuant to the related Servicing Agreement unless such a waiver has been obtained.

(b)          Upon any termination by the Master Servicer of the rights and powers of a Servicer or a Servicing Administrator pursuant to the related Servicing Agreement, the rights and powers of the Servicer or the Servicing Administrator with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer or such Servicing Administrator in its capacity as Servicer or Servicing Administrator with respect to such Mortgage Loans under the related Servicing Agreement, unless or until the Master Servicer shall have appointed, with the consent of the Trustee, such consent not to be unreasonably withheld, a successor to the Servicer or the Servicing Administrator; provided that, with respect to the appointment of a successor servicer, in accordance with the applicable provisions of the related Servicing Agreement, such successor servicer shall be a Fannie Mae- or Freddie Mac-approved Person that is a member in good standing of MERS; provided, further, that no Trustee consent shall be required if the successor servicer or successor servicing administrator is a Person that was a Servicer on the Closing Date; provided, further, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer or a successor servicing administrator (including the Master Servicer). Upon appointment of a successor servicer or successor servicing administrator, as authorized under this Section 9.01(b), unless the successor servicer or successor servicing administrator shall have assumed the obligations of the terminated Servicer or the terminated Servicing Administrator, as applicable, under such Servicing Agreement, the Master Servicer, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Servicing Agreement or into an agreement with such successor servicing administrator in a form mutually agreed upon by the parties thereto. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer or successor servicing administrator as it and such successor shall agree. The Master Servicer in its sole discretion shall have the right to agree to compensation of a successor servicer in excess of that permitted to a Servicer under the Servicing Agreements if such increase is, in its good faith and judgment, necessary or advisable to engage a successor servicer. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the amount of the Servicing Fee paid to the original servicer and the amount necessary to induce any successor servicer to act as successor servicer hereunder.  To the extent the successor servicer assumes the obligations of the terminated Servicer under the applicable Servicing Agreement, the Master Servicer may amend such Servicing Agreement to effect such change to the Servicing Fee without the consent of the Certificateholders.

The Master Servicer shall pay the costs of such enforcement (including the termination of any Servicer or a Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or the servicing administration by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer or terminated Servicing Administrator, as applicable, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are not received by the Master Servicer within 30 days of the Master Servicer's request for reimbursement therefor, from the Trust Fund, as provided in Section 9.04. To the extent the Master Servicer recovers amounts described in (i)-(iii) above subsequent to its reimbursement from the Trust Fund pursuant to (iv) above, then the Master Servicer promptly will reimburse such amounts to the Trust Fund.

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If the Master Servicer assumes the servicing or servicing administration with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer or Servicing Administrator being replaced or for the errors or omissions of such Servicer or such Servicing Administrator.

(c)          Upon any termination of the rights and powers of any Servicer or Servicing Administrator pursuant to the applicable Servicing Agreement, the Master Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider, specifying in such notice that the Master Servicer or any successor servicer or successor servicing administrator, as the case may be, has succeeded the Servicer or the Servicing Administrator, as applicable, under the related Servicing Agreement, which notice shall also specify the name and address of any such successor servicer or successor servicing administrator .

Section 9.02         Assumption of Master Servicing by Trustee.

(a)          In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon, in accordance with the terms of Section 6.14 hereof, assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint as successor master servicer a Fannie-Mae or Freddie Mac-approved servicer that is acceptable to the Depositor and each Rating Agency. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the replaced Master Servicer’s interest herein and, with respect to each Servicing Agreement, shall be deemed to have assumed all of the replaced Master Servicer's interest therein to the same extent as if such Servicing Agreement had been assigned to the assuming party; provided that the replaced Master Servicer shall not thereby be relieved of any liability or obligations of such replaced Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee or any successor master servicer therefor, and hereby agrees to indemnify and hold harmless the Trustee or any successor master servicer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any successor master servicer as a result of such liability or obligations of the replaced Master Servicer and in connection with the Trustee’s or such successor master servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee or any successor master servicer are created or increased as a result of negligent or wrongful acts or omissions of the replaced Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)          The replaced Master Servicer shall, upon request of the Trustee but at the expense of such replaced Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.03         Representations, Warranties and Covenants of the Master Servicer.

(a)          The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)          it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

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(ii)         the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)        this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)        the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)         the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)        no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)       the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)      no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)         the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)          It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer shall indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) or any failure by the Master Servicer to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section 9.03(b) constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

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Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 9.03(b) shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or written notice thereof by any one of such parties to the other parties.

The Master Servicer shall not be responsible for the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

(c)          The Master Servicer covenants and agrees that it shall not hold or purchase any Certificate if its holding or purchase of such Certificate (or interest therein) would cause the Master Servicer to be required to consolidate any assets of the Trust Fund on its financial statements under U.S. generally accepted accounting principles (“Consolidate” or “Consolidation”). The Master Servicer shall be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that its holding or purchase of such Certificate (or interest therein) will not cause the Master Servicer to be required to Consolidate any assets of the Trust on its financial statements.

If the Master Servicer's holding or purchase of a Certificate (or interest therein) does in fact cause such Consolidation, then the last preceding transferee that is not required to Consolidate shall be restored, to the extent permitted by law, to all rights and obligations as owner of such Certificate retroactive to the date of such transfer of such Certificate. If the Master Servicer holds or purchases a Certificate (or interest therein) in violation of the restrictions in this Section 9.03(c) and to the extent that the retroactive restoration of the rights of the owner of such Certificate as described in the immediately preceding sentence shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the owner or any prior owner of such Certificate, to sell such Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. The Master Servicer shall promptly endorse and deliver such Certificate in accordance with the instructions of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its affiliates), expenses and taxes due, if any, shall be remitted by the Securities Administrator to the Master Servicer. The terms and conditions of any sale under this Section 9.03(c) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any owner of a Certificate as a result of its exercise of such discretion. The Master Servicer shall indemnify and hold harmless the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such holding or purchase by the Master Servicer resulting in a Consolidation.

(d)          The Master Servicer covenants and agrees that it shall not transfer its master servicing rights and duties under this Agreement to an insured depository institution, as such term is defined in the Federal Deposit Insurance Act (an “insured depository institution”, and any such insured depository institution in such capacity, a “master servicer transferee”) unless the Master Servicer shall have received a representation from the master servicer transferee that the acquisition of such master servicing rights and duties will not cause the master servicer transferee to be required to Consolidate any assets of the Trust Fund on its financial statements. Any master servicer transferee shall be deemed to have represented by virtue of its acquisition of such master servicing rights and duties that such acquisition will not cause Consolidation. Any master servicer transferee whose acquisition of such master servicing rights and duties was effected in violation of the restrictions in this Section 9.03(d) shall indemnify and hold harmless the Master Servicer, the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition.

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Section 9.04         Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from the Trust Fund, and shall either retain or withdraw from the Distribution Account, (i) its Master Servicing Fee with respect to each Distribution Date, (ii) all amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) in accordance with the second paragraph of Section 9.01(b), the cost of any enforcement action taken by it under Section 9.01 hereof, including, without limitation, any costs incurred in connection with the termination of a Servicer or a Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or servicing administration by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Depositor agrees, except as otherwise expressly provided herein, to reimburse the Master Servicer, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

Section 9.05         Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or any Affiliate thereof whose primary business is the servicing of conventional residential mortgage loans shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.06         Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and such conflict cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

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Section 9.07         Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor master servicer shall also pay the fees of the Securities Administrator, as provided herein, and of the Custodian, as provided in the Custodial Agreement.

Section 9.08         Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers under this Agreement.

Section 9.09         Indemnification; Third-Party Claims.

In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer agrees to indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

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Section 9.10         Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01         REMIC Administration.

(a)           REMIC elections as set forth in the Preliminary Statement to this Agreement shall be made by the Trustee at the direction of the Securities Administrator on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement to this Agreement.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code.  The “latest possible maturity date” for each REMIC for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)           The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account; provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports required under Section 6.20 and this Section.

(d)           The Securities Administrator shall prepare and file, and the Trustee shall sign, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.  In preparing such returns, the Securities Administrator shall, with respect to each REMIC created hereunder other than the Upper-Tier REMIC (each such REMIC, a “Non-Upper-Tier REMIC”):  (i) treat the accrual period for interests in such Non-Upper-Tier REMIC as the calendar month; (ii) account for distributions made from such Non-Upper-Tier REMIC as made on the first day of each succeeding calendar month; (iii) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (iv) account for income and expenses related to such Non-Upper-Tier REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such Non-Upper-Tier REMIC.

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(e)           The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)           The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall, to the extent within their knowledge and control, take such actions as may be necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action or not to take such action) to the effect that the contemplated action (or inaction, as the case may be) will not cause an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the other Residual Certificateholders.  The Trustee, the Securities Administrator and the Master Servicer may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, Securities Administrator or the Master Servicer.

(g)           Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)           The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)           No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)           None of the Trustee, the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)           The Holder (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) of the Class LT-R Certificate is hereby designated as “tax matters person” with respect to the Lower-Tier REMIC and the Holder of the Class R Certificate (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) is hereby designated as “tax matters person” with respect to the Upper-Tier REMIC and each such Holder shall be deemed by the acceptance of its Certificate to have appointed the Securities Administrator to act as its agent to perform the duties of the “tax matters person” for each such REMIC.

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Section 10.02         Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (v) a sale of a Mortgage Loan to a governmental entity acquiring such Mortgage Loan through the exercise of its power of eminent domain pursuant to Section 2.08 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) adversely affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement). In no event shall the Trust Fund incur additional secured or unsecured debt.

Section 10.03         Indemnification With Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by either the Securities Administrator or the Master Servicer of its duties and obligations set forth herein, the Securities Administrator or the Master Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Securities Administrator nor the Master Servicer shall be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator or the Master Servicer, as applicable, has relied.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator or the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator or the Master Servicer, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

Section 10.04         REO Property.

(a)          Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

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(b)          The Depositor shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received an extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund, or if such an extension has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01         Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02         Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03         Amendment.

(a)           This Agreement may be amended from time to time by written agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination has been made, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute and to add any other provisions as may be expressly required by the TIA, and (B) modify other provisions of this Agreement to the extent necessary to make such provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that, with respect to clause (vi), the parties hereto are deemed to have agreed, to the extent permitted under the TIA, that this Agreement expressly excludes any non-mandatory provisions under the TIA that (x) would conflict with the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Agreement and, with respect to an amendment effected pursuant to clause (v) above, to the effect that such amendment is necessary in order to avoid a violation of such applicable law.

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(b)           This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)           Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and each Rating Agency through the Rule 17g-5 Information Provider. The Securities Administrator and the Certificate Registrar shall cooperate with the Trustee in connection with the Trustee's obligations under this Section 11.03.

(d)           It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)           Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement. In addition, none of the Trustee, the Master Servicer, the Securities Administrator or the Depositor shall consent to any amendment to any Servicing Agreement unless prior written notice of the substance of such amendment has been delivered to each Rating Agency through the Rule 17g-5 Information Provider.

(f)           Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall be entitled to receive and conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Agreement.

Section 11.04         Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

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Section 11.05         Provision of Information.

(a)           For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)           The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the written request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K (or other prescribed form) filed with the Securities and Exchange Commission pursuant to Section 6.21 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c)          On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

Section 11.06         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07         Notices.

(a)          All demands, notices and communications required to be delivered to the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Certificate Registrar hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) mailed by registered mail, postage prepaid, (iii) delivered by overnight courier, or (iv) transmitted via email, telegraph or facsimile, in each instance at the address listed below, or such other address as may hereafter be furnished by any party to the other parties in writing:

For posting by the Rule 17g-5 Information Provider:

rmbs17g5informationprovider@wellsfargo.com

In the case of the Depositor:

Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, CA 94941
Facsimile number (415) 381-1773
Electronic mail address: Sequoia.Notices@redwoodtrust.com
Attention: Sequoia Mortgage Trust 2013-2

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In the case of the Seller:

Redwood Residential Acquisition Corporation
One Belvedere Place, Suite 330
Mill Valley, CA 94941
Facsimile number (415) 381-1773
Electronic mail address: Sequoia.Notices@redwoodtrust.com
Attention: Sequoia Mortgage Trust 2013-2

In the case of the Master Servicer and the Securities Administrator:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046

(or, for overnight deliveries:
9062 Old Annapolis Road
Columbia, Maryland 21045)

Telephone number: (410) 884-2000
Facsimile number: (410) 715-2380
Attention: Client Manager — Sequoia Mortgage Trust 2013-2

In the case of the Certificate Registrar:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Facsimile number: 1-866-614-1273
Electronic mail address: g=cts-spg-team-a-5@wellsfargo.com
Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2

In the case of the Trustee:

Christiana Trust, a division of Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention: Corporate Trust — Sequoia Mortgage Trust 2013-2

Any such demand, notice or communication shall be deemed to have been received on the date delivered to the premises of the addressee and (A) if delivered by registered mail, overnight courier, or facsimile, as evidenced by the date noted on a return or confirmation of receipt and (B) if delivered by electronic mail, when sent to the address specified above, provided no error or rejection message has been received by the sender.

(b)          Notices to any Certificateholder shall be deemed to be duly given by any party hereto (i) in the case of any holder of a Definitive Certificate, on the date mailed, first class postage prepaid, to the address of such holder as included on the certificate register, or (ii) in the case of any book-entry certificate, on the date when such notice or communication is delivered to the Clearing Agency, it being understood that the Clearing Agency shall give such notices and communications to the related underlying participants in accordance with its applicable rules, regulations and procedures.

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All notices or communications to Certificateholders shall also be posted and made available to all Certificateholders, whether definitive or book-entry, as well as the Depositor, the Master Servicer, the Securities Administrator and the Trustee, by the Securities Administrator on the Securities Administrator website located at www.ctslink.com. Unless otherwise expressly provided for herein, all notices and communications required to be delivered hereunder shall be delivered to such parties and Certificateholders and posted by the Securities Administrator on the Securities Administrator 's website, in each instance, as soon as reasonably practicable.

(c)          The Depositor hereby covenants that it shall provide written notice to the Trustee, which written notice may be via electronic mail, once the Servicers have furnished to the Mortgagors, in accordance with the applicable Servicing Agreements, the notices required to be furnished under Section 404 of the Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

Section 11.08         Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09         Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10         Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11         Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12         Special Notices to the Rating Agencies.

(a)           The Depositor shall give prompt notice to each Rating Agency through the Rule 17g-5 Information Provider of the occurrence of any of the following events of which it has notice:

(i)          any amendment to this Agreement pursuant to Section 11.03, including prior advance written notice of any amendment to this Agreement pursuant to Section 11.03(a);

(ii)         any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

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(iii)        the occurrence of any Event of Default and any waiver of any Event of Default pursuant to Section 6.14;

(iv)        any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)         the termination of any successor to any Master Servicer pursuant to Section 6.14;

(vi)        the making of a final payment pursuant to Section 7.01; and

(vii)       any termination of the rights and obligations of a Servicer or a Servicing Administrator under any Servicing Agreement and any transfer of servicing or servicing administration under any Servicing Agreement.

(b)           All notices to the Rating Agency provided for in this Section shall be in writing and sent first to the Rule 17g-5 Information Provider and then by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to Fitch, to:

Fitch, Inc.

One State Street Plaza, 28th Floor

New York, NY 10004

Attn: SEMT 2013-2

If to KBRA, to:

Kroll Bond Rating Agency, Inc.

845 Third Avenue

New York, NY 10022

Electronic Mail: mbssurveillance@krollbondratings.com

Attention: RMBS Surveillance

If to S&P, to:

Standard and Poor’s Ratings Services

55 Water Street, 38th Floor

New York, NY 10041

(c)           The Securities Administrator shall provide or make available to each Rating Agency through the Rule 17g-5 Information Provider reports prepared pursuant to Section 4.02 and the reports filed on Form 10-K pursuant to Section 6.21(b)(i)(1) through (4).  In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency through the Rule 17g-5 Information Provider such information as each Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator; provided, the Securities Administrator shall not be required to post to the Rule 17g-5 Website any information previously posted to and available on the Securities Administrator’s website.

Section 11.13         Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

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Section 11.14         Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15         No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SEQUOIA RESIDENTIAL FUNDING, INC.,

as Depositor

By:	/s/ William J. Moliski
Name:	William J. Moliski
Title:	Authorized Officer

CHRISTIANA TRUST, a division of

Wilmington Savings Fund Society, FSB,

as Trustee

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart
Title:	AVP

WELLS FARGO BANK, N.A.,

as Master Servicer

By:	/s/ Graham M. Oglesby
Name:	Graham M. Oglesby
Title:	Vice President

WELLS FARGO BANK, N.A.,

as Securities Administrator and Rule 17g-5 Information Provider

By:	/s/Graham M. Oglesby
Name:	Graham M. Oglesby
Title:	Vice President

Solely for purposes of Section 2.04 and Section 2.06(b)

accepted and agreed to by:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,

as Seller

By:	/s/ William J. Moliski
Name: William J. Moliski
Authorized Signatory

Solely for purposes of Section 2.07

accepted and agreed to by:

SEQUOIA MORTGAGE FUNDING CORPORATION,

as Controlling Holder

By:	/s/ William J. Moliski
Name: William J. Moliski
Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

A-1

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-59, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A	Principal Amount of this
Certificates: $619,163,000	Certificate: $619,163,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745M AA9

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-59, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO1	Notional Amount of this
Certificates: $619,163,000	Certificate: $619,163,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745M AB7

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-IO1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO2	Notional Amount of this
Certificates: $619,163,000	Certificate: $619,163,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745M AC5

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-l

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-1	Principal Amount of this
Certificates: $14,654,000	Certificate: $14,654,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745M AD3

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-2	Principal Amount of this
Certificates: $12,657,000	Certificate: $12,657,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745M AE1

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-3	Principal Amount of this
Certificates: $6,661,000	Certificate: $6,661,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

NUMBER 1	CUSIP: 81745M AF8

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-4

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-4	Principal Amount of this
Certificates: $5,662,000	Certificate: $5,662,000

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

CUSIP: 81745M AG6
NUMBER 1

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-4 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class 1-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

1

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-5

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-5	Principal Amount of this
Certificates: $7,328,404	Certificate: $7,328,404

Certificate Interest Rate: Adjustable	Cut-off Date: January 1, 2013

Final Scheduled Distribution
Date: February 2043

CUSIP: 81745M AH4
NUMBER 1

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-5 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

2

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

3

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%
Cut-off Date: January 1, 2013
Certificate Interest Rate: Adjustable

Final Scheduled Distribution
Date: February 2043
CUSIP: 81745M AJ0
NUMBER 1

4

THIS CERTIFIES THAT [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

5

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

6

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of a Class of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

7

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

8

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS LT-R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS LT-R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS LT-R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%
Cut-off Date: January 1, 2013
Certificate Interest Rate: Adjustable

Final Scheduled Distribution
Date: February 2043
CUSIP: 81745M AK7

NUMBER 1

3

THIS CERTIFIES THAT [____________] is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in February 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-2 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

5.	That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

B-1

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that the Purchaser has and expects to have sufficient net worth and/or liquidity to pay in full any tax liabilities attributable to ownership of a Residual Certificate and intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Depositor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.	That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Agreement.

B-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

[name of Purchaser]

By:
Name:
Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.

B-3

EXHIBIT C

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________

Date

Re:           Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates

______________________ (the “Transferor”) has reviewed the attached affidavit of ______________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

C-1

EXHIBIT D

FORM OF CUSTODIAL AGREEMENT

D-1

EXHIBIT E-1

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Sequoia Mortgage Trust 2013-2

Mortgage Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $__________ initial Certificate Principal Amount or Class Notional Amount, as applicable, of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of  ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters, the Depositor and the Certificate Registrar.

_____________________________________

[Name of Transferor]

By:
Name:
Title:

Dated: ___________, ____

E-1-1

EXHIBIT E-2

FORM OF PURCHASER’S LETTER FOR
QUALIFIED INSTITUTIONAL BUYER

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates, Class [___] (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, in the case of (B) or (D) above, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to QIB, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are a QIB and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

E-1-1

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

 You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

____________________________________

[Purchaser]

By:
Name:
Title:

E-2-2

EXHIBIT F

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________ Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates, Class [___], (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

F-1

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

_____________________________________

[Purchaser]

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1.      The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.      The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, the Depositor and the Trustee, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, by which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Capitalized terms used but not defined herein have the meanings given in the Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

_____________________________________

[Investor]

By:
Name:
Title:

ATTEST:

G-1

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

G-2

EXHIBIT H-1

LIST OF PURCHASE AGREEMENTS

1.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between Redwood Residential Acquisition Corporation (“RRAC”) and Alaska USA Federal Credit Union, as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and American Pacific Mortgage Corporation, as modified by the related Acknowledgement.

3.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Bay Equity, LLC, as modified by the related Acknowledgement.

4.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Benchmark Bank, as modified by the related Acknowledgement.

5.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Bethpage Federal Credit Union, as modified by the related Acknowledgement.

6.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Boston Private Bank & Trust Company, as modified by the related Acknowledgement.

7.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2011, between RRAC and Castle & Cooke Mortgage, LLC, as modified by the related Acknowledgement.

8.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Cherry Creek Mortgage Co., Inc., as modified by the related Acknowledgement.

9.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Cole Taylor Bank, as modified by the related Acknowledgement.

10.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Colonial Savings, F.A., as modified by the related Acknowledgement.

11.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone Mortgage Company, as modified by the related Acknowledgement.

12.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Embrace Home Loans, Inc., as modified by the related Acknowledgement

13.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, as modified by the related Acknowledgement.

14.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Fairway Independent Mortgage Corporation, as modified by the related Acknowledgement.

15.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Fidelity Bank dba Fidelity Bank Mortgage, as modified by the related Acknowledgement.

16.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and First National Bank of Omaha, as modified by the related Acknowledgement.

H-1

17.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of September 7, 2012, between RBS Financial Products Inc. and First Republic Bank, as modified by the related Acknowledgement.

18.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

19.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 23, 2011, between RRAC and Flagstar Capital Markets Corporation, as modified by the related Acknowledgement.

20.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Franklin American Mortgage Company, as modified by the related Acknowledgement.

21.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Fremont Bank, as modified by the related Acknowledgement.

22.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Fulton Bank, National Association, as modified by the related Acknowledgement.

23.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and George Mason Mortgage, LLC, as modified by the related Acknowledgement.

24.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and GFI Mortgage Bankers, Incorporated, as modified by the related Acknowledgement.

25.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and GuardHill Financial Corporation, as modified by the related Acknowledgement.

26.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Guild Mortgage Company, as modified by the related Acknowledgement.

27.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and The Huntington National Bank, as modified by the related Acknowledgement.

28.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Leader Bank, N.A., as modified by the related Acknowledgement.

29.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and The Lending Partners, LLC, as modified by the related Acknowledgement.

30.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and MegaStar Financial Corporation, as modified by the related Acknowledgement.

31.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Monarch Bank, as modified by the related Acknowledgement.

32.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Mortgage Master, Inc., as modified by the related Acknowledgement.

33.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount Equity Mortgage, as modified by the related Acknowledgement.

34.	Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of July 21, 2010, between RRAC and PHH Mortgage Corporation, as modified by the related Acknowledgement.

35.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza Home Mortgage, Incorporated, as modified by the related Acknowledgement.

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36.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary Residential Mortgage, Inc., as modified by the related Acknowledgement.

37.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, a PlainsCapital Company, as modified by the related Acknowledgement.

38.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect Mortgage, LLC, as modified by the related Acknowledgement.

39.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident Savings Bank, as modified by the related Acknowledgement.

40.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 10, 2012, between RRAC and Rockland Trust Company, as modified by the related Acknowledgement.

41.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2012, between RRAC and Salem Five Cents Savings Bank, as modified by the related Acknowledgement.

42.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and SCBT, N.A., as modified by the related Acknowledgement.

43.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Simonich Corporation, dba BOC Mortgage, as modified by the related Acknowledgement.

44.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling Savings Bank, as modified by the related Acknowledgement.

45.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel Bank and Trust, as modified by the related Acknowledgement.

46.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Umpqua Bank, as modified by the related Acknowledgement.

47.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and United Shore Financial Services, LLC, as successor in interest to Shore Financial Services, Inc., as modified by the related Acknowledgement.

48.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2011, between RRAC and Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., as modified by the related Acknowledgement.

49.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and WJ Bradley Mortgage Capital LLC, as modified by the related Acknowledgement.

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EXHIBIT H-2

LIST OF SERVICING AGREEMENTS

1.	Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

3.	Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of July 21, 2010, between RRAC and PHH Mortgage Corporation, as modified by the related Acknowledgement.

H-4

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Additional Disclosure Notification

Wells Fargo Bank, N.A., as securities administrator

Fax: 410-715-2380

Email: cts.sec.notifications@wellsfargo.com

Sequoia Residential Funding, Inc.

Fax: 415-381-1773

Email: Sequoia.Notices@redwoodtrust.com

Attn: Corporate Trust Services—Sequoia Mortgage Trust 2013-2, Mortgage Pass-Through Certificates, Series 2013-2—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 6.21[(a)][(b)][(c)] of the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, with respect to Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificate, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:
Name:
Title:

I-1

EXHIBIT J

BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATE

Sequoia Mortgage Trust 2013-2 (the “Trust”)

Mortgage Pass-Through Certificates

Re:          The Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates.

I, __________________________, the _________________________ of [NAME OF COMPANY] (the “Company”) certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)         I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust Fund;

(2)         To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Company’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)         To my knowledge, the distribution information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the Securities Administrator for inclusion in the Reports is included in the Reports;

(4)         I am responsible for reviewing the activities performed by the Company under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Company required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5)         The report on assessment of compliance with servicing criteria applicable to the Company for asset-backed securities of the Company and each Subcontractor utilized by the Company and the related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Company has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), custodian(s)]

Date:

By:

[Signature]

[Title]

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Assessment of Compliance to be delivered by the parties listed in the table below shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for each such party:

Regulation AB Reference	Servicing Criteria	Master Servicer	Securities Administrator	Custodian

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate bank collection accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

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1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each collection account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including collection accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

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1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A	N/A	N/A

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A	N/A	N/A

K-3

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A	N/A	N/A

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

K-4

EXHIBIT L

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information

Information included in the Distribution Date Statement	Master Servicer Securities Administrator

Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

▪ Depositor	Depositor

▪ Trustee	Trustee

▪ Securities Administrator	Securities Administrator

▪ Master Servicer	Master Servicer

▪ Custodian	Custodian

▪ 1110(b) Originator	Depositor

▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)

▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

L-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

▪ Determining applicable disclosure threshold	Depositor

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*

▪ Determining current maximum probable exposure	Depositor

▪ Determining current significance percentage	Depositor

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

L-2

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Distribution Date Statement to Certificateholders	Securities Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

L-3

EXHIBIT M

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

▪ Determining applicable disclosure threshold	Depositor

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

▪ Determining current maximum probable exposure	Depositor

▪ Determining current significance percentage	Depositor

▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

M-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

▪ Depositor	Depositor

▪ Trustee	Trustee

▪ Securities Administrator	Securities Administrator

▪ Master Servicer	Master Servicer

▪ Custodian	Custodian

▪ 1110(b) Originator	Depositor

▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)

▪ Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (b)

▪ Master Servicer	Master Servicer

▪ Securities Administrator	Securities Administrator

▪ Trustee	Depositor/Sponsor as to (a) Trustee as to (b)

▪ Any other 1108(a)(3) servicer	Servicer (as to itself)

▪ Any 1110 Originator	Depositor/Sponsor

▪ Any 1112(b) Significant Obligor	Depositor/Sponsor

▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor

▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor

▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (b)

▪ Master Servicer	Master Servicer

▪ Securities Administrator	Securities Administrator

▪ Trustee	Depositor/Sponsor

▪ Any other 1108(a)(3) servicer	Servicer (as to itself)

▪ Any 1110 Originator	Depositor/Sponsor

▪ Any 1112(b) Significant Obligor	Depositor/Sponsor

▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor

▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor

▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (b)

▪ Master Servicer	Master Servicer

▪ Securities Administrator	Securities Administrator

▪ Trustee	Depositor/Sponsor

▪ Any other 1108(a)(3) servicer	Servicer (as to itself)

▪ Any 1110 Originator	Depositor/Sponsor

▪ Any 1112(b) Significant Obligor	Depositor/Sponsor

▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor

▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor

▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-3

EXHIBIT N

ADDITIONAL FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custody agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custody agreement.

All parties (as to themselves)

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

▪ Sponsor (Seller)	Depositor/Sponsor (Seller)

▪ Depositor	Depositor

▪ Master Servicer	Master Servicer

▪ Affiliated Servicer	Servicer (as to itself)

▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)

▪ Other material servicers	Servicer (as to itself)

▪ Trustee	Trustee

▪ Securities Administrator	Securities Administrator

▪ Significant Obligor	Depositor

N-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Credit Enhancer (10% or more)	Depositor

▪ Derivative Counterparty	Depositor

▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Distribution Date Statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer (as to itself)/Trustee

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor

Reg AB disclosure about any new Trustee is also required.	Depositor/Securities Administrator

N-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties (as to themselves)

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

N-3

EXHIBIT O

FORM OF CERTIFICATION FOR NRSROs AND DEPOSITOR

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: RMBS – SEMT 2013-2

Attention:             Sequoia Mortgage Trust 2013-2,

Mortgage Pass-Through Certificates, Series 2013-2

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

With respect to any Nationally Recognized Statistical Rating Organization (“NRSRO”):

1.	The undersigned, an NRSRO, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e).
2.	The undersigned has access to the Depositor's 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from the Rule 17g-5 Website.
3.	The undersigned shall be deemed to have recertified to the provisions herein each time it accesses any information on the Rule 17g-5 Website maintained by the Securities Administrator.

With respect to the Depositor:

1.          The undersigned is the Depositor under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

O-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Schedule A-1

	1	2	3	4	5	6	7	8	9	10
	Primary Servicer	Servicing Fee %	Servicing Fee—Flatdollar	Servicing Advance Methodology	Originator	Loan Group	Loan Number	Amortization Type	Lien Position	HELOC Indicator
1	9999998	0.002500			9999999		4000004187	1	1	0
2	9999998	0.002500			9999999		4000004480	1	1	0
3	1000383	0.002500			9999999		1000007954	1	1	0
4	1000383	0.002500			9999999		1010007917	1	1	0
5	1000383	0.002500			1000324		1030005826	1	1	0
6	1000383	0.002500			1000324		1030006358	1	1	0
7	1000383	0.002500			1000324		1030006372	1	1	0
8	1000383	0.002500			1000324		1030006723	1	1	0
9	1000383	0.002500			1000324		1030006797	1	1	0
10	1000383	0.002500			1000324		1030007450	1	1	0
11	1000383	0.002500			1000324		1030007489	1	1	0
12	1000383	0.002500			1000324		1030007753	1	1	0
13	1000383	0.002500			1000324		1030007899	1	1	0
14	1000383	0.002500			1000324		1030007944	1	1	0
15	1000383	0.002500			1000324		1030008087	1	1	0
16	1000383	0.002500			1000324		1030008339	1	1	0
17	1000383	0.002500			1000324		1030008378	1	1	0
18	1000383	0.002500			9999999		1040008628	1	1	0
19	1000383	0.002500			9999999		1050005651	1	1	0
20	1000383	0.002500			9999999		1050006594	1	1	0
21	1000383	0.002500			9999999		1090007487	1	1	0
22	1000383	0.002500			9999999		1090008273	1	1	0
23	1000383	0.002500			9999999		1140007966	1	1	0
24	1000383	0.002500			9999999		1140008267	1	1	0
25	1000383	0.002500			1008498		1150001616	1	1	0
26	1000383	0.002500			1008498		1150006295	1	1	0
27	1000383	0.002500			1008498		1150006652	1	1	0
28	1000383	0.002500			1008498		1150007096	1	1	0
29	1000383	0.002500			1008498		1150007429	1	1	0
30	1000383	0.002500			1008498		1150007564	1	1	0
31	1000383	0.002500			1008498		1150007747	1	1	0
32	1000383	0.002500			1008498		1150007961	1	1	0
33	1000383	0.002500			9999999		1160008389	1	1	0
34	1000383	0.002500			9999999		1170007607	1	1	0
35	1000383	0.002500			9999999		1170007717	1	1	0
36	1000383	0.002500			9999999		1200009577	1	1	0
37	1000383	0.002500			9999999		1220006322	1	1	0
38	1000383	0.002500			9999999		1220007574	1	1	0
39	1000383	0.002500			9999999		1220007737	1	1	0
40	1000383	0.002500			9999999		1220008387	1	1	0
41	1000383	0.002500			9999999		1250007799	1	1	0
42	1000383	0.002500			9999999		1250007848	1	1	0
43	1000383	0.002500			9999999		1250008133	1	1	0
44	1000383	0.002500			9999999		1250008772	1	1	0
45	1000383	0.002500			9999999		1260007084	1	1	0
46	1000383	0.002500			9999999		1260007085	1	1	0
47	1000383	0.002500			9999999		1270006509	1	1	0
48	1000383	0.002500			9999999		1270006762	1	1	0
49	1000383	0.002500			9999999		1290007612	1	1	0
50	1000383	0.002500			9999999		1310008878	1	1	0
51	1000383	0.002500			9999999		1340006844	1	1	0
52	1000383	0.002500			9999999		1340008123	1	1	0
53	1000383	0.002500			9999999		1340008162	1	1	0
54	1000383	0.002500			9999999		1360006863	1	1	0
55	1000383	0.002500			9999999		1360007494	1	1	0
56	1000383	0.002500			9999999		1360008104	1	1	0
57	1000383	0.002500			9999999		1400006011	1	1	0
58	1000383	0.002500			9999999		1400006846	1	1	0
59	1000383	0.002500			9999999		1400006913	1	1	0
60	1000383	0.002500			9999999		1400007856	1	1	0
61	1000383	0.002500			9999999		1400007862	1	1	0
62	1000383	0.002500			9999999		1400008008	1	1	0
63	1000383	0.002500			9999999		1400008555	1	1	0
64	1000383	0.002500			9999999		1400008681	1	1	0
65	1000383	0.002500			9999999		1400008829	1	1	0
66	1000383	0.002500			9999999		1400009033	1	1	0
67	1000383	0.002500			9999999		1420006560	1	1	0
68	1000383	0.002500			9999999		1420006614	1	1	0
69	1000383	0.002500			9999999		1420008920	1	1	0
70	1000383	0.002500			9999999		1500008583	1	1	0
71	1000383	0.002500			9999999		1500008730	1	1	0
72	1000383	0.002500			9999999		1510008235	1	1	0
73	1000383	0.002500			9999999		1510008909	1	1	0
74	1000383	0.002500			9999999		1540006911	1	1	0
75	1000383	0.002500			9999999		1540007117	1	1	0
76	1000383	0.002500			9999999		1540007854	1	1	0
77	1000383	0.002500			9999999		1650006324	1	1	0
78	1000383	0.002500			9999999		1650006505	1	1	0
79	1000383	0.002500			9999999		1650006966	1	1	0
80	1000383	0.002500			9999999		1650007105	1	1	0
81	1000383	0.002500			9999999		1650007106	1	1	0
82	1000383	0.002500			9999999		1650007830	1	1	0
83	1000383	0.002500			9999999		1700005440	1	1	0
84	1000383	0.002500			9999999		1700008115	1	1	0
85	1000383	0.002500			9999999		1750007870	1	1	0
86	1000383	0.002500			9999999		1750008239	1	1	0
87	1000383	0.002500			9999999		1950007724	1	1	0
88	1002338	0.002500			1002338		3000007513	1	1	0
89	1002338	0.002500			1002338		3000007648	1	1	0
90	1002338	0.002500			1002338		3000009713	1	1	0
91	1002338	0.002500			1002338		900000001	1	1	0
92	1002338	0.002500			1002338		900000002	1	1	0
93	1002338	0.002500			1002338		900000003	1	1	0
94	1002338	0.002500			1002338		900000004	1	1	0
95	1002338	0.002500			1002338		900000005	1	1	0
96	1002338	0.002500			1002338		900000006	1	1	0
97	1002338	0.002500			1002338		900000007	1	1	0
98	1002338	0.002500			1002338		900000008	1	1	0
99	1002338	0.002500			1002338		900000009	1	1	0
100	1002338	0.002500			1002338		900000010	1	1	0
101	1002338	0.002500			1002338		900000011	1	1	0
102	1002338	0.002500			1002338		900000012	1	1	0
103	1002338	0.002500			1002338		900000013	1	1	0
104	1002338	0.002500			1002338		900000014	1	1	0
105	1002338	0.002500			1002338		900000015	1	1	0
106	1002338	0.002500			1002338		900000016	1	1	0
107	1002338	0.002500			1002338		900000017	1	1	0
108	1002338	0.002500			1002338		900000018	1	1	0
109	1002338	0.002500			1002338		900000019	1	1	0
110	1002338	0.002500			1002338		900000020	1	1	0
111	1002338	0.002500			1002338		900000021	1	1	0
112	1002338	0.002500			1002338		900000022	1	1	0
113	1002338	0.002500			1002338		900000024	1	1	0
114	1002338	0.002500			1002338		900000025	1	1	0
115	1002338	0.002500			1002338		900000026	1	1	0
116	1002338	0.002500			1002338		900000028	1	1	0
117	1002338	0.002500			1002338		900000029	1	1	0
118	1002338	0.002500			1002338		900000030	1	1	0
119	1002338	0.002500			1002338		900000031	1	1	0
120	1002338	0.002500			1002338		900000033	1	1	0
121	1002338	0.002500			1002338		900000034	1	1	0
122	1002338	0.002500			1002338		900000035	1	1	0
123	1002338	0.002500			1002338		900000036	1	1	0
124	1002338	0.002500			1002338		900000037	1	1	0
125	1002338	0.002500			1002338		900000039	1	1	0
126	1002338	0.002500			1002338		900000040	1	1	0
127	1002338	0.002500			1002338		900000041	1	1	0
128	1002338	0.002500			1002338		900000042	1	1	0
129	1002338	0.002500			1002338		900000043	1	1	0
130	1002338	0.002500			1002338		900000044	1	1	0
131	1002338	0.002500			1002338		900000045	1	1	0
132	1002338	0.002500			1002338		900000046	1	1	0
133	1002338	0.002500			1002338		900000048	1	1	0
134	1002338	0.002500			1002338		900000049	1	1	0
135	1002338	0.002500			1002338		900000050	1	1	0
136	1002338	0.002500			1002338		900000051	1	1	0
137	1002338	0.002500			1002338		900000052	1	1	0
138	1002338	0.002500			1002338		900000053	1	1	0
139	1002338	0.002500			1002338		900000054	1	1	0
140	1002338	0.002500			1002338		900000055	1	1	0
141	1002338	0.002500			1002338		900000056	1	1	0
142	1002338	0.002500			1002338		900000057	1	1	0
143	1002338	0.002500			1002338		900000058	1	1	0
144	1002338	0.002500			1002338		900000059	1	1	0
145	1002338	0.002500			1002338		900000060	1	1	0
146	1002338	0.002500			1002338		900000061	1	1	0
147	1002338	0.002500			1002338		900000062	1	1	0
148	1002338	0.002500			1002338		900000063	1	1	0
149	1002338	0.002500			1002338		900000064	1	1	0
150	1002338	0.002500			1002338		900000065	1	1	0
151	1002338	0.002500			1002338		900000066	1	1	0
152	1002338	0.002500			1002338		900000067	1	1	0
153	1002338	0.002500			1002338		900000068	1	1	0
154	1002338	0.002500			1002338		900000069	1	1	0
155	1002338	0.002500			1002338		900000070	1	1	0
156	1002338	0.002500			1002338		900000071	1	1	0
157	1002338	0.002500			1002338		900000072	1	1	0
158	1002338	0.002500			1002338		900000073	1	1	0
159	1002338	0.002500			1002338		900000074	1	1	0
160	1002338	0.002500			1002338		900000075	1	1	0
161	1002338	0.002500			1002338		900000076	1	1	0
162	1002338	0.002500			1002338		900000077	1	1	0
163	1002338	0.002500			1002338		900000078	1	1	0
164	1002338	0.002500			1002338		900000079	1	1	0
165	1002338	0.002500			1002338		900000080	1	1	0
166	1002338	0.002500			1002338		900000081	1	1	0
167	1002338	0.002500			1002338		900000082	1	1	0
168	1002338	0.002500			1002338		900000083	1	1	0
169	1002338	0.002500			1002338		900000084	1	1	0
170	1002338	0.002500			1002338		900000085	1	1	0
171	1002338	0.002500			1002338		900000086	1	1	0
172	1002338	0.002500			1002338		900000087	1	1	0
173	1002338	0.002500			1002338		900000088	1	1	0
174	1002338	0.002500			1002338		900000089	1	1	0
175	1002338	0.002500			1002338		900000090	1	1	0
176	1002338	0.002500			1002338		900000091	1	1	0
177	1002338	0.002500			1002338		900000092	1	1	0
178	1002338	0.002500			1002338		900000093	1	1	0
179	1002338	0.002500			1002338		900000094	1	1	0
180	1002338	0.002500			1002338		900000095	1	1	0
181	1002338	0.002500			1002338		900000096	1	1	0
182	1002338	0.002500			1002338		900000097	1	1	0
183	1002338	0.002500			1002338		900000098	1	1	0
184	1002338	0.002500			1002338		900000099	1	1	0
185	1002338	0.002500			1002338		900000100	1	1	0
186	1002338	0.002500			1002338		900000101	1	1	0
187	1002338	0.002500			1002338		900000102	1	1	0
188	1002338	0.002500			1002338		900000103	1	1	0
189	1002338	0.002500			1002338		900000104	1	1	0
190	1002338	0.002500			1002338		900000105	1	1	0
191	1002338	0.002500			1002338		900000107	1	1	0
192	1002338	0.002500			1002338		900000108	1	1	0
193	1002338	0.002500			1002338		900000109	1	1	0
194	1002338	0.002500			1002338		900000110	1	1	0
195	1002338	0.002500			1002338		900000111	1	1	0
196	1002338	0.002500			1002338		900000112	1	1	0
197	1002338	0.002500			1002338		900000113	1	1	0
198	1002338	0.002500			1002338		900000114	1	1	0
199	1002338	0.002500			1002338		900000115	1	1	0
200	1002338	0.002500			1002338		900000116	1	1	0
201	1002338	0.002500			1002338		900000117	1	1	0
202	1002338	0.002500			1002338		900000118	1	1	0
203	1002338	0.002500			1002338		900000119	1	1	0
204	1002338	0.002500			1002338		900000120	1	1	0
205	1002338	0.002500			1002338		900000121	1	1	0
206	1002338	0.002500			1002338		900000122	1	1	0
207	1002338	0.002500			1002338		900000123	1	1	0
208	1002338	0.002500			1002338		900000124	1	1	0
209	1002338	0.002500			1002338		900000125	1	1	0
210	1002338	0.002500			1002338		900000126	1	1	0
211	1002338	0.002500			1002338		900000127	1	1	0
212	1002338	0.002500			1002338		900000128	1	1	0
213	1002338	0.002500			1002338		900000129	1	1	0
214	1002338	0.002500			1002338		900000130	1	1	0
215	1002338	0.002500			1002338		900000131	1	1	0
216	1002338	0.002500			1002338		900000132	1	1	0
217	1002338	0.002500			1002338		900000133	1	1	0
218	1002338	0.002500			1002338		900000134	1	1	0
219	1002338	0.002500			1002338		900000135	1	1	0
220	1002338	0.002500			1002338		900000136	1	1	0
221	1002338	0.002500			1002338		900000137	1	1	0
222	1002338	0.002500			1002338		900000138	1	1	0
223	1002338	0.002500			1002338		900000139	1	1	0
224	1002338	0.002500			1002338		900000140	1	1	0
225	1002338	0.002500			1002338		900000141	1	1	0
226	1002338	0.002500			1002338		900000142	1	1	0
227	1002338	0.002500			1002338		900000143	1	1	0
228	1002338	0.002500			1002338		900000144	1	1	0
229	1002338	0.002500			1002338		900000145	1	1	0
230	1002338	0.002500			1002338		900000146	1	1	0
231	1002338	0.002500			1002338		900000147	1	1	0
232	1002338	0.002500			1002338		900000148	1	1	0
233	1002338	0.002500			1002338		900000149	1	1	0
234	1002338	0.002500			1002338		900000150	1	1	0
235	1002338	0.002500			1002338		900000151	1	1	0
236	1002338	0.002500			1002338		900000152	1	1	0
237	1002338	0.002500			1002338		900000153	1	1	0
238	1002338	0.002500			1002338		900000154	1	1	0
239	1002338	0.002500			1002338		900000155	1	1	0
240	1002338	0.002500			1002338		900000156	1	1	0
241	1002338	0.002500			1002338		900000157	1	1	0
242	1002338	0.002500			1002338		900000158	1	1	0
243	1002338	0.002500			1002338		900000159	1	1	0
244	1002338	0.002500			1002338		900000160	1	1	0
245	1002338	0.002500			1002338		900000161	1	1	0
246	1002338	0.002500			1002338		900000162	1	1	0
247	1002338	0.002500			1002338		900000163	1	1	0
248	1002338	0.002500			1002338		900000164	1	1	0
249	1002338	0.002500			1002338		900000165	1	1	0
250	1002338	0.002500			1002338		900000166	1	1	0
251	1002338	0.002500			1002338		900000167	1	1	0
252	1002338	0.002500			1002338		900000168	1	1	0
253	1002338	0.002500			1002338		900000169	1	1	0
254	1002338	0.002500			1002338		900000170	1	1	0
255	1002338	0.002500			1002338		900000171	1	1	0
256	1002338	0.002500			1002338		900000172	1	1	0
257	1002338	0.002500			1002338		900000173	1	1	0
258	1002338	0.002500			1002338		900000174	1	1	0
259	1002338	0.002500			1002338		900000175	1	1	0
260	1002338	0.002500			1002338		900000176	1	1	0
261	1002338	0.002500			1002338		900000177	1	1	0
262	1002338	0.002500			1002338		900000178	1	1	0
263	1002338	0.002500			1002338		900000179	1	1	0
264	1002338	0.002500			1002338		900000180	1	1	0
265	1002338	0.002500			1002338		900000181	1	1	0
266	1002338	0.002500			1002338		900000182	1	1	0
267	1002338	0.002500			1002338		900000183	1	1	0
268	1002338	0.002500			1002338		900000184	1	1	0
269	1002338	0.002500			1002338		900000185	1	1	0
270	1002338	0.002500			1002338		900000186	1	1	0
271	1002338	0.002500			1002338		900000187	1	1	0
272	1002338	0.002500			1002338		900000188	1	1	0
273	1002338	0.002500			1002338		900000189	1	1	0
274	1002338	0.002500			1002338		900000190	1	1	0
275	1002338	0.002500			1002338		900000191	1	1	0
276	1002338	0.002500			1002338		900000192	1	1	0
277	1002338	0.002500			1002338		900000193	1	1	0
278	1002338	0.002500			1002338		900000194	1	1	0
279	1002338	0.002500			1002338		900000195	1	1	0
280	1002338	0.002500			1002338		900000196	1	1	0
281	1002338	0.002500			1002338		900000198	1	1	0
282	1002338	0.002500			1002338		900000199	1	1	0
283	1002338	0.002500			1002338		900000200	1	1	0
284	1002338	0.002500			1002338		900000201	1	1	0
285	1002338	0.002500			1002338		900000202	1	1	0
286	1002338	0.002500			1002338		900000203	1	1	0
287	1002338	0.002500			1002338		900000204	1	1	0
288	1002338	0.002500			1002338		900000205	1	1	0
289	1002338	0.002500			1002338		900000206	1	1	0
290	1002338	0.002500			1002338		900000207	1	1	0
291	1002338	0.002500			1002338		900000208	1	1	0
292	1002338	0.002500			1002338		900000209	1	1	0
293	1002338	0.002500			1002338		900000210	1	1	0
294	1002338	0.002500			1002338		900000211	1	1	0
295	1002338	0.002500			1002338		900000212	1	1	0
296	1002338	0.002500			1002338		900000213	1	1	0
297	1002338	0.002500			1002338		900000214	1	1	0
298	1002338	0.002500			1002338		900000215	1	1	0
299	1002338	0.002500			1002338		900000216	1	1	0
300	1002338	0.002500			1002338		900000217	1	1	0
301	1002338	0.002500			1002338		900000218	1	1	0
302	1002338	0.002500			1002338		900000219	1	1	0
303	1002338	0.002500			1002338		900000220	1	1	0
304	1002338	0.002500			1002338		900000221	1	1	0
305	1002338	0.002500			1002338		900000222	1	1	0
306	1002338	0.002500			1002338		900000223	1	1	0
307	1002338	0.002500			1002338		900000224	1	1	0
308	1002338	0.002500			1002338		900000225	1	1	0
309	1002338	0.002500			1002338		900000226	1	1	0
310	1002338	0.002500			1002338		900000227	1	1	0
311	1002338	0.002500			1002338		900000228	1	1	0
312	1002338	0.002500			1002338		900000229	1	1	0
313	1002338	0.002500			1002338		900000230	1	1	0
314	1002338	0.002500			1002338		900000231	1	1	0
315	1002338	0.002500			1002338		900000232	1	1	0
316	1002338	0.002500			1002338		900000233	1	1	0
317	1002338	0.002500			1002338		900000234	1	1	0
318	1002338	0.002500			1002338		900000235	1	1	0
319	1002338	0.002500			1002338		900000236	1	1	0
320	1002338	0.002500			1002338		900000237	1	1	0
321	1002338	0.002500			1002338		900000238	1	1	0
322	1002338	0.002500			1002338		900000239	1	1	0
323	1002338	0.002500			1002338		900000240	1	1	0
324	1002338	0.002500			1002338		900000241	1	1	0
325	1002338	0.002500			1002338		900000242	1	1	0
326	1002338	0.002500			1002338		900000243	1	1	0
327	1002338	0.002500			1002338		900000244	1	1	0
328	1002338	0.002500			1002338		900000245	1	1	0
329	1002338	0.002500			1002338		900000246	1	1	0
330	1002338	0.002500			1002338		900000247	1	1	0
331	1002338	0.002500			1002338		900000248	1	1	0
332	1002338	0.002500			1002338		900000249	1	1	0
333	1002338	0.002500			1002338		900000250	1	1	0
334	1002338	0.002500			1002338		900000251	1	1	0
335	1002338	0.002500			1002338		900000252	1	1	0
336	1002338	0.002500			1002338		900000253	1	1	0
337	1002338	0.002500			1002338		900000254	1	1	0
338	1002338	0.002500			1002338		900000255	1	1	0
339	1002338	0.002500			1002338		900000256	1	1	0
340	1002338	0.002500			1002338		900000257	1	1	0
341	1002338	0.002500			1002338		900000258	1	1	0
342	1002338	0.002500			1002338		900000259	1	1	0
343	1002338	0.002500			1002338		900000260	1	1	0
344	1002338	0.002500			1002338		900000261	1	1	0
345	1002338	0.002500			1002338		900000262	1	1	0
346	1002338	0.002500			1002338		900000263	1	1	0
347	1002338	0.002500			1002338		900000264	1	1	0
348	1002338	0.002500			1002338		900000265	1	1	0
349	1002338	0.002500			1002338		900000266	1	1	0
350	1002338	0.002500			1002338		900000267	1	1	0
351	1002338	0.002500			1002338		900000268	1	1	0
352	1002338	0.002500			1002338		900000269	1	1	0
353	1002338	0.002500			1002338		900000270	1	1	0
354	1002338	0.002500			1002338		900000271	1	1	0
355	1002338	0.002500			1002338		900000272	1	1	0
356	1002338	0.002500			1002338		900000273	1	1	0
357	1002338	0.002500			1002338		900000274	1	1	0
358	1002338	0.002500			1002338		900000275	1	1	0
359	1002338	0.002500			1002338		900000276	1	1	0
360	1002338	0.002500			1002338		900000277	1	1	0
361	1002338	0.002500			1002338		900000278	1	1	0
362	1002338	0.002500			1002338		900000279	1	1	0
363	1002338	0.002500			1002338		900000280	1	1	0
364	1002338	0.002500			1002338		900000281	1	1	0
365	1002338	0.002500			1002338		900000282	1	1	0
366	1002338	0.002500			1002338		900000283	1	1	0
367	1002338	0.002500			1002338		900000284	1	1	0
368	1002338	0.002500			1002338		900000285	1	1	0
369	1002338	0.002500			1002338		900000286	1	1	0
370	1002338	0.002500			1002338		900000287	1	1	0
371	1002338	0.002500			1002338		900000288	1	1	0
372	1002338	0.002500			1002338		900000289	1	1	0
373	1002338	0.002500			1002338		900000290	1	1	0
374	1002338	0.002500			1002338		900000291	1	1	0
375	1002338	0.002500			1002338		900000292	1	1	0
376	1002338	0.002500			1002338		900000293	1	1	0
377	1002338	0.002500			1002338		900000294	1	1	0
378	1002338	0.002500			1002338		900000295	1	1	0
379	1002338	0.002500			1002338		900000296	1	1	0
380	1002338	0.002500			1002338		900000297	1	1	0
381	1002338	0.002500			1002338		900000298	1	1	0
382	1002338	0.002500			1002338		900000299	1	1	0
383	1002338	0.002500			1002338		900000300	1	1	0
384	1002338	0.002500			1002338		900000301	1	1	0
385	1002338	0.002500			1002338		900000302	1	1	0
386	1002338	0.002500			1002338		900000303	1	1	0
387	1002338	0.002500			1002338		900000304	1	1	0
388	1002338	0.002500			1002338		900000305	1	1	0
389	1002338	0.002500			1002338		900000306	1	1	0
390	1002338	0.002500			1002338		900000307	1	1	0
391	1002338	0.002500			1002338		900000308	1	1	0
392	1002338	0.002500			1002338		900000309	1	1	0
393	1002338	0.002500			1002338		900000310	1	1	0
394	1002338	0.002500			1002338		900000311	1	1	0
395	1002338	0.002500			1002338		900000312	1	1	0
396	1002338	0.002500			1002338		900000313	1	1	0
397	1002338	0.002500			1002338		900000314	1	1	0
398	1002338	0.002500			1002338		900000315	1	1	0
399	1002338	0.002500			1002338		900000316	1	1	0
400	1002338	0.002500			1002338		900000317	1	1	0
401	1002338	0.002500			1002338		900000318	1	1	0
402	1002338	0.002500			1002338		900000319	1	1	0
403	1002338	0.002500			1002338		900000320	1	1	0
404	1002338	0.002500			1002338		900000321	1	1	0
405	1002338	0.002500			1002338		900000322	1	1	0
406	1002338	0.002500			1002338		900000323	1	1	0
407	1002338	0.002500			1002338		900000324	1	1	0
408	1002338	0.002500			1002338		900000325	1	1	0
409	1002338	0.002500			1002338		900000326	1	1	0
410	1002338	0.002500			1002338		900000327	1	1	0
411	1002338	0.002500			1002338		900000328	1	1	0
412	1002338	0.002500			1002338		900000329	1	1	0
413	1002338	0.002500			1002338		900000330	1	1	0
414	1002338	0.002500			1002338		900000331	1	1	0
415	1002338	0.002500			1002338		900000332	1	1	0
416	1002338	0.002500			1002338		900000333	1	1	0
417	1002338	0.002500			1002338		900000334	1	1	0
418	1002338	0.002500			1002338		900000335	1	1	0
419	1002338	0.002500			1002338		900000336	1	1	0
420	1002338	0.002500			1002338		900000337	1	1	0
421	1002338	0.002500			1002338		900000338	1	1	0
422	1002338	0.002500			1002338		900000339	1	1	0
423	1002338	0.002500			1002338		900000340	1	1	0
424	1002338	0.002500			1002338		900000341	1	1	0
425	1002338	0.002500			1002338		900000342	1	1	0
426	1002338	0.002500			1002338		900000343	1	1	0
427	1002338	0.002500			1002338		900000344	1	1	0
428	1002338	0.002500			1002338		900000345	1	1	0
429	1002338	0.002500			1002338		900000346	1	1	0
430	1002338	0.002500			1002338		900000347	1	1	0
431	1002338	0.002500			1002338		900000348	1	1	0
432	1002338	0.002500			1002338		900000349	1	1	0
433	1002338	0.002500			1002338		900000350	1	1	0
434	1002338	0.002500			1002338		900000351	1	1	0
435	1000383	0.002500			9999999		10000005611	1	1	0
436	1000383	0.002500			9999999		10000005813	1	1	0
437	1000383	0.002500			9999999		10000005893	1	1	0
438	1000383	0.002500			9999999		1000007593	1	1	0
439	1000383	0.002500			9999999		1000007997	1	1	0
440	1000383	0.002500			9999999		1010006602	1	1	0
441	1000383	0.002500			9999999		1010006996	1	1	0
442	1000383	0.002500			9999999		1010008327	1	1	0
443	1000383	0.002500			9999999		1010009112	1	1	0
444	1000383	0.002500			9999999		1020007984	1	1	0
445	1000383	0.002500			9999999		1020008055	1	1	0
446	1000383	0.002500			1000324		1030004593	1	1	0
447	1000383	0.002500			1000324		1030006140	1	1	0
448	1000383	0.002500			1000324		1030006701	1	1	0
449	1000383	0.002500			1000324		1030006848	1	1	0
450	1000383	0.002500			1000324		1030007021	1	1	0
451	1000383	0.002500			1000324		1030007061	1	1	0
452	1000383	0.002500			1000324		1030007490	1	1	0
453	1000383	0.002500			1000324		1030007565	1	1	0
454	1000383	0.002500			1000324		1030007569	1	1	0
455	1000383	0.002500			1000324		1030007694	1	1	0
456	1000383	0.002500			1000324		1030007764	1	1	0
457	1000383	0.002500			1000324		1030007767	1	1	0
458	1000383	0.002500			1000324		1030007821	1	1	0
459	1000383	0.002500			1000324		1030007905	1	1	0
460	1000383	0.002500			1000324		1030007926	1	1	0
461	1000383	0.002500			1000324		1030008060	1	1	0
462	1000383	0.002500			1000324		1030008085	1	1	0
463	1000383	0.002500			1000324		1030008374	1	1	0
464	1000383	0.002500			1000324		1030008377	1	1	0
465	1000383	0.002500			1000324		1030008602	1	1	0
466	1000383	0.002500			1000324		1030008661	1	1	0
467	1000383	0.002500			1000324		1030008726	1	1	0
468	1000383	0.002500			1000324		1030008752	1	1	0
469	1000383	0.002500			1000324		1030009023	1	1	0
470	1000383	0.002500			1000324		1030009100	1	1	0
471	1000383	0.002500			1000324		1030009124	1	1	0
472	1000383	0.002500			1000324		1030009137	1	1	0
473	1000383	0.002500			1000324		1030009153	1	1	0
474	1000383	0.002500			1000324		1030009160	1	1	0
475	1000383	0.002500			1000324		1030009429	1	1	0
476	1000383	0.002500			1000324		1030009512	1	1	0
477	1000383	0.002500			1000324		1030009526	1	1	0
478	1000383	0.002500			1000324		1030009569	1	1	0
479	1000383	0.002500			1000324		1030009667	1	1	0
480	1000383	0.002500			1000324		1030009683	1	1	0
481	1000383	0.002500			9999999		1040006048	1	1	0
482	1000383	0.002500			9999999		1040007506	1	1	0
483	1000383	0.002500			9999999		1040007549	1	1	0
484	1000383	0.002500			9999999		1040008731	1	1	0
485	1000383	0.002500			9999999		1050005058	1	1	0
486	1000383	0.002500			9999999		1050005314	1	1	0
487	1000383	0.002500			9999999		1050006196	1	1	0
488	1000383	0.002500			9999999		1050006805	1	1	0
489	1000383	0.002500			9999999		1050006928	1	1	0
490	1000383	0.002500			9999999		1050006970	1	1	0
491	1000383	0.002500			9999999		1050007086	1	1	0
492	1000383	0.002500			9999999		1050007171	1	1	0
493	1000383	0.002500			9999999		1050007441	1	1	0
494	1000383	0.002500			9999999		1050007468	1	1	0
495	1000383	0.002500			9999999		1050007491	1	1	0
496	1000383	0.002500			9999999		1050007578	1	1	0
497	1000383	0.002500			9999999		1050007623	1	1	0
498	1000383	0.002500			9999999		1050007671	1	1	0
499	1000383	0.002500			9999999		1050007679	1	1	0
500	1000383	0.002500			9999999		1050007773	1	1	0
501	1000383	0.002500			9999999		1050007789	1	1	0
502	1000383	0.002500			9999999		1050007947	1	1	0
503	1000383	0.002500			9999999		1050008003	1	1	0
504	1000383	0.002500			9999999		1050008024	1	1	0
505	1000383	0.002500			9999999		1050008044	1	1	0
506	1000383	0.002500			9999999		1050008160	1	1	0
507	1000383	0.002500			9999999		1050008183	1	1	0
508	1000383	0.002500			9999999		1050008225	1	1	0
509	1000383	0.002500			9999999		1050008419	1	1	0
510	1000383	0.002500			9999999		1050008559	1	1	0
511	1000383	0.002500			9999999		1050008756	1	1	0
512	1000383	0.002500			9999999		1050008808	1	1	0
513	1000383	0.002500			9999999		1050009218	1	1	0
514	1000383	0.002500			9999999		1050009406	1	1	0
515	1000383	0.002500			9999999		1050009644	1	1	0
516	1000383	0.002500			9999999		1050009651	1	1	0
517	1000383	0.002500			9999999		1070008651	1	1	0
518	1000383	0.002500			9999999		1080007049	1	1	0
519	1000383	0.002500			9999999		1080007946	1	1	0
520	1000383	0.002500			9999999		1090004976	1	1	0
521	1000383	0.002500			9999999		1090007575	1	1	0
522	1000383	0.002500			9999999		1090008013	1	1	0
523	1000383	0.002500			9999999		1130009786	1	1	0
524	1000383	0.002500			9999999		1140009142	1	1	0
525	1000383	0.002500			9999999		1140009341	1	1	0
526	1000383	0.002500			9999999		1140009413	1	1	0
527	1000383	0.002500			1008498		1150006380	1	1	0
528	1000383	0.002500			1008498		1150006984	1	1	0
529	1000383	0.002500			1008498		1150007071	1	1	0
530	1000383	0.002500			1008498		1150007093	1	1	0
531	1000383	0.002500			1008498		1150007163	1	1	0
532	1000383	0.002500			1008498		1150007719	1	1	0
533	1000383	0.002500			1008498		1150007817	1	1	0
534	1000383	0.002500			1008498		1150007857	1	1	0
535	1000383	0.002500			1008498		1150007915	1	1	0
536	1000383	0.002500			1008498		1150008142	1	1	0
537	1000383	0.002500			1008498		1150008202	1	1	0
538	1000383	0.002500			1008498		1150008332	1	1	0
539	1000383	0.002500			1008498		1150008522	1	1	0
540	1000383	0.002500			9999999		1160008874	1	1	0
541	1000383	0.002500			9999999		1180004936	1	1	0
542	1000383	0.002500			9999999		1180004960	1	1	0
543	1000383	0.002500			9999999		1180006877	1	1	0
544	1000383	0.002500			9999999		1180007727	1	1	0
545	1000383	0.002500			9999999		1220007044	1	1	0
546	1000383	0.002500			9999999		1220007451	1	1	0
547	1000383	0.002500			9999999		1220007835	1	1	0
548	1000383	0.002500			9999999		1220007935	1	1	0
549	1000383	0.002500			9999999		1220007937	1	1	0
550	1000383	0.002500			9999999		1220008200	1	1	0
551	1000383	0.002500			9999999		1220008368	1	1	0
552	1000383	0.002500			9999999		1220009109	1	1	0
553	1000383	0.002500			9999999		1220009258	1	1	0
554	1000383	0.002500			9999999		1220009345	1	1	0
555	1000383	0.002500			9999999		1240007076	1	1	0
556	1000383	0.002500			9999999		1250006751	1	1	0
557	1000383	0.002500			9999999		1250008605	1	1	0
558	1000383	0.002500			9999999		1250009212	1	1	0
559	1000383	0.002500			9999999		1250009381	1	1	0
560	1000383	0.002500			9999999		1250009449	1	1	0
561	1000383	0.002500			9999999		1250009564	1	1	0
562	1000383	0.002500			9999999		1250009945	1	1	0
563	1000383	0.002500			9999999		1270006512	1	1	0
564	1000383	0.002500			9999999		1270006766	1	1	0
565	1000383	0.002500			9999999		1270007892	1	1	0
566	1000383	0.002500			9999999		1270008046	1	1	0
567	1000383	0.002500			9999999		1270008294	1	1	0
568	1000383	0.002500			9999999		1270008736	1	1	0
569	1000383	0.002500			9999999		1290006297	1	1	0
570	1000383	0.002500			9999999		1300005413	1	1	0
571	1000383	0.002500			9999999		1300006031	1	1	0
572	1000383	0.002500			9999999		1300006498	1	1	0
573	1000383	0.002500			9999999		1300006830	1	1	0
574	1000383	0.002500			9999999		1300006870	1	1	0
575	1000383	0.002500			9999999		1300007033	1	1	0
576	1000383	0.002500			9999999		1300007069	1	1	0
577	1000383	0.002500			9999999		1300007090	1	1	0
578	1000383	0.002500			9999999		1300007092	1	1	0
579	1000383	0.002500			9999999		1300008334	1	1	0
580	1000383	0.002500			9999999		1310006479	1	1	0
581	1000383	0.002500			9999999		1310007715	1	1	0
582	1000383	0.002500			9999999		1330006787	1	1	0
583	1000383	0.002500			9999999		1340006845	1	1	0
584	1000383	0.002500			9999999		1340007160	1	1	0
585	1000383	0.002500			9999999		1340007538	1	1	0
586	1000383	0.002500			9999999		1340007589	1	1	0
587	1000383	0.002500			9999999		1340007875	1	1	0
588	1000383	0.002500			9999999		1340008122	1	1	0
589	1000383	0.002500			9999999		1340008608	1	1	0
590	1000383	0.002500			9999999		1340008609	1	1	0
591	1000383	0.002500			9999999		1360006842	1	1	0
592	1000383	0.002500			9999999		1360007752	1	1	0
593	1000383	0.002500			9999999		1360007871	1	1	0
594	1000383	0.002500			9999999		1360007873	1	1	0
595	1000383	0.002500			9999999		1360007973	1	1	0
596	1000383	0.002500			9999999		1360008420	1	1	0
597	1000383	0.002500			9999999		1360008604	1	1	0
598	1000383	0.002500			9999999		1360008697	1	1	0
599	1000383	0.002500			9999999		1360009499	1	1	0
600	1000383	0.002500			9999999		1360009671	1	1	0
601	1000383	0.002500			9999999		1400008434	1	1	0
602	1000383	0.002500			9999999		1420007591	1	1	0
603	1000383	0.002500			9999999		1420007790	1	1	0
604	1000383	0.002500			9999999		1420008417	1	1	0
605	1000383	0.002500			9999999		1460009405	1	1	0
606	1000383	0.002500			9999999		1490007979	1	1	0
607	1000383	0.002500			9999999		1490008156	1	1	0
608	1000383	0.002500			9999999		1490008678	1	1	0
609	1000383	0.002500			9999999		1490009138	1	1	0
610	1000383	0.002500			9999999		1490009273	1	1	0
611	1000383	0.002500			9999999		1500008385	1	1	0
612	1000383	0.002500			9999999		1500008519	1	1	0
613	1000383	0.002500			9999999		1500008812	1	1	0
614	1000383	0.002500			9999999		1510008237	1	1	0
615	1000383	0.002500			9999999		1520006825	1	1	0
616	1000383	0.002500			9999999		1540007078	1	1	0
617	1000383	0.002500			9999999		1540007833	1	1	0
618	1000383	0.002500			9999999		1540008598	1	1	0
619	1000383	0.002500			9999999		1540009385	1	1	0
620	1000383	0.002500			9999999		1540009478	1	1	0
621	1000383	0.002500			9999999		1540009528	1	1	0
622	1000383	0.002500			9999999		1600006456	1	1	0
623	1000383	0.002500			9999999		1600009401	1	1	0
624	1000383	0.002500			9999999		1650005172	1	1	0
625	1000383	0.002500			9999999		1650005590	1	1	0
626	1000383	0.002500			9999999		1650006087	1	1	0
627	1000383	0.002500			9999999		1650006098	1	1	0
628	1000383	0.002500			9999999		1650006117	1	1	0
629	1000383	0.002500			9999999		1650006185	1	1	0
630	1000383	0.002500			9999999		1650006600	1	1	0
631	1000383	0.002500			9999999		1650006807	1	1	0
632	1000383	0.002500			9999999		1650006859	1	1	0
633	1000383	0.002500			9999999		1650006861	1	1	0
634	1000383	0.002500			9999999		1650006924	1	1	0
635	1000383	0.002500			9999999		1650007122	1	1	0
636	1000383	0.002500			9999999		1650007123	1	1	0
637	1000383	0.002500			9999999		1650007530	1	1	0
638	1000383	0.002500			9999999		1650007531	1	1	0
639	1000383	0.002500			9999999		1650007536	1	1	0
640	1000383	0.002500			9999999		1650007675	1	1	0
641	1000383	0.002500			9999999		1650007735	1	1	0
642	1000383	0.002500			9999999		1650007828	1	1	0
643	1000383	0.002500			9999999		1650007939	1	1	0
644	1000383	0.002500			9999999		1650008077	1	1	0
645	1000383	0.002500			9999999		1650008676	1	1	0
646	1000383	0.002500			9999999		1650008893	1	1	0
647	1000383	0.002500			9999999		1650009481	1	1	0
648	1000383	0.002500			9999999		1700007964	1	1	0
649	1000383	0.002500			9999999		1700008868	1	1	0
650	1000383	0.002500			9999999		1750006119	1	1	0
651	1000383	0.002500			9999999		1750006539	1	1	0
652	1000383	0.002500			9999999		1750007661	1	1	0
653	1000383	0.002500			9999999		1750007783	1	1	0
654	1000383	0.002500			9999999		1750007891	1	1	0
655	1000383	0.002500			9999999		1750007931	1	1	0
656	1000383	0.002500			9999999		1750007934	1	1	0
657	1000383	0.002500			9999999		1750008037	1	1	0
658	1000383	0.002500			9999999		1750008107	1	1	0
659	1000383	0.002500			9999999		1750008146	1	1	0
660	1000383	0.002500			9999999		1750008221	1	1	0
661	1000383	0.002500			9999999		1750008257	1	1	0
662	1000383	0.002500			9999999		1750008279	1	1	0
663	1000383	0.002500			9999999		1750008295	1	1	0
664	1000383	0.002500			9999999		1750008395	1	1	0
665	1000383	0.002500			9999999		1750008411	1	1	0
666	1000383	0.002500			9999999		1750008797	1	1	0
667	1000383	0.002500			9999999		1800006240	1	1	0
668	1000383	0.002500			9999999		1950008054	1	1	0
669	1000383	0.002500			9999999		1950009514	1	1	0
670	1000200	0.002500			1000200		2000004070	1	1	0
671	1000200	0.002500			1000200		2000006142	1	1	0
672	1000200	0.002500			1000200		2000006165	1	1	0
673	1000200	0.002500			1000200		2000006851	1	1	0
674	1000200	0.002500			1000200		2000008193	1	1	0
675	1002338	0.002500			1002338		3000006081	1	1	0
676	1002338	0.002500			1002338		3000006958	1	1	0
677	1002338	0.002500			1002338		3000007985	1	1	0
678	1002338	0.002500			1002338		3000008186	1	1	0
679	1002338	0.002500			1002338		3000008820	1	1	0
680	1002338	0.002500			1002338		3000009040	1	1	0
681	1002338	0.002500			1002338		3000009222	1	1	0
682	1002338	0.002500			1002338		3000009227	1	1	0
683	1002338	0.002500			1002338		3000009467	1	1	0
684	1002338	0.002500			1002338		3000009712	1	1	0
685	1000383	0.002500			9999999		3600008442	1	1	0
686	1000383	0.002500			9999999		3600008443	1	1	0
687	1000383	0.002500			9999999		3600008448	1	1	0
688	1000383	0.002500			9999999		3600008451	1	1	0
689	1000383	0.002500			9999999		3600008453	1	1	0
690	1000383	0.002500			9999999		3600008457	1	1	0
691	1000383	0.002500			9999999		3600008461	1	1	0
692	1000383	0.002500			9999999		3600008465	1	1	0
693	1000383	0.002500			9999999		3600008472	1	1	0
694	1000383	0.002500			9999999		3600008473	1	1	0
695	1000383	0.002500			9999999		3600008476	1	1	0
696	1000383	0.002500			9999999		3600008477	1	1	0
697	1000383	0.002500			9999999		3600008482	1	1	0
698	1000383	0.002500			9999999		3600008483	1	1	0
699	1000383	0.002500			9999999		3600008486	1	1	0
700	1000383	0.002500			9999999		3600008492	1	1	0
701	1000383	0.002500			9999999		3600008494	1	1	0
702	1000383	0.002500			9999999		3600008495	1	1	0
703	1000383	0.002500			9999999		3600008499	1	1	0
704	1000383	0.002500			9999999		3600008500	1	1	0
705	1000383	0.002500			9999999		3600008505	1	1	0
706	1000383	0.002500			9999999		3600008506	1	1	0
707	1000383	0.002500			9999999		3600008507	1	1	0
708	1000383	0.002500			9999999		3600008509	1	1	0
709	1000383	0.002500			9999999		3600008511	1	1	0
710	1000383	0.002500			9999999		3600008514	1	1	0
711	1000383	0.002500			9999999		3600008517	1	1	0
712	1000383	0.002500			9999999		1000004886	1	1	0
713	1000383	0.002500			9999999		1020006756	1	1	0
714	1000383	0.002500			1000324		1030009555	1	1	0
715	1000383	0.002500			9999999		1050004957	1	1	0
716	1000383	0.002500			9999999		1050006472	1	1	0
717	1000383	0.002500			9999999		1050007099	1	1	0
718	1000383	0.002500			9999999		1050007495	1	1	0
719	1000383	0.002500			9999999		1050007761	1	1	0
720	1000383	0.002500			9999999		1050008071	1	1	0
721	1000383	0.002500			9999999		1050008114	1	1	0
722	1000383	0.002500			9999999		1050008362	1	1	0
723	1000383	0.002500			9999999		1050008611	1	1	0
724	1000383	0.002500			9999999		1050008894	1	1	0
725	1000383	0.002500			9999999		1050009096	1	1	0
726	1000383	0.002500			9999999		1050009558	1	1	0
727	1000383	0.002500			9999999		1050009562	1	1	0
728	1000383	0.002500			9999999		1050009580	1	1	0
729	1000383	0.002500			9999999		1050009691	1	1	0
730	1000383	0.002500			9999999		1090005988	1	1	0
731	1000383	0.002500			9999999		1140007121	1	1	0
732	1000383	0.002500			1008498		1150007653	1	1	0
733	1000383	0.002500			1008498		1150007914	1	1	0
734	1000383	0.002500			9999999		1270008226	1	1	0
735	1000383	0.002500			9999999		1270008735	1	1	0
736	1000383	0.002500			9999999		1300005595	1	1	0
737	1000383	0.002500			9999999		1300006407	1	1	0
738	1000383	0.002500			9999999		1300008021	1	1	0
739	1000383	0.002500			9999999		1310008052	1	1	0
740	1000383	0.002500			9999999		1330009443	1	1	0
741	1000383	0.002500			9999999		1340008163	1	1	0
742	1000383	0.002500			9999999		1360008212	1	1	0
743	1000383	0.002500			9999999		1420006814	1	1	0
744	1000383	0.002500			9999999		1460009409	1	1	0
745	1000383	0.002500			9999999		1480005842	1	1	0
746	1000383	0.002500			9999999		1500008435	1	1	0
747	1000383	0.002500			9999999		1540008546	1	1	0
748	1000383	0.002500			9999999		1650005679	1	1	0
749	1000383	0.002500			9999999		1650008891	1	1	0
750	1000383	0.002500			9999999		1700008172	1	1	0
751	1000383	0.002500			9999999		1800007665	1	1	0
752	1002338	0.002500			1002338		3000009453	1	1	0
753	1000383	0.002500			9999999		3600008503	1	1	0
754	1000383	0.002500			1000324		10000005600	1	1	0
755	1000383	0.002500			9999999		3700009055	1	1	0
756	1000383	0.002500			9999999		3700009057	1	1	0
757	1000383	0.002500			9999999		3700009056	1	1	0
758	1000383	0.002500			9999999		3700009059	1	1	0
759	1000383	0.002500			9999999		3700009060	1	1	0
760	1000383	0.002500			9999999		3700009062	1	1	0
761	1000383	0.002500			9999999		3700009065	1	1	0
762	1000383	0.002500			9999999		3700009061	1	1	0
763	1000383	0.002500			9999999		3700009072	1	1	0
764	1000383	0.002500			9999999		3700009075	1	1	0
765	1000383	0.002500			9999999		3700009063	1	1	0
766	1000383	0.002500			9999999		3700009067	1	1	0
767	1000383	0.002500			9999999		3700009070	1	1	0
768	1000383	0.002500			9999999		3700009074	1	1	0
769	1000383	0.002500			9999999		3700009081	1	1	0
770	1000383	0.002500			9999999		3700009073	1	1	0
771	1000383	0.002500			9999999		3700009083	1	1	0
772	1000383	0.002500			9999999		3700009076	1	1	0
773	1000383	0.002500			9999999		3700009082	1	1	0
774	1000383	0.002500			9999999		3700009087	1	1	0
775	1000383	0.002500			9999999		3700009091	1	1	0
776	1000383	0.002500			9999999		3700009085	1	1	0
777	1000383	0.002500			9999999		3700009092	1	1	0

	11	12	13	14	15	16	17	18	19
	Loan Purpose	Cash Out Amount	Total Origination and Discount Points	Covered/High Cost Loan Indicator	Relocation Loan Indicator	Broker Indicator	Channel	Escrow Indicator	Senior Loan Amount(s)
1	9						1	4	0
2	7						1	4	0
3	9						1	4	0
4	7						1	4	0
5	9						2	0	0
6	9						2	4	0
7	3						2	4	0
8	7						2	4	0
9	9						2	4	0
10	7						2	4	0
11	7						2	4	0
12	9						2	0	0
13	9						2	4	0
14	9						2	4	0
15	7						2	4	0
16	7						2	0	0
17	7						2	0	0
18	9						1	4	0
19	9						1	4	0
20	7						1	4	0
21	9						1	0	0
22	7						1	4	0
23	7						5	4	0
24	7						1	4	0
25	9						5	4	0
26	9						5	4	0
27	9						5	0	0
28	9						5	0	0
29	9						5	4	0
30	9						5	0	0
31	9						5	4	0
32	9						5	4	0
33	3						2	0	0
34	7						5	0	0
35	9						5	0	0
36	7						5	4	0
37	7						5	4	0
38	9						1	1	0
39	9						5	4	0
40	9						5	4	0
41	3						2	0	0
42	3						2	0	0
43	7						1	0	0
44	3						1	0	0
45	7						5	4	0
46	7						2	4	0
47	9						5	0	0
48	9						5	4	0
49	9						1	0	0
50	9						2	4	0
51	9						1	4	0
52	7						1	1	0
53	9						1	4	0
54	9						1	0	0
55	7						1	4	0
56	7						1	4	0
57	9						1	1	0
58	9						1	0	0
59	9						1	0	0
60	9						1	0	0
61	9						1	4	0
62	7						1	4	0
63	9						1	4	0
64	9						1	0	0
65	3						1	0	0
66	9						1	0	0
67	9						1	4	0
68	9						1	0	0
69	7						1	4	0
70	7						5	4	0
71	7						5	4	0
72	9						5	0	0
73	7						5	4	0
74	9						1	0	0
75	6						1	4	0
76	7						1	4	0
77	9						5	0	0
78	9						1	0	0
79	7						2	0	0
80	9						2	0	0
81	9						5	0	0
82	7						5	4	0
83	9						5	4	0
84	7						2	4	0
85	7						1	0	0
86	9						1	0	0
87	7						1	4	0
88	7						1	0	0
89	3						1	0	0
90	7						1	0	0
91	9						1	0	0
92	7						1	5	0
93	7						1	0	0
94	9						1	0	0
95	9						1	0	0
96	3						1	0	0
97	7						1	0	0
98	9						1	0	0
99	9						1	0	0
100	7						1	0	0
101	7						1	0	0
102	7						1	0	0
103	3						1	5	0
104	9						1	0	0
105	6						1	0	0
106	9						1	0	0
107	6						1	0	0
108	7						1	0	0
109	7						1	0	0
110	7						1	0	0
111	7						1	0	0
112	7						1	5	0
113	9						1	0	0
114	9						1	0	0
115	9						1	0	0
116	3						1	0	0
117	3						1	0	0
118	9						1	0	0
119	9						1	0	0
120	9						1	0	0
121	3						1	0	0
122	7						1	0	0
123	7						1	0	0
124	3						1	0	0
125	9						1	0	0
126	7						1	5	0
127	9						1	5	0
128	7						1	5	0
129	7						1	0	0
130	9						1	0	0
131	9						1	0	0
132	7						1	0	0
133	9						1	0	0
134	6						1	0	0
135	7						1	0	0
136	3						1	0	0
137	7						1	0	0
138	9						1	0	0
139	9						1	0	0
140	9						1	0	0
141	9						1	5	0
142	3						1	0	0
143	3						1	0	0
144	3						1	0	0
145	9						1	0	0
146	7						1	0	0
147	9						1	0	0
148	9						1	0	0
149	9						1	0	0
150	9						1	0	0
151	9						1	0	0
152	3						1	0	0
153	7						1	0	0
154	7						1	0	0
155	7						1	0	0
156	3						1	0	0
157	9						1	0	0
158	7						1	0	0
159	9						1	0	0
160	9						1	0	0
161	7						1	0	0
162	3						1	0	0
163	7						1	0	0
164	3						1	0	0
165	9						1	0	0
166	7						1	0	0
167	9						1	0	0
168	9						1	0	0
169	9						1	0	0
170	9						1	0	0
171	3						1	0	0
172	3						1	0	0
173	7						1	0	0
174	9						1	0	0
175	9						1	0	0
176	9						1	0	0
177	9						1	0	0
178	7						1	0	0
179	9						1	0	0
180	9						1	0	0
181	9						1	0	0
182	9						1	0	0
183	3						1	0	0
184	6						1	0	0
185	9						1	0	0
186	9						1	0	0
187	6						1	0	0
188	3						1	0	0
189	9						1	0	0
190	7						1	0	0
191	9						1	5	0
192	6						1	0	0
193	7						1	5	0
194	6						1	0	0
195	9						1	5	0
196	9						1	5	0
197	3						1	0	0
198	3						1	0	0
199	7						1	0	0
200	3						1	0	0
201	9						1	0	0
202	3						1	0	0
203	3						1	0	0
204	7						1	0	0
205	7						1	0	0
206	6						1	0	0
207	6						1	0	0
208	9						1	0	0
209	3						1	0	0
210	7						1	0	0
211	7						1	0	0
212	7						1	0	0
213	3						1	0	0
214	9						1	0	0
215	9						1	0	0
216	9						1	0	0
217	3						1	0	0
218	7						1	0	0
219	7						1	0	0
220	6						1	0	0
221	6						1	0	0
222	7						1	5	0
223	9						1	0	0
224	9						1	0	0
225	6						1	0	0
226	7						1	0	0
227	3						1	0	0
228	3						1	0	0
229	6						1	0	0
230	6						1	0	0
231	9						1	0	0
232	7						1	0	0
233	6						1	0	0
234	7						1	0	0
235	3						1	0	0
236	9						1	0	0
237	7						1	0	0
238	9						1	0	0
239	3						1	0	0
240	7						1	0	0
241	7						1	0	0
242	7						1	0	0
243	7						1	0	0
244	9						1	0	0
245	9						1	0	0
246	9						1	0	0
247	7						1	5	0
248	7						1	0	0
249	9						1	0	0
250	3						1	0	0
251	7						1	0	0
252	6						1	0	0
253	3						1	0	0
254	7						1	0	0
255	9						1	0	0
256	6						1	0	0
257	9						1	0	0
258	3						1	0	0
259	9						1	0	0
260	7						1	0	0
261	7						1	0	0
262	3						1	0	0
263	7						1	0	0
264	9						1	0	0
265	6						1	0	0
266	3						1	0	0
267	9						1	0	0
268	9						1	0	0
269	7						1	0	0
270	9						1	0	0
271	3						1	0	0
272	3						1	0	0
273	7						1	0	0
274	9						1	0	0
275	3						1	0	0
276	7						1	0	0
277	3						1	0	0
278	9						1	0	0
279	9						1	0	0
280	9						1	0	0
281	6						1	5	0
282	7						1	0	0
283	7						1	0	0
284	7						1	0	0
285	6						1	5	0
286	3						1	0	0
287	7						1	0	0
288	9						1	0	0
289	3						1	0	0
290	9						1	0	0
291	7						1	0	0
292	7						1	0	0
293	7						1	0	0
294	9						1	0	0
295	9						1	0	0
296	7						1	0	0
297	7						1	0	0
298	3						1	0	0
299	9						1	5	0
300	7						1	0	0
301	7						1	0	0
302	7						1	0	0
303	7						1	0	0
304	9						1	0	0
305	3						1	0	0
306	7						1	0	0
307	9						1	0	0
308	3						1	0	0
309	9						1	0	0
310	7						1	0	0
311	7						1	0	0
312	9						1	0	0
313	7						1	0	0
314	7						1	5	0
315	9						1	0	0
316	3						1	0	0
317	9						1	0	0
318	7						1	0	0
319	9						1	0	0
320	7						1	0	0
321	9						1	5	0
322	9						1	0	0
323	7						1	0	0
324	9						1	0	0
325	9						1	0	0
326	9						1	4	0
327	7						1	0	0
328	7						1	5	0
329	9						1	0	0
330	9						1	0	0
331	9						1	0	0
332	9						1	0	0
333	7						1	0	0
334	9						1	0	0
335	3						1	0	0
336	7						1	0	0
337	9						1	0	0
338	9						1	0	0
339	9						1	0	0
340	7						1	0	0
341	7						1	0	0
342	9						1	5	0
343	7						1	0	0
344	9						1	0	0
345	9						1	0	0
346	7						1	0	0
347	9						1	0	0
348	9						1	0	0
349	9						1	0	0
350	9						1	0	0
351	9						1	0	0
352	9						1	0	0
353	7						1	0	0
354	7						1	0	0
355	9						1	0	0
356	9						1	0	0
357	7						1	0	0
358	7						1	0	0
359	9						1	0	0
360	7						1	0	0
361	3						1	0	0
362	6						1	0	0
363	3						1	0	0
364	7						1	0	0
365	9						1	0	0
366	3						1	0	0
367	9						1	0	0
368	7						1	0	0
369	7						1	0	0
370	9						1	0	0
371	9						1	0	0
372	3						1	0	0
373	3						1	0	0
374	7						1	0	0
375	9						1	0	0
376	9						1	0	0
377	7						1	0	0
378	6						1	0	0
379	6						1	0	0
380	9						1	0	0
381	9						1	0	0
382	9						1	0	0
383	3						1	0	0
384	9						1	0	0
385	6						1	5	0
386	7						1	0	0
387	9						1	0	0
388	3						1	0	0
389	3						1	0	0
390	3						1	0	0
391	9						1	0	0
392	9						1	0	0
393	7						1	0	0
394	7						1	0	0
395	9						1	0	0
396	7						1	0	0
397	7						1	0	0
398	9						1	0	0
399	7						1	0	0
400	9						1	0	0
401	6						1	0	0
402	7						1	0	0
403	7						1	0	0
404	9						1	0	0
405	3						1	0	0
406	3						1	0	0
407	9						1	0	0
408	7						1	0	0
409	9						1	5	0
410	6						1	0	0
411	9						1	0	0
412	7						1	0	0
413	7						1	5	0
414	9						1	0	0
415	7						1	0	0
416	9						1	0	0
417	6						1	0	0
418	3						1	5	0
419	9						1	0	0
420	7						1	4	0
421	7						1	0	0
422	7						1	0	0
423	7						1	0	0
424	6						1	0	0
425	6						1	0	0
426	7						1	0	0
427	7						1	5	0
428	6						1	0	0
429	7						1	0	0
430	7						1	0	0
431	7						1	0	0
432	7						1	0	0
433	7						1	0	0
434	3						1	5	0
435	9						1	0	0
436	7						5	4	0
437	3						1	0	0
438	6						1	4	0
439	9						1	0	0
440	9						1	0	0
441	9						1	4	0
442	9						1	4	0
443	7						1	0	0
444	3						1	4	0
445	9						1	4	0
446	9						1	0	0
447	9						2	4	0
448	9						2	0	0
449	9						1	4	0
450	9						2	4	0
451	3						5	4	0
452	3						2	0	0
453	9						2	0	0
454	3						2	4	0
455	9						2	4	0
456	9						5	4	0
457	9						2	4	0
458	9						2	0	0
459	7						2	0	0
460	9						1	0	0
461	9						2	4	0
462	9						2	4	0
463	9						2	0	0
464	9						2	4	0
465	7						2	4	0
466	3						2	0	0
467	9						2	4	0
468	9						2	4	0
469	9						2	4	0
470	7						2	4	0
471	7						2	4	0
472	7						2	0	0
473	9						2	4	0
474	9						2	0	0
475	9						2	4	0
476	7						2	4	0
477	9						2	0	0
478	9						2	0	0
479	7						5	0	0
480	3						2	0	0
481	9						1	4	0
482	9						1	0	0
483	9						1	4	0
484	9						1	0	0
485	9						1	0	0
486	9						1	4	0
487	3						1	4	0
488	9						1	0	0
489	7						1	4	0
490	6						1	0	0
491	9						1	0	0
492	7						1	0	0
493	9						1	0	0
494	9						1	0	0
495	9						1	0	0
496	9						1	4	0
497	7						1	4	0
498	3						1	0	0
499	7						1	0	0
500	9						1	0	0
501	9						1	4	0
502	9						1	4	0
503	9						1	4	0
504	7						1	4	0
505	7						1	4	0
506	9						1	4	0
507	9						1	0	0
508	9						1	1	0
509	9						1	0	0
510	7						1	4	0
511	7						1	4	0
512	7						1	0	0
513	9						1	4	0
514	9						1	4	0
515	9						5	0	0
516	9						1	0	0
517	7						5	4	0
518	9						1	0	0
519	9						1	0	0
520	9						1	4	0
521	9						1	0	0
522	9						1	4	0
523	7						1	4	0
524	3						5	0	0
525	9						5	0	0
526	9						5	0	0
527	9						5	4	0
528	9						5	0	0
529	9						2	0	0
530	9						5	0	0
531	3						5	0	0
532	7						5	0	0
533	9						2	0	0
534	9						5	0	0
535	9						2	0	0
536	7						5	4	0
537	9						5	0	0
538	9						5	0	0
539	7						5	4	0
540	9						2	0	0
541	9						1	4	0
542	7						5	4	0
543	7						1	4	0
544	9						1	4	0
545	9						5	4	0
546	9						5	4	0
547	6						5	4	0
548	7						5	4	0
549	7						5	4	0
550	7						5	1	0
551	9						5	0	0
552	9						5	1	0
553	9						5	1	0
554	7						5	0	0
555	9						5	0	0
556	3						2	0	0
557	9						2	0	0
558	3						2	0	0
559	9						2	0	0
560	7						2	0	0
561	3						2	0	0
562	7						2	0	0
563	9						5	4	0
564	9						5	0	0
565	7						5	0	0
566	9						5	0	0
567	6						5	0	0
568	9						5	4	0
569	9						1	0	0
570	9						1	4	0
571	3						1	0	0
572	9						1	0	0
573	7						1	4	0
574	7						1	4	0
575	3						1	4	0
576	7						1	0	0
577	9						1	4	0
578	9						1	0	0
579	7						1	4	0
580	7						1	0	0
581	7						1	0	0
582	7						1	4	0
583	7						1	0	0
584	9						1	1	0
585	9						1	0	0
586	9						1	1	0
587	7						1	1	0
588	9						1	0	0
589	9						1	4	0
590	9						1	0	0
591	9						1	0	0
592	9						5	0	0
593	9						5	0	0
594	9						5	0	0
595	7						1	4	0
596	9						1	4	0
597	7						1	4	0
598	9						1	4	0
599	7						1	4	0
600	7						1	0	0
601	9						1	0	0
602	9						1	0	0
603	9						1	0	0
604	9						1	0	0
605	7						1	0	0
606	9						1	0	0
607	9						1	4	0
608	9						1	0	0
609	9						1	0	0
610	7						1	0	0
611	9						5	4	0
612	7						5	4	0
613	9						5	4	0
614	6						5	4	0
615	9						1	4	0
616	7						1	1	0
617	9						1	4	0
618	7						1	4	0
619	9						1	4	0
620	7						1	4	0
621	9						1	4	0
622	9						1	4	0
623	7						1	4	0
624	9						2	4	0
625	7						1	0	0
626	9						2	0	0
627	9						2	0	0
628	9						2	4	0
629	9						1	0	0
630	9						2	0	0
631	9						5	4	0
632	9						2	1	0
633	9						1	0	0
634	7						2	4	0
635	9						1	4	0
636	9						1	4	0
637	9						2	1	0
638	9						5	0	0
639	9						2	0	0
640	9						1	0	0
641	9						2	4	0
642	9						1	4	0
643	9						1	4	0
644	9						1	0	0
645	9						2	0	0
646	7						5	0	0
647	7						2	0	0
648	7						2	0	0
649	9						2	0	0
650	9						1	4	0
651	9						1	0	0
652	7						1	4	0
653	9						1	0	0
654	7						1	0	0
655	7						1	0	0
656	6						1	4	0
657	9						1	0	0
658	7						1	0	0
659	7						1	4	0
660	9						1	0	0
661	9						1	4	0
662	9						1	0	0
663	9						1	4	0
664	9						1	4	0
665	7						1	4	0
666	6						1	4	0
667	9						1	4	0
668	9						1	0	0
669	7						1	4	0
670	9						1	0	0
671	9						1	4	0
672	7						1	0	0
673	7						1	4	0
674	7						1	1	0
675	3						1	0	0
676	9						1	0	0
677	9						1	0	0
678	7						1	0	0
679	7						1	0	0
680	9						1	0	0
681	7						1	0	0
682	7						1	0	0
683	3						1	0	0
684	7						1	0	0
685	9						1	4	0
686	9						1	1	0
687	9						1	0	0
688	9						1	0	0
689	3						1	0	0
690	3						1	1	0
691	9						1	1	0
692	9						1	1	0
693	9						1	1	0
694	3						1	0	0
695	9						1	1	0
696	9						1	1	0
697	9						1	1	0
698	9						1	4	0
699	9						1	4	0
700	9						1	1	0
701	3						1	1	0
702	9						1	1	0
703	9						1	1	0
704	3						1	4	0
705	9						1	1	0
706	9						1	1	0
707	7						1	1	0
708	9						1	4	0
709	9						1	1	0
710	9						1	1	0
711	9						1	1	0
712	9						1	4	0
713	9						1	4	0
714	9						2	0	0
715	3						1	0	0
716	9						1	4	0
717	7						1	0	0
718	9						1	4	0
719	9						1	4	0
720	7						1	4	0
721	7						1	0	0
722	7						1	4	0
723	9						1	0	0
724	9						1	4	0
725	7						1	0	0
726	9						1	0	0
727	9						1	0	0
728	7						1	0	0
729	6						1	0	0
730	9						1	0	0
731	9						5	4	0
732	9						1	4	0
733	9						1	0	0
734	7						5	4	0
735	9						5	0	0
736	9						1	4	0
737	7						1	4	0
738	6						1	0	0
739	7						1	4	0
740	7						5	0	0
741	7						1	4	0
742	7						1	4	0
743	9						1	0	0
744	3						5	0	0
745	9						5	4	0
746	7						5	4	0
747	9						1	4	0
748	9						5	4	0
749	9						2	4	0
750	9						2	0	0
751	9						1	0	0
752	7						1	0	0
753	3						1	0	0
754	7						2	4	0
755	7						1	4	0
756	6						1	1	0
757	9						1	1	0
758	7						1	0	0
759	7						1	1	0
760	7						1	4	0
761	6						1	1	0
762	3						1	1	0
763	3						1	1	0
764	9						1	1	0
765	7						1	1	0
766	3						1	1	0
767	7						1	1	0
768	9						1	1	0
769	7						1	1	0
770	6						1	1	0
771	9						1	1	0
772	9						1	1	0
773	9						1	1	0
774	9						1	1	0
775	7						1	1	0
776	9						1	1	0
777	9						1	1	0

	20	21	22	23	24	25	26	27	28
	Loan Type of Most Senior Lien	Hybrid Period of Most Senior Lien (in months)	Neg Am Limit of Most Senior Lien	Junior Mortgage Balance	Origination Date of Most Senior Lien	Origination Date	Original Loan Amount	Original Interest Rate	Original Amortization Term
1				0.00		20120824	747000.00	0.040000	360
2				0.00		20120823	1400000.00	0.041250	360
3				0.00		20121126	732000.00	0.040000	360
4				250000.00		20121029	550000.00	0.040000	360
5				200000.00		20121024	703000.00	0.042500	360
6				0.00		20121101	600000.00	0.042500	360
7				0.00		20121107	750000.00	0.046250	360
8				0.00		20121106	552000.00	0.042500	360
9				0.00		20121026	526000.00	0.040000	360
10				0.00		20121025	940000.00	0.041250	360
11				0.00		20121109	900000.00	0.041250	360
12				0.00		20121026	1988000.00	0.037500	360
13				0.00		20121030	479000.00	0.037500	360
14				0.00		20121102	686000.00	0.037500	360
15				0.00		20121106	697800.00	0.036250	360
16				0.00		20121109	577500.00	0.041250	360
17				0.00		20121105	960000.00	0.037500	360
18				0.00		20121108	557000.00	0.037500	360
19				0.00		20120905	782000.00	0.040000	360
20				0.00		20120928	756000.00	0.038750	360
21				0.00		20121025	611500.00	0.040000	360
22				0.00		20121023	448000.00	0.040000	360
23				0.00		20121023	920000.00	0.040000	360
24				0.00		20121023	975000.00	0.037500	360
25				0.00		20120928	698000.00	0.043750	360
26				0.00		20121019	712000.00	0.038750	360
27				0.00		20121119	784250.00	0.040000	360
28				25130.00		20121105	716000.00	0.038750	360
29				0.00		20121108	500000.00	0.042500	360
30				0.00		20121108	542200.00	0.038750	360
31				0.00		20121106	557151.00	0.037500	360
32				0.00		20121121	671000.00	0.037500	360
33				0.00		20121105	999000.00	0.040000	360
34				0.00		20121102	915760.00	0.038750	360
35				0.00		20121102	813599.00	0.038750	360
36				0.00		20121115	671920.00	0.038750	360
37				0.00		20121113	2000000.00	0.037500	360
38				0.00		20121113	654500.00	0.040000	360
39				0.00		20121106	617000.00	0.040000	360
40				0.00		20121109	576000.00	0.043750	360
41				0.00		20121109	825000.00	0.040000	360
42				0.00		20121026	560000.00	0.040000	360
43				0.00		20121024	635000.00	0.035000	360
44				0.00		20121107	680000.00	0.035000	360
45				0.00		20121023	880000.00	0.040000	360
46				0.00		20121029	1000000.00	0.032500	180
47				0.00		20121005	844000.00	0.043750	360
48				0.00		20121013	880000.00	0.040000	360
49				0.00		20121016	641000.00	0.037500	360
50				0.00		20121109	880000.00	0.042500	360
51				0.00		20121102	885000.00	0.038750	360
52				0.00		20121106	1005900.00	0.036250	360
53				0.00		20121102	515000.00	0.038750	360
54				0.00		20121009	950000.00	0.041250	360
55				0.00		20121019	650000.00	0.037500	360
56				0.00		20121026	552000.00	0.042500	360
57				0.00		20121115	1240000.00	0.040000	360
58				0.00		20121026	1406000.00	0.036250	360
59				0.00		20121112	820000.00	0.040000	360
60				0.00		20121116	892000.00	0.040000	360
61				0.00		20121119	1500000.00	0.038750	360
62				0.00		20121108	900000.00	0.036250	360
63				0.00		20121114	587000.00	0.035000	360
64				0.00		20121121	1261000.00	0.037500	360
65				0.00		20121119	950000.00	0.036250	360
66				0.00		20121116	774000.00	0.036250	360
67				30100.00		20121031	562400.00	0.042500	360
68				0.00		20121015	900000.00	0.035000	180
69				0.00		20121115	600000.00	0.041250	360
70				0.00		20121101	795000.00	0.037500	360
71				0.00		20121108	1040000.00	0.038750	360
72				0.00		20121029	882000.00	0.040000	360
73				0.00		20121109	612920.00	0.041250	360
74				0.00		20121114	775000.00	0.040000	360
75				0.00		20121105	578000.00	0.038750	360
76				0.00		20121029	540000.00	0.040000	360
77				0.00		20121001	790400.00	0.045000	360
78				0.00		20121024	1067000.00	0.038750	360
79				0.00		20121008	597625.00	0.041250	360
80				0.00		20121109	1433500.00	0.040000	360
81				0.00		20121026	828750.00	0.040000	360
82				0.00		20121107	645000.00	0.037500	360
83				150000.00		20120911	550000.00	0.042500	360
84				0.00		20121015	633750.00	0.040000	360
85				0.00		20121030	740000.00	0.038750	360
86				0.00		20121026	591500.00	0.042500	360
87				0.00		20121026	752000.00	0.038750	360
88				0.00		20121115	506250.00	0.037500	360
89				0.00		20121115	670000.00	0.038000	360
90				0.00		20121109	1001250.00	0.035500	360
91				0.00		20100930	283000.00	0.041500	360
92				0.00		20120725	672000.00	0.040000	360
93				176000.00		20120910	1000000.00	0.038000	360
94				230000.00		20101122	2500000.00	0.047500	360
95				100000.00		20101104	729750.00	0.042500	360
96				0.00		20101123	3358688.00	0.042500	360
97				0.00		20101112	715000.00	0.044000	360
98				500000.00		20101207	297000.00	0.041500	360
99				18500.00		20110127	57077.00	0.046000	360
100				228750.00		20110330	423750.00	0.047000	360
101				658000.00		20110214	729500.00	0.047500	360
102				0.00		20110208	268000.00	0.046500	360
103				0.00		20110228	350000.00	0.047000	360
104				500000.00		20110504	125000.00	0.034000	360
105				0.00		20110516	1100000.00	0.050000	360
106				0.00		20110526	2000000.00	0.050000	360
107				0.00		20111209	417000.00	0.037000	360
108				0.00		20110728	1100000.00	0.046000	360
109				0.00		20110630	475000.00	0.048000	360
110				0.00		20120214	1000000.00	0.050000	360
111				0.00		20110712	660000.00	0.042500	360
112				0.00		20110715	500000.00	0.041000	360
113				0.00		20110909	720000.00	0.039500	360
114				0.00		20111123	1500000.00	0.043500	360
115				250000.00		20111003	645000.00	0.041000	360
116				245000.00		20110930	415000.00	0.038500	360
117				250000.00		20111202	684000.00	0.041500	360
118				0.00		20110927	729750.00	0.041500	360
119				110250.00		20111222	720000.00	0.040000	360
120				0.00		20111025	410000.00	0.042000	360
121				0.00		20111206	410000.00	0.042500	360
122				0.00		20111005	800000.00	0.041250	360
123				0.00		20120302	146250.00	0.041000	360
124				0.00		20111027	200000.00	0.042000	360
125				0.00		20111227	400000.00	0.037500	360
126				208000.00		20120412	1100000.00	0.044000	360
127				0.00		20111227	222000.00	0.038500	360
128				0.00		20111005	720000.00	0.038750	360
129				0.00		20111104	417000.00	0.040000	360
130				0.00		20111205	1090000.00	0.044000	360
131				65000.00		20111227	545000.00	0.042000	360
132				106650.00		20111021	568800.00	0.042500	360
133				0.00		20111107	530149.00	0.042000	360
134				0.00		20111121	161250.00	0.037500	360
135				0.00		20111130	162000.00	0.037500	360
136				0.00		20111121	461300.00	0.030000	360
137				0.00		20111121	159750.00	0.030000	360
138				0.00		20111207	251000.00	0.040000	360
139				187000.00		20111114	729000.00	0.041250	360
140				573000.00		20111214	417000.00	0.040000	360
141				0.00		20111221	468800.00	0.042000	360
142				710000.00		20120312	417000.00	0.040000	360
143				0.00		20111222	3000000.00	0.045000	360
144				0.00		20120117	200000.00	0.047500	360
145				0.00		20120319	678000.00	0.043500	360
146				0.00		20120531	826000.00	0.041250	360
147				0.00		20120301	165000.00	0.046500	360
148				0.00		20120301	197000.00	0.046500	360
149				0.00		20120301	270000.00	0.046500	360
150				0.00		20120125	2500000.00	0.043000	360
151				0.00		20120412	2400000.00	0.036000	360
152				1000000.00		20120203	417000.00	0.036000	360
153				0.00		20120403	340000.00	0.037500	360
154				0.00		20120127	392000.00	0.040000	360
155				0.00		20120210	417000.00	0.037500	360
156				0.00		20120320	205000.00	0.038500	360
157				0.00		20120605	650000.00	0.043500	360
158				0.00		20120210	850000.00	0.042000	360
159				0.00		20120426	1900000.00	0.040500	360
160				0.00		20120330	187500.00	0.042500	360
161				0.00		20120426	920000.00	0.041000	360
162				0.00		20120316	355000.00	0.036000	360
163				0.00		20120228	154000.00	0.041500	360
164				0.00		20120410	300000.00	0.038500	360
165				500000.00		20120330	625000.00	0.036500	360
166				0.00		20120509	600000.00	0.041000	360
167				200000.00		20120416	727000.00	0.041000	360
168				0.00		20120905	678750.00	0.041500	360
169				0.00		20120419	250000.00	0.038000	360
170				275000.00		20120417	1300500.00	0.040000	360
171				0.00		20120315	1000000.00	0.041250	360
172				200000.00		20120405	348000.00	0.036500	360
173				0.00		20120309	512625.00	0.041500	360
174				0.00		20120417	706000.00	0.039500	360
175				250000.00		20120620	1000000.00	0.040000	360
176				500000.00		20120801	1000000.00	0.039500	360
177				250000.00		20120416	625000.00	0.037500	360
178				787500.00		20120424	1800000.00	0.040000	360
179				0.00		20120409	825000.00	0.042000	360
180				0.00		20120830	992000.00	0.040000	360
181				0.00		20120410	895000.00	0.040500	360
182				350000.00		20120504	350000.00	0.035500	360
183				0.00		20120503	1500000.00	0.042500	360
184				0.00		20120413	265000.00	0.035000	360
185				0.00		20120518	312000.00	0.041000	360
186				400000.00		20120702	895000.00	0.039000	360
187				100000.00		20120502	1400000.00	0.040000	360
188				0.00		20120426	161000.00	0.037500	360
189				0.00		20120418	857000.00	0.040000	360
190				0.00		20120515	1100000.00	0.035000	360
191				0.00		20120612	900000.00	0.042000	360
192				0.00		20120418	244000.00	0.038000	360
193				0.00		20120417	880000.00	0.041500	360
194				0.00		20120611	2000000.00	0.038500	360
195				0.00		20120510	625500.00	0.037000	360
196				0.00		20120507	417000.00	0.037500	360
197				0.00		20120524	125000.00	0.038750	360
198				0.00		20120727	800000.00	0.041500	360
199				0.00		20120907	1380000.00	0.038500	360
200				0.00		20120628	950000.00	0.042000	360
201				0.00		20120628	700000.00	0.042000	360
202				0.00		20120809	3375000.00	0.037500	360
203				140000.00		20120720	180000.00	0.037000	360
204				0.00		20120521	1000000.00	0.041000	360
205				0.00		20120531	384000.00	0.038500	360
206				0.00		20120510	800000.00	0.041500	360
207				0.00		20120607	993750.00	0.041250	360
208				0.00		20120614	150000.00	0.035500	360
209				0.00		20120612	265000.00	0.039500	360
210				0.00		20120605	404000.00	0.038000	360
211				250000.00		20120720	1100000.00	0.042000	360
212				0.00		20120529	920000.00	0.039500	360
213				0.00		20120607	900000.00	0.042500	360
214				155000.00		20120614	721000.00	0.042000	360
215				850000.00		20120612	890000.00	0.041000	360
216				0.00		20120618	1275000.00	0.041500	360
217				0.00		20120614	1000000.00	0.042000	360
218				0.00		20120824	1100000.00	0.038000	360
219				0.00		20120530	2680000.00	0.038000	360
220				200000.00		20120524	1200000.00	0.041500	360
221				0.00		20120731	1125000.00	0.041500	360
222				0.00		20120525	925000.00	0.042000	360
223				0.00		20120626	675000.00	0.040500	360
224				150000.00		20120719	724000.00	0.040000	360
225				0.00		20120606	984000.00	0.042500	360
226				100000.00		20120605	1700000.00	0.042000	360
227				0.00		20120626	935000.00	0.043000	360
228				0.00		20120625	550000.00	0.043000	360
229				0.00		20120604	798750.00	0.039500	360
230				0.00		20120612	835000.00	0.040000	360
231				250000.00		20120622	830000.00	0.033750	360
232				0.00		20121004	1609300.00	0.038000	360
233				0.00		20120525	1230000.00	0.040000	360
234				0.00		20120529	1200000.00	0.042500	360
235				0.00		20120611	755000.00	0.043500	360
236				0.00		20120703	750000.00	0.043500	360
237				0.00		20120626	1524000.00	0.040500	360
238				100000.00		20120702	815000.00	0.043500	360
239				0.00		20120621	585000.00	0.043500	360
240				1200000.00		20120604	1000000.00	0.040000	360
241				0.00		20120928	1075000.00	0.039000	360
242				0.00		20120606	3600000.00	0.037500	360
243				0.00		20120604	900000.00	0.043000	360
244				0.00		20120712	1300000.00	0.043000	360
245				0.00		20120615	122000.00	0.038000	360
246				0.00		20120710	790000.00	0.040000	360
247				0.00		20120531	2310000.00	0.042000	360
248				0.00		20120730	1687500.00	0.039000	360
249				105000.00		20120702	815000.00	0.040500	360
250				0.00		20120706	1500000.00	0.040500	360
251				439200.00		20120606	1000000.00	0.041000	360
252				0.00		20120604	3000000.00	0.039500	360
253				150000.00		20120626	1100000.00	0.033750	360
254				0.00		20120622	1050000.00	0.040500	360
255				0.00		20120629	1425000.00	0.043000	360
256				250000.00		20120613	840000.00	0.038500	360
257				200000.00		20120620	1000000.00	0.041500	360
258				0.00		20120801	2100000.00	0.032500	360
259				0.00		20120715	940000.00	0.041500	360
260				708000.00		20120613	500000.00	0.042000	360
261				0.00		20120619	60000.00	0.042500	360
262				0.00		20120622	1500000.00	0.041500	360
263				0.00		20120727	1157600.00	0.038000	360
264				0.00		20120720	620000.00	0.042500	360
265				0.00		20120620	1560000.00	0.038500	360
266				0.00		20120705	940000.00	0.040500	360
267				50000.00		20120803	910000.00	0.040500	360
268				0.00		20120823	680000.00	0.041500	360
269				200000.00		20120731	600000.00	0.038000	360
270				0.00		20120807	807500.00	0.042000	360
271				500000.00		20120719	835000.00	0.042000	360
272				0.00		20120713	290000.00	0.038000	360
273				1115000.00		20120625	3500000.00	0.040500	360
274				0.00		20120724	1040000.00	0.043000	360
275				1000000.00		20120716	2000000.00	0.038500	360
276				0.00		20120628	1150000.00	0.040500	360
277				0.00		20120720	960000.00	0.041000	360
278				414000.00		20120718	1500000.00	0.033750	360
279				0.00		20120723	925000.00	0.040500	360
280				400000.00		20120822	1485000.00	0.039000	360
281				0.00		20121001	653600.00	0.037000	360
282				0.00		20120702	1344000.00	0.038000	360
283				0.00		20120703	850000.00	0.038000	360
284				0.00		20120716	1120000.00	0.039500	360
285				300000.00		20120913	1200000.00	0.039500	360
286				0.00		20120628	1500000.00	0.040500	360
287				0.00		20120628	500000.00	0.043000	360
288				0.00		20120725	941000.00	0.040500	360
289				0.00		20120809	330000.00	0.034500	360
290				740000.00		20120802	1560000.00	0.040000	360
291				0.00		20120713	799200.00	0.039000	360
292				0.00		20120710	767200.00	0.039500	360
293				0.00		20120821	1800000.00	0.042000	360
294				0.00		20120904	1135000.00	0.040000	360
295				750000.00		20120813	890000.00	0.039000	360
296				0.00		20120705	1108000.00	0.038000	360
297				0.00		20120702	1165500.00	0.039000	360
298				0.00		20120730	800000.00	0.039500	360
299				0.00		20120816	950000.00	0.041000	360
300				0.00		20120830	3150000.00	0.041000	360
301				0.00		20120727	1188000.00	0.040000	360
302				0.00		20120713	2000000.00	0.039000	360
303				0.00		20120712	700000.00	0.040500	360
304				0.00		20120918	525000.00	0.040000	360
305				0.00		20120806	1100000.00	0.039000	360
306				0.00		20120814	1200000.00	0.033000	360
307				100000.00		20120816	850000.00	0.040000	360
308				100000.00		20120912	1000000.00	0.043000	360
309				0.00		20120823	1335000.00	0.044500	360
310				0.00		20120817	620680.00	0.039500	360
311				0.00		20120807	872000.00	0.039500	360
312				0.00		20120724	727500.00	0.041000	360
313				0.00		20120718	1048000.00	0.040500	360
314				0.00		20120716	860000.00	0.039000	360
315				0.00		20120822	1090000.00	0.039000	360
316				0.00		20120817	650000.00	0.046500	360
317				100000.00		20120830	800000.00	0.042000	360
318				0.00		20120724	1060000.00	0.040500	360
319				142000.00		20120815	1087945.00	0.039000	360
320				0.00		20120830	2350000.00	0.038500	360
321				50000.00		20120803	995000.00	0.041500	360
322				0.00		20120918	1180000.00	0.038500	360
323				0.00		20120829	580000.00	0.040000	360
324				100000.00		20120822	988000.00	0.040500	360
325				0.00		20121001	711000.00	0.040000	360
326				100000.00		20120828	1000000.00	0.037500	360
327				0.00		20120726	936000.00	0.040000	360
328				0.00		20120801	1088000.00	0.038500	360
329				0.00		20120906	597023.00	0.040000	360
330				1250000.00		20120913	925000.00	0.038500	360
331				0.00		20120824	1090000.00	0.040500	360
332				250000.00		20120907	718000.00	0.040500	360
333				150000.00		20120726	850000.00	0.039500	360
334				0.00		20120905	810000.00	0.037500	360
335				0.00		20120914	900000.00	0.038000	360
336				0.00		20120807	1341600.00	0.039500	360
337				0.00		20120831	1000000.00	0.038000	360
338				0.00		20120904	913000.00	0.038500	360
339				400000.00		20120822	950000.00	0.040000	360
340				0.00		20120731	825000.00	0.039000	360
341				0.00		20120801	900000.00	0.039500	360
342				0.00		20120920	159000.00	0.037500	360
343				0.00		20120810	1200000.00	0.034000	360
344				0.00		20120907	225000.00	0.039000	360
345				500000.00		20121002	1100000.00	0.040000	360
346				0.00		20120806	999200.00	0.039500	360
347				0.00		20120906	970000.00	0.038000	360
348				0.00		20120822	2000000.00	0.042000	360
349				0.00		20120824	978000.00	0.041000	360
350				0.00		20120820	857000.00	0.042000	360
351				150000.00		20120828	1257000.00	0.039000	360
352				0.00		20121001	787500.00	0.038500	360
353				0.00		20120905	2000000.00	0.037000	360
354				0.00		20120813	1837500.00	0.038500	360
355				0.00		20120904	1000000.00	0.038000	360
356				0.00		20120911	970000.00	0.040000	360
357				0.00		20120810	2000000.00	0.038500	360
358				0.00		20120802	920000.00	0.039500	360
359				500000.00		20120928	890000.00	0.040000	360
360				0.00		20120820	417000.00	0.037500	360
361				0.00		20120830	765000.00	0.040000	360
362				0.00		20120905	432000.00	0.038500	360
363				500000.00		20120907	2000000.00	0.040500	360
364				100000.00		20120928	1100000.00	0.039000	360
365				750000.00		20120831	1000000.00	0.039500	360
366				0.00		20120906	1100000.00	0.038500	360
367				0.00		20120913	525000.00	0.043000	360
368				275000.00		20120905	1300000.00	0.036000	360
369				0.00		20120914	700000.00	0.038000	360
370				0.00		20121005	579000.00	0.034500	360
371				0.00		20120827	920000.00	0.038000	360
372				0.00		20120919	812500.00	0.036000	360
373				0.00		20120917	743000.00	0.037500	360
374				0.00		20120817	1144000.00	0.036000	360
375				0.00		20120917	666000.00	0.039000	360
376				0.00		20121002	931000.00	0.039000	360
377				0.00		20120928	581250.00	0.039000	360
378				0.00		20120820	536000.00	0.037500	360
379				0.00		20120904	993000.00	0.038000	360
380				0.00		20120914	890000.00	0.039000	360
381				0.00		20120829	1800000.00	0.042000	360
382				0.00		20120917	720000.00	0.040000	360
383				0.00		20120921	2000000.00	0.037500	360
384				0.00		20120910	724000.00	0.039000	360
385				0.00		20120816	1788000.00	0.035500	360
386				0.00		20120810	750000.00	0.038500	360
387				0.00		20120904	1000000.00	0.037500	360
388				150000.00		20120910	790000.00	0.038000	360
389				172500.00		20120910	1000000.00	0.038500	360
390				250000.00		20120926	1000000.00	0.040000	360
391				0.00		20120914	1385000.00	0.041500	360
392				0.00		20120910	1090000.00	0.038000	360
393				0.00		20120831	1500000.00	0.036500	360
394				0.00		20120830	1500000.00	0.037500	360
395				281000.00		20120919	707000.00	0.041000	360
396				0.00		20120827	840000.00	0.037500	360
397				215000.00		20121003	765000.00	0.037500	360
398				0.00		20120924	1254000.00	0.038500	360
399				0.00		20120817	1212000.00	0.036500	360
400				0.00		20120927	635000.00	0.040000	360
401				0.00		20120824	2000000.00	0.037000	360
402				0.00		20120823	1000000.00	0.039500	360
403				0.00		20120829	1500000.00	0.043000	360
404				0.00		20121002	850000.00	0.036500	360
405				0.00		20120917	750000.00	0.039000	360
406				0.00		20120917	750000.00	0.039000	360
407				0.00		20120917	500000.00	0.038000	360
408				0.00		20120907	1650000.00	0.039500	360
409				0.00		20120921	109500.00	0.042000	360
410				0.00		20120830	720000.00	0.036500	360
411				0.00		20120913	1380000.00	0.037500	360
412				0.00		20120920	750000.00	0.039500	360
413				0.00		20121004	1152000.00	0.039000	360
414				235000.00		20120927	1980000.00	0.040500	360
415				0.00		20120918	1100000.00	0.042500	360
416				0.00		20120917	1197900.00	0.038500	360
417				500000.00		20120912	1200000.00	0.037500	360
418				0.00		20120907	1062000.00	0.046000	360
419				700000.00		20120926	794000.00	0.040000	360
420				490000.00		20120918	1376500.00	0.038500	360
421				0.00		20120906	1080000.00	0.039000	360
422				0.00		20121005	900000.00	0.037500	360
423				0.00		20120918	1000000.00	0.035500	360
424				0.00		20120914	1012000.00	0.039000	360
425				0.00		20120917	795000.00	0.038000	360
426				600000.00		20120921	1500000.00	0.036500	360
427				0.00		20120924	760000.00	0.037500	360
428				0.00		20120928	784800.00	0.036000	360
429				0.00		20121001	1690000.00	0.037500	360
430				0.00		20121002	788500.00	0.039500	360
431				0.00		20121002	620000.00	0.037500	360
432				0.00		20121005	1475000.00	0.035500	360
433				0.00		20121003	2000000.00	0.037000	360
434				0.00		20111202	475000.00	0.047500	360
435				0.00		20121126	837700.00	0.032500	180
436				0.00		20121207	548000.00	0.036250	360
437				0.00		20121121	650000.00	0.038750	360
438				0.00		20121116	672000.00	0.038750	360
439				0.00		20121115	960000.00	0.041250	360
440				0.00		20121002	671000.00	0.041250	360
441				0.00		20121024	688000.00	0.041250	360
442				0.00		20121108	715000.00	0.040000	360
443				0.00		20121121	995000.00	0.037500	360
444				0.00		20121119	720000.00	0.037500	360
445				245000.00		20121119	659600.00	0.038750	360
446				0.00		20121103	819775.00	0.043750	360
447				80000.00		20121022	840000.00	0.041250	360
448				0.00		20121031	884000.00	0.040000	360
449				0.00		20121115	694353.00	0.036250	180
450				0.00		20121203	1050000.00	0.040000	360
451				0.00		20121016	774000.00	0.042500	360
452				0.00		20121121	999999.00	0.041250	360
453				500000.00		20121114	1147924.00	0.037500	360
454				0.00		20121114	621075.00	0.038750	360
455				140000.00		20121128	812000.00	0.038750	360
456				0.00		20121029	686000.00	0.043750	360
457				0.00		20121123	862500.00	0.040000	360
458				295000.00		20121130	747000.00	0.040000	360
459				0.00		20121113	637000.00	0.038750	360
460				0.00		20121107	943114.00	0.038750	360
461				0.00		20121108	1153500.00	0.038750	360
462				0.00		20121105	715000.00	0.037500	360
463				0.00		20121121	665000.00	0.037500	360
464				0.00		20121116	665000.00	0.038750	360
465				0.00		20121026	686000.00	0.035000	360
466				0.00		20121123	1235000.00	0.037500	360
467				0.00		20121109	852000.00	0.040000	360
468				0.00		20121130	637000.00	0.038750	360
469				0.00		20121115	712000.00	0.040000	360
470				0.00		20121127	630000.00	0.037500	360
471				0.00		20121128	688000.00	0.038750	360
472				0.00		20121115	1085625.00	0.038750	360
473				0.00		20121123	1000000.00	0.038750	360
474				0.00		20121204	828000.00	0.040000	360
475				0.00		20121113	693500.00	0.040000	360
476				0.00		20121207	1855000.00	0.040000	360
477				50000.00		20121210	757000.00	0.040000	360
478				0.00		20121105	542000.00	0.038750	360
479				0.00		20121120	920000.00	0.041250	360
480				0.00		20121207	460000.00	0.035000	360
481				500000.00		20121121	582000.00	0.040000	360
482				75000.00		20121127	586000.00	0.038750	360
483				0.00		20121123	903000.00	0.040000	360
484				0.00		20121115	684000.00	0.036250	180
485				0.00		20120924	1200000.00	0.042500	360
486				0.00		20121109	1000000.00	0.037500	360
487				0.00		20121029	750000.00	0.038750	360
488				0.00		20121102	778500.00	0.040000	360
489				0.00		20121114	461250.00	0.042500	360
490				0.00		20121108	629300.00	0.040000	360
491				0.00		20121013	716100.00	0.038750	360
492				0.00		20121114	840000.00	0.040000	360
493				0.00		20121009	997000.00	0.037500	360
494				0.00		20121101	543750.00	0.038750	360
495				0.00		20121011	608000.00	0.038750	360
496				0.00		20121102	683150.00	0.041250	360
497				0.00		20121011	467200.00	0.037500	360
498				0.00		20121109	700000.00	0.038750	360
499				0.00		20121107	688000.00	0.038750	360
500				0.00		20121113	612000.00	0.038750	360
501				0.00		20121108	590000.00	0.037500	360
502				0.00		20121113	469300.00	0.038750	360
503				0.00		20121109	956600.00	0.040000	360
504				0.00		20121120	465000.00	0.037500	360
505				0.00		20121106	620250.00	0.038750	360
506				0.00		20121101	1000000.00	0.038750	360
507				0.00		20121115	497000.00	0.038750	360
508				0.00		20121120	824500.00	0.037500	360
509				0.00		20121113	512000.00	0.038750	360
510				0.00		20121130	680000.00	0.033750	360
511				0.00		20121119	571850.00	0.038750	360
512				0.00		20121126	726800.00	0.041250	360
513				0.00		20121119	636600.00	0.038750	360
514				0.00		20121121	657000.00	0.033750	360
515				0.00		20121121	600000.00	0.036250	360
516				0.00		20121204	657900.00	0.038750	360
517				0.00		20121024	660000.00	0.041250	360
518				0.00		20121123	1000000.00	0.041250	360
519				0.00		20121126	634840.00	0.038750	360
520				0.00		20120827	880000.00	0.042500	360
521				0.00		20121129	815000.00	0.037500	360
522				0.00		20121108	615000.00	0.037500	360
523				0.00		20121130	618750.00	0.037500	360
524				0.00		20121128	780000.00	0.040000	360
525				0.00		20121116	853067.00	0.038750	360
526				0.00		20121115	912000.00	0.037500	360
527				0.00		20121026	957000.00	0.042500	360
528				0.00		20121015	816800.00	0.043750	360
529				0.00		20121130	523000.00	0.038750	360
530				0.00		20121115	573000.00	0.041250	360
531				0.00		20121119	780000.00	0.041250	360
532				0.00		20121106	994000.00	0.036250	180
533				0.00		20121110	709000.00	0.036250	360
534				0.00		20121119	681500.00	0.037500	360
535				0.00		20121128	752000.00	0.037500	360
536				0.00		20121026	650000.00	0.043750	360
537				0.00		20121115	760000.00	0.038750	360
538				0.00		20121114	717000.00	0.038750	360
539				0.00		20121119	640800.00	0.035000	360
540				0.00		20121107	725000.00	0.042500	360
541				0.00		20120730	915000.00	0.040000	180
542				0.00		20121130	532500.00	0.042500	360
543				0.00		20120914	588000.00	0.043750	360
544				0.00		20121024	1060000.00	0.041250	360
545				102525.00		20121114	670000.00	0.040000	360
546				55000.00		20121128	555000.00	0.038750	360
547				0.00		20121109	700000.00	0.035000	360
548				0.00		20121029	604000.00	0.040000	360
549				0.00		20121101	688000.00	0.037500	360
550				0.00		20121129	1655500.00	0.038750	360
551				0.00		20121129	652000.00	0.040000	360
552				27000.00		20121121	512000.00	0.038750	360
553				0.00		20121119	672000.00	0.040000	360
554				0.00		20121126	500000.00	0.041250	360
555				0.00		20121107	796000.00	0.042500	360
556				0.00		20121030	825000.00	0.041250	360
557				0.00		20121115	890000.00	0.040000	360
558				0.00		20121115	786500.00	0.038750	360
559				0.00		20121120	956000.00	0.042500	360
560				0.00		20121128	1050000.00	0.036250	360
561				0.00		20121115	905000.00	0.040000	360
562				0.00		20121201	848000.00	0.042500	360
563				0.00		20121101	999000.00	0.038750	360
564				0.00		20121120	744000.00	0.043750	360
565				0.00		20121116	930000.00	0.040000	360
566				0.00		20121203	750000.00	0.037500	360
567				0.00		20121115	1000000.00	0.036250	360
568				0.00		20121116	677500.00	0.040000	360
569				132000.00		20121119	568550.00	0.040000	360
570				0.00		20121012	1610000.00	0.040000	360
571				0.00		20121003	537000.00	0.036250	180
572				0.00		20121102	610000.00	0.041250	360
573				0.00		20121002	444000.00	0.040000	360
574				0.00		20121031	760000.00	0.043750	360
575				0.00		20121119	585000.00	0.038750	360
576				0.00		20121018	521500.00	0.038750	360
577				84800.00		20121031	520000.00	0.038750	360
578				0.00		20121031	962000.00	0.038750	360
579				0.00		20121109	616800.00	0.038750	360
580				0.00		20121102	1200000.00	0.038750	360
581				0.00		20121102	1000000.00	0.031250	180
582				0.00		20121022	900000.00	0.037500	360
583				103000.00		20121105	585000.00	0.041250	360
584				0.00		20121106	735000.00	0.037500	360
585				0.00		20121121	910000.00	0.033750	180
586				0.00		20121031	955000.00	0.036250	360
587				0.00		20121113	561750.00	0.033750	180
588				0.00		20121114	1000000.00	0.037500	360
589				0.00		20121129	887000.00	0.036250	360
590				0.00		20121109	606000.00	0.037500	360
591				0.00		20121102	1087000.00	0.040000	360
592				0.00		20121126	702800.00	0.040000	360
593				0.00		20121121	993000.00	0.040000	360
594				0.00		20121109	1000000.00	0.043750	360
595				0.00		20121017	568000.00	0.037500	360
596				0.00		20121128	440000.00	0.037500	360
597				0.00		20121130	749250.00	0.036250	360
598				0.00		20121127	547600.00	0.038750	360
599				0.00		20121203	530000.00	0.037500	360
600				0.00		20121114	1220000.00	0.037500	360
601				0.00		20121121	865000.00	0.036250	360
602				56100.00		20121108	633900.00	0.037500	360
603				0.00		20121113	840000.00	0.038750	360
604				0.00		20121126	892500.00	0.038750	360
605				0.00		20121113	543750.00	0.042500	360
606				0.00		20121115	1000000.00	0.037500	360
607				0.00		20121119	847000.00	0.037500	360
608				0.00		20121030	1000000.00	0.037500	360
609				0.00		20121119	712000.00	0.038750	360
610				0.00		20121113	600000.00	0.037500	360
611				0.00		20121109	1350000.00	0.036250	360
612				0.00		20121108	1245000.00	0.037500	360
613				0.00		20121120	886000.00	0.037500	360
614				0.00		20121121	504000.00	0.037500	360
615				0.00		20121109	672000.00	0.041250	360
616				0.00		20121105	660000.00	0.038750	360
617				0.00		20121203	1950000.00	0.037500	360
618				0.00		20121120	571500.00	0.032500	180
619				0.00		20121130	924000.00	0.037500	360
620				0.00		20121130	670000.00	0.032500	360
621				60000.00		20121129	508000.00	0.038750	360
622				0.00		20120928	650000.00	0.041250	360
623				0.00		20121029	536000.00	0.038750	360
624				75000.00		20120914	500000.00	0.042500	360
625				0.00		20120907	890000.00	0.040000	360
626				0.00		20121114	458000.00	0.041250	360
627				0.00		20120914	729000.00	0.041250	360
628				226000.00		20121120	508000.00	0.041250	360
629				0.00		20121015	855000.00	0.037500	360
630				0.00		20121018	549000.00	0.041250	360
631				0.00		20121107	800000.00	0.042500	360
632				0.00		20121109	1495000.00	0.040000	360
633				0.00		20121108	641250.00	0.042500	360
634				0.00		20121113	531250.00	0.042500	360
635				0.00		20121119	1440000.00	0.037500	360
636				0.00		20121016	757000.00	0.037500	360
637				350000.00		20121119	956000.00	0.041250	360
638				0.00		20121130	1047700.00	0.040000	360
639				0.00		20121112	951000.00	0.041250	360
640				0.00		20121029	680000.00	0.038750	360
641				0.00		20121119	740000.00	0.038750	360
642				240000.00		20121107	867000.00	0.036250	360
643				0.00		20121119	580000.00	0.037500	360
644				0.00		20121116	690000.00	0.038750	360
645				0.00		20121121	764000.00	0.037500	360
646				0.00		20121129	572300.00	0.040000	360
647				0.00		20121205	573540.00	0.040000	360
648				0.00		20121031	715000.00	0.037500	360
649				0.00		20121114	800000.00	0.038750	360
650				0.00		20121114	888000.00	0.042500	360
651				0.00		20121102	1260000.00	0.040000	360
652				0.00		20121107	556400.00	0.036250	360
653				450000.00		20121115	1482500.00	0.037500	360
654				0.00		20121108	648000.00	0.040000	360
655				0.00		20121031	880000.00	0.035000	360
656				0.00		20121023	800000.00	0.036250	360
657				0.00		20121121	952500.00	0.038750	360
658				0.00		20121128	1050000.00	0.040000	360
659				0.00		20121121	700000.00	0.042500	360
660				0.00		20121031	1073000.00	0.037500	360
661				0.00		20121121	595900.00	0.038750	360
662				0.00		20121030	611000.00	0.038750	360
663				0.00		20121121	746200.00	0.038750	360
664				0.00		20121121	460500.00	0.042500	360
665				0.00		20121127	600880.00	0.040000	360
666				0.00		20121130	506116.00	0.040000	360
667				0.00		20121012	835000.00	0.041250	360
668				0.00		20121128	1469500.00	0.037500	360
669				0.00		20121207	611200.00	0.038750	360
670				0.00		20121113	460000.00	0.043750	360
671				0.00		20121011	608393.97	0.041250	360
672				0.00		20121012	580000.00	0.038750	360
673				0.00		20121026	899250.00	0.035000	360
674				0.00		20121203	439920.00	0.038750	360
675				0.00		20120910	330000.00	0.041500	240
676				0.00		20121024	1200000.00	0.039500	360
677				0.00		20121113	670000.00	0.038000	360
678				0.00		20121128	1532000.00	0.038000	360
679				0.00		20121115	532000.00	0.036500	360
680				0.00		20121107	1200000.00	0.037500	360
681				300000.00		20121107	600000.00	0.038000	360
682				522500.00		20121109	1000000.00	0.038000	360
683				0.00		20121114	2000000.00	0.035500	360
684				0.00		20121101	1568000.00	0.035500	360
685				0.00		20090313	568000.00	0.055000	360
686				0.00		20091002	943000.00	0.055000	360
687				0.00		20101123	743000.00	0.048750	300
688				500000.00		20101210	750000.00	0.050000	360
689				0.00		20110201	1000000.00	0.048750	360
690				0.00		20110624	900000.00	0.046250	360
691				0.00		20110721	690000.00	0.046250	360
692				75000.00		20111006	594000.00	0.046250	360
693				0.00		20120215	797000.00	0.039900	360
694				0.00		20120216	800000.00	0.039900	360
695				0.00		20120224	512000.00	0.041250	360
696				0.00		20120227	680000.00	0.039900	360
697				50000.00		20120313	641000.00	0.039900	360
698				0.00		20120314	737000.00	0.041250	360
699				0.00		20120326	800000.00	0.041250	360
700				125000.00		20120406	678000.00	0.039900	360
701				0.00		20120417	980000.00	0.039900	360
702				0.00		20120508	631000.00	0.039900	360
703				100000.00		20120518	605000.00	0.039900	360
704				0.00		20120518	665000.00	0.039900	360
705				0.00		20120525	640000.00	0.039900	360
706				0.00		20120529	636000.00	0.039900	360
707				0.00		20120607	750000.00	0.039900	360
708				0.00		20120615	794000.00	0.039900	360
709				60000.00		20120615	891000.00	0.041250	360
710				50000.00		20120621	494000.00	0.039900	360
711				150000.00		20120713	517200.00	0.039900	360
712				0.00		20121002	590000.00	0.043750	360
713				0.00		20121011	567500.00	0.041250	360
714				125047.86		20121206	726000.00	0.040000	360
715				0.00		20121116	601200.00	0.037500	360
716				0.00		20121019	1000000.00	0.038750	360
717				0.00		20121026	575000.00	0.036250	360
718				0.00		20121026	1432500.00	0.041250	360
719				0.00		20121126	620000.00	0.037500	360
720				0.00		20121115	521500.00	0.035000	360
721				0.00		20121109	506400.00	0.037500	360
722				0.00		20121115	504400.00	0.037500	360
723				0.00		20121120	818800.00	0.040000	360
724				0.00		20121126	556000.00	0.040000	360
725				0.00		20121126	540850.00	0.038750	360
726				0.00		20121126	910000.00	0.037500	360
727				0.00		20121126	944000.00	0.040000	360
728				0.00		20121206	1020000.00	0.038750	360
729				0.00		20121126	591200.00	0.037500	360
730				0.00		20120927	995000.00	0.042500	360
731				0.00		20121114	562000.00	0.042500	360
732				74130.00		20121213	847000.00	0.042500	360
733				0.00		20121116	840000.00	0.041250	360
734				0.00		20121120	552000.00	0.037500	360
735				0.00		20121120	985000.00	0.040000	360
736				0.00		20121005	852000.00	0.042500	360
737				0.00		20120914	544000.00	0.042500	360
738				0.00		20121107	1190000.00	0.035000	360
739				0.00		20121123	562500.00	0.040000	360
740				0.00		20121114	678800.00	0.040000	360
741				0.00		20121130	592000.00	0.037500	360
742				0.00		20121101	741300.00	0.037500	360
743				0.00		20121105	965000.00	0.045000	360
744				0.00		20121121	575000.00	0.038750	360
745				0.00		20121128	887000.00	0.038750	360
746				0.00		20121109	1125000.00	0.038750	360
747				0.00		20121127	826000.00	0.032500	180
748				0.00		20121030	483500.00	0.040000	360
749				0.00		20121126	622000.00	0.040000	360
750				187614.00		20121101	682000.00	0.040000	360
751				0.00		20121127	714000.00	0.038750	360
752				0.00		20121204	1650000.00	0.036500	360
753				0.00		20120523	600000.00	0.039900	360
754				0.00		20121123	604000.00	0.038750	360
755				0.00		20111202	1000000.00	0.045000	360
756				0.00		20120404	605000.00	0.041250	360
757				0.00		20120302	990000.00	0.041250	360
758				0.00		20120419	1400000.00	0.040000	360
759				0.00		20120504	472000.00	0.043750	360
760				0.00		20120625	649999.00	0.041250	360
761				0.00		20120712	727500.00	0.038750	240
762				0.00		20120611	476200.00	0.041250	360
763				0.00		20120806	1200000.00	0.040000	360
764				0.00		20120820	837000.00	0.041250	360
765				0.00		20120703	648750.00	0.036250	240
766				0.00		20120730	735000.00	0.041250	360
767				0.00		20120801	900800.00	0.039900	360
768				500000.00		20120817	694000.00	0.041250	360
769				0.00		20120831	600000.00	0.040000	360
770				0.00		20120808	536250.00	0.040000	360
771				0.00		20120905	633000.00	0.041250	360
772				0.00		20120823	753000.00	0.040000	360
773				0.00		20120831	748000.00	0.036250	240
774				0.00		20120920	561000.00	0.039900	360
775				0.00		20121005	732000.00	0.041250	360
776				0.00		20120910	1288400.00	0.039900	360
777				0.00		20121015	1168228.00	0.039900	360

	29	30	31	32	33	34	35	36	37
	Original Term to Maturity	First Payment Date of Loan	Interest Type Indicator	Original Interest Only Term	Buy Down Period	HELOC Draw Period	Current Loan Amount	Current Interest Rate	Current Payment Amount Due
1	360	20121001	1	0	0		741582.56	0.040000	3566.29
2	360	20121001	1	0	0		1390075.81	0.041250	6785.10
3	360	20130101	1	0	0		730945.32	0.040000	3494.68
4	360	20121201	1	0	0		548412.46	0.040000	2625.78
5	360	20121201	1	0	0		701059.47	0.042500	3458.34
6	360	20130101	1	0	0		599173.36	0.042500	2951.64
7	360	20130101	1	0	0		749034.58	0.046250	3856.05
8	360	20130101	1	0	0		551239.49	0.042500	2715.51
9	360	20121201	1	0	0		524481.74	0.040000	2511.20
10	360	20121201	1	0	0		937346.53	0.041250	4555.71
11	360	20130101	1	0	0		898731.90	0.041250	4361.85
12	360	20121201	1	0	0		1982002.16	0.037500	9206.74
13	360	20121201	1	0	0		477554.86	0.037500	2218.32
14	360	20130101	1	0	0		684966.78	0.037500	3176.97
15	360	20130101	1	0	0		696725.61	0.036250	3182.33
16	360	20130101	1	0	0		576686.31	0.041250	2798.85
17	360	20130101	1	0	0		958554.09	0.037500	4445.91
18	360	20130101	1	0	0		556161.08	0.037500	2579.55
19	360	20121101	1	0	0		778608.55	0.040000	3733.39
20	360	20121101	1	0	0		752647.98	0.038750	3554.99
21	360	20121201	1	0	0		609734.95	0.040000	2919.39
22	360	20121201	1	0	0		446706.87	0.040000	2138.82
23	360	20121201	1	0	0		917344.48	0.040000	4392.22
24	360	20121201	1	0	0		972058.41	0.037500	4515.38
25	360	20121101	1	0	0		695169.04	0.043750	3485.01
26	360	20121201	1	0	0		709898.77	0.038750	3348.09
27	360	20130101	1	0	0		783120.04	0.040000	3744.13
28	360	20130101	1	0	0		714945.18	0.038750	3366.90
29	360	20130101	1	0	0		499311.13	0.042500	2459.70
30	360	20130101	1	0	0		541401.22	0.038750	2549.63
31	360	20130101	1	0	0		556311.85	0.037500	2580.25
32	360	20130101	1	0	0		669989.37	0.037500	3107.51
33	360	20130101	1	0	0		997560.62	0.040000	4769.38
34	360	20130101	1	0	0		914410.90	0.038750	4306.24
35	360	20130101	1	0	0		812400.41	0.038750	3825.84
36	360	20130101	1	0	0		670930.12	0.038750	3159.62
37	360	20130101	1	0	0		1996987.69	0.037500	9262.31
38	360	20130101	1	0	0		653556.99	0.040000	3124.68
39	360	20130101	1	0	0		616111.02	0.040000	2945.65
40	360	20130101	1	0	0		575224.12	0.043750	2875.88
41	360	20130101	1	0	0		823811.32	0.040000	3938.68
42	360	20121201	1	0	0		558383.59	0.040000	2673.53
43	360	20121201	1	0	0		632998.37	0.035000	2851.43
44	360	20130101	1	0	0		678929.83	0.035000	3053.50
45	360	20121201	1	0	0		877459.94	0.040000	4201.25
46	180	20121201	1	0	0		991351.59	0.032500	7026.69
47	360	20121201	1	0	0		841722.08	0.043750	4213.97
48	360	20121201	1	0	0		877459.94	0.040000	4201.25
49	360	20121201	1	0	0		639066.09	0.037500	2968.57
50	360	20130101	1	0	0		878787.60	0.042500	4329.07
51	360	20130101	1	0	0		883696.21	0.038750	4161.60
52	360	20130101	1	0	0		1004351.24	0.036250	4587.42
53	360	20130101	1	0	0		514241.30	0.038750	2421.72
54	360	20121201	1	0	0		947318.31	0.041250	4604.17
55	360	20121201	1	0	0		648038.94	0.037500	3010.25
56	360	20121201	1	0	0		550476.29	0.042500	2715.51
57	360	20130101	1	0	0		1238213.38	0.040000	5919.95
58	360	20121201	1	0	0		1401663.88	0.036250	6412.08
59	360	20130101	1	0	0		818818.52	0.040000	3914.81
60	360	20130101	1	0	0		890714.79	0.040000	4258.54
61	360	20130101	1	0	0		1497790.19	0.038750	7053.56
62	360	20130101	1	0	0		898614.29	0.036250	4104.46
63	360	20130101	1	0	0		586076.19	0.035000	2635.89
64	360	20130101	1	0	0		1259100.74	0.037500	5839.89
65	360	20130101	1	0	0		948537.30	0.036250	4332.49
66	360	20130101	1	0	0		772808.29	0.036250	3529.84
67	360	20130101	1	0	0		561625.16	0.042500	2766.67
68	180	20121201	1	0	0		892371.01	0.035000	6433.94
69	360	20130101	1	0	0		599154.60	0.041250	2907.90
70	360	20121201	1	0	0		792601.47	0.037500	3681.77
71	360	20130101	1	0	0		1038467.86	0.038750	4890.47
72	360	20121201	1	0	0		879702.41	0.040000	4210.80
73	360	20130101	1	0	0		612056.39	0.041250	2970.52
74	360	20130101	1	0	0		773883.36	0.040000	3699.97
75	360	20130101	1	0	0		577148.49	0.038750	2717.97
76	360	20121201	1	0	0		538441.33	0.040000	2578.04
77	360	20121201	1	0	0		788314.42	0.045000	4004.84
78	360	20121201	1	0	0		1063851.10	0.038750	5017.43
79	360	20121201	1	0	0		595834.04	0.041250	2896.39
80	360	20130101	1	0	0		1431434.58	0.040000	6843.75
81	360	20121201	1	0	0		826357.86	0.040000	3956.58
82	360	20130101	1	0	0		644028.53	0.037500	2987.10
83	360	20121101	1	0	0		547718.68	0.042500	2705.67
84	360	20121201	1	0	0		631920.72	0.040000	3025.62
85	360	20121201	1	0	0		737816.14	0.038750	3479.75
86	360	20121201	1	0	0		589867.27	0.042500	2909.82
87	360	20121201	1	0	0		749780.73	0.038750	3536.18
88	360	20130101	1	0	0		506250.00	0.037500	2344.52
89	360	20130101	1	0	0		670000.00	0.038000	3121.91
90	360	20130101	1	0	0		1001250.00	0.035500	4524.05
91	360	20101201	1	0	0		272219.98	0.041500	1375.67
92	360	20120901	1	0	0		667126.42	0.040000	3208.23
93	360	20121101	1	0	0		995507.07	0.038000	4659.57
94	360	20110101	1	0	0		2417515.10	0.047500	13041.18
95	360	20110101	1	0	0		703516.97	0.042500	3589.93
96	360	20110101	1	0	0		3237950.84	0.042500	16522.73
97	360	20110101	1	0	0		689945.52	0.044000	3580.44
98	360	20110201	1	0	0		286593.55	0.041500	1443.73
99	360	20110401	1	0	0		55385.67	0.046000	292.60
100	360	20110501	1	0	0		411997.42	0.047000	2197.73
101	360	20110401	1	0	0		708446.24	0.047500	3805.42
102	360	20110401	1	0	0		260129.51	0.046500	1381.91
103	360	20110501	1	0	0		336442.67	0.047000	1815.23
104	360	20110701	1	0	0		121097.76	0.034000	554.35
105	360	20110701	1	120	0		1100000.00	0.046500	4262.50
106	360	20110801	1	0	0		1953160.08	0.046000	10736.43
107	360	20120201	1	0	0		409266.05	0.037000	1919.38
108	360	20110901	1	0	0		1075062.85	0.046000	5639.09
109	360	20110801	1	0	0		463970.69	0.048000	2492.16
110	360	20110901	1	0	0		977401.28	0.043000	4967.61
111	360	20110901	1	0	0		644095.89	0.042500	3246.80
112	360	20110901	1	0	0		487635.15	0.041000	2415.99
113	360	20111101	1	0	0		703932.98	0.039500	3416.67
114	360	20120101	1	0	0		1473032.56	0.043500	7467.18
115	360	20111201	1	0	0		631931.94	0.041000	3116.63
116	360	20111201	1	0	0		406220.96	0.038500	1945.55
117	360	20120201	1	0	0		672265.05	0.041500	3324.95
118	360	20111201	1	0	0		715092.66	0.041500	3547.34
119	360	20120201	1	0	0		707320.41	0.040000	3437.39
120	360	20111201	1	0	0		401836.17	0.042000	2004.97
121	360	20120201	1	0	0		402060.51	0.042500	2016.95
122	360	20111201	1	0	0		783474.05	0.037500	3877.20
123	360	20120501	1	0	0		144361.41	0.041000	706.68
124	360	20120101	1	0	0		196308.60	0.042000	978.03
125	360	20120301	1	0	0		393268.31	0.037500	1852.46
126	360	20120201	1	0	0		1069763.60	0.041000	5316.77
127	360	20120301	1	0	0		218327.87	0.038500	1040.75
128	360	20111201	1	0	0		704834.30	0.038750	3385.71
129	360	20120101	1	0	0		409031.07	0.040000	1990.82
130	360	20120201	1	0	0		1072102.33	0.044000	5458.29
131	360	20120301	1	0	0		536518.47	0.042000	2665.14
132	360	20120101	1	0	0		558393.08	0.042500	2798.15
133	360	20120101	1	0	0		520364.21	0.042000	2592.52
134	360	20120101	1	0	0		158031.72	0.037500	746.77
135	360	20120201	1	0	0		159021.15	0.037500	750.25
136	360	20120101	1	0	0		450853.29	0.030000	1944.86
137	360	20120101	1	0	0		156132.15	0.030000	673.51
138	360	20120201	1	0	0		246579.70	0.040000	1198.31
139	360	20120101	1	0	0		715367.99	0.041250	3533.10
140	360	20120201	1	0	0		409656.38	0.040000	1990.82
141	360	20120201	1	0	0		460827.04	0.042000	2292.51
142	360	20120501	1	0	0		411519.87	0.040000	1990.82
143	360	20120201	1	0	0		2951603.20	0.045000	15200.56
144	360	20120301	1	0	0		197176.61	0.047500	1043.29
145	360	20120501	1	0	0		669622.47	0.043500	3375.16
146	360	20120701	1	0	0		817768.65	0.041250	4003.21
147	360	20120501	1	0	0		163067.33	0.046500	850.80
148	360	20120501	1	0	0		194692.56	0.046500	1015.80
149	360	20120501	1	0	0		266837.57	0.046500	1392.22
150	360	20120401	1	0	0		2460255.96	0.043000	12371.79
151	360	20120601	1	0	0		2369994.44	0.036000	10911.49
152	360	20120401	1	0	0		410463.45	0.036000	1895.87
153	360	20120601	1	0	0		335858.10	0.037500	1574.59
154	360	20120301	1	0	0		385682.59	0.040000	1871.47
155	360	20120401	1	0	0		410630.20	0.037500	1931.19
156	360	20120501	1	0	0		202234.54	0.038500	961.06
157	360	20120801	1	0	0		644674.76	0.043500	3235.78
158	360	20120401	1	0	0		837995.64	0.042000	4156.65
159	360	20120701	1	0	0		1880813.86	0.040500	9125.74
160	360	20120501	1	0	0		185141.84	0.042500	922.39
161	360	20120601	1	0	0		909457.80	0.041000	4445.43
162	360	20120501	1	0	0		349999.28	0.036000	1613.99
163	360	20120401	1	0	0		151805.90	0.041500	748.60
164	360	20120601	1	0	0		296408.43	0.038500	1406.42
165	360	20120601	1	0	0		617253.19	0.036500	2859.12
166	360	20120701	1	0	0		593994.32	0.041000	2899.19
167	360	20120601	1	0	0		718669.33	0.041000	3512.85
168	360	20121101	1	0	0		675883.85	0.041500	3299.43
169	360	20120601	1	0	0		246980.83	0.038000	1164.89
170	360	20120601	1	0	0		1285333.62	0.040000	6208.79
171	360	20120501	1	0	0		987143.24	0.041250	4846.50
172	360	20120601	1	0	0		342921.12	0.036500	1591.96
173	360	20120501	1	0	0		506063.20	0.041500	2491.89
174	360	20120601	1	0	0		692770.48	0.039500	3350.23
175	360	20120801	1	0	0		991282.68	0.040000	4774.15
176	360	20121001	1	0	0		994156.37	0.039500	4745.37
177	360	20120701	1	0	0		618348.41	0.037500	2894.47
178	360	20120701	1	120	0		1800000.00	0.040000	6000.00
179	360	20120601	1	0	0		815711.62	0.042000	4034.39
180	360	20121101	1	0	0		987697.81	0.040000	4735.96
181	360	20120601	1	0	0		884653.71	0.040500	4298.71
182	360	20120701	1	0	0		346143.68	0.035500	1581.44
183	360	20120701	1	0	0		1485379.18	0.042500	7379.10
184	360	20120601	1	0	0		261629.32	0.035000	1189.97
185	360	20120701	1	0	0		300850.26	0.041000	1507.58
186	360	20120901	1	0	0		888393.74	0.039000	4221.43
187	360	20120701	1	0	0		1385737.95	0.040000	6683.81
188	360	20120601	1	0	0		159038.69	0.037500	745.62
189	360	20120601	1	0	0		847005.72	0.040000	4091.45
190	360	20120701	1	0	0		1087775.28	0.035000	4939.49
191	360	20120801	1	0	0		892427.05	0.042000	4401.15
192	360	20120601	1	0	0		241053.31	0.038000	1136.94
193	360	20120601	1	0	0		870004.62	0.041500	4277.71
194	360	20120801	1	0	0		1982099.95	0.038500	9376.16
195	360	20120701	1	0	0		613806.19	0.037000	2879.07
196	360	20120701	1	0	0		412562.05	0.037500	1931.19
197	360	20120701	1	0	0		123698.37	0.038750	587.80
198	360	20121001	1	0	0		795488.01	0.041500	3888.83
199	360	20121101	1	0	0		1373854.15	0.038500	6469.55
200	360	20120901	1	0	0		943350.26	0.042000	4645.66
201	360	20120901	1	0	0		695100.17	0.042000	3423.12
202	360	20121001	1	120	0		3370000.00	0.037500	10531.25
203	360	20120901	1	0	0		177611.60	0.037000	828.51
204	360	20120701	1	0	0		989990.60	0.041000	4831.98
205	360	20120701	1	0	0		379983.90	0.038500	1800.22
206	360	20120701	1	0	0		792062.89	0.041500	3888.83
207	360	20120801	1	0	0		985276.30	0.041250	4816.21
208	360	20120801	1	0	0		148585.46	0.035500	677.76
209	360	20120801	1	0	0		262669.45	0.039500	1257.52
210	360	20120801	1	0	0		400352.41	0.038000	1882.47
211	360	20120901	1	120	0		1100000.00	0.042000	3850.00
212	360	20120801	1	0	0		911909.17	0.039500	4365.74
213	360	20120801	1	120	0		900000.00	0.042500	3187.50
214	360	20120801	1	0	0		714933.21	0.042000	3525.81
215	360	20120801	1	0	0		882377.33	0.041000	4300.47
216	360	20120901	1	0	0		1265995.72	0.041500	6197.82
217	360	20120801	1	120	0		1000000.00	0.042000	3500.00
218	360	20121101	1	0	0		1095057.76	0.038000	5125.53
219	360	20120701	1	0	0		2651725.59	0.038000	12487.66
220	360	20120801	1	120	0		1200000.00	0.041500	4150.00
221	360	20120901	1	0	0		1117055.02	0.041500	5468.66
222	360	20120701	1	0	0		914653.84	0.042000	4523.41
223	360	20120901	1	0	0		670147.74	0.040500	3242.04
224	360	20120901	1	0	0		718749.33	0.040000	3456.49
225	360	20120801	1	0	0		975793.49	0.042500	4840.69
226	360	20120801	1	0	0		1685695.55	0.042000	8313.29
227	360	20120901	1	0	0		928570.92	0.043000	4627.05
228	360	20120801	1	0	0		539990.12	0.043000	2721.79
229	360	20120801	1	0	0		791725.50	0.039500	3790.37
230	360	20120801	1	0	0		827721.05	0.040000	3986.42
231	360	20120901	1	0	0		823287.22	0.033750	3669.40
232	360	20121201	1	0	0		1604487.31	0.038000	7498.65
233	360	20120701	1	0	0		1217469.79	0.040000	5872.21
234	360	20120801	1	0	0		1189992.07	0.042500	5903.28
235	360	20120801	1	0	0		748814.54	0.043500	3758.48
236	360	20120901	1	0	0		744888.87	0.043500	3733.59
237	360	20120801	1	0	0		1510831.47	0.040500	7319.81
238	360	20120901	1	120	0		815000.00	0.043500	2954.38
239	360	20120801	1	0	0		580207.31	0.043500	2912.20
240	360	20120801	1	0	0		814442.67	0.040000	4774.15
241	360	20121101	1	0	0		1070254.54	0.039000	5070.43
242	360	20120801	1	120	0		3600000.00	0.037500	11250.00
243	360	20120801	1	120	0		900000.00	0.043000	3225.00
244	360	20120901	1	0	0		1291061.17	0.043000	6433.33
245	360	20120801	1	0	0		120898.50	0.038000	568.47
246	360	20120901	1	0	0		784270.64	0.040000	3771.58
247	360	20120801	1	0	0		2290562.82	0.042000	11296.30
248	360	20120901	1	0	0		1675044.12	0.039000	7959.40
249	360	20120901	1	0	0		809141.37	0.040500	3914.46
250	360	20120901	1	0	0		1489217.27	0.040500	7204.54
251	360	20120801	1	0	0		991435.19	0.041000	4831.98
252	360	20120801	1	0	0		2973616.99	0.039500	14236.12
253	360	20120901	1	120	0		1100000.00	0.033750	3093.75
254	360	20120801	1	0	0		1040927.17	0.040500	5043.17
255	360	20120901	1	0	0		1415201.68	0.043000	7051.92
256	360	20120801	1	0	0		832481.98	0.038500	3937.99
257	360	20120801	1	0	0		991510.65	0.041500	4861.03
258	360	20121001	1	120	0		2100000.00	0.032500	5687.50
259	360	20120901	1	0	0		933361.51	0.041500	4569.37
260	360	20120801	1	0	0		495792.81	0.042000	2445.09
261	360	20120801	1	0	0		59293.28	0.042500	295.16
262	360	20120801	1	0	0		1487266.03	0.041500	7291.55
263	360	20120901	1	0	0		1148904.11	0.038000	5393.92
264	360	20120901	1	0	0		615698.66	0.042500	3050.03
265	360	20120801	1	0	0		1502315.39	0.038500	7313.41
266	360	20120901	1	0	0		933242.79	0.040500	4514.84
267	360	20121001	1	0	0		904775.58	0.040500	4370.75
268	360	20121001	1	0	0		676164.80	0.041500	3305.50
269	360	20120901	1	0	0		595492.79	0.038000	2795.74
270	360	20121001	1	0	0		802986.09	0.042000	3948.81
271	360	20120901	1	0	0		829155.23	0.042000	4083.29
272	360	20120901	1	0	0		287821.51	0.038000	1351.28
273	360	20120901	1	0	0		3474840.29	0.040500	16810.58
274	360	20120901	1	120	0		1040000.00	0.043000	3726.67
275	360	20120901	1	0	0		1985107.23	0.038500	9376.16
276	360	20120901	1	0	0		1141733.25	0.040500	5523.48
277	360	20120901	1	0	0		953159.88	0.041000	4638.70
278	360	20120901	1	120	0		1500000.00	0.033750	4218.75
279	360	20120901	1	0	0		918350.65	0.040500	4442.80
280	360	20121001	1	0	0		1476245.32	0.039000	7004.27
281	360	20121201	1	0	0		651610.65	0.037000	3008.41
282	360	20120901	1	0	0		1333903.91	0.038000	6262.47
283	360	20120901	1	0	0		843614.83	0.038000	3960.64
284	360	20120901	1	0	0		1111805.47	0.039500	5314.82
285	360	20121101	1	120	0		1200000.00	0.039500	3950.00
286	360	20120901	1	120	0		1500000.00	0.040500	5062.50
287	360	20120901	1	120	0		500000.00	0.043000	1791.67
288	360	20120901	1	120	0		941000.00	0.040500	3175.88
289	360	20121001	1	0	0		327895.30	0.034500	1472.65
290	360	20121001	1	0	0		1550964.23	0.040000	7447.68
291	360	20120901	1	0	0		793300.88	0.039000	3769.57
292	360	20120901	1	0	0		761586.76	0.039500	3640.65
293	360	20121001	1	120	0		1800000.00	0.042000	6300.00
294	360	20121101	1	0	0		1130077.61	0.040000	5418.66
295	360	20121001	1	0	0		884753.09	0.039000	4197.85
296	360	20120901	1	0	0		1099676.73	0.038000	5162.81
297	360	20120901	1	0	0		1156897.14	0.039000	5497.29
298	360	20121001	1	0	0		795325.11	0.039500	3796.30
299	360	20121001	1	0	0		944594.14	0.041000	4590.38
300	360	20121001	1	0	0		3132075.40	0.041000	15220.75
301	360	20121001	1	0	0		1181118.89	0.040000	5671.69
302	360	20120901	1	0	0		1985237.51	0.039000	9433.36
303	360	20120901	1	0	0		694968.05	0.040500	3362.12
304	360	20121101	1	0	0		522723.11	0.040000	2506.43
305	360	20121001	1	0	0		1093515.04	0.039000	5188.35
306	360	20121001	1	0	0		1192145.79	0.033000	5255.46
307	360	20121001	1	0	0		845076.63	0.040000	4058.03
308	360	20121101	1	120	0		1000000.00	0.043000	3583.33
309	360	20121001	1	120	0		1335000.00	0.044500	4950.63
310	360	20121001	1	0	0		617052.98	0.039500	2945.36
311	360	20121001	1	0	0		866904.35	0.039500	4137.96
312	360	20120901	1	0	0		722316.49	0.041000	3515.27
313	360	20120901	1	120	0		1048000.00	0.040500	3537.00
314	360	20120901	1	0	0		853652.12	0.039000	4056.35
315	360	20121001	1	120	0		1090000.00	0.039000	3542.50
316	360	20121001	1	0	0		646649.02	0.046500	3351.64
317	360	20121101	1	0	0		796651.89	0.042000	3912.14
318	360	20120901	1	0	0		1052380.19	0.040500	5091.20
319	360	20121001	1	0	0		1081531.10	0.039000	5131.49
320	360	20121001	1	0	0		2336023.25	0.038500	11016.99
321	360	20121001	1	0	0		989388.21	0.041500	4836.73
322	360	20121101	1	120	0		1180000.00	0.038500	3785.83
323	360	20121001	1	0	0		576640.54	0.040000	2769.01
324	360	20121001	1	0	0		982327.81	0.040500	4745.39
325	360	20121201	1	120	0		711000.00	0.040000	2370.00
326	360	20121101	1	0	0		995467.38	0.037500	4631.16
327	360	20121001	1	0	0		930578.52	0.040000	4468.61
328	360	20121001	1	0	0		1081529.05	0.038500	5100.63
329	360	20121101	1	0	0		594433.78	0.040000	2850.28
330	360	20121101	1	0	0		920880.50	0.038500	4336.48
331	360	20121001	1	0	0		1083742.22	0.040500	5235.30
332	360	20121101	1	0	0		714913.62	0.040500	3448.57
333	360	20120901	1	0	0		843780.93	0.039500	4033.57
334	360	20121101	1	0	0		806328.58	0.037500	3751.24
335	360	20121101	1	0	0		739479.20	0.038000	4193.62
336	360	20121001	1	0	0		1333760.20	0.039500	6366.39
337	360	20121101	1	0	0		995507.07	0.038000	4659.57
338	360	20121101	1	0	0		908933.95	0.038500	4280.22
339	360	20121001	1	0	0		943094.46	0.040000	4535.45
340	360	20121001	1	0	0		820136.27	0.039000	3891.26
341	360	20121001	1	0	0		894740.74	0.039500	4270.84
342	360	20121101	1	0	0		157296.67	0.037500	736.35
343	360	20121001	1	0	0		1192280.14	0.034000	5321.77
344	360	20121101	1	0	0		224006.75	0.039000	1061.25
345	360	20121201	1	0	0		1096824.91	0.040000	5251.57
346	360	20121001	1	0	0		993361.05	0.039500	4741.58
347	360	20121101	1	0	0		965641.86	0.038000	4519.79
348	360	20121001	1	120	0		2000000.00	0.042000	7000.00
349	360	20121001	1	0	0		972434.80	0.041000	4725.68
350	360	20121001	1	120	0		816862.51	0.042000	2859.02
351	360	20121101	1	0	0		1251451.15	0.039000	5928.87
352	360	20121201	1	0	0		781654.41	0.038500	3691.86
353	360	20121101	1	0	0		1990854.89	0.037000	9205.66
354	360	20121001	1	120	0		1837500.00	0.038500	5895.31
355	360	20121101	1	0	0		995507.07	0.038000	4659.57
356	360	20121101	1	0	0		965793.21	0.040000	4630.93
357	360	20121001	1	120	0		2000000.00	0.038500	6416.67
358	360	20121001	1	0	0		914623.85	0.039500	4365.74
359	360	20121201	1	0	0		887431.06	0.040000	4249.00
360	360	20121001	1	0	0		414475.90	0.037500	1931.19
361	360	20121101	1	0	0		761682.28	0.040000	3652.23
362	360	20121101	1	0	0		430076.06	0.038500	2025.25
363	360	20121101	1	0	0		1991402.90	0.040500	9606.05
364	360	20121101	1	0	0		1095144.18	0.039000	5188.35
365	360	20121101	1	0	0		995624.49	0.039500	4745.37
366	360	20121101	1	120	0		1100000.00	0.038500	3529.17
367	360	20121101	1	0	0		522841.79	0.043000	2598.08
368	360	20121101	1	0	0		1293950.72	0.036000	5910.39
369	360	20121101	1	0	0		696854.94	0.038000	3261.70
370	360	20121201	1	0	0		577158.93	0.034500	2583.84
371	360	20121001	1	0	0		914479.93	0.038000	4286.81
372	360	20121101	1	0	0		808719.18	0.036000	3693.99
373	360	20121101	1	0	0		739632.28	0.037500	3440.95
374	360	20121001	1	0	0		1136891.49	0.036000	5201.14
375	360	20121101	1	0	0		651377.94	0.039000	3141.31
376	360	20121201	1	0	0		928264.58	0.039000	4391.23
377	360	20121101	1	0	0		578684.12	0.039000	2741.57
378	360	20121001	1	0	0		532755.64	0.037500	2482.30
379	360	20121101	1	0	0		988538.53	0.038000	4626.96
380	360	20121101	1	0	0		886071.21	0.039000	4197.85
381	360	20121101	1	120	0		1800000.00	0.042000	6300.00
382	360	20121101	1	0	0		716877.41	0.040000	3437.39
383	360	20121101	1	0	0		1990934.77	0.037500	9262.31
384	360	20121101	1	0	0		720804.00	0.039000	3414.88
385	360	20121001	1	0	0		1776792.75	0.035500	8078.91
386	360	20121001	1	0	0		745539.31	0.038500	3516.06
387	360	20121101	1	0	0		995467.38	0.037500	4631.16
388	360	20121101	1	0	0		786450.58	0.038000	3681.06
389	360	20121101	1	0	0		995546.47	0.038500	4688.08
390	360	20121201	1	0	0		997113.54	0.040000	4774.15
391	360	20121101	1	120	0		1385000.00	0.041500	4789.79
392	360	20121101	1	0	0		1085102.70	0.038000	5078.94
393	360	20121001	1	0	0		1490760.35	0.036500	6861.89
394	360	20121101	1	0	0		1493201.08	0.037500	6946.73
395	360	20121101	1	0	0		703987.81	0.041000	3416.21
396	360	20121101	1	0	0		836192.59	0.037500	3890.17
397	360	20121201	1	0	0		762691.97	0.037500	3542.83
398	360	20121201	1	0	0		1250282.83	0.038500	5878.86
399	360	20121001	1	0	0		1204534.38	0.036500	5544.41
400	360	20121201	1	0	0		633167.11	0.040000	3031.59
401	360	20121001	1	0	0		1982363.31	0.037000	9205.66
402	360	20121001	1	0	0		994156.37	0.039500	4745.37
403	360	20121101	1	0	0		1493833.72	0.043000	7423.07
404	360	20121201	1	0	0		847390.05	0.036500	3888.41
405	360	20121101	1	0	0		746689.20	0.039000	3537.51
406	360	20121101	1	0	0		746689.20	0.039000	3537.51
407	360	20121101	1	0	0		492729.75	0.038000	2329.79
408	360	20121101	1	0	0		1642780.42	0.039500	7829.86
409	360	20121101	1	0	0		109041.71	0.042000	535.47
410	360	20121101	1	0	0		716678.79	0.036500	3293.71
411	360	20121101	1	0	0		1373744.99	0.037500	6391.00
412	360	20121101	1	0	0		746718.38	0.039500	3559.03
413	360	20121201	1	0	0		1148615.27	0.039000	5433.62
414	360	20121201	1	0	0		1974335.48	0.040500	9509.99
415	360	20121101	1	0	0		1095437.36	0.042500	5411.34
416	360	20121101	1	0	0		1192565.13	0.038500	5615.85
417	360	20121101	1	0	0		1194560.87	0.037500	5557.39
418	360	20121101	1	0	0		1057864.32	0.046000	5444.28
419	360	20121201	1	0	0		791708.16	0.040000	3790.68
420	360	20121101	1	120	0		1376500.00	0.038500	4416.27
421	360	20121101	1	0	0		1075232.48	0.039000	5094.02
422	360	20121201	1	0	0		897284.66	0.037500	4168.04
423	360	20121101	1	0	0		995305.91	0.035500	4518.40
424	360	20121101	1	0	0		1007532.65	0.039000	4773.28
425	360	20121101	1	0	0		791428.10	0.038000	3704.36
426	360	20121201	1	120	0		1500000.00	0.036500	4562.50
427	360	20121101	1	0	0		756555.21	0.037500	3519.68
428	360	20121201	1	0	0		782369.04	0.036000	3568.06
429	360	20121201	1	120	0		1690000.00	0.037500	5281.25
430	360	20121201	1	120	0		788500.00	0.039500	2595.48
431	360	20121201	1	0	0		618129.44	0.037500	2871.32
432	360	20121201	1	0	0		1470390.97	0.035500	6664.65
433	360	20121201	1	120	0		2000000.00	0.037000	6166.67
434	360	20120201	1	0	0		467670.34	0.047500	2477.82
435	180	20130101	1	0	0		836323.05	0.032500	5886.26
436	360	20130201	1	0	0		548000.00	0.036250	2499.16
437	360	20130101	1	0	0		649042.42	0.038750	3056.54
438	360	20130101	1	0	0		671010.01	0.038750	3159.99
439	360	20130101	1	0	0		958647.36	0.041250	4652.64
440	360	20121201	1	0	0		667351.86	0.041250	3252.00
441	360	20121201	1	0	0		686057.89	0.041250	3334.39
442	360	20130101	1	0	0		713969.81	0.040000	3413.52
443	360	20130101	1	0	0		993501.38	0.037500	4608.00
444	360	20130101	1	0	0		718915.57	0.037500	3334.43
445	360	20130101	1	0	0		658628.28	0.038750	3101.68
446	360	20130101	1	0	0		818670.74	0.043750	4093.02
447	360	20121201	1	0	0		837628.81	0.041250	4071.06
448	360	20121201	1	0	0		881448.39	0.040000	4220.35
449	180	20130101	1	0	0		691443.98	0.036250	5006.54
450	360	20130201	1	0	0		1050000.00	0.040000	5012.86
451	360	20121201	1	0	0		771863.48	0.042500	3807.61
452	360	20130101	1	0	0		998590.01	0.041250	4846.49
453	360	20130101	1	0	0		1146195.04	0.037500	5316.22
454	360	20130101	1	0	0		620160.03	0.038750	2920.52
455	360	20130101	1	0	0		810803.75	0.038750	3818.33
456	360	20121201	1	0	0		684148.51	0.043750	3425.10
457	360	20130101	1	0	0		861257.29	0.040000	4117.71
458	360	20130101	1	0	0		745923.70	0.040000	3566.29
459	360	20130101	1	0	0		636061.57	0.038750	2995.41
460	360	20130101	1	0	0		941724.60	0.038750	4434.87
461	360	20130101	1	0	0		1151800.66	0.038750	5424.18
462	360	20130101	1	0	0		713923.10	0.037500	3311.28
463	360	20130101	1	0	0		663998.41	0.037500	3079.72
464	360	20130101	1	0	0		664020.32	0.038750	3127.08
465	360	20121201	1	0	0		683837.61	0.035000	3080.45
466	360	20130101	1	0	0		1233139.90	0.037500	5719.48
467	360	20130101	1	0	0		850772.42	0.040000	4067.58
468	360	20130101	1	0	0		636061.56	0.038750	2995.41
469	360	20130101	1	0	0		710974.13	0.040000	3399.20
470	360	20130101	1	0	0		629051.12	0.037500	2917.63
471	360	20130101	1	0	0		686986.44	0.038750	3235.23
472	360	20130101	1	0	0		1084025.64	0.038750	5105.01
473	360	20130101	1	0	0		998526.80	0.038750	4702.37
474	360	20130201	1	0	0		828000.00	0.040000	3953.00
475	360	20130101	1	0	0		692500.79	0.040000	3310.88
476	360	20130201	1	0	0		1855000.00	0.040000	8856.05
477	360	20130201	1	0	0		757000.00	0.040000	3614.03
478	360	20130101	1	0	0		541201.53	0.038750	2548.68
479	360	20130101	1	0	0		918703.72	0.041250	4458.78
480	360	20130201	1	0	0		460000.00	0.035000	2065.61
481	360	20130101	1	0	0		581161.44	0.040000	2778.56
482	360	20130201	1	0	0		586000.00	0.038750	2755.59
483	360	20130101	1	0	0		901698.94	0.040000	4311.06
484	180	20130101	1	0	0		681134.36	0.036250	4931.89
485	360	20121101	1	0	0		1195022.57	0.042500	5903.28
486	360	20130101	1	0	0		998493.84	0.037500	4631.16
487	360	20121201	1	0	0		747786.63	0.038750	3526.78
488	360	20130101	1	0	0		777378.32	0.040000	3716.68
489	360	20130101	1	0	0		460614.52	0.042500	2269.07
490	360	20130101	1	0	0		628393.30	0.040000	3004.37
491	360	20121201	1	0	0		713986.67	0.038750	3367.37
492	360	20130101	1	0	0		838789.71	0.040000	4010.29
493	360	20121201	1	0	0		993992.04	0.037500	4617.26
494	360	20130101	1	0	0		542948.95	0.038750	2556.91
495	360	20121201	1	0	0		606205.69	0.038750	2859.04
496	360	20130101	1	0	0		682187.45	0.041250	3310.88
497	360	20121201	1	0	0		465790.44	0.037500	2163.68
498	360	20130101	1	0	0		698968.76	0.038750	3291.66
499	360	20130101	1	0	0		686986.44	0.038750	3235.23
500	360	20130101	1	0	0		611098.40	0.038750	2877.85
501	360	20130101	1	0	0		589111.37	0.037500	2732.38
502	360	20130101	1	0	0		468608.63	0.038750	2206.82
503	360	20130101	1	0	0		955396.45	0.040000	4566.95
504	360	20130101	1	0	0		464299.64	0.037500	2153.49
505	360	20130101	1	0	0		619336.24	0.038750	2916.65
506	360	20130101	1	0	0		998526.80	0.038750	4702.37
507	360	20130101	1	0	0		496267.82	0.038750	2337.08
508	360	20130101	1	0	0		823258.17	0.037500	3818.39
509	360	20130101	1	0	0		511245.72	0.038750	2407.61
510	360	20130101	1	0	0		678906.25	0.033750	3006.25
511	360	20130101	1	0	0		571007.55	0.038750	2689.05
512	360	20130101	1	0	0		725775.95	0.041250	3522.43
513	360	20130101	1	0	0		635662.16	0.038750	2993.53
514	360	20130101	1	0	0		655943.24	0.033750	2904.57
515	360	20130101	1	0	0		599076.19	0.036250	2736.31
516	360	20130201	1	0	0		657900.00	0.038750	3093.69
517	360	20121201	1	0	0		658136.92	0.041250	3198.69
518	360	20130101	1	0	0		998591.00	0.041250	4846.50
519	360	20130101	1	0	0		633904.75	0.038750	2985.25
520	360	20121001	1	0	0		875124.56	0.042500	4329.07
521	360	20130101	1	0	0		813772.49	0.037500	3774.39
522	360	20130101	1	0	0		614073.72	0.037500	2848.16
523	360	20130101	1	0	0		617818.06	0.037500	2865.53
524	360	20130101	1	0	0		778876.16	0.040000	3723.84
525	360	20130101	1	0	0		851810.26	0.038750	4011.44
526	360	20130101	1	0	0		910626.39	0.037500	4223.61
527	360	20121201	1	0	0		954358.35	0.042500	4707.86
528	360	20121201	1	0	0		814595.51	0.043750	4078.16
529	360	20130101	1	0	0		522229.51	0.038750	2459.34
530	360	20130101	1	0	0		572192.65	0.041250	2777.04
531	360	20130101	1	0	0		780000.00	0.041250	3780.27
532	180	20130101	1	0	0		989835.60	0.036250	7167.11
533	360	20130101	1	0	0		707908.37	0.036250	3233.40
534	360	20130101	1	0	0		680473.56	0.037500	3156.13
535	360	20130101	1	0	0		750750.31	0.037500	3482.63
536	360	20121201	1	0	0		649124.44	0.043750	3245.35
537	360	20130101	1	0	0		758880.37	0.038750	3573.80
538	360	20130101	1	0	0		715943.71	0.038750	3371.60
539	360	20130101	1	0	0		638992.78	0.035000	2877.48
540	360	20130101	1	0	0		724001.15	0.042500	3566.56
541	180	20120901	1	0	0		896284.95	0.040000	6768.14
542	360	20130101	1	0	0		531766.36	0.042500	2619.58
543	360	20121101	1	0	0		585615.17	0.043750	2935.80
544	360	20121201	1	0	0		1057007.79	0.041250	5137.29
545	360	20130101	1	0	0		669034.65	0.040000	3198.68
546	360	20130101	1	0	0		554182.37	0.038750	2609.82
547	360	20130101	1	0	0		698898.36	0.035000	3143.31
548	360	20121201	1	0	0		602256.58	0.040000	2883.59
549	360	20121201	1	0	0		685924.28	0.037500	3186.24
550	360	20130101	1	0	0		1653061.12	0.038750	7784.77
551	360	20130101	1	0	0		651060.59	0.040000	3112.75
552	360	20130101	1	0	0		511245.72	0.038750	2407.61
553	360	20130101	1	0	0		671031.77	0.040000	3208.23
554	360	20130101	1	0	0		499295.50	0.041250	2423.25
555	360	20130101	1	0	0		794903.33	0.042500	3915.84
556	360	20130101	1	0	0		823837.58	0.041250	3998.36
557	360	20130101	1	0	0		888717.67	0.040000	4249.00
558	360	20130101	1	0	0		785341.33	0.038750	3698.41
559	360	20130101	1	0	0		954682.88	0.042500	4702.95
560	360	20130101	1	0	0		1048383.34	0.036250	4788.54
561	360	20130101	1	0	0		903696.06	0.040000	4320.61
562	360	20130201	1	0	0		848000.00	0.042500	4171.65
563	360	20130101	1	0	0		997528.27	0.038750	4697.67
564	360	20130101	1	0	0		742997.82	0.043750	3714.68
565	360	20130101	1	0	0		928660.04	0.040000	4439.96
566	360	20130201	1	0	0		750000.00	0.037500	3473.37
567	360	20130101	1	0	0		998460.32	0.036250	4560.51
568	360	20130101	1	0	0		676523.84	0.040000	3234.49
569	360	20130101	1	0	0		567730.83	0.040000	2714.34
570	360	20121201	1	0	0		1605352.82	0.040000	7686.39
571	180	20121201	1	0	0		532493.64	0.036250	3871.97
572	360	20130101	1	0	0		609140.52	0.041250	2956.36
573	360	20121201	1	0	0		442718.43	0.040000	2119.72
574	360	20121201	1	0	0		757948.79	0.043750	3794.57
575	360	20130101	1	0	0		584138.17	0.038750	2750.89
576	360	20121201	1	0	0		519913.10	0.038750	2452.29
577	360	20121201	1	0	0		518465.40	0.038750	2445.23
578	360	20121201	1	0	0		959160.98	0.038750	4523.68
579	360	20130101	1	0	0		615891.33	0.038750	2900.42
580	360	20121201	1	0	0		1196458.59	0.038750	5642.85
581	180	20121201	1	0	0		991264.80	0.031250	6966.09
582	360	20121201	1	0	0		897284.68	0.037500	4168.04
583	360	20130101	1	0	0		584175.74	0.041250	2835.20
584	360	20130101	1	0	0		733892.98	0.037500	3403.90
585	180	20130101	1	0	0		906109.67	0.033750	6449.71
586	360	20130101	1	0	0		953529.61	0.036250	4355.29
587	180	20130101	1	0	0		559348.46	0.033750	3981.46
588	360	20130101	1	0	0		998493.84	0.037500	4631.16
589	360	20130201	1	0	0		887000.00	0.036250	4045.18
590	360	20130101	1	0	0		605087.27	0.037500	2806.48
591	360	20130101	1	0	0		1085433.83	0.040000	5189.50
592	360	20130101	1	0	0		701787.40	0.040000	3355.27
593	360	20130101	1	0	0		991569.27	0.040000	4740.73
594	360	20130101	1	0	0		998652.98	0.043750	4992.85
595	360	20121201	1	0	0		566286.33	0.037500	2630.50
596	360	20130101	1	0	0		439337.29	0.037500	2037.71
597	360	20130101	1	0	0		748096.40	0.036250	3416.96
598	360	20130101	1	0	0		546793.27	0.038750	2575.02
599	360	20130201	1	0	0		530000.00	0.037500	2454.51
600	360	20130101	1	0	0		1218162.49	0.037500	5650.01
601	360	20130101	1	0	0		863668.18	0.036250	3944.84
602	360	20130101	1	0	0		632945.25	0.037500	2935.69
603	360	20130101	1	0	0		838762.51	0.038750	3949.99
604	360	20130101	1	0	0		891185.16	0.038750	4196.87
605	360	20130101	1	0	0		543000.86	0.042500	2674.92
606	360	20130101	1	0	0		998493.84	0.037500	4631.16
607	360	20130101	1	0	0		845724.29	0.037500	3922.59
608	360	20121201	1	0	0		996982.97	0.037500	4631.16
609	360	20130101	1	0	0		710951.08	0.038750	3348.09
610	360	20130101	1	0	0		599096.31	0.037500	2778.69
611	360	20130101	1	0	0		1347921.44	0.036250	6156.69
612	360	20130101	1	0	0		1243124.84	0.037500	5765.79
613	360	20130101	1	0	0		884665.55	0.037500	4103.20
614	360	20130101	1	0	0		503240.89	0.037500	2334.10
615	360	20130101	1	0	0		671053.15	0.041250	3256.85
616	360	20130101	1	0	0		659027.69	0.038750	3103.56
617	360	20130201	1	0	0		1950000.00	0.037500	9030.75
618	180	20130101	1	0	0		569032.06	0.032500	4015.75
619	360	20130101	1	0	0		922608.31	0.037500	4279.19
620	360	20130101	1	0	0		668898.70	0.032500	2915.88
621	360	20130101	1	0	0		507251.62	0.038750	2388.80
622	360	20121101	1	0	0		647242.99	0.041250	3150.22
623	360	20121201	1	0	0		534418.17	0.038750	2520.47
624	360	20121101	1	0	0		497926.07	0.042500	2459.70
625	360	20121101	1	0	0		885133.49	0.040000	4249.00
626	360	20130101	1	0	0		457354.68	0.041250	2219.70
627	360	20121101	1	0	0		725907.91	0.041250	3533.10
628	360	20130101	1	0	0		507284.23	0.041250	2462.02
629	360	20121201	1	0	0		852420.45	0.037500	3959.64
630	360	20121201	1	0	0		547450.26	0.041250	2660.73
631	360	20130101	1	0	0		798805.54	0.042500	3935.52
632	360	20130101	1	0	0		1492845.97	0.040000	7137.36
633	360	20130101	1	0	0		640366.53	0.042500	3154.56
634	360	20130101	1	0	0		530518.08	0.042500	2613.43
635	360	20130101	1	0	0		1437831.14	0.037500	6668.86
636	360	20121201	1	0	0		754716.11	0.037500	3505.79
637	360	20130101	1	0	0		954653.00	0.041250	4633.25
638	360	20130101	1	0	0		1046190.45	0.040000	5001.88
639	360	20130101	1	0	0		949660.04	0.041250	4609.02
640	360	20121201	1	0	0		677993.21	0.038750	3197.61
641	360	20130101	1	0	0		737960.16	0.038750	3479.75
642	360	20130101	1	0	0		865665.10	0.036250	3953.96
643	360	20130101	1	0	0		579126.43	0.037500	2686.07
644	360	20130101	1	0	0		688983.49	0.038750	3244.64
645	360	20130101	1	0	0		762849.30	0.037500	3538.20
646	360	20130101	1	0	0		571475.42	0.040000	2732.25
647	360	20130201	1	0	0		573540.00	0.040000	2738.17
648	360	20121201	1	0	0		712842.82	0.037500	3311.28
649	360	20130101	1	0	0		798821.43	0.038750	3761.90
650	360	20130101	1	0	0		886776.57	0.042500	4368.43
651	360	20130101	1	0	0		1258184.57	0.040000	6015.43
652	360	20130101	1	0	0		555543.32	0.036250	2537.47
653	360	20130101	1	0	0		1480267.12	0.037500	6865.69
654	360	20130101	1	0	0		647066.35	0.040000	3093.65
655	360	20121201	1	0	0		877226.12	0.035000	3951.59
656	360	20121201	1	0	0		797532.80	0.036250	3648.41
657	360	20130101	1	0	0		951096.77	0.038750	4479.01
658	360	20130101	1	0	0		1048487.14	0.040000	5012.86
659	360	20130101	1	0	0		699035.59	0.042500	3443.58
660	360	20121201	1	0	0		1069762.74	0.037500	4969.23
661	360	20130101	1	0	0		595022.12	0.038750	2802.14
662	360	20130101	1	0	0		610099.87	0.038750	2873.15
663	360	20130101	1	0	0		745100.69	0.038750	3508.91
664	360	20130101	1	0	0		459865.56	0.042500	2265.38
665	360	20130101	1	0	0		600014.24	0.040000	2868.69
666	360	20130101	1	0	0		505386.77	0.040000	2416.28
667	360	20121201	1	0	0		832642.92	0.041250	4046.83
668	360	20130101	1	0	0		1467286.71	0.037500	6805.48
669	360	20130201	1	0	0		611200.00	0.038750	2874.09
670	360	20130101	1	0	0		459380.36	0.043750	2296.71
671	360	20121201	1	0	0		606676.57	0.041250	2948.58
672	360	20121201	1	0	0		578288.32	0.038750	2727.38
673	360	20121201	1	0	0		896415.42	0.035000	4038.03
674	360	20130201	1	0	0		439920.00	0.038750	2068.67
675	240	20121101	1	0	0		327336.80	0.041500	2025.91
676	360	20121201	1	0	0		1198255.55	0.039500	5694.45
677	360	20130101	1	0	0		670000.00	0.038000	3121.91
678	360	20130101	1	120	0		1532000.00	0.038000	4851.33
679	360	20130101	1	0	0		532000.00	0.036500	2433.68
680	360	20130101	1	0	0		1200000.00	0.037500	5557.39
681	360	20130101	1	120	0		600000.00	0.038000	1900.00
682	360	20130101	1	120	0		1000000.00	0.038000	3166.67
683	360	20130101	1	0	0		1996879.86	0.035500	9036.81
684	360	20130101	1	0	0		1568000.00	0.035500	7084.86
685	360	20090501	1	0	0		534711.26	0.039900	3225.04
686	360	20091201	1	0	0		895704.40	0.039900	5354.25
687	300	20110101	1	0	0		708303.01	0.042500	4289.56
688	360	20110201	1	0	0		687250.56	0.039900	4026.16
689	360	20110401	1	0	0		970350.90	0.039900	5292.08
690	360	20110801	1	0	0		877373.44	0.039900	4627.26
691	360	20110901	1	0	0		673585.09	0.039900	3547.56
692	360	20111201	1	0	0		582273.61	0.039900	3053.99
693	360	20120401	1	0	0		785302.35	0.039900	3800.41
694	360	20120401	1	0	0		788278.57	0.039900	3814.71
695	360	20120401	1	0	0		504673.27	0.041250	2481.41
696	360	20120501	1	0	0		671048.11	0.039900	3242.50
697	360	20120501	1	0	0		632561.46	0.039900	3056.54
698	360	20120501	1	0	0		727524.57	0.041250	3571.87
699	360	20120501	1	0	0		789696.34	0.041250	3877.20
700	360	20120601	1	0	0		670079.32	0.039900	3232.97
701	360	20120601	1	0	0		968550.97	0.039900	4673.02
702	360	20120701	1	0	0		618749.87	0.039900	3008.85
703	360	20120701	1	0	0		598825.91	0.039900	2884.88
704	360	20120701	1	0	0		658158.80	0.039900	3170.98
705	360	20120701	1	0	0		633047.01	0.039900	3051.77
706	360	20120801	1	0	0		626399.23	0.039900	3032.70
707	360	20120801	1	0	0		743450.53	0.039900	3576.29
708	360	20120801	1	0	0		784654.16	0.039900	3786.10
709	360	20120801	1	0	0		883402.47	0.041250	4318.23
710	360	20120801	1	0	0		489686.10	0.039900	2355.58
711	360	20120901	1	0	0		513442.42	0.039900	2466.21
712	360	20121201	1	0	0		588407.62	0.043750	2945.78
713	360	20121201	1	0	0		565897.93	0.041250	2750.39
714	360	20130201	1	0	0		726000.00	0.040000	3466.04
715	360	20130101	1	0	0		600294.50	0.037500	2784.25
716	360	20121201	1	0	0		997048.84	0.038750	4702.37
717	360	20121201	1	0	0		573226.70	0.036250	2622.29
718	360	20121201	1	0	0		1428456.28	0.041250	6942.61
719	360	20130101	1	0	0		619066.18	0.037500	2871.32
720	360	20130101	1	0	0		520679.27	0.035000	2341.77
721	360	20130101	1	0	0		505637.28	0.037500	2345.22
722	360	20130101	1	0	0		503640.29	0.037500	2335.96
723	360	20130101	1	0	0		817620.25	0.040000	3909.08
724	360	20130101	1	0	0		555198.90	0.040000	2654.43
725	360	20130101	1	0	0		540053.21	0.038750	2543.28
726	360	20130101	1	0	0		908629.40	0.037500	4214.35
727	360	20130101	1	0	0		942639.87	0.040000	4506.80
728	360	20130201	1	0	0		1020000.00	0.038750	4796.42
729	360	20130101	1	0	0		590309.56	0.037500	2737.94
730	360	20121101	1	0	0		990872.89	0.042500	4894.80
731	360	20130101	1	0	0		561225.72	0.042500	2764.70
732	360	20130201	1	0	0		847000.00	0.042500	4166.73
733	360	20130101	1	0	0		838622.58	0.041250	4071.06
734	360	20130101	1	0	0		551168.60	0.037500	2556.40
735	360	20130101	1	0	0		983580.79	0.040000	4702.54
736	360	20121201	1	0	0		849648.18	0.042500	4191.33
737	360	20121101	1	0	0		541743.58	0.042500	2676.15
738	360	20130101	1	0	0		1188127.20	0.035000	5343.63
739	360	20130101	1	0	0		561689.54	0.040000	2685.46
740	360	20130101	1	0	0		677821.97	0.040000	3240.70
741	360	20130101	1	0	0		591108.36	0.037500	2741.64
742	360	20130101	1	0	0		740183.48	0.037500	3433.08
743	360	20130101	1	0	0		963729.24	0.045000	4889.51
744	360	20130101	1	0	0		574152.91	0.038750	2703.86
745	360	20130201	1	0	0		887000.00	0.038750	4171.00
746	360	20130101	1	0	0		1123342.64	0.038750	5290.17
747	180	20130101	1	0	0		822433.04	0.032500	5804.04
748	360	20121201	1	0	0		482104.41	0.040000	2308.30
749	360	20130101	1	0	0		621103.81	0.040000	2969.52
750	360	20130101	1	0	0		681017.36	0.040000	3255.97
751	360	20130101	1	0	0		712948.14	0.038750	3357.49
752	360	20130201	1	0	0		1650000.00	0.036500	7548.08
753	360	20120701	1	0	0		593719.28	0.039900	2861.03
754	360	20130101	1	0	0		603110.18	0.038750	2840.23
755	360	20120101	1	0	0		851818.24	0.045000	5066.85
756	360	20120501	1	0	0		597221.69	0.041250	2932.13
757	360	20120501	1	0	0		977145.97	0.041250	4798.03
758	360	20120601	1	0	0		1132226.85	0.040000	6683.81
759	360	20120601	1	0	0		466731.29	0.043750	2356.63
760	360	20120801	1	0	0		644305.64	0.041250	3150.22
761	240	20120901	1	0	0		717377.23	0.038750	4360.74
762	360	20120801	1	0	0		472139.46	0.041250	2307.90
763	360	20121001	1	0	0		1193049.42	0.040000	5728.98
764	360	20121001	1	0	0		832258.29	0.041250	4056.52
765	240	20120801	1	0	0		637598.92	0.036250	3804.29
766	360	20120901	1	0	0		729786.19	0.041250	3562.18
767	360	20120901	1	0	0		894255.58	0.039900	4295.37
768	360	20121001	1	0	0		686311.06	0.041250	3363.47
769	360	20121001	1	0	0		596524.71	0.040000	2864.49
770	360	20121001	1	0	0		533143.94	0.040000	2560.14
771	360	20121101	1	0	0		630315.11	0.041250	3067.83
772	360	20121001	1	0	0		748638.49	0.040000	3594.94
773	240	20121001	1	0	0		739454.52	0.036250	4386.30
774	360	20121101	1	0	0		558562.68	0.039900	2675.07
775	360	20121101	1	0	0		728895.17	0.041250	3547.64
776	360	20121101	1	0	0		1282802.45	0.039900	6143.59
777	360	20121201	1	0	0		1164849.97	0.039900	5570.57

	38	39	40	41	42	43	44	45	46
	Interest Paid Through Date	Current Payment Status	Index Type	ARM Look-back Days	Gross Margin	ARM Round Flag	ARM Round Factor	Initial Fixed Rate Period	Initial Interest Rate Cap (Change Up)
1	20121201	0	0
2	20121201	0	0
3	20121201	0	0
4	20121201	0	0
5	20121201	0	0
6	20121201	0	0
7	20121201	0	0
8	20121201	0	0
9	20121201	0	0
10	20121201	0	0
11	20121201	0	0
12	20121201	0	0
13	20121201	0	0
14	20121201	0	0
15	20121201	0	0
16	20121201	0	0
17	20121201	0	0
18	20121201	0	0
19	20121201	0	0
20	20121201	0	0
21	20121201	0	0
22	20121201	0	0
23	20121201	0	0
24	20121201	0	0
25	20121201	0	0
26	20121201	0	0
27	20121201	0	0
28	20121201	0	0
29	20121201	0	0
30	20121201	0	0
31	20121201	0	0
32	20121201	0	0
33	20121201	0	0
34	20121201	0	0
35	20121201	0	0
36	20121201	0	0
37	20121201	0	0
38	20121201	0	0
39	20121201	0	0
40	20121201	0	0
41	20121201	0	0
42	20121201	0	0
43	20121201	0	0
44	20121201	0	0
45	20121201	0	0
46	20121201	0	0
47	20121201	0	0
48	20121201	0	0
49	20121201	0	0
50	20121201	0	0
51	20121201	0	0
52	20121201	0	0
53	20121201	0	0
54	20121201	0	0
55	20121201	0	0
56	20121201	0	0
57	20121201	0	0
58	20121201	0	0
59	20121201	0	0
60	20121201	0	0
61	20121201	0	0
62	20121201	0	0
63	20121201	0	0
64	20121201	0	0
65	20121201	0	0
66	20121201	0	0
67	20121201	0	0
68	20121201	0	0
69	20121201	0	0
70	20121201	0	0
71	20121201	0	0
72	20121201	0	0
73	20121201	0	0
74	20121201	0	0
75	20121201	0	0
76	20121201	0	0
77	20121201	0	0
78	20121201	0	0
79	20121201	0	0
80	20121201	0	0
81	20121201	0	0
82	20121201	0	0
83	20121201	0	0
84	20121201	0	0
85	20121201	0	0
86	20121201	0	0
87	20121201	0	0
88	20121201	0	0
89	20121201	0	0
90	20121201	0	0
91	20121201	0	0
92	20121201	0	0
93	20121201	0	0
94	20121201	0	0
95	20121201	0	0
96	20121201	0	0
97	20121201	0	0
98	20121201	0	0
99	20121201	0	0
100	20121201	0	0
101	20121201	0	0
102	20121201	0	0
103	20121201	0	0
104	20121201	0	0
105	20121201	0	0
106	20121201	0	0
107	20121201	0	0
108	20121201	0	0
109	20121201	0	0
110	20121201	0	0
111	20121201	0	0
112	20121201	0	0
113	20121201	0	0
114	20121201	0	0
115	20121201	0	0
116	20121201	0	0
117	20121201	0	0
118	20121201	0	0
119	20121201	0	0
120	20121201	0	0
121	20121201	0	0
122	20121201	0	0
123	20121201	0	0
124	20121201	0	0
125	20121201	0	0
126	20121201	0	0
127	20121201	0	0
128	20121201	0	0
129	20121201	0	0
130	20121201	0	0
131	20121201	0	0
132	20121201	0	0
133	20121201	0	0
134	20121201	0	0
135	20121201	0	0
136	20121201	0	0
137	20121201	0	0
138	20121201	0	0
139	20121201	0	0
140	20121201	0	0
141	20121201	0	0
142	20121201	0	0
143	20121201	0	0
144	20121201	0	0
145	20121201	0	0
146	20121201	0	0
147	20121201	0	0
148	20121201	0	0
149	20121201	0	0
150	20121201	0	0
151	20121201	0	0
152	20121201	0	0
153	20121201	0	0
154	20121201	0	0
155	20121201	0	0
156	20121201	0	0
157	20121201	0	0
158	20121201	0	0
159	20121201	0	0
160	20121201	0	0
161	20121201	0	0
162	20121201	0	0
163	20121201	0	0
164	20121201	0	0
165	20121201	0	0
166	20121201	0	0
167	20121201	0	0
168	20121201	0	0
169	20121201	0	0
170	20121201	0	0
171	20121201	0	0
172	20121201	0	0
173	20121201	0	0
174	20121201	0	0
175	20121201	0	0
176	20121201	0	0
177	20121201	0	0
178	20121201	0	0
179	20121201	0	0
180	20121201	0	0
181	20121201	0	0
182	20121201	0	0
183	20121201	0	0
184	20121201	0	0
185	20121201	0	0
186	20121201	0	0
187	20121201	0	0
188	20121201	0	0
189	20121201	0	0
190	20121201	0	0
191	20121201	0	0
192	20121201	0	0
193	20121201	0	0
194	20121201	0	0
195	20121201	0	0
196	20121201	0	0
197	20121201	0	0
198	20121201	0	0
199	20121201	0	0
200	20121201	0	0
201	20121201	0	0
202	20121201	0	0
203	20121201	0	0
204	20121201	0	0
205	20121201	0	0
206	20121201	0	0
207	20121201	0	0
208	20121201	0	0
209	20121201	0	0
210	20121201	0	0
211	20121201	0	0
212	20121201	0	0
213	20121201	0	0
214	20121201	0	0
215	20121201	0	0
216	20121201	0	0
217	20121201	0	0
218	20121201	0	0
219	20121201	0	0
220	20121201	0	0
221	20121201	0	0
222	20121201	0	0
223	20121201	0	0
224	20121201	0	0
225	20121201	0	0
226	20121201	0	0
227	20121201	0	0
228	20121201	0	0
229	20121201	0	0
230	20121201	0	0
231	20121201	0	0
232	20121201	0	0
233	20121201	0	0
234	20121201	0	0
235	20121201	0	0
236	20121201	0	0
237	20121201	0	0
238	20121201	0	0
239	20121201	0	0
240	20121201	0	0
241	20121201	0	0
242	20121201	0	0
243	20121201	0	0
244	20121201	0	0
245	20121201	0	0
246	20121201	0	0
247	20121201	0	0
248	20121201	0	0
249	20121201	0	0
250	20121201	0	0
251	20121201	0	0
252	20121201	0	0
253	20121201	0	0
254	20121201	0	0
255	20121201	0	0
256	20121201	0	0
257	20121201	0	0
258	20121201	0	0
259	20121201	0	0
260	20121201	0	0
261	20121201	0	0
262	20121201	0	0
263	20121201	0	0
264	20121201	0	0
265	20121201	0	0
266	20121201	0	0
267	20121201	0	0
268	20121201	0	0
269	20121201	0	0
270	20121201	0	0
271	20121201	0	0
272	20121201	0	0
273	20121201	0	0
274	20121201	0	0
275	20121201	0	0
276	20121201	0	0
277	20121201	0	0
278	20121201	0	0
279	20121201	0	0
280	20121201	0	0
281	20121201	0	0
282	20121201	0	0
283	20121201	0	0
284	20121201	0	0
285	20121201	0	0
286	20121201	0	0
287	20121201	0	0
288	20121201	0	0
289	20121201	0	0
290	20121201	0	0
291	20121201	0	0
292	20121201	0	0
293	20121201	0	0
294	20121201	0	0
295	20121201	0	0
296	20121201	0	0
297	20121201	0	0
298	20121201	0	0
299	20121201	0	0
300	20121201	0	0
301	20121201	0	0
302	20121201	0	0
303	20121201	0	0
304	20121201	0	0
305	20121201	0	0
306	20121201	0	0
307	20121201	0	0
308	20121201	0	0
309	20121201	0	0
310	20121201	0	0
311	20121201	0	0
312	20121201	0	0
313	20121201	0	0
314	20121201	0	0
315	20121201	0	0
316	20121201	0	0
317	20121201	0	0
318	20121201	0	0
319	20121201	0	0
320	20121201	0	0
321	20121201	0	0
322	20121201	0	0
323	20121201	0	0
324	20121201	0	0
325	20121201	0	0
326	20121201	0	0
327	20121201	0	0
328	20121201	0	0
329	20121201	0	0
330	20121201	0	0
331	20121201	0	0
332	20121201	0	0
333	20121201	0	0
334	20121201	0	0
335	20121201	0	0
336	20121201	0	0
337	20121201	0	0
338	20121201	0	0
339	20121201	0	0
340	20121201	0	0
341	20121201	0	0
342	20121201	0	0
343	20121201	0	0
344	20121201	0	0
345	20121201	0	0
346	20121201	0	0
347	20121201	0	0
348	20121201	0	0
349	20121201	0	0
350	20121201	0	0
351	20121201	0	0
352	20121201	0	0
353	20121201	0	0
354	20121201	0	0
355	20121201	0	0
356	20121201	0	0
357	20121201	0	0
358	20121201	0	0
359	20121201	0	0
360	20121201	0	0
361	20121201	0	0
362	20121201	0	0
363	20121201	0	0
364	20121201	0	0
365	20121201	0	0
366	20121201	0	0
367	20121201	0	0
368	20121201	0	0
369	20121201	0	0
370	20121201	0	0
371	20121201	0	0
372	20121201	0	0
373	20121201	0	0
374	20121201	0	0
375	20121201	0	0
376	20121201	0	0
377	20121201	0	0
378	20121201	0	0
379	20121201	0	0
380	20121201	0	0
381	20121201	0	0
382	20121201	0	0
383	20121201	0	0
384	20121201	0	0
385	20121201	0	0
386	20121201	0	0
387	20121201	0	0
388	20121201	0	0
389	20121201	0	0
390	20121201	0	0
391	20121201	0	0
392	20121201	0	0
393	20121201	0	0
394	20121201	0	0
395	20121201	0	0
396	20121201	0	0
397	20121201	0	0
398	20121201	0	0
399	20121201	0	0
400	20121201	0	0
401	20121201	0	0
402	20121201	0	0
403	20121201	0	0
404	20121201	0	0
405	20121201	0	0
406	20121201	0	0
407	20121201	0	0
408	20121201	0	0
409	20121201	0	0
410	20121201	0	0
411	20121201	0	0
412	20121201	0	0
413	20121201	0	0
414	20121201	0	0
415	20121201	0	0
416	20121201	0	0
417	20121201	0	0
418	20121201	0	0
419	20121201	0	0
420	20121201	0	0
421	20121201	0	0
422	20121201	0	0
423	20121201	0	0
424	20121201	0	0
425	20121201	0	0
426	20121201	0	0
427	20121201	0	0
428	20121201	0	0
429	20121201	0	0
430	20121201	0	0
431	20121201	0	0
432	20121201	0	0
433	20121201	0	0
434	20121201	0	0
435	20121201	0	0
436	20121201	0	0
437	20121201	0	0
438	20121201	0	0
439	20121201	0	0
440	20121201	0	0
441	20121201	0	0
442	20121201	0	0
443	20121201	0	0
444	20121201	0	0
445	20121201	0	0
446	20121201	0	0
447	20121201	0	0
448	20121201	0	0
449	20121201	0	0
450	20121201	0	0
451	20121201	0	0
452	20121201	0	0
453	20121201	0	0
454	20121201	0	0
455	20121201	0	0
456	20121201	0	0
457	20121201	0	0
458	20121201	0	0
459	20121201	0	0
460	20121201	0	0
461	20121201	0	0
462	20121201	0	0
463	20121201	0	0
464	20121201	0	0
465	20121201	0	0
466	20121201	0	0
467	20121201	0	0
468	20121201	0	0
469	20121201	0	0
470	20121201	0	0
471	20121201	0	0
472	20121201	0	0
473	20121201	0	0
474	20121201	0	0
475	20121201	0	0
476	20121201	0	0
477	20121201	0	0
478	20121201	0	0
479	20121201	0	0
480	20121201	0	0
481	20121201	0	0
482	20121201	0	0
483	20121201	0	0
484	20121201	0	0
485	20121201	0	0
486	20121201	0	0
487	20121201	0	0
488	20121201	0	0
489	20121201	0	0
490	20121201	0	0
491	20121201	0	0
492	20121201	0	0
493	20121201	0	0
494	20121201	0	0
495	20121201	0	0
496	20121201	0	0
497	20121201	0	0
498	20121201	0	0
499	20121201	0	0
500	20121201	0	0
501	20121201	0	0
502	20121201	0	0
503	20121201	0	0
504	20121201	0	0
505	20121201	0	0
506	20121201	0	0
507	20121201	0	0
508	20121201	0	0
509	20121201	0	0
510	20121201	0	0
511	20121201	0	0
512	20121201	0	0
513	20121201	0	0
514	20121201	0	0
515	20121201	0	0
516	20121201	0	0
517	20121201	0	0
518	20121201	0	0
519	20121201	0	0
520	20121201	0	0
521	20121201	0	0
522	20121201	0	0
523	20121201	0	0
524	20121201	0	0
525	20121201	0	0
526	20121201	0	0
527	20121201	0	0
528	20121201	0	0
529	20121201	0	0
530	20121201	0	0
531	20121201	0	0
532	20121201	0	0
533	20121201	0	0
534	20121201	0	0
535	20121201	0	0
536	20121201	0	0
537	20121201	0	0
538	20121201	0	0
539	20121201	0	0
540	20121201	0	0
541	20121201	0	0
542	20121201	0	0
543	20121201	0	0
544	20121201	0	0
545	20121201	0	0
546	20121201	0	0
547	20121201	0	0
548	20121201	0	0
549	20121201	0	0
550	20121201	0	0
551	20121201	0	0
552	20121201	0	0
553	20121201	0	0
554	20121201	0	0
555	20121201	0	0
556	20121201	0	0
557	20121201	0	0
558	20121201	0	0
559	20121201	0	0
560	20121201	0	0
561	20121201	0	0
562	20121201	0	0
563	20121201	0	0
564	20121201	0	0
565	20121201	0	0
566	20121201	0	0
567	20121201	0	0
568	20121201	0	0
569	20121201	0	0
570	20121201	0	0
571	20121201	0	0
572	20121201	0	0
573	20121201	0	0
574	20121201	0	0
575	20121201	0	0
576	20121201	0	0
577	20121201	0	0
578	20121201	0	0
579	20121201	0	0
580	20121201	0	0
581	20121201	0	0
582	20121201	0	0
583	20121201	0	0
584	20121201	0	0
585	20121201	0	0
586	20121201	0	0
587	20121201	0	0
588	20121201	0	0
589	20121201	0	0
590	20121201	0	0
591	20121201	0	0
592	20121201	0	0
593	20121201	0	0
594	20121201	0	0
595	20121201	0	0
596	20121201	0	0
597	20121201	0	0
598	20121201	0	0
599	20121201	0	0
600	20121201	0	0
601	20121201	0	0
602	20121201	0	0
603	20121201	0	0
604	20121201	0	0
605	20121201	0	0
606	20121201	0	0
607	20121201	0	0
608	20121201	0	0
609	20121201	0	0
610	20121201	0	0
611	20121201	0	0
612	20121201	0	0
613	20121201	0	0
614	20121201	0	0
615	20121201	0	0
616	20121201	0	0
617	20121201	0	0
618	20121201	0	0
619	20121201	0	0
620	20121201	0	0
621	20121201	0	0
622	20121201	0	0
623	20121201	0	0
624	20121201	0	0
625	20121201	0	0
626	20121201	0	0
627	20121201	0	0
628	20121201	0	0
629	20121201	0	0
630	20121201	0	0
631	20121201	0	0
632	20121201	0	0
633	20121201	0	0
634	20121201	0	0
635	20121201	0	0
636	20121201	0	0
637	20121201	0	0
638	20121201	0	0
639	20121201	0	0
640	20121201	0	0
641	20121201	0	0
642	20121201	0	0
643	20121201	0	0
644	20121201	0	0
645	20121201	0	0
646	20121201	0	0
647	20121201	0	0
648	20121201	0	0
649	20121201	0	0
650	20121201	0	0
651	20121201	0	0
652	20121201	0	0
653	20121201	0	0
654	20121201	0	0
655	20121201	0	0
656	20121201	0	0
657	20121201	0	0
658	20121201	0	0
659	20121201	0	0
660	20121201	0	0
661	20121201	0	0
662	20121201	0	0
663	20121201	0	0
664	20121201	0	0
665	20121201	0	0
666	20121201	0	0
667	20121201	0	0
668	20121201	0	0
669	20121201	0	0
670	20121201	0	0
671	20121201	0	0
672	20121201	0	0
673	20121201	0	0
674	20121201	0	0
675	20121201	0	0
676	20121201	0	0
677	20121201	0	0
678	20121201	0	0
679	20121201	0	0
680	20121201	0	0
681	20121201	0	0
682	20121201	0	0
683	20121201	0	0
684	20121201	0	0
685	20121201	0	0
686	20121201	0	0
687	20121201	0	0
688	20121201	0	0
689	20121201	0	0
690	20121201	0	0
691	20121201	0	0
692	20121201	0	0
693	20121201	0	0
694	20121201	0	0
695	20121201	0	0
696	20121201	0	0
697	20121201	0	0
698	20121201	0	0
699	20121201	0	0
700	20121201	0	0
701	20121201	0	0
702	20121201	0	0
703	20121201	0	0
704	20121201	0	0
705	20121201	0	0
706	20121201	0	0
707	20121201	0	0
708	20121201	0	0
709	20121201	0	0
710	20121201	0	0
711	20121201	0	0
712	20121201	0	0
713	20121201	0	0
714	20121201	0	0
715	20121201	0	0
716	20121201	0	0
717	20121201	0	0
718	20121201	0	0
719	20121201	0	0
720	20121201	0	0
721	20121201	0	0
722	20121201	0	0
723	20121201	0	0
724	20121201	0	0
725	20121201	0	0
726	20121201	0	0
727	20121201	0	0
728	20121201	0	0
729	20121201	0	0
730	20121201	0	0
731	20121201	0	0
732	20121201	0	0
733	20121201	0	0
734	20121201	0	0
735	20121201	0	0
736	20121201	0	0
737	20121201	0	0
738	20121201	0	0
739	20121201	0	0
740	20121201	0	0
741	20121201	0	0
742	20121201	0	0
743	20121201	0	0
744	20121201	0	0
745	20121201	0	0
746	20121201	0	0
747	20121201	0	0
748	20121201	0	0
749	20121201	0	0
750	20121201	0	0
751	20121201	0	0
752	20121201	0	0
753	20121201	0	0
754	20121201	0	0
755	20121201	0	0
756	20121201	0	0
757	20121201	0	0
758	20121201	0	0
759	20121201	0	0
760	20121201	0	0
761	20121201	0	0
762	20121201	0	0
763	20121201	0	0
764	20121201	0	0
765	20121201	0	0
766	20121201	0	0
767	20121201	0	0
768	20121201	0	0
769	20121201	0	0
770	20121201	0	0
771	20121201	0	0
772	20121201	0	0
773	20121201	0	0
774	20121201	0	0
775	20121201	0	0
776	20121201	0	0
777	20121201	0	0

	47	48	49	50	51	52	53	54	55
	Initial Interest Rate Cap (Change Down)	Subsequent Interest Rate Reset Period	Subsequent Interest Rate Cap (Change Down)	Subsequent Interest Rate Cap (Change Up)	Lifetime Maximum Rate (Ceiling)	Lifetime Minimum Rate (Floor)	Negative Amortization Limit	Initial Negative Amortization Recast Period	Subsequent Negative Amortization Recast Period
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716
717
718
719
720
721
722
723
724
725
726
727
728
729
730
731
732
733
734
735
736
737
738
739
740
741
742
743
744
745
746
747
748
749
750
751
752
753
754
755
756
757
758
759
760
761
762
763
764
765
766
767
768
769
770
771
772
773
774
775
776
777

	56	57	58	59	60	61	62	63	64	65
	Initial Fixed Payment Period	Subsequent Payment Reset Period	Initial Periodic Payment Cap	Subsequent Periodic Payment Cap	Initial Minimum Payment Reset Period	Subsequent Minimum Payment Reset Period	Option ARM Indicator	Options at Recast	Initial Minimum Payment	Current Minimum Payment
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716
717
718
719
720
721
722
723
724
725
726
727
728
729
730
731
732
733
734
735
736
737
738
739
740
741
742
743
744
745
746
747
748
749
750
751
752
753
754
755
756
757
758
759
760
761
762
763
764
765
766
767
768
769
770
771
772
773
774
775
776
777

	66	67	68	69	70	71	72	73
	Prepayment Penalty Calculation	Prepayment Penalty Type	Prepayment Penalty Total Term	Prepayment Penalty Hard Term	Primary Borrower ID	Number of Mortgaged Properties	Total Number of Borrowers	Self-employment Flag
1			0		181	1		0
2			0		156	3		0
3			0		529	1		1
4			0		548	4		1
5			0		521	1		1
6			0		507	1		0
7			0		515	1		1
8			0		274	1		0
9			0		374	1		1
10			0		516	2		1
11			0		253	3		1
12			0		250	2		0
13			0		405	2		0
14			0		706	2		1
15			0		742	3		0
16			0		317	2		0
17			0		415	2		0
18			0		495	1		0
19			0		205	2		1
20			0		254	1		0
21			0		284	2		1
22			0		322	1		0
23			0		480	1		0
24			0		169	1		0
25			0		399	2		0
26			0		530	1		1
27			0		481	1		0
28			0		579	1		0
29			0		145	1		0
30			0		468	2		0
31			0		361	3		0
32			0		592	1		0
33			0		230	1		0
34			0		114	2		0
35			0		256	1		1
36			0		526	1		0
37			0		774	2		0
38			0		93	1		0
39			0		362	1		0
40			0		406	1		0
41			0		312	1		0
42			0		639	1		0
43			0		682	3		1
44			0		486	1		0
45			0		30	2		0
46			0		715	3		1
47			0		85	1		0
48			0		26	1		0
49			0		416	1		0
50			0		731	1		1
51			0		45	1		0
52			0		86	1		0
53			0		146	1		0
54			0		552	2		0
55			0		510	1		0
56			0		467	2		1
57			0		716	3		1
58			0		222	2		0
59			0		375	1		0
60			0		171	1		0
61			0		562	1		1
62			0		192	2		1
63			0		608	1		0
64			0		261	2		0
65			0		27	1		0
66			0		112	2		0
67			0		289	1		0
68			0		333	1		0
69			0		285	1		0
70			0		267	3		1
71			0		325	1		0
72			0		435	1		1
73			0		295	2		0
74			0		90	1		0
75			0		425	1		0
76			0		28	2		0
77			0		428	2		0
78			0		339	1		0
79			0		102	2		0
80			0		627	2		1
81			0		449	2		0
82			0		447	1		0
83			0		331	1		0
84			0		459	2		1
85			0		299	1		0
86			0		434	3		1
87			0		430	1		0
88	99	99	60		57	1		0
89	99	99	60		8	2		1
90	99	99	60		572	2		0
91			0		344	1		0
92	6	1	60	60	749	1		0
93	6	1	60	60	566	1		0
94	20	1	60	60	128	1		0
95			0		695	1		1
96			0		16	1		1
97			0		571	1		1
98			0		556	1		0
99			0		619	1		0
100			0		200	1		0
101			0		149	1		1
102			0		532	1		1
103			0		535	1		1
104			0		319	1		1
105	6	1	60	60	472	1		0
106	98	1	60	60	594	1		1
107			0		239	1		0
108	6	1	60	60	59	1		1
109	98	1	48	48	363	1		1
110			0		534	1		1
111			0		641	1		1
112			0		533	1		1
113			0		162	1		1
114	98	1	60	60	672	1		1
115			0		258	1		0
116			0		158	2		1
117	98	1	60	60	625	2		1
118			0		678	1		0
119			0		223	1		0
120			0		457	1		1
121	6	1	48	48	343	1		0
122	15	1	60	60	720	1		0
123			0		376	1		0
124			0		690	1		1
125			0		196	1		1
126	99	99	60		233	1		0
127			0		13	1		0
128			0		700	1		0
129			0		113	1		0
130			0		197	1		0
131			0		586	1		0
132			0		99	1		0
133			0		763	1		0
134			0		15	1		0
135			0		109	1		0
136			0		74	2		0
137			0		74	1		0
138			0		602	1		0
139			0		689	1		0
140			0		87	1		0
141			0		504	1		1
142			0		528	1		0
143	6	1	60	60	768	1		0
144			0		184	3		0
145			0		224	1		1
146	20	1	60	60	382	1		0
147			0		31	3		1
148			0		31	3		1
149			0		31	3		1
150	6	1	60	60	624	1		0
151	20	1	60	60	638	1		1
152			0		370	1		1
153			0		138	1		0
154			0		60	1		0
155			0		702	1		0
156			0		564	1		0
157	20	1	60	60	44	1		0
158	15	1	60	60	642	1		1
159			0		340	1		0
160			0		69	1		0
161	20	1	60	60	6	1		0
162	6	1	36	36	378	1		1
163	6	1	60	60	247	1		0
164			0		62	1		0
165			0		236	1		1
166	20	1	60	60	357	1		0
167	6	1	60	60	165	1		0
168	6	1	60	60	620	1		0
169			0		74	2		0
170	20	1	60	60	549	1		1
171	6	1	60	60	461	1		0
172			0		708	1		1
173	6	1	60	60	605	1		1
174			0		559	1		0
175			0		119	2		0
176	6	1	60	60	50	1		0
177			0		89	2		0
178	6	1	60	60	569	1		0
179	6	1	60	60	298	1		0
180	6	1	60	60	33	1		1
181	6	1	60	60	614	1		0
182			0		697	1		1
183	6	1	60	60	590	1		1
184			0		628	1		0
185			0		356	1		1
186	6	1	60	60	226	1		0
187	6	1	36	36	130	1		0
188			0		109	1		0
189			0		598	1		0
190	6	1	60	60	81	2		1
191	20	1	60	60	665	1		0
192			0		270	1		0
193	20	1	60	60	153	1		0
194	20	1	60	60	347	1		0
195			0		717	1		1
196			0		280	1		0
197			0		54	1		0
198	6	1	60	60	246	1		0
199	6	1	60	60	769	1		0
200	6	1	60	60	582	1		1
201	6	1	60	60	582	1		1
202	6	1	36	36	155	1		1
203			0		126	1		0
204	6	1	60	60	542	1		0
205	6	1	60	60	770	1		0
206	20	1	60	60	195	1		0
207	20	1	60	60	304	1		0
208			0		393	1		0
209			0		107	1		0
210			0		738	1		0
211	6	1	60	60	673	2		0
212	20	1	60	60	106	1		0
213	6	1	60	60	358	1		0
214	6	1	60	60	429	1		0
215	6	1	60	60	584	1		0
216	6	1	60	60	120	1		0
217	20	1	60	60	470	1		1
218	6	1	60	60	442	1		0
219			0		72	1		1
220	6	1	60	60	743	1		0
221	6	1	36	36	360	1		0
222	20	1	60	60	636	1		1
223	6	1	60	60	484	1		1
224	6	1	60	60	558	1		0
225	6	1	60	60	175	1		0
226	6	1	60	60	390	1		0
227			0		383	1		1
228	6	1	60	60	573	1		1
229	6	1	60	60	775	1		0
230	20	1	60	60	392	1		0
231	6	1	60	60	115	1		1
232	6	1	60	60	221	1		1
233	20	1	60	60	3	1		0
234	20	1	60	60	728	1		1
235	15	1	60	60	732	1		0
236	99	99	60		714	1		0
237	20	1	60	60	491	1		0
238	6	1	60	60	659	1		0
239	20	1	60	60	746	1		0
240	20	1	60	60	616	1		0
241	6	1	60	60	219	1		0
242	20	1	36	36	329	1		1
243	20	1	60	60	98	1		0
244	6	1	60	60	688	1		1
245			0		393	1		0
246	6	1	60	60	560	1		0
247	6	1	60	60	593	1		0
248	6	1	60	60	118	1		0
249	6	1	60	60	400	1		0
250	6	1	60	60	110	1		1
251	15	1	60	60	541	1		1
252	20	1	60	60	767	1		0
253			0		667	1		0
254	6	1	60	60	539	1		0
255	6	1	60	60	433	1		0
256	20	1	60	60	189	1		0
257	6	1	60	60	761	1		1
258			0		772	1		1
259	6	1	60	60	691	1		0
260	6	1	60	60	63	1		0
261			0		432	1		0
262	20	1	60	60	653	1		1
263	6	1	60	60	269	1		0
264	6	1	60	60	75	1		0
265	6	1	60	60	494	1		0
266	6	1	60	60	409	1		0
267	6	1	60	60	551	1		1
268	6	1	60	60	617	1		0
269			0		173	1		0
270	6	1	60	60	122	1		0
271	6	1	60	60	658	1		0
272	20	1	60	60	679	1		0
273	6	1	60	60	341	1		0
274	6	1	60	60	170	1		0
275	6	1	60	60	580	1		0
276	6	1	60	60	675	3		1
277	6	1	36	36	540	1		0
278			0		660	1		1
279	6	1	60	60	186	1		0
280	6	1	60	60	643	1		1
281	6	1	60	60	248	1		0
282	6	1	60	60	79	1		1
283	20	1	60	60	213	1		0
284	6	1	60	60	310	1		1
285	6	1	60	60	500	1		0
286	6	1	60	60	190	1		0
287	6	1	60	60	190	2		0
288	6	1	60	60	397	1		0
289			0		46	1		0
290	6	1	60	60	615	2		0
291	6	1	60	60	581	1		0
292	6	1	60	60	635	1		0
293	6	1	60	60	116	1		0
294			0		724	2		0
295			0		80	1		0
296	6	1	60	60	694	1		0
297	6	1	60	60	644	1		1
298	6	1	60	60	499	2		0
299	6	1	60	60	648	1		0
300	6	1	60	60	67	1		0
301	6	1	60	60	601	1		0
302	6	1	60	60	766	1		0
303	6	1	60	60	125	1		0
304			0		699	1		1
305	6	1	60	60	379	1		0
306	6	1	60	60	249	1		0
307	6	1	60	60	565	1		0
308	6	1	60	60	198	1		0
309	6	1	60	60	637	1		1
310	6	1	60	60	229	1		0
311	6	1	60	60	651	1		1
312	6	1	60	60	547	1		0
313	6	1	60	60	737	1		1
314	6	1	60	60	243	1		0
315	6	1	60	60	686	1		0
316	6	1	60	60	587	1		1
317	6	1	60	60	2	1		0
318	99	99	60		751	1		1
319	6	1	60	60	214	1		0
320	6	1	60	60	661	1		0
321	6	1	60	60	606	1		0
322			0		657	1		1
323	6	1	60	60	4	1		1
324	6	1	60	60	709	1		0
325	6	1	60	60	129	1		1
326	6	1	60	60	336	1		0
327	6	1	60	60	367	1		1
328	6	1	60	60	676	1		0
329	6	1	60	60	202	1		0
330	6	1	60	60	626	1		0
331	6	1	60	60	235	1		0
332	6	1	60	60	519	1		0
333	6	1	60	60	765	1		0
334			0		752	1		0
335	6	1	60	60	704	1		0
336	6	1	60	60	577	4		1
337	6	1	60	60	232	1		1
338	6	1	60	60	759	1		1
339			0		328	1		0
340	6	1	60	60	330	1		0
341	6	1	60	60	544	1		0
342	6	1	60	60	176	1		0
343	6	1	60	60	84	1		0
344			0		373	1		0
345	6	1	60	60	662	1		1
346	6	1	60	60	324	1		0
347	6	1	60	60	48	1		0
348	6	1	60	60	654	1		1
349	6	1	60	60	604	3		1
350	6	1	60	60	698	1		0
351	6	1	60	60	543	1		1
352	6	1	60	60	183	1		1
353	6	1	60	60	216	1		0
354	6	1	60	60	591	1		1
355	6	1	60	60	576	1		0
356	6	1	60	60	32	1		0
357	6	1	60	60	711	1		1
358	6	1	60	60	538	1		0
359	6	1	60	60	703	1		0
360			0		652	1		1
361	6	1	60	60	692	1		0
362	6	1	60	60	366	1		0
363	6	1	60	60	683	1		1
364	6	1	60	60	41	1		0
365	6	1	60	60	509	1		1
366	6	1	60	60	760	1		0
367			0		696	1		0
368	6	1	60	60	475	1		0
369	6	1	60	60	24	1		0
370	6	1	60	60	629	1		0
371	6	1	60	60	321	1		0
372	6	1	60	60	600	1		1
373	6	1	60	60	707	1		0
374	6	1	60	60	762	1		0
375			0		92	3		0
376	6	1	60	60	693	1		0
377	6	1	60	60	315	1		1
378	6	1	60	60	710	1		0
379	6	1	60	60	252	1		0
380	6	1	60	60	655	1		0
381	6	1	60	60	585	1		0
382	6	1	60	60	385	1		1
383	6	1	60	60	631	1		1
384	6	1	60	60	750	1		0
385			0		596	3		1
386	6	1	60	60	332	1		1
387	6	1	60	60	568	1		1
388	6	1	60	60	609	1		1
389	6	1	60	60	650	1		0
390	6	1	60	60	211	1		0
391	6	1	60	60	164	1		0
392	6	1	60	60	570	1		0
393	6	1	60	60	70	1		0
394	6	1	60	60	463	1		0
395	6	1	60	60	705	1		0
396	6	1	60	60	758	1		0
397			0		7	1		0
398	6	1	60	60	583	1		0
399	6	1	60	60	166	1		0
400	6	1	60	60	645	2		0
401	6	1	60	60	589	1		0
402	6	1	60	60	448	1		0
403	6	1	60	60	663	3		1
404	6	1	60	60	505	1		0
405	6	1	60	60	663	1		1
406	6	1	60	60	663	1		1
407	6	1	60	60	574	1		0
408	6	1	60	60	47	3		0
409			0		503	1		0
410	6	1	60	60	234	1		0
411			0		684	1		1
412	6	1	60	60	306	2		0
413	6	1	60	60	43	1		0
414	6	1	60	60	228	1		0
415	6	1	60	60	83	1		0
416	6	1	60	60	633	1		0
417	6	1	60	60	185	1		0
418	6	1	60	60	47	3		0
419	6	1	60	60	117	1		0
420	6	1	60	60	477	1		0
421	6	1	60	60	670	1		0
422	6	1	60	60	5	1		0
423	6	1	60	60	199	1		0
424	6	1	60	60	757	1		0
425	6	1	60	60	555	1		0
426	6	1	60	60	401	1		0
427	6	1	30	30	713	1		0
428	6	1	60	60	745	1		0
429	6	1	60	60	727	1		0
430	6	1	60	60	193	1		0
431	6	1	60	60	282	1		0
432	6	1	60	60	395	1		0
433	6	1	60	60	209	1		0
434			0		680	4		1
435			0		424	2		1
436			0		489	2		0
437			0		351	1		0
438			0		492	3		0
439			0		524	4		1
440			0		355	1		0
441			0		646	3		0
442			0		744	1		0
443			0		206	2		0
444			0		506	2		0
445			0		135	2		1
446			0		108	1		0
447			0		241	1		1
448			0		610	1		0
449			0		381	1		1
450			0		388	1		0
451			0		668	1		0
452			0		622	2		0
453			0		342	1		1
454			0		733	2		1
455			0		151	2		0
456			0		536	4		0
457			0		320	2		0
458			0		453	1		1
459			0		531	2		0
460			0		649	1		1
461			0		736	1		0
462			0		755	1		0
463			0		101	1		0
464			0		271	2		0
465			0		334	2		0
466			0		618	2		1
467			0		281	2		0
468			0		508	1		0
469			0		664	1		0
470			0		740	2		0
471			0		497	1		0
472			0		168	1		1
473			0		729	3		0
474			0		597	2		0
475			0		578	1		0
476			0		734	1		1
477			0		172	1		0
478			0		501	1		1
479			0		741	1		0
480			0		674	1		0
481			0		251	1		1
482			0		265	2		0
483			0		723	4		1
484			0		137	1		0
485			0		623	1		0
486			0		154	2		0
487			0		423	2		1
488			0		444	1		0
489			0		259	2		0
490			0		419	1		0
491			0		561	1		0
492			0		420	1		0
493			0		296	1		0
494			0		460	1		0
495			0		335	1		0
496			0		512	1		0
497			0		264	3		0
498			0		411	1		0
499			0		386	1		0
500			0		1	1		0
501			0		204	1		0
502			0		353	2		0
503			0		323	1		0
504			0		632	2		0
505			0		309	1		0
506			0		394	1		1
507			0		167	1		0
508			0		410	1		1
509			0		286	1		0
510			0		588	3		0
511			0		719	2		1
512			0		630	2		1
513			0		462	1		0
514			0		257	1		0
515			0		439	1		0
516			0		327	1		0
517			0		771	4		1
518			0		647	2		1
519			0		550	1		0
520			0		476	2		0
521			0		478	1		0
522			0		218	1		0
523			0		496	2		0
524			0		474	2		1
525			0		595	1		0
526			0		518	1		0
527			0		58	1		0
528			0		553	2		0
529			0		739	1		0
530			0		502	1		0
531			0		613	2		1
532			0		380	2		1
533			0		152	1		0
534			0		634	1		0
535			0		607	1		0
536			0		364	4		1
537			0		726	1		0
538			0		372	4		0
539			0		523	2		0
540			0		277	1		0
541			0		273	2		1
542			0		371	2		0
543			0		276	1		0
544			0		308	1		1
545			0		65	1		1
546			0		313	1		1
547			0		121	1		0
548			0		451	2		0
549			0		53	2		1
550			0		656	3		0
551			0		349	2		0
552			0		144	1		0
553			0		73	1		0
554			0		39	2		0
555			0		546	1		0
556			0		753	1		1
557			0		403	1		0
558			0		621	1		0
559			0		557	3		0
560			0		640	2		1
561			0		426	1		0
562			0		773	2		0
563			0		160	2		0
564			0		482	1		0
565			0		104	2		0
566			0		203	2		1
567			0		141	1		1
568			0		97	1		0
569			0		438	1		0
570			0		337	1		0
571			0		354	1		0
572			0		178	1		1
573			0		368	1		0
574			0		396	2		1
575			0		359	1		0
576			0		147	2		0
577			0		473	1		0
578			0		488	1		1
579			0		350	1		0
580			0		440	3		1
581			0		483	3		0
582			0		527	3		0
583			0		56	2		0
584			0		485	1		0
585			0		148	1		0
586			0		302	1		0
587			0		275	2		0
588			0		545	1		1
589			0		38	1		0
590			0		64	1		0
591			0		127	2		0
592			0		159	2		0
593			0		288	1		0
594			0		666	1		1
595			0		525	1		0
596			0		514	1		1
597			0		575	2		0
598			0		377	1		0
599			0		747	3		1
600			0		207	2		0
601			0		100	1		0
602			0		407	1		1
603			0		287	2		1
604			0		316	1		0
605			0		29	3		1
606			0		513	1		1
607			0		599	2		0
608			0		677	3		1
609			0		260	1		0
610			0		701	1		0
611			0		266	2		0
612			0		262	1		0
613			0		210	1		0
614			0		391	1		0
615			0		471	1		1
616			0		40	1		0
617			0		215	1		0
618			0		18	1		0
619			0		231	2		0
620			0		311	1		0
621			0		68	1		0
622			0		345	1		0
623			0		326	1		0
624			0		220	1		0
625			0		718	1		1
626			0		520	1		1
627			0		408	1		0
628			0		191	2		0
629			0		389	1		0
630			0		712	1		0
631			0		479	1		1
632			0		132	1		0
633			0		431	1		0
634			0		77	1		0
635			0		346	1		0
636			0		272	1		0
637			0		612	2		0
638			0		446	1		1
639			0		730	2		1
640			0		445	1		0
641			0		91	1		0
642			0		384	1		0
643			0		66	1		1
644			0		23	5		0
645			0		567	2		0
646			0		721	1		0
647			0		238	2		0
648			0		417	2		0
649			0		365	2		1
650			0		522	3		1
651			0		140	1		1
652			0		465	2		0
653			0		131	1		1
654			0		725	3		0
655			0		450	4		1
656			0		279	1		0
657			0		441	2		1
658			0		458	1		0
659			0		443	1		0
660			0		422	1		0
661			0		142	1		1
662			0		133	1		1
663			0		88	1		0
664			0		517	1		0
665			0		671	1		0
666			0		469	1		0
667			0		735	1		0
668			0		436	1		1
669			0		301	2		0
670			0		136	1		0
671			0		227	4		1
672			0		352	2		1
673			0		71	2		0
674			0		387	2		0
675	99	99	60		685	3		1
676	99	99	60		150	1		0
677	99	99	60		291	1		0
678	99	99	60		51	2		0
679			0		611	2		0
680	99	99	60		303	1		0
681	99	99	60		78	3		0
682	99	99	60		174	2		0
683	99	99	60		669	2		1
684	99	99	60		563	1		0
685			0		212	1		0
686			0		263	2		0
687			0		722	1		0
688			0		179	2		0
689			0		36	1		1
690			0		105	1		0
691			0		103	1		0
692			0		19	2		0
693			0		11	1		1
694			0		37	1		0
695			0		187	1		0
696			0		12	1		0
697			0		255	1		0
698			0		34	1		0
699			0		22	1		0
700			0		201	1		0
701			0		49	4		1
702			0		490	1		0
703			0		161	1		0
704			0		94	1		0
705			0		61	1		0
706			0		182	1		0
707			0		124	1		0
708			0		143	1		0
709			0		20	1		0
710			0		96	1		0
711			0		292	1		0
712			0		493	1		1
713			0		95	1		0
714			0		42	2		1
715			0		413	2		0
716			0		421	1		1
717			0		348	1		0
718			0		437	1		1
719			0		180	2		0
720			0		456	2		0
721			0		412	2		0
722			0		454	1		0
723			0		314	1		0
724			0		278	2		1
725			0		756	2		0
726			0		294	2		0
727			0		404	1		0
728			0		402	3		1
729			0		414	1		0
730			0		240	1		0
731			0		300	1		0
732			0		511	2		1
733			0		754	3		0
734			0		134	1		0
735			0		237	1		0
736			0		338	1		0
737			0		464	1		1
738			0		455	1		0
739			0		487	2		0
740			0		418	1		0
741			0		10	2		0
742			0		537	2		0
743			0		225	2		1
744			0		305	1		1
745			0		157	1		1
746			0		82	1		0
747			0		35	2		0
748			0		427	2		1
749			0		290	1		0
750			0		603	2		1
751			0		194	1		0
752	99	99	60		554	1		0
753			0		466	1		0
754			0		398	1		0
755			0		293	1		0
756			0		25	1		0
757			0		123	1		0
758			0		687	2		0
759			0		21	3		1
760			0		283	2		0
761			0		452	1		0
762			0		52	1		0
763			0		188	1		0
764			0		268	1		0
765			0		208	1		1
766			0		76	1		0
767			0		307	1		0
768			0		163	1		0
769			0		764	1		0
770			0		498	1		0
771			0		55	1		0
772			0		297	1		0
773			0		9	2		1
774			0		14	1		0
775			0		242	1		0
776			0		748	1		0
777			0		217	2		1

	74	75	76	77	78	79	80	81	82
	Current ‘Other’ Monthly Payment	Length of Employment: Borrower	Length of Employment: Co- Borrower	Years in Home	FICO Model Used	Most Recent FICO Date	Primary Wage Earner Original FICO: Equifax	Primary Wage Earner Original FICO: Experian	Primary Wage Earner Original FICO: TransUnion
1		15	0	0.75	1
2		1	0	0	1
3		14.5	6	10	1
4		10		0	1
5		30.25		15	1
6		23	1	7	1
7		20	16	15	1
8		6	6	0	1
9		25		0	1
10		5.75	5.75	0	1
11		20		0	1
12		19.25		1.5	1
13		30.75		3	1
14		9.25		3	1
15		0	10	0	1
16		8	24	0	1
17		12.5	0.75	0	1
18		0		25	1
19		19	19	0	1
20		3	0.5	0	1
21		9	4	1.75	1
22		1		0	1
23		1.75		0	1
24		0.25	13	0	1
25		0		8	1
26		7		1	1
27		2		1.5	1
28		14	14	14	1
29		11.25		7.5	1
30		18		2	1
31		12	21	2	1
32		15		1.75	1
33		23		20	1
34		2		0	1
35		11		8	1
36		13		0	1
37		0.25	7	0	1
38		7	16	7	1
39		8		3	1
40		0.5		1.5	1
41		0	20	4	1
42		15		10	1
43		7		0	1
44		3		15	1
45		0.25	5	0	1
46		5		0	1
47		16.75		13	1
48		4		8	1
49		10.5		4	1
50		2		2.25	1
51		6	10	1	1
52		8	0	0	1
53		1.25	8	1.25	1
54		8.75		5	1
55		1.75	13.25	0	1
56		13		0	1
57		14	14	0	1
58		13		2	1
59		6.25		5	1
60		5.5	5.5	1.25	1
61		11		2	1
62		8		0	1
63		5		2	1
64		26		0	1
65		8		8	1
66		9	9	4	1
67		26		4	1
68		0		6	1
69		3		0	1
70		35		0	1
71		1	1	0	1
72		23		1.75	1
73		1	6.25	0	1
74		5		2	1
75		4	0	0	1
76		0.25	3	0	1
77		7.75		1	1
78		15		2.5	1
79		6	6	0	1
80		8		8	1
81		2.5	0	6	1
82		2		0	1
83		0		8	1
84		12		0	1
85		2		0	1
86		14	16	5	1
87		6.5		0	1
88		4.5	4.5	0	1
89		0	17	10	1
90		2		0	1
91		2	0	2	1	20100727
92		1	5	4	1	20120702
93		1	0	15	1	20120726
94		16	5	1	1	20100824
95		2	0	7	1	20100930
96		25	0	2	1	20100824
97		10	10	15	1	20111110
98		8	0	40	1	20101021
99		0	0	22	1	20090219
100		10	0	7	1	20101228
101		22	0	38	1	20101227
102		14	0	1	1	20110113
103		8	0	3	1	20110202
104		10	0	7	1	20110311
105		6	0	2	1	20110420
106		6	6	1	1	20110502
107		7	0	7	1	20111123
108		7	0	6	1	20110525
109		20	5	0	1	20110609
110		28	0	0	1	20110620
111		0	0	40	1	20110421
112		50	0	5	1	20110629
113		50	1	2	1	20110808
114		12	0	5	1	20110810
115		0	0	5	1	20110811
116		1	0	18	1	20110817
117		20	0	17	1	20110819
118		20	0	20	1	20110819
119		3	5	4	1	20111214
120		10	0	1	1	20110829
121		5	5	4	1	20110817
122		2	0	3	1	20110914
123		11	0	7	1	20110919
124		24	10	15	1	20110922
125		4	12	3	1	20110915
126		13	7	5	1	20110923
127		5	0	1	1	20110927
128		8	0	0	1	20101028
129		12	1	5	1	20110930
130		4	0	2	1	20111005
131		7	18	7	1	20111007
132		35	30	8	1	20111003
133		3	2	2	1	20111007
134		8	0	8	1	20111012
135		17	7	1	1	20111012
136		15	0	0	1	20111003
137		15	0	16	1	20111003
138		10	0	7	1	20111017
139		21	10	4	1	20111025
140		0	0	20	1	20111025
141		3	5	9	1	20111031
142		4	0	5	1	20111104
143		5	0	1	1	20111110
144		5	0	4	1	20111020
145		8	0	4	1	20111124
146		3	0	5	1	20110514
147		30	0	3	1	20111202
148		30	0	3	1	20111202
149		30	0	3	1	20111202
150		12	1	11	1	20111207
151		20	1	7	1	20111220
152		5	0	7	1	20100922
153		5	0	2	1	20111220
154		2	1	2	1	20111205
155		8	0	4	1	20120112
156		16	12	6	1	20120112
157		20	0	7	1	20120529
158		11	0	2	1	20120106
159		12	0	3	1	20120117
160		4	0	0	1	20120126
161		2	0	5	1	20120411
162		0	0	15	1	20120126
163		0	0	0	1	20120127
164		1	0	6	1	20120131
165		9	9	14	1	20120201
166		2	0	8	1	20120207
167		14	0	0	1	20120208
168		27	22	7	1	20120814
169		15	0	17	1	20120216
170		12	0	13	1	20120216
171		1	0	7	1	20120216
172		28	5	17	1	20120221
173		20	1	13	1	20120224
174		6	2	2	1	20120228
175		10	0	7	1	20120301
176		15	0	8	1	20120620
177		4	1	4	1	20120307
178		27	17	10	1	20120228
179		1	0	9	1	20120308
180		8	3	6	1	20120815
181		11	0	2	1	20120305
182		14	0	14	1	20120303
183		40	0	33	1	20120315
184		4	0	4	1	20120206
185		10	10	0	1	20120127
186		10	18	9	1	20120320
187		1	2	2	1	20120321
188		17	7	1	1	20120322
189		23	12	2	1	20120322
190		10	3	2	1	20120322
191		18	0	7	1	20120326
192		12	10	0	1	20120326
193		14	0	11	1	20120322
194		21	2	2	1	20120518
195		10	0	16	1	20120326
196		1	0	8	1	20120330
197		14	20	18	1	20120402
198		5	6	1	1	20120710
199		5	0	3	1	20120820
200		40	35	3	1	20120416
201		40	35	3	1	20120416
202		11	9	3	1	20120416
203		0	0	2	1	20120418
204		0	0	9	1	20120410
205		5	0	1	1	20120412
206		6	0	8	1	20120420
207		3	1	1	1	20120424
208		7	16	24	1	20120423
209		10	2	20	1	20120417
210		8	0	8	1	20120215
211		6	10	13	1	20120501
212		5	1	1	1	20120501
213		41	0	32	1	20120502
214		1	3	1	1	20120502
215		8	0	17	1	20120502
216		10	5	7	1	20120503
217		2	3	3	1	20120501
218		4	0	2	1	20120723
219		16	0	3	1	20120504
220		11	0	3	1	20120418
221		5	8	2	1	20120503
222		15	15	0	1	20120502
223		30	0	20	1	20120426
224		7	3	1	1	20110202
225		3	0	2	1	20120508
226		3	15	9	1	20120507
227		47	38	7	1	20120508
228		38	0	32	1	20120508
229		3	0	2	1	20120508
230		1	7	3	1	20120508
231		31	0	19	1	20120809
232		16	16	1	1	20120906
233		9	0	2	1	20120510
234		5	12	9	1	20120502
235		21	0	8	1	20120504
236		10	4	5	1	20120511
237		1	30	26	1	20120413
238		9	0	7	1	20120514
239		4	0	3	1	20120425
240		10	3	12	1	20111130
241		2	0	1	1	20120515
242		18	0	8	1	20120522
243		22	16	23	1	20120515
244		20	10	9	1	20120516
245		7	0	24	1	20120423
246		7	3	2	1	20120516
247		4	0	7	1	20110726
248		12	3	4	1	20120517
249		7	0	3	1	20120518
250		20	0	5	1	20120518
251		23	23	1	1	20120521
252		12	7	11	1	20120522
253		18	0	15	1	20120522
254		20	7	3	1	20120523
255		0	0	4	1	20120521
256		4	2	2	1	20120521
257		10	20	10	1	20120523
258		14	10	11	1	20120525
259		3	17	5	1	20120524
260		0	1	19	1	20120523
261		0	0	2	1	20120525
262		15	9	2	1	20120525
263		9	0	7	1	20120524
264		17	1	12	1	20120503
265		3	0	3	1	20120529
266		2	15	6	1	20120524
267		30	0	4	1	20120529
268		8	0	11	1	20120521
269		1	0	5	1	20120718
270		4	0	2	1	20120531
271		10	10	30	1	20120531
272		0	0	31	1	20120530
273		1	0	1	1	20120604
274		0	0	7	1	20120604
275		24	2	14	1	20120605
276		16	5	15	1	20120605
277		2	0	7	1	20120604
278		23	0	1	1	20120605
279		3	2	1	1	20120606
280		4	0	8	1	20120605
281		0	0	2	1	20120604
282		2	0	1	1	20120517
283		6	0	18	1	20110611
284		13	13	3	1	20120409
285		3	3	3	1	20120612
286		20	0	20	1	20120612
287		20	0	20	1	20120612
288		0	0	3	1	20120531
289		3	3	8	1	20120615
290		16	0	9	1	20120618
291		5	0	1	1	20120618
292		5	0	6	1	20120615
293		4	10	10	1	20120618
294		3	6	2	1	20120619
295		7	3	16	1	20120619
296		1	0	3	1	20120620
297		15	15	6	1	20120615
298		0	25	1	1	20120614
299		1	35	12	1	20120614
300		9	0	3	1	20120622
301		7	6	3	1	20120622
302		1	1	2	1	20120622
303		0	2	8	1	20120626
304		5	0	1	1	20120626
305		9	16	1	1	20120521
306		0	0	4	1	20120626
307		12	5	7	1	20120628
308		11	4	16	1	20120628
309		5	8	4	1	20120625
310		1	2	7	1	20120702
311		2	0	7	1	20120621
312		6	6	9	1	20120702
313		10	5	7	1	20120703
314		6	9	7	1	20120620
315		5	3	1	1	20120629
316		38	32	21	1	20120810
317		1	3	1	1	20120709
318		10	0	10	1	20120706
319		8	0	8	1	20120706
320		2	0	0	1	20120628
321		3	4	7	1	20120709
322		0	0	10	1	20120709
323		24	0	17	1	20120705
324		17	0	7	1	20120712
325		27	0	3	1	20120625
326		2	8	5	1	20120711
327		35	10	7	1	20120213
328		12	15	5	1	20120713
329		3	0	11	1	20120712
330		1	24	3	1	20120713
331		3	0	3	1	20120627
332		0	0	8	1	20120711
333		7	15	3	1	20120724
334		0	2	2	1	20120710
335		8	0	13	1	20120713
336		12	0	1	1	20120706
337		10	0	4	1	20120814
338		13	11	2	1	20120717
339		8	6	8	1	20120713
340		9	10	2	1	20120712
341		16	2	10	1	20120718
342		1	5	3	1	20120717
343		1	0	1	1	20120806
344		0	0	7	1	20120709
345		8	2	3	1	20120719
346		1	5	2	1	20120719
347		31	0	4	1	20120618
348		4	2	1	1	20120719
349		11	4	10	1	20120718
350		2	2	1	1	20120718
351		3	4	8	1	20120717
352		7	6	3	1	20120924
353		10	0	1	1	20120720
354		14	0	2	1	20120720
355		10	0	8	1	20120625
356		14	0	14	1	20120723
357		12	12	7	1	20120723
358		11	0	1	1	20120723
359		0	0	15	1	20120717
360		40	0	6	1	20120723
361		1	0	1	1	20120724
362		0	0	2	1	20120718
363		25	0	14	1	20120725
364		3	8	11	1	20120820
365		11	0	2	1	20120719
366		4	6	13	1	20120725
367		14	0	4	1	20120718
368		20	0	17	1	20120628
369		10	0	14	1	20120713
370		2	0	18	1	20120724
371		9	2	2	1	20120727
372		12	6	18	1	20120718
373		7	12	10	1	20120724
374		1	2	4	1	20120731
375		6	0	2	1	20120731
376		1	5	3	1	20120721
377		20	0	20	1	20120731
378		1	13	2	1	20120731
379		0	0	4	1	20120731
380		2	0	5	1	20120730
381		14	4	1	1	20120731
382		1	0	1	1	20120730
383		6	0	2	1	20120731
384		1	7	0	1	20120731
385		5	0	3	1	20120801
386		5	8	2	1	20120724
387		9	9	4	1	20120727
388		15	0	2	1	20120814
389		21	15	20	1	20120802
390		3	8	7	1	20120803
391		5	0	7	1	20120904
392		1	3	1	1	20120802
393		14	0	11	1	20120801
394		17	7	2	1	20120720
395		19	0	9	1	20120731
396		0	0	4	1	20120806
397		0	15	10	1	20120807
398		3	8	7	1	20120807
399		0	4	3		20120807
400		1	0	10	1	20120808
401		1	0	4	1	20120806
402		4	7	1	1	20120809
403		9	1	16	1	20120808
404		10	0	25	1	20120809
405		9	1	16	1	20120808
406		9	1	16	1	20120808
407		19	0	3	1	20120809
408		10	2	9	1	20120809
409		0	0	7	1	20120813
410		0	0	3	1	20120813
411		15	0	2	1	20120814
412		1	9	2	1	20120822
413		2	0	1	1	20120820
414		16	24	2	1	20120817
415		6	0	1	1	20120815
416		7	12	2	1	20120820
417		4	4	1	1	20120822
418		10	2	9	1	20120809
419		1	19	9	1	20120827
420		1	7	5	1	20120828
421		6	0	8	1	20120829
422		12	0	3	1	20120829
423		2	0	8	1	20120806
424		2	2	4	1	20120830
425		3	11	2	1	20120830
426		4	0	4	1	20120910
427		4	4	2	1	20120912
428		7	0	7	1	20120911
429		11	0	10	1	20120917
430		0	0	12	1	20120917
431		7	11	2	1	20120829
432		1	1	2	1	20120920
433		1	4	4	1	20120921
434		33	0	11	1	20111102
435		10		4	1
436		6.5		0	1
437		0	4.5	4	1
438		10.5	1.5	0	1
439		14	9.5	11.25	1
440		8	13	2.25	1
441		23		2	1
442		4	13	6	1
443		5		0	1
444		0.25		12	1
445		14	27	7	1
446		0		8	1
447		10	4	7.5	1
448		25		6	1
449		12.5		5	1
450		7		8	1
451		16.5	5	9	1
452		24		14	1
453		7		7	1
454		13	3	9	1
455		20.25		7	1
456		1		1.5	1
457		2	2	2	1
458		15		20	1
459		0		0	1
460		12.75		10	1
461		5		1.5	1
462		13.25	0.25	2.5	1
463		2.25		9.75	1
464		8.25	2.75	1	1
465		3.5	14	0	1
466		16.25		7	1
467		6	5	5	1
468		23.25		7	1
469		0	8	20	1
470		6	10	0	1
471		0.5	1	0	1
472		12		0	1
473		24.75		7	1
474		1.5		7	1
475		35		12	1
476		7.5		0	1
477		16.25		10	1
478		20		10	1
479		1	4	0	1
480		15		11	1
481		9		5	1
482		0		6	1
483		8.5	8	1	1
484		10	10	8	1
485		10	11	1	1
486		0.25	6	8	1
487		15.5		3.25	1
488		8.25		1	1
489		7.5	25	0	1
490		5		0	1
491		5.75		1.75	1
492		5		0	1
493		2	0	0.25	1
494		4.5		2.25	1
495		5		2	1
496		9.75		1	1
497		3.5	18	0	1
498		5.75		8	1
499		13		0	1
500		9.75	5	5	1
501		0		8	1
502		15		3	1
503		27		4	1
504		8		0	1
505		10		0	1
506		9.25		5.75	1
507		1.5	0	2	1
508		5		1.5	1
509		18		1.25	1
510		34	25	0	1
511		18		0	1
512		7	7	0	1
513		4.25		5.75	1
514		13		2	1
515		10		1.25	1
516		22		6	1
517		7		0	1
518		32	2	4.5	1
519		10		2	1
520		0		4	1
521		3		6	1
522		3.5	17.25	2	1
523		2.75	18	0	1
524		5	5	3	1
525		0		12.75	1
526		11	7	5.25	1
527		1		1	1
528		0		5	1
529		12		1	1
530		5	0	4	1
531		11		12	1
532		9		0	1
533		0		2	1
534		0	21	2	1
535		6.5	15	5	1
536		5	4.5	0	1
537		8	8	0	1
538		5	5	1.5	1
539		7.75		0	1
540		20	3.5	1.5	1
541		19	17	15	1
542		24		0	1
543		0		0	1
544		10	10	6	1
545		2	5.5	2	1
546		4	5	13	1
547		0		0	1
548		2.25	3	0	1
549		9.25		0	1
550		6		0	1
551		3		12.5	1
552		13		1	1
553		6.25	16.75	1.25	1
554		2	2	0	1
555		1.5		7	1
556		18		15	1
557		0		10	1
558		8		2	1
559		27		3	1
560		8.25		0	1
561		14.5		2	1
562		6.25		0	1
563		3.25	2.25	1	1
564		0.5	0	5	1
565		6.25		0	1
566		8		0.5	1
567		5		0	1
568		17		6	1
569		9.75		2.17	1
570		8	26	2	1
571		25.4	0	17	1
572		39		23	1
573		0.3	0	0	1
574		15	8	0	1
575		9	9	8	1
576		10	10	0	1
577		8		1.5	1
578		9		5	1
579		6	6	0	1
580		25		0	1
581		0		0	1
582		30		0	1
583		21		0	1
584		18	2	2.25	1
585		2.75	4	4	1
586		8.25	11	6.25	1
587		14		0	1
588		25		1.5	1
589		6	2	3	1
590		8		0	1
591		2	1.5	13	1
592		5		6	1
593		4.75		0.75	1
594		10		2	1
595		27	1.5	0	1
596		3		3.5	1
597		14		0	1
598		7		0.75	1
599		15		0	1
600		10	1	0	1
601		2.5		6	1
602		10		8	1
603		14	9	3	1
604		4.5		2.25	1
605		7.75		0	1
606		16		2.5	1
607		11	10	0.5	1
608		13	2	3.5	1
609		2.5	8	5	1
610		16	4.25	0	1
611		7.5	2.5	9.5	1
612		0.5		0	1
613		3.25		3	1
614		2.25		0	1
615		19		7	1
616		5		0	1
617		11	0.25	2	1
618		0		0	1
619		6		0.25	1
620		1		0	1
621		5	0	2.5	1
622		6		4	1
623		26		0	1
624		5.1	0	12	1
625		7.9	0	0	1
626		32		6	1
627		17		3	1
628		2	0.25	2	1
629		0		6.5	1
630		13		10	1
631		23	0	4	1
632		9		0.25	1
633		27	12	1	1
634		0		0	1
635		12	15	6.75	1
636		12	6	2.25	1
637		17		12	1
638		3		3	1
639		0	6	0.5	1
640		24	21	4	1
641		5		1	1
642		1	1	1	1
643		34	32	21	1
644		13		6.5	1
645		4	0	6	1
646		11		0	1
647		8	8.5	0	1
648		2.25	4	0	1
649		9	2	5	1
650		18		0	1
651		12	14	0.25	1
652		12	7	0	1
653		21.5		1.25	1
654		17		0	1
655		30	10.25	0	1
656		1	5	0	1
657		29		0	1
658		1.5	17	0	1
659		4		0	1
660		12		2	1
661		13		4	1
662		7	2	22	1
663		20		10	1
664		0		5	1
665		1.5		0	1
666		5	0	0	1
667		4	20	2	1
668		18		2	1
669		0.25		0	1
670		16.25	2.75	5.5	1
671		30.5	30.4	20.42	1
672		9.8	0	0	1
673		0		0	1
674		1.75		0	1
675		36		0	1
676		12		0	1
677		1.25		1	1
678		0	6	0	1
679		7	2	0	1
680		0		10	1
681		0		0	1
682		1		0	1
683		11		8	1
684		6		0	1
685		10		10	1
686		18		0.5	1
687		5	4	9	1
688		28		8	1
689		15		0.75	1
690		1	4.75	6	1
691		4		8	1
692		12	1	4	1
693		20		6	1
694		18		5	1
695		15		9	1
696		6	22	4	1
697		3.5	10	2	1
698		15		13	1
699		7	0.75	0.5	1
700		8	15	3	1
701		28		6.5	1
702		5	4	1.25	1
703		14.5		2	1
704		11	11	4	1
705		9	1	2	1
706		7	8	8	1
707		4	3	0	1
708		6		6	1
709		1	20	4	1
710		2		16	1
711		8.25	4.5	8	1
712		16.5	0	3	1
713		13		2.25	1
714		16		4	1
715		24	19	8	1
716		3.75		4	1
717		6	5	0	1
718		11		4.5	1
719		2.75	21	2.25	1
720		2		0	1
721		5		0	1
722		3.5		0	1
723		0.25		5.25	1
724		13.25		6.5	1
725		17		0	1
726		0	22	0	1
727		16	18	5	1
728		8		0	1
729		4		0	1
730		6		0	1
731		0		3.5	1
732		7	7	6	1
733		15	11	8	1
734		16.75	12.5	0	1
735		6.5	7.75	1.5	1
736		0	0.75	0	1
737		8		0	1
738		1	6	0	1
739		16		0	1
740		11		0	1
741		1		0	1
742		9		0	1
743		15		1.25	1
744		30		12	1
745		3		1	1
746		7	1	0	1
747		5		10	1
748		0		9	1
749		1		1.5	1
750		5		3	1
751		2.5	12	1.5	1
752		2		0	1
753		18		3	1
754		10	6.5	0	1
755		15.6	0	0	1
756		0.75	0.15	0	1
757		9.9	2	2.6	1
758		16	1	0	1
759		4.2	4	0	1
760		14	1	0	1
761		12	2.11	0	1
762		6	0	4	1
763		3.67	0	1	1
764		4	0	1	1
765		4.25	2.5	0	1
766		3	1	5	1
767		1.1	2	0	1
768		4	0	10	1
769		0.1	1	0	1
770		5	4	0	1
771		0.7	0	2	1
772		8.5	0	5	1
773		2	0	1.3	1
774		1	22	2	1
775		0.01	0	0	1
776		16	1	2	1
777		12	0	1.67	1

	83	84	85	86	87	88	89	90	91
	Secondary Wage Earner Original FICO: Equifax	Secondary Wage Earner Original FICO: Experian	Secondary Wage Earner Original FICO: TransUnion	Original Primary Borrower FICO	Most Recent Primary Borrower FICO	Most Recent Co- Borrower FICO	Most Recent FICO Method	VantageScore: Primary Borrower	VantageScore: Co- Borrower
1				754
2				751
3				768
4				797
5				796
6				789
7				757
8				725
9				795
10				801
11				780
12				795
13				793
14				751
15				784
16				777
17				779
18				809
19				791
20				726
21				779
22				739
23				775
24				756
25				736
26				793
27				763
28				760
29				760
30				782
31				753
32				757
33				727
34				792
35				799
36				796
37				771
38				776
39				800
40				724
41				710
42				793
43				768
44				721
45				767
46				771
47				769
48				731
49				770
50				788
51				782
52				757
53				802
54				794
55				791
56				779
57				730
58				758
59				791
60				794
61				730
62				797
63				729
64				817
65				786
66				801
67				709
68				808
69				777
70				790
71				784
72				799
73				800
74				752
75				789
76				789
77				731
78				755
79				799
80				789
81				787
82				757
83				788
84				724
85				713
86				788
87				774
88				802
89				758
90				744
91				809	809		3
92				799
93				800
94				766	799		3
95				772	795		3
96				777
97				812	782		3
98				820	794		3
99				820	685		3
100				710	798		3
101				726	806		3
102				817	818		3
103				727	768		3
104				800	781		3
105				771	699		3
106				788	780		3
107				787	707		3
108				795	770		3
109				746	747		3
110				807	810		3
111				784	788		3
112				798	810		3
113				788	782		3
114				791	780		3
115				810	785		3
116				805	778		3
117				772	777		3
118				809	807		3
119				777	794		3
120				790	783		3
121				752	771		3
122				800	789		3
123				786	783		3
124				803	807		3
125				751
126				800	768		3
127				770	778		3
128				791	777		3
129				748	760		3
130				792	727		3
131				781	768		3
132				760	729		3
133				810	804		3
134				802	797		3
135				778	744		3
136				793	737		3
137				804	737		3
138				814	805		3
139				770
140				790	799		3
141				811	805		3
142				772	757		3
143				675	666		3
144				752	732		3
145				759	750		3
146				780	735		3
147				701	672		3
148				701	672		3
149				701	672		3
150				795	799		3
151				766	777		3
152				816	726		3
153				750	749		3
154				714	671		3
155				717	725		3
156				795	798		3
157				797	781		3
158				793	799		3
159				717	707		3
160				778	782		3
161				746	772		3
162				825	795		3
163				789	788		3
164				782	773		3
165				774	772		3
166				728	762		3
167				790	771		3
168				772
169				793	737		3
170				772	779		3
171				781	789		3
172				793	805		3
173				694	705		3
174				771	749		3
175				800	787		3
176				751
177				763	776		3
178				818	794		3
179				796	809		3
180				771
181				777	773		3
182				787	707		3
183				807	790		3
184				781	763		3
185				763	780		3
186				800	793		3
187				797	790		3
188				758
189				813
190				809	792		3
191				724	720		3
192				816	798		3
193				750	755		3
194				787	789		3
195				810	812		3
196				717	756		3
197				806	796		3
198				797
199				779
200				771	789		3
201				771	789		3
202				766
203				808	802		3
204				819	801		3
205				765	784		3
206				803	797		3
207				777	699		3
208				804	796		3
209				792	789		3
210				785	766		3
211				762
212				787	752		3
213				812	801		3
214				799	791		3
215				784	779		3
216				809	765		3
217				778	765		3
218				797
219				715	690		3
220				729	685		3
221				773
222				781
223				796	801		3
224				753
225				731	726		3
226				785	802		3
227				778	802		3
228				772	792		3
229				796	719		3
230				798	732		3
231				763	743		3
232				746
233				786
234				811	728		3
235				786	770		3
236				800	730		3
237				778	719		3
238				761	742		3
239				791	770		3
240				786	790		3
241				790
242				753	798		3
243				790	751		3
244				799	797		3
245				804	796		3
246				783	796		3
247				746	693		3
248				700	690		3
249				772	764		3
250				749	750		3
251				795	778		3
252				799	777		3
253				727	739		3
254				768	766		3
255				795	791		3
256				772	783		3
257				786	786		3
258				783
259				768	772		3
260				788	737		3
261				758	743		3
262				770	767		3
263				780	757		3
264				791	779		3
265				791	801		3
266				794
267				761
268				755
269				789
270				770
271				797	779		3
272				780	802		3
273				697	674		3
274				800
275				732	788		3
276				779	769		3
277				798
278				792
279				791	778		3
280				748
281				760
282				751	663		3
283				802	786		3
284				763	750		3
285				784
286				765	778		3
287				766	778		3
288				788
289				816
290				793
291				802	751		3
292				760	780		3
293				738
294				792
295				792
296				716	737		3
297				802	814		3
298				814
299				785
300				809
301				792
302				749	713		3
303				811	786		3
304				808
305				793
306				775
307				782
308				777
309				767
310				817
311				741
312				787	765		3
313				789	780		3
314				811	766		3
315				783
316				808
317				751
318				767
319				800
320				792
321				796
322				822
323				798
324				801
325				762
326				787
327				795
328				775
329				809
330				806
331				800
332				782
333				814
334				798
335				800
336				770
337				809
338				804
339				799
340				809
341				793
342				764
343				757
344				816
345				812
346				792
347				808
348				781
349				801
350				808
351				753
352				787
353				799
354				728
355				783
356				790
357				802
358				798
359				723
360				815
361				773
362				702
363				768
364				766
365				802
366				795
367				788
368				780
369				790
370				800
371				800
372				795
373				798
374				789
375				786
376				761
377				773
378				796
379				779
380				778
381				786
382				815
383				796
384				784
385				786
386				803
387				793
388				787
389				775
390				789
391				765
392				779
393				789
394				739
395				791
396				798
397				752
398				801
399				804
400				794
401				775
402				817
403				797
404				805
405				797
406				797
407				797
408				777
409				813
410				788
411				737
412				799
413				769
414				803
415				802
416				807
417				804
418				777
419				779
420				762
421				790
422				782
423				794
424				777
425				732
426				780
427				785
428				801
429				778
430				803
431				793
432				798
433				798
434				811	785		3
435				736
436				770
437				764
438				771
439				738
440				790
441				780
442				806
443				790
444				788
445				810
446				778
447				743
448				780
449				746
450				772
451				752
452				772
453				799
454				731
455				729
456				791
457				772
458				780
459				787
460				801
461				777
462				780
463				807
464				781
465				789
466				797
467				788
468				805
469				788
470				787
471				770
472				794
473				801
474				782
475				728
476				783
477				782
478				812
479				753
480				774
481				790
482				733
483				779
484				775
485				768
486				762
487				777
488				769
489				775
490				783
491				726
492				770
493				776
494				785
495				798
496				803
497				782
498				760
499				772
500				788
501				768
502				767
503				722
504				805
505				771
506				735
507				749
508				732
509				802
510				790
511				800
512				778
513				732
514				763
515				786
516				747
517				769
518				793
519				787
520				764
521				787
522				792
523				744
524				760
525				782
526				772
527				790
528				791
529				793
530				758
531				787
532				789
533				750
534				770
535				800
536				772
537				784
538				776
539				781
540				730
541				786
542				725
543				726
544				733
545				787
546				711
547				793
548				764
549				783
550				767
551				764
552				764
553				790
554				730
555				797
556				786
557				790
558				789
559				777
560				721
561				736
562				767
563				765
564				808
565				784
566				773
567				782
568				793
569				774
570				712
571				785
572				774
573				749
574				799
575				800
576				703
577				778
578				809
579				778
580				790
581				735
582				761
583				787
584				701
585				765
586				743
587				791
588				801
589				790
590				769
591				795
592				793
593				801
594				811
595				765
596				752
597				742
598				782
599				764
600				808
601				795
602				786
603				746
604				737
605				796
606				802
607				759
608				757
609				766
610				798
611				753
612				801
613				726
614				777
615				776
616				755
617				768
618				792
619				785
620				784
621				786
622				749
623				766
624				752
625				807
626				791
627				790
628				762
629				782
630				739
631				794
632				781
633				799
634				796
635				795
636				804
637				804
638				784
639				773
640				743
641				800
642				739
643				809
644				783
645				799
646				769
647				800
648				731
649				793
650				783
651				777
652				755
653				762
654				795
655				784
656				755
657				766
658				732
659				716
660				790
661				778
662				796
663				795
664				779
665				774
666				770
667				728
668				815
669				800
670				722
671				801
672				743
673				752
674				803
675				793
676				788
677				712
678				770
679				803
680				773
681				799
682				807
683				793
684				803
685				780
686				777
687				790
688				793
689				735
690				800
691				807
692				791
693				773
694				805
695				816
696				787
697				775
698				758
699				742
700				727
701				783
702				808
703				764
704				737
705				745
706				795
707				780
708				792
709				777
710				770
711				777
712				777
713				800
714				784
715				751
716				726
717				792
718				780
719				768
720				738
721				789
722				790
723				766
724				753
725				748
726				724
727				767
728				745
729				765
730				764
731				815
732				724
733				727
734				777
735				725
736				782
737				779
738				791
739				813
740				797
741				772
742				801
743				712
744				684
745				713
746				790
747				761
748				749
749				824
750				772
751				789
752				752
753				771
754				778
755				781
756				759
757				790
758				793
759				781
760				743
761				740
762				800
763				741
764				757
765				802
766				764
767				776
768				759
769				768
770				791
771				757
772				755
773				804
774				731
775				756
776				794
777				766

	92	93	94	95	96	97	98	99	100
	Most Recent VantageScore Method	VantageScore Date	Credit Report: Longest Trade Line	Credit Report: Maximum Trade Line	Credit Report: Number of Trade Lines	Credit Line Usage Ratio	Most Recent 12- month Pay History	Months Bankruptcy	Months Foreclosure
1							000000000000
2							000000000000
3							000000000000
4							000000000000
5							000000000000
6							000000000000
7							000000000000
8							000000000000
9							000000000000
10							000000000000
11							000000000000
12							000000000000
13							000000000000
14							000000000000
15							000000000000
16							000000000000
17							000000000000
18							000000000000
19							000000000000
20							000000000000
21							000000000000
22							000000000000
23							000000000000
24							000000000000
25							000000000000
26							000000000000
27							000000000000
28							000000000000
29							000000000000
30							000000000000
31							000000000000
32							000000000000
33							000000000000
34							000000000000
35							000000000000
36							000000000000
37							000000000000
38							000000000000
39							000000000000
40							000000000000
41							000000000000
42							000000000000
43							000000000000
44							000000000000
45							000000000000
46							000000000000
47							000000000000
48							000000000000
49							000000000000
50							000000000000
51							000000000000
52							000000000000
53							000000000000
54							000000000000
55							000000000000
56							000000000000
57							000000000000
58							000000000000
59							000000000000
60							000000000000
61							000000000000
62							000000000000
63							000000000000
64							000000000000
65							000000000000
66							000000000000
67							000000000000
68							000000000000
69							000000000000
70							000000000000
71							000000000000
72							000000000000
73							000000000000
74							000000000000
75							000000000000
76							000000000000
77							000000000000
78							000000000000
79							000000000000
80							000000000000
81							000000000000
82							000000000000
83							000000000000
84							000000000000
85							000000000000
86							000000000000
87							000000000000
88							000000000000
89							000000000000
90							000000000000
91							000000000000
92							000000000000
93							000000000000
94							000000000000
95							000000000000
96							000000000000
97							000000000000
98							000000000000
99							000000000000
100							000000000000
101							000000000000
102							000000000000
103							000000000000
104							000000000000
105							000000000000
106							000000000000
107							000000000000
108							000000000000
109							000000000000
110							000000000000
111							000000000000
112							000000000000
113							000000000000
114							000000000000
115							000000000000
116							000000000000
117							000000000000
118							000000000000
119							000000000000
120							000000000000
121							000000000000
122							000000000000
123							000000000000
124							000000000000
125							000000000000
126							000000000000
127							000000000000
128							000000000000
129							000000000000
130							000000000000
131							000000000000
132							000000000000
133							000000000000
134							000000000000
135							000000000000
136							000000000000
137							000000000000
138							000000000000
139							000000000000
140							000000000000
141							000000000000
142							000000000000
143							000000000000
144							000000000000
145							000000000000
146							000000000000
147							000000000000
148							000000000000
149							000000000000
150							000000000000
151							000000000000
152							000000000000
153							000000000000
154							000000000000
155							000000000000
156							000000000000
157							000000000000
158							000000000000
159							000000000000
160							000000000000
161							000000000000
162							000000000000
163							000000000000
164							000000000000
165							000000000000
166							000000000000
167							000000000000
168							000000000000
169							000000000000
170							000000000000
171							000000000000
172							000000000000
173							000000000000
174							000000000000
175							000000000000
176							000000000000
177							000000000000
178							000000000000
179							000000000000
180							000000000000
181							000000000000
182							000000000000
183							000000000000
184							000000000000
185							000000000000
186							000000000000
187							000000000000
188							000000000000
189							000000000000
190							000000000000
191							000000000000
192							000000000000
193							000000000000
194							000000000000
195							000000000000
196							000000000000
197							000000000000
198							000000000000
199							000000000000
200							000000000000
201							000000000000
202							000000000000
203							000000000000
204							000000000000
205							000000000000
206							000000000000
207							000000000000
208							000000000000
209							000000000000
210							000000000000
211							000000000000
212							000000000000
213							000000000000
214							000000000000
215							000000000000
216							000000000000
217							000000000000
218							000000000000
219							000000000000
220							000000000000
221							000000000000
222							000000000000
223							000000000000
224							000000000000
225							000000000000
226							000000000000
227							000000000000
228							000000000000
229							000000000000
230							000000000000
231							000000000000
232							000000000000
233							000000000000
234							000000000000
235							000000000000
236							000000000000
237							000000000000
238							000000000000
239							000000000000
240							000000000000
241							000000000000
242							000000000000
243							000000000000
244							000000000000
245							000000000000
246							000000000000
247							000000000000
248							000000000000
249							000000000000
250							000000000000
251							000000000000
252							000000000000
253							000000000000
254							000000000000
255							000000000000
256							000000000000
257							000000000000
258							000000000000
259							000000000000
260							000000000000
261							000000000000
262							000000000000
263							000000000000
264							000000000000
265							000000000000
266							000000000000
267							000000000000
268							000000000000
269							000000000000
270							000000000000
271							000000000000
272							000000000000
273							000000000000
274							000000000000
275							000000000000
276							000000000000
277							000000000000
278							000000000000
279							000000000000
280							000000000000
281							000000000000
282							000000000000
283							000000000000
284							000000000000
285							000000000000
286							000000000000
287							000000000000
288							000000000000
289							000000000000
290							000000000000
291							000000000000
292							000000000000
293							000000000000
294							000000000000
295							000000000000
296							000000000000
297							000000000000
298							000000000000
299							000000000000
300							000000000000
301							000000000000
302							000000000000
303							000000000000
304							000000000000
305							000000000000
306							000000000000
307							000000000000
308							000000000000
309							000000000000
310							000000000000
311							000000000000
312							000000000000
313							000000000000
314							000000000000
315							000000000000
316							000000000000
317							000000000000
318							000000000000
319							000000000000
320							000000000000
321							000000000000
322							000000000000
323							000000000000
324							000000000000
325							000000000000
326							000000000000
327							000000000000
328							000000000000
329							000000000000
330							000000000000
331							000000000000
332							000000000000
333							000000000000
334							000000000000
335							000000000000
336							000000000000
337							000000000000
338							000000000000
339							000000000000
340							000000000000
341							000000000000
342							000000000000
343							000000000000
344							000000000000
345							000000000000
346							000000000000
347							000000000000
348							000000000000
349							000000000000
350							000000000000
351							000000000000
352							000000000000
353							000000000000
354							000000000000
355							000000000000
356							000000000000
357							000000000000
358							000000000000
359							000000000000
360							000000000000
361							000000000000
362							000000000000
363							000000000000
364							000000000000
365							000000000000
366							000000000000
367							000000000000
368							000000000000
369							000000000000
370							000000000000
371							000000000000
372							000000000000
373							000000000000
374							000000000000
375							000000000000
376							000000000000
377							000000000000
378							000000000000
379							000000000000
380							000000000000
381							000000000000
382							000000000000
383							000000000000
384							000000000000
385							000000000000
386							000000000000
387							000000000000
388							000000000000
389							000000000000
390							000000000000
391							000000000000
392							000000000000
393							000000000000
394							000000000000
395							000000000000
396							000000000000
397							000000000000
398							000000000000
399							000000000000
400							000000000000
401							000000000000
402							000000000000
403							000000000000
404							000000000000
405							000000000000
406							000000000000
407							000000000000
408							000000000000
409							000000000000
410							000000000000
411							000000000000
412							000000000000
413							000000000000
414							000000000000
415							000000000000
416							000000000000
417							000000000000
418							000000000000
419							000000000000
420							000000000000
421							000000000000
422							000000000000
423							000000000000
424							000000000000
425							000000000000
426							000000000000
427							000000000000
428							000000000000
429							000000000000
430							000000000000
431							000000000000
432							000000000000
433							000000000000
434							000000000000
435							000000000000
436							000000000000
437							000000000000
438							000000000000
439							000000000000
440							000000000000
441							000000000000
442							000000000000
443							000000000000
444							000000000000
445							000000000000
446							000000000000
447							000000000000
448							000000000000
449							000000000000
450							000000000000
451							000000000000
452							000000000000
453							000000000000
454							000000000000
455							000000000000
456							000000000000
457							000000000000
458							000000000000
459							000000000000
460							000000000000
461							000000000000
462							000000000000
463							000000000000
464							000000000000
465							000000000000
466							000000000000
467							000000000000
468							000000000000
469							000000000000
470							000000000000
471							000000000000
472							000000000000
473							000000000000
474							000000000000
475							000000000000
476							000000000000
477							000000000000
478							000000000000
479							000000000000
480							000000000000
481							000000000000
482							000000000000
483							000000000000
484							000000000000
485							000000000000
486							000000000000
487							000000000000
488							000000000000
489							000000000000
490							000000000000
491							000000000000
492							000000000000
493							000000000000
494							000000000000
495							000000000000
496							000000000000
497							000000000000
498							000000000000
499							000000000000
500							000000000000
501							000000000000
502							000000000000
503							000000000000
504							000000000000
505							000000000000
506							000000000000
507							000000000000
508							000000000000
509							000000000000
510							000000000000
511							000000000000
512							000000000000
513							000000000000
514							000000000000
515							000000000000
516							000000000000
517							000000000000
518							000000000000
519							000000000000
520							000000000000
521							000000000000
522							000000000000
523							000000000000
524							000000000000
525							000000000000
526							000000000000
527							000000000000
528							000000000000
529							000000000000
530							000000000000
531							000000000000
532							000000000000
533							000000000000
534							000000000000
535							000000000000
536							000000000000
537							000000000000
538							000000000000
539							000000000000
540							000000000000
541							000000000000
542							000000000000
543							000000000000
544							000000000000
545							000000000000
546							000000000000
547							000000000000
548							000000000000
549							000000000000
550							000000000000
551							000000000000
552							000000000000
553							000000000000
554							000000000000
555							000000000000
556							000000000000
557							000000000000
558							000000000000
559							000000000000
560							000000000000
561							000000000000
562							000000000000
563							000000000000
564							000000000000
565							000000000000
566							000000000000
567							000000000000
568							000000000000
569							000000000000
570							000000000000
571							000000000000
572							000000000000
573							000000000000
574							000000000000
575							000000000000
576							000000000000
577							000000000000
578							000000000000
579							000000000000
580							000000000000
581							000000000000
582							000000000000
583							000000000000
584							000000000000
585							000000000000
586							000000000000
587							000000000000
588							000000000000
589							000000000000
590							000000000000
591							000000000000
592							000000000000
593							000000000000
594							000000000000
595							000000000000
596							000000000000
597							000000000000
598							000000000000
599							000000000000
600							000000000000
601							000000000000
602							000000000000
603							000000000000
604							000000000000
605							000000000000
606							000000000000
607							000000000000
608							000000000000
609							000000000000
610							000000000000
611							000000000000
612							000000000000
613							000000000000
614							000000000000
615							000000000000
616							000000000000
617							000000000000
618							000000000000
619							000000000000
620							000000000000
621							000000000000
622							000000000000
623							000000000000
624							000000000000		13445
625							000000000000
626							000000000000
627							000000000000
628							000000000000
629							000000000000
630							000000000000
631							000000000000
632							000000000000
633							000000000000
634							000000000000
635							000000000000
636							000000000000
637							000000000000
638							000000000000
639							000000000000
640							000000000000
641							000000000000
642							000000000000
643							000000000000
644							000000000000
645							000000000000
646							000000000000
647							000000000000
648							000000000000
649							000000000000
650							000000000000
651							000000000000
652							000000000000
653							000000000000
654							000000000000
655							000000000000
656							000000000000
657							000000000000
658							000000000000
659							000000000000
660							000000000000
661							000000000000
662							000000000000
663							000000000000
664							000000000000
665							000000000000
666							000000000000
667							000000000000
668							000000000000
669							000000000000
670							000000000000
671							000000000000
672							000000000000
673							000000000000
674							000000000000
675							000000000000
676							000000000000
677							000000000000
678							000000000000
679							000000000000
680							000000000000
681							000000000000
682							000000000000
683							000000000000
684							000000000000
685							000000000000
686							000000000000
687							000000000000
688							000000000000
689							000000000000
690							000000000000
691							000000000000
692							000000000000
693							000000000000
694							000000000000
695							000000000000
696							000000000000
697							000000000000
698							000000000000
699							000000000000
700							000000000000
701							000000000000
702							000000000000
703							000000000000
704							000000000000
705							000000000000
706							000000000000
707							000000000000
708							000000000000
709							000000000000
710							000000000000
711							000000000000
712							000000000000
713							000000000000
714							000000000000
715							000000000000
716							000000000000
717							000000000000
718							000000000000
719							000000000000
720							000000000000
721							000000000000
722							000000000000
723							000000000000
724							000000000000
725							000000000000
726							000000000000
727							000000000000
728							000000000000
729							000000000000
730							000000000000
731							000000000000
732							000000000000
733							000000000000
734							000000000000
735							000000000000
736							000000000000
737							000000000000
738							000000000000
739							000000000000
740							000000000000
741							000000000000
742							000000000000
743							000000000000
744							000000000000
745							000000000000
746							000000000000
747							000000000000
748							000000000000
749							000000000000
750							000000000000
751							000000000000
752							000000000000
753							000000000000
754							000000000000
755							000000000000
756							000000000000
757							000000000000
758							000000000000
759							000000000000
760							000000000000
761							000000000000
762							000000000000
763							000000000000
764							000000000000
765							000000000000
766							000000000000
767							000000000000
768							000000000000
769							000000000000
770							000000000000
771							000000000000
772							000000000000
773							000000000000
774							000000000000
775							000000000000
776							000000000000
777							000000000000

	101	102	103	104	105	106	107	108
	Primary Borrower Wage Income	Co-Borrower Wage Income	Primary Borrower Other Income	Co-Borrower Other Income	All Borrower Wage Income	All Borrower Total Income	4506-T Indicator	Borrower Income Verification Level
1	8915.59	0.00	3158.00	0.00	8915.59	12073.59	1	5
2	19178.06	0.00	10937.50	0.00	19178.06	30115.56	1	5
3	15577.06	0.00	0.00	0.00	15577.06	15577.06	1	5
4	34676.62	0.00	0.00	0.00	34676.62	34676.62	1	5
5	28307.42		0.00		28307.42	28307.42	1	5
6	13609.95	11165.59	0.00	0.00	24775.54	24775.54	1	5
7	30117.42	0.00	0.00	0.00	30117.42	30117.42	1	5
8	2371.03	6426.74	5126.57	0.00	8797.77	13924.34	1	5
9	43301.37		0.00		43301.37	43301.37	1	5
10	9496.32	37174.01	0.00	0.00	46670.33	46670.33	1	5
11	129400.00		0.00		129400.00	129400.00	1	5
12	35416.68	0.00	63570.83	0.00	35416.68	98987.51	1	5
13	12360.40		1932.87		12360.40	14293.27	1	5
14	13315.45		0.00		13315.45	13315.45	1	5
15	12500.00	9689.42	0.00	0.00	22189.42	22189.42	1	5
16	11587.50	10783.33	0.00	0.00	22370.83	22370.83	1	5
17	19759.92	0.00	13000.00	0.00	19759.92	32759.92	1	5
18	2228.90	783.90	9538.92	0.00	3012.80	12551.72	1	5
19	63425.00	0.00	0.00	0.00	63425.00	63425.00	1	5
20	9916.67	6435.10	0.00	0.00	16351.77	16351.77	1	5
21	0.00	0.00	11176.00	2876.00	0.00	14052.00	1	5
22	39583.34	0.00	0.00	0.00	39583.34	39583.34	1	5
23	12476.04		13605.70		12476.04	26081.74	1	5
24	23083.33	0.00	0.00	0.00	23083.33	23083.33	1	5
25	13668.05	820.33	214.53	0.00	14488.38	14702.91	1	5
26	38141.37	0.00	0.00	0.00	38141.37	38141.37	1	5
27	18750.00	0.00	0.00	0.00	18750.00	18750.00	1	5
28	12154.14	7599.78	0.00	0.00	19753.92	19753.92	1	5
29	24894.62	0.00	0.00	0.00	24894.62	24894.62	1	5
30	21949.46		0.00		21949.46	21949.46	1	5
31	9866.66	10000.00	0.00	0.00	19866.66	19866.66	1	5
32	2774.00	0.00	14072.91	0.00	2774.00	16846.91	1	5
33	25677.16	0.00	3573.72	0.00	25677.16	29250.88	1	5
34	21075.58	0.00	0.00	0.00	21075.58	21075.58	0	5
35	28524.12	0.00	0.00	0.00	28524.12	28524.12	1	5
36	15866.82	0.00	0.00	0.00	15866.82	15866.82	1	5
37	1972.00	9350.00	33537.97	0.00	11322.00	44859.97	1	5
38	11196.79	8670.92	0.00	0.00	19867.71	19867.71	1	5
39	23666.67		0.00		23666.67	23666.67	1	5
40	13332.80		0.00		13332.80	13332.80	1	5
41	16250.00	0.00	0.00	0.00	16250.00	16250.00	1	5
42	14444.45	0.00	0.00	0.00	14444.45	14444.45	1	5
43	30437.91	0.00	0.00	0.00	30437.91	30437.91	1	5
44	13767.17		0.00		13767.17	13767.17	1	5
45	29041.09	2105.44	0.00	0.00	31146.53	31146.53	1	5
46	150757.58	0.00	0.00	0.00	150757.58	150757.58	1	5
47	21666.67	0.00	0.00	0.00	21666.67	21666.67	1	5
48	20833.33	0.00	0.00	0.00	20833.33	20833.33	1	5
49	14401.51		2538.12		14401.51	16939.63	1	5
50	18024.84	0.00	0.00	0.00	18024.84	18024.84	1	5
51	16666.67	12016.66	0.00	4677.45	28683.33	33360.78	0	5
52	31254.00	8333.33	0.00	0.00	39587.33	39587.33	1	5
53	7934.66	10166.67	0.00	0.00	18101.33	18101.33	1	5
54	9843.17	0.00	0.00	6116.88	9843.17	15960.05	1	5
55	13333.33	7891.39	0.00	0.00	21224.72	21224.72	1	5
56	48581.59	0.00	0.00	0.00	48581.59	48581.59	1	4
57	15781.48	13603.02	0.00	0.00	29384.50	29384.50	1	5
58	31250.00	0.00	8333.34	0.00	31250.00	39583.34	1	5
59	12589.79		0.00		12589.79	12589.79	1	5
60	13110.00	15022.80	0.00	0.00	28132.80	28132.80	1	5
61	75000.00		0.00		75000.00	75000.00	1	5
62	86525.38	0.00	0.00	0.00	86525.38	86525.38	1	5
63	5286.96		0.00		5286.96	5286.96	1	5
64	41666.66	0.00	0.00	0.00	41666.66	41666.66	1	5
65	33333.34	0.00	0.00	0.00	33333.34	33333.34	1	5
66	12499.00	8750.00	0.00	0.00	21249.00	21249.00	1	5
67	23800.00		0.00		23800.00	23800.00	1	5
68	0.00		26950.00		0.00	26950.00	1	5
69	12500.00		2083.33		12500.00	14583.33	1	5
70	74167.33		0.00		74167.33	74167.33	1	5
71	30000.00	7295.83	0.00	0.00	37295.83	37295.83	1	5
72	25334.09	0.00	0.00	0.00	25334.09	25334.09	1	5
73	19500.00	6666.67	0.00	1717.27	26166.67	27883.94	1	5
74	16250.00	0.00	7259.95	0.00	16250.00	23509.95	1	5
75	3592.20	13333.34	0.00	0.00	16925.54	16925.54	1	5
76	12500.00	8333.34	0.00	0.00	20833.34	20833.34	1	5
77	18284.32		3629.00		18284.32	21913.32	1	5
78	0.00	0.00	37753.35	0.00	0.00	37753.35	1	5
79	13668.63	8618.61	0.00	0.00	22287.24	22287.24	1	5
80	36916.31		0.00		36916.31	36916.31	1	5
81	46666.00	0.00	0.00	0.00	46666.00	46666.00	1	5
82	40000.00	0.00	0.00	0.00	40000.00	40000.00	1	5
83	0.00	0.00	11022.67	6430.95	0.00	17453.62	1	5
84	0.00		42957.50		0.00	42957.50	1	5
85	20464.00		0.00		20464.00	20464.00	1	5
86	9536.08	5589.67	0.00	0.00	15125.75	15125.75	1	5
87	8333.33		6654.50		8333.33	14987.83	1	5
88	10416.66	8750.00	2957.00	1243.62	19166.66	23367.28	0	5
89	0.00	20487.00	0.00	0.00	20487.00	20487.00	1	5
90	31636.00	0.00	0.00	0.00	31636.00	31636.00	0	5
91	8325.40	0.00	0.00	0.00	8325.40	8325.40	1	5
92	5833.34	8220.90	0.00	0.00	14054.24	14054.24	1	5
93	12500.00	0.00	39908.97	0.00	12500.00	52408.97	0	5
94	24062.50	0.00	198667.40	0.00	24062.50	222729.90	1	5
95	20437.58	0.00	0.00	0.00	20437.58	20437.58	1	4
96	0.00	0.00	247247.30	0.00	0.00	247247.30	0	5
97	0.00	26444.20	24193.00	0.00	26444.20	50637.20	0	4
98	11455.00	74.51	2299.67	0.00	11529.51	13829.18	0	5
99	0.00	0.00	6953.17	0.00	0.00	6953.17	0	5
100	8831.33	0.00	3752.33	0.00	8831.33	12583.66	1	5
101	54749.50	0.00	0.00	0.00	54749.50	54749.50	1	4
102	18952.00	0.00	0.00	0.00	18952.00	18952.00	0	3
103	7392.95	0.00	0.00	0.00	7392.95	7392.95	0	4
104	75000.00	0.00	1976.00	0.00	75000.00	76976.00	0	4
105	20833.33	0.00	9898.00	0.00	20833.33	30731.33	0	5
106	0.00	0.00	76656.17	0.00	0.00	76656.17	0	4
107	16250.00	0.00	223.45	0.00	16250.00	16473.45	0	5
108	16666.67	0.00	8104.17	0.00	16666.67	24770.84	0	5
109	5962.33	2709.83	6901.25	1515.00	8672.16	17088.41	0	4
110	0.00	0.00	40973.42	0.00	0.00	40973.42	0	4
111	0.00	0.00	14250.25	0.00	0.00	14250.25	0	4
112	217068.00	0.00	0.00	0.00	217068.00	217068.00	0	4
113	0.00	0.00	0.00	20573.33	0.00	20573.33	1	5
114	0.00	0.00	40839.33	0.00	0.00	40839.33	0	4
115	0.00	68373.94	695.00	0.00	68373.94	69068.94	0	5
116	0.00	0.00	15176.91	0.00	0.00	15176.91	0	4
117	11784.00	0.00	30686.17	0.00	11784.00	42470.17	0	4
118	15000.00	0.00	11380.83	0.00	15000.00	26380.83	1	5
119	0.00	0.00	39004.01	0.00	0.00	39004.01	0	5
120	6277.54	0.00	9563.46	0.00	6277.54	15841.00	0	4
121	11033.92	6456.58	0.00	0.00	17490.50	17490.50	0	5
122	20834.14	0.00	12319.88	0.00	20834.14	33154.02	1	5
123	6008.06	0.00	0.00	0.00	6008.06	6008.06	1	5
124	31393.00	0.00	35396.00	0.00	31393.00	66789.00	0	5
125	0.00	2250.00	16163.00	0.00	2250.00	18413.00	0	4
126	106529.70	9473.94	4085.00	0.00	116003.64	120088.64	0	5
127	11833.34	0.00	0.00	0.00	11833.34	11833.34	1	5
128	74329.00	0.00	688.42	0.00	74329.00	75017.42	0	5
129	136774.00	0.00	0.00	0.00	136774.00	136774.00	1	5
130	18372.00	0.00	22979.00	0.00	18372.00	41351.00	0	5
131	12500.00	0.00	8702.17	0.00	12500.00	21202.17	0	5
132	10369.16	9196.00	0.00	0.00	19565.16	19565.16	0	5
133	17103.43	13811.42	0.00	0.00	30914.85	30914.85	1	5
134	10445.00	0.00	0.00	0.00	10445.00	10445.00	0	5
135	4651.61	5109.86	1391.44	0.00	9761.47	11152.91	1	5
136	8872.65	0.00	4164.73	0.00	8872.65	13037.38	0	5
137	12044.54	0.00	0.00	0.00	12044.54	12044.54	0	5
138	7916.67	0.00	0.00	0.00	7916.67	7916.67	0	5
139	0.00	12044.00	74404.50	10185.00	12044.00	96633.50	0	5
140	0.00	0.00	26916.73	0.00	0.00	26916.73	0	5
141	29166.66	0.00	0.00	0.00	29166.66	29166.66	0	5
142	34836.25	0.00	0.00	0.00	34836.25	34836.25	0	5
143	195833.36	0.00	0.00	0.00	195833.36	195833.36	1	5
144	25534.00	0.00	0.00	910.92	25534.00	26444.92	0	5
145	22694.00	0.00	0.00	0.00	22694.00	22694.00	0	4
146	11250.00	11666.00	0.00	0.00	22916.00	22916.00	0	5
147	12571.00	0.00	0.00	0.00	12571.00	12571.00	0	4
148	12571.00	0.00	0.00	0.00	12571.00	12571.00	0	4
149	12571.00	0.00	0.00	0.00	12571.00	12571.00	0	4
150	45095.83	0.00	0.00	0.00	45095.83	45095.83	1	5
151	7389.60	0.00	93442.61	0.00	7389.60	100832.21	1	4
152	0.00	0.00	42636.08	0.00	0.00	42636.08	0	4
153	15105.69	0.00	0.00	0.00	15105.69	15105.69	0	5
154	10833.34	5462.17	0.00	0.00	16295.51	16295.51	0	5
155	8666.67	0.00	0.00	0.00	8666.67	8666.67	1	5
156	1826.62	0.00	3207.84	0.00	1826.62	5034.46	0	5
157	20174.84	0.00	0.00	0.00	20174.84	20174.84	0	5
158	48763.00	0.00	0.00	0.00	48763.00	48763.00	1	4
159	14000.00	0.00	39679.42	0.00	14000.00	53679.42	1	5
160	32332.66	0.00	0.00	0.00	32332.66	32332.66	0	5
161	28242.28	0.00	0.00	0.00	28242.28	28242.28	0	5
162	2065.54	0.00	1014.38	0.00	2065.54	3079.92	0	4
163	6666.66	0.00	592.50	0.00	6666.66	7259.16	0	5
164	20833.00	0.00	2187.00	0.00	20833.00	23020.00	0	5
165	4018.33	0.00	17593.18	0.00	4018.33	21611.51	0	4
166	27311.45	0.00	0.00	0.00	27311.45	27311.45	0	5
167	50743.21	0.00	0.00	0.00	50743.21	50743.21	0	5
168	6266.67	4663.31	9268.42	0.00	10929.98	20198.40	0	5
169	6809.88	0.00	0.00	0.00	6809.88	6809.88	1	5
170	18075.17	0.00	17673.00	0.00	18075.17	35748.17	0	5
171	27825.00	0.00	616.29	0.00	27825.00	28441.29	0	5
172	0.00	10623.00	0.00	0.00	10623.00	10623.00	0	4
173	31600.00	0.00	124109.00	0.00	31600.00	155709.00	0	4
174	22916.67	15416.66	0.00	0.00	38333.33	38333.33	0	5
175	25000.00	0.00	17401.69	0.00	25000.00	42401.69	1	5
176	37999.91	0.00	12363.83	0.00	37999.91	50363.74	0	5
177	14083.33	11339.50	2791.67	0.00	25422.83	28214.50	0	5
178	0.00	2507.81	79691.58	0.00	2507.81	82199.39	1	5
179	17092.25	0.00	0.00	0.00	17092.25	17092.25	0	5
180	50695.31	0.00	0.00	0.00	50695.31	50695.31	1	5
181	50482.42	0.00	0.00	0.00	50482.42	50482.42	0	5
182	15043.07	0.00	68621.93	0.00	15043.07	83665.00	1	4
183	830.00	0.00	25469.17	0.00	830.00	26299.17	0	4
184	6287.50	0.00	0.00	0.00	6287.50	6287.50	0	5
185	5000.00	5000.00	8394.54	4016.25	10000.00	22410.79	0	4
186	0.00	0.00	56672.55	0.00	0.00	56672.55	0	5
187	144438.00	0.00	33540.00	9720.33	144438.00	187698.33	1	5
188	4651.61	5109.86	1391.44	0.00	9761.47	11152.91	1	5
189	17766.66	8717.25	991.13	0.00	26483.91	27475.04	0	5
190	5307.75	4659.36	19517.44	0.00	9967.11	29484.55	0	4
191	4711.22	0.00	13342.12	0.00	4711.22	18053.34	0	5
192	6019.00	0.00	0.00	0.00	6019.00	6019.00	0	5
193	6250.00	0.00	14166.67	0.00	6250.00	20416.67	0	5
194	76510.56	0.00	38801.75	0.00	76510.56	115312.31	0	5
195	0.00	0.00	30571.72	0.00	0.00	30571.72	0	4
196	8333.34	0.00	0.00	0.00	8333.34	8333.34	0	5
197	8901.40	5870.05	123.00	0.00	14771.45	14894.45	0	5
198	17829.12	0.00	0.00	4792.33	17829.12	22621.45	0	5
199	35952.22	0.00	0.00	0.00	35952.22	35952.22	1	5
200	13875.91	0.00	17662.92	0.00	13875.91	31538.83	0	5
201	11930.00	0.00	22047.00	0.00	11930.00	33977.00	1	5
202	0.00	25000.00	72466.63	0.00	25000.00	97466.63	1	5
203	0.00	0.00	5206.92	0.00	0.00	5206.92	0	5
204	30457.00	0.00	0.00	0.00	30457.00	30457.00	0	5
205	4709.25	0.00	0.00	0.00	4709.25	4709.25	0	5
206	16575.67	0.00	0.00	0.00	16575.67	16575.67	0	5
207	14581.29	0.00	1708.47	0.00	14581.29	16289.76	1	5
208	0.00	0.00	29100.79	0.00	0.00	29100.79	0	5
209	6621.44	5178.17	4289.75	0.00	11799.61	16089.36	0	5
210	10502.59	0.00	0.00	0.00	10502.59	10502.59	0	5
211	25000.00	13237.91	18380.32	0.00	38237.91	56618.23	1	5
212	10156.89	10494.05	0.00	4812.49	20650.94	25463.43	1	5
213	13476.54	0.00	2446.00	5072.03	13476.54	20994.57	0	5
214	13239.58	0.00	1361.58	1181.50	13239.58	15782.66	1	5
215	41965.32	0.00	0.00	0.00	41965.32	41965.32	0	5
216	15833.34	0.00	0.00	0.00	15833.34	15833.34	0	5
217	0.00	5000.00	18793.45	0.00	5000.00	23793.45	0	4
218	74345.80	0.00	0.00	0.00	74345.80	74345.80	0	5
219	48804.19	0.00	167348.50	0.00	48804.19	216152.69	1	4
220	30130.00	0.00	0.00	0.00	30130.00	30130.00	0	5
221	20185.00	22876.60	0.00	0.00	43061.60	43061.60	0	5
222	0.00	583.42	9378.92	4067.17	583.42	14029.51	0	4
223	0.00	0.00	35372.40	0.00	0.00	35372.40	1	5
224	15042.96	12600.17	0.00	0.00	27643.13	27643.13	1	5
225	22916.67	0.00	0.00	0.00	22916.67	22916.67	0	5
226	19583.34	23083.33	0.00	0.00	42666.67	42666.67	0	5
227	10625.00	5009.00	2180.00	3801.00	15634.00	21615.00	0	4
228	7514.75	0.00	9412.50	0.00	7514.75	16927.25	0	4
229	18750.00	0.00	0.00	0.00	18750.00	18750.00	0	5
230	14102.28	0.00	0.00	0.00	14102.28	14102.28	0	5
231	0.00	0.00	54776.75	0.00	0.00	54776.75	1	5
232	0.00	12500.00	181523.20	0.00	12500.00	194023.20	1	5
233	29866.17	0.00	0.00	0.00	29866.17	29866.17	0	5
234	16666.67	7948.32	3080.71	0.00	24614.99	27695.70	0	4
235	17198.85	0.00	0.00	0.00	17198.85	17198.85	0	5
236	11787.00	6500.00	0.00	0.00	18287.00	18287.00	0	5
237	34881.00	10833.00	0.00	0.00	45714.00	45714.00	0	5
238	14977.14	0.00	1953.81	0.00	14977.14	16930.95	1	5
239	0.00	0.00	15550.00	0.00	0.00	15550.00	0	5
240	25954.99	20592.32	71326.42	0.00	46547.31	117873.73	0	5
241	31985.00	0.00	0.00	0.00	31985.00	31985.00	0	5
242	10439.00	0.00	222098.90	0.00	10439.00	232537.90	1	4
243	30270.43	8526.00	0.00	0.00	38796.43	38796.43	0	5
244	34762.32	0.00	0.00	0.00	34762.32	34762.32	0	5
245	0.00	0.00	29100.79	0.00	0.00	29100.79	0	5
246	13982.00	0.00	9690.00	0.00	13982.00	23672.00	0	5
247	19199.83	0.00	33104.00	0.00	19199.83	52303.83	1	5
248	57004.72	0.00	0.00	0.00	57004.72	57004.72	0	5
249	39183.00	0.00	0.00	0.00	39183.00	39183.00	0	5
250	51983.34	0.00	0.00	0.00	51983.34	51983.34	0	5
251	23597.67	19360.63	0.00	0.00	42958.30	42958.30	1	4
252	90356.04	2774.00	0.00	8756.16	93130.04	101886.20	1	5
253	0.00	0.00	49684.33	0.00	0.00	49684.33	0	5
254	11667.07	5534.66	17502.63	0.00	17201.73	34704.36	0	5
255	8401.96	1175.16	8896.21	1542.00	9577.12	20015.33	0	5
256	38917.75	5778.08	0.00	0.00	44695.83	44695.83	0	5
257	38379.58	0.00	0.00	0.00	38379.58	38379.58	0	4
258	19125.00	0.00	32064.25	0.00	19125.00	51189.25	0	5
259	19166.66	1791.00	442.25	0.00	20957.66	21399.91	0	5
260	0.00	7650.93	6250.00	0.00	7650.93	13900.93	0	5
261	0.00	0.00	7028.17	0.00	0.00	7028.17	0	5
262	16137.50	44188.00	0.00	0.00	60325.50	60325.50	0	4
263	69444.00	0.00	0.00	0.00	69444.00	69444.00	0	5
264	0.00	0.00	47897.12	0.00	0.00	47897.12	1	5
265	8000.00	0.00	20833.00	0.00	8000.00	28833.00	0	5
266	12501.17	7401.96	0.00	0.00	19903.13	19903.13	0	5
267	40302.53	0.00	0.00	0.00	40302.53	40302.53	0	5
268	17596.00	0.00	0.00	0.00	17596.00	17596.00	1	5
269	42519.17	0.00	0.00	0.00	42519.17	42519.17	0	5
270	23569.46	0.00	0.00	0.00	23569.46	23569.46	1	5
271	0.00	0.00	17568.00	299.00	0.00	17867.00	1	5
272	0.00	0.00	7049.00	0.00	0.00	7049.00	0	5
273	133333.00	0.00	0.00	0.00	133333.00	133333.00	1	5
274	0.00	0.00	9723.94	0.00	0.00	9723.94	0	5
275	123274.10	14648.41	0.00	0.00	137922.51	137922.51	0	5
276	20461.83	2333.33	0.00	18562.27	22795.16	41357.43	1	5
277	42002.59	0.00	0.00	0.00	42002.59	42002.59	1	5
278	60623.83	0.00	0.00	0.00	60623.83	60623.83	0	5
279	4000.00	9177.00	5977.00	0.00	13177.00	19154.00	1	5
280	174784.30	0.00	0.00	0.00	174784.30	174784.30	0	5
281	10400.00	0.00	0.00	0.00	10400.00	10400.00	0	5
282	0.00	0.00	25370.00	0.00	0.00	25370.00	0	4
283	70572.00	0.00	0.00	0.00	70572.00	70572.00	0	5
284	16458.33	0.00	38419.58	38419.58	16458.33	93297.49	1	5
285	20833.34	13351.00	0.00	0.00	34184.34	34184.34	0	5
286	24458.00	0.00	6945.81	0.00	24458.00	31403.81	0	5
287	24458.00	0.00	6945.81	0.00	24458.00	31403.81	0	5
288	16687.65	0.00	62537.67	0.00	16687.65	79225.32	1	5
289	0.00	0.00	10603.36	0.00	0.00	10603.36	0	5
290	19112.49	0.00	18113.00	0.00	19112.49	37225.49	1	5
291	18628.25	0.00	0.00	0.00	18628.25	18628.25	1	5
292	18000.00	0.00	0.00	0.00	18000.00	18000.00	0	5
293	49500.17	0.00	0.00	0.00	49500.17	49500.17	1	5
294	5422.30	9700.31	0.00	11703.33	15122.61	26825.94	0	5
295	62500.00	0.00	6250.00	0.00	62500.00	68750.00	1	5
296	21250.00	0.00	0.00	0.00	21250.00	21250.00	0	5
297	2250.00	20761.32	0.00	0.00	23011.32	23011.32	0	5
298	6467.00	8557.59	0.00	0.00	15024.59	15024.59	0	5
299	1733.34	3466.66	7879.79	5784.33	5200.00	18864.12	0	5
300	126182.20	0.00	0.00	0.00	126182.20	126182.20	1	5
301	28326.00	12333.00	0.00	0.00	40659.00	40659.00	0	5
302	20000.00	0.00	9524.17	0.00	20000.00	29524.17	1	5
303	0.00	0.00	11305.00	3606.00	0.00	14911.00	1	5
304	0.00	0.00	8583.17	0.00	0.00	8583.17	0	5
305	18333.33	14583.34	0.00	0.00	32916.67	32916.67	0	5
306	22519.12	0.00	10196.00	0.00	22519.12	32715.12	0	5
307	0.00	4800.48	21407.00	0.00	4800.48	26207.48	1	5
308	21469.42	5000.00	0.00	0.00	26469.42	26469.42	0	5
309	6250.00	0.00	36777.75	0.00	6250.00	43027.75	0	5
310	17633.71	1810.50	0.00	0.00	19444.21	19444.21	0	5
311	0.00	0.00	25063.75	0.00	0.00	25063.75	0	5
312	21667.00	13520.00	1271.16	0.00	35187.00	36458.16	0	5
313	0.00	15578.66	12900.00	0.00	15578.66	28478.66	0	5
314	5926.84	20291.67	3066.00	0.00	26218.51	29284.51	1	5
315	22923.93	15058.67	0.00	0.00	37982.60	37982.60	0	5
316	0.00	0.00	142590.20	0.00	0.00	142590.20	1	5
317	8333.33	11666.67	0.00	0.00	20000.00	20000.00	0	5
318	21957.83	0.00	0.00	0.00	21957.83	21957.83	1	5
319	0.00	0.00	42376.33	0.00	0.00	42376.33	1	5
320	41413.75	0.00	4907.56	0.00	41413.75	46321.31	0	5
321	0.00	33333.33	0.00	0.00	33333.33	33333.33	1	5
322	24743.85	0.00	0.00	0.00	24743.85	24743.85	1	5
323	0.00	0.00	20950.44	0.00	0.00	20950.44	0	5
324	34858.75	0.00	0.00	0.00	34858.75	34858.75	0	5
325	0.00	0.00	16124.00	0.00	0.00	16124.00	1	5
326	13951.51	6862.76	0.00	0.00	20814.27	20814.27	0	5
327	2219.38	1665.01	6166.42	6566.33	3884.39	16617.14	1	5
328	12909.73	7916.67	0.00	0.00	20826.40	20826.40	1	5
329	4666.67	0.00	13296.95	0.00	4666.67	17963.62	0	5
330	0.00	0.00	39000.00	0.00	0.00	39000.00	1	5
331	18515.04	0.00	1129.17	0.00	18515.04	19644.21	0	5
332	0.00	0.00	17372.16	0.00	0.00	17372.16	0	5
333	17500.00	0.00	0.00	0.00	17500.00	17500.00	1	5
334	15324.57	7000.00	0.00	0.00	22324.57	22324.57	0	5
335	25835.32	0.00	13638.23	0.00	25835.32	39473.55	0	5
336	0.00	0.00	19440.67	0.00	0.00	19440.67	0	5
337	36000.00	968.00	0.00	1307.00	36968.00	38275.00	0	5
338	6377.50	0.00	14845.94	6891.25	6377.50	28114.69	0	5
339	0.00	16004.58	56513.67	0.00	16004.58	72518.25	0	5
340	21821.67	15000.00	0.00	0.00	36821.67	36821.67	1	5
341	25623.08	0.00	314.92	0.00	25623.08	25938.00	1	5
342	11458.20	0.00	0.00	0.00	11458.20	11458.20	0	5
343	20833.33	0.00	0.00	0.00	20833.33	20833.33	0	5
344	0.00	0.00	8557.16	0.00	0.00	8557.16	0	5
345	41623.05	6918.75	1375.00	0.00	48541.80	49916.80	1	5
346	19056.87	9352.43	0.00	0.00	28409.30	28409.30	0	5
347	11738.59	0.00	106737.10	0.00	11738.59	118475.69	0	5
348	0.00	13902.66	19865.31	0.00	13902.66	33767.97	0	5
349	5100.75	0.00	8166.41	0.00	5100.75	13267.16	1	5
350	15749.60	4787.16	0.00	0.00	20536.76	20536.76	0	5
351	36728.66	0.00	0.00	0.00	36728.66	36728.66	0	5
352	11401.00	0.00	0.00	0.00	11401.00	11401.00	0	5
353	50000.00	0.00	0.00	0.00	50000.00	50000.00	0	5
354	0.00	0.00	82467.00	0.00	0.00	82467.00	0	5
355	38775.50	0.00	0.00	0.00	38775.50	38775.50	0	5
356	20491.04	0.00	0.00	0.00	20491.04	20491.04	0	5
357	0.00	0.00	31502.00	17583.33	0.00	49085.33	0	5
358	16863.33	0.00	723.83	0.00	16863.33	17587.16	0	5
359	15131.96	0.00	7543.03	0.00	15131.96	22674.99	0	5
360	47871.19	0.00	0.00	0.00	47871.19	47871.19	0	5
361	5295.64	0.00	8250.00	0.00	5295.64	13545.64	0	5
362	14909.63	0.00	0.00	0.00	14909.63	14909.63	0	5
363	0.00	0.00	73941.51	0.00	0.00	73941.51	0	5
364	18333.37	0.00	1750.00	10293.61	18333.37	30376.98	0	5
365	0.00	0.00	37223.83	0.00	0.00	37223.83	1	5
366	16916.00	13564.00	0.00	0.00	30480.00	30480.00	1	5
367	8972.22	0.00	8196.76	0.00	8972.22	17168.98	0	5
368	0.00	0.00	58101.50	0.00	0.00	58101.50	0	5
369	64969.31	0.00	0.00	0.00	64969.31	64969.31	0	5
370	20192.31	0.00	0.00	0.00	20192.31	20192.31	0	5
371	25055.00	11591.67	0.00	0.00	36646.67	36646.67	0	5
372	19666.58	0.00	0.00	0.00	19666.58	19666.58	0	5
373	10674.00	10154.00	0.00	0.00	20828.00	20828.00	1	5
374	10416.67	18233.00	0.00	0.00	28649.67	28649.67	0	5
375	8097.52	0.00	5221.58	0.00	8097.52	13319.10	0	5
376	6666.66	11400.63	0.00	0.00	18067.29	18067.29	0	5
377	17654.76	0.00	1390.72	0.00	17654.76	19045.48	0	5
378	4583.32	18874.87	0.00	0.00	23458.19	23458.19	1	5
379	15000.00	0.00	0.00	0.00	15000.00	15000.00	0	5
380	10000.00	0.00	4302.00	0.00	10000.00	14302.00	0	5
381	7963.00	30170.42	0.00	16436.25	38133.42	54569.67	0	5
382	0.00	0.00	15031.75	0.00	0.00	15031.75	1	5
383	0.00	0.00	34985.02	0.00	0.00	34985.02	0	5
384	5877.75	6202.02	0.00	0.00	12079.77	12079.77	0	5
385	26109.48	0.00	3899.68	0.00	26109.48	30009.16	0	5
386	2625.00	0.00	18132.61	0.00	2625.00	20757.61	0	5
387	40952.39	5500.00	0.00	0.00	46452.39	46452.39	0	5
388	33571.42	0.00	0.00	0.00	33571.42	33571.42	0	5
389	24641.97	4480.00	0.00	0.00	29121.97	29121.97	0	5
390	25404.22	2050.12	0.00	0.00	27454.34	27454.34	0	5
391	30714.75	0.00	0.00	0.00	30714.75	30714.75	0	5
392	26118.08	13908.43	0.00	0.00	40026.51	40026.51	0	5
393	45619.70	0.00	0.00	0.00	45619.70	45619.70	0	5
394	20033.59	11128.75	0.00	0.00	31162.34	31162.34	1	5
395	22534.69	0.00	0.00	0.00	22534.69	22534.69	0	5
396	15833.33	0.00	0.00	0.00	15833.33	15833.33	0	5
397	0.00	0.00	51615.33	0.00	0.00	51615.33	0	5
398	34618.92	8226.27	0.00	0.00	42845.19	42845.19	0	5
399	0.00	50921.55	0.00	3896.04	0.00	54817.59	0	5
400	11675.98	0.00	13342.17	0.00	11675.98	25018.15	1	5
401	39887.82	0.00	7817.11	0.00	39887.82	47704.93	0	5
402	16666.67	11083.33	0.00	0.00	27750.00	27750.00	0	5
403	0.00	0.00	29503.25	0.00	0.00	29503.25	1	5
404	12809.58	0.00	15929.98	0.00	12809.58	28739.56	0	5
405	0.00	0.00	29503.25	0.00	0.00	29503.25	1	5
406	0.00	0.00	29503.25	0.00	0.00	29503.25	1	5
407	25337.08	0.00	3058.88	1345.13	25337.08	29741.09	0	5
408	14071.75	6437.50	8124.00	0.00	20509.25	28633.25	0	5
409	0.00	0.00	1800.53	0.00	0.00	1800.53	0	5
410	10000.00	0.00	0.00	0.00	10000.00	10000.00	0	5
411	0.00	0.00	89470.69	0.00	0.00	89470.69	0	5
412	13961.96	8866.66	0.00	0.00	22828.62	22828.62	0	5
413	62500.00	0.00	0.00	0.00	62500.00	62500.00	0	5
414	32074.80	15125.00	0.00	4796.80	47199.80	51996.60	0	5
415	0.00	0.00	74709.24	0.00	0.00	74709.24	0	5
416	21590.92	9992.96	0.00	0.00	31583.88	31583.88	0	5
417	51101.63	0.00	0.00	0.00	51101.63	51101.63	0	5
418	12493.97	6897.32	6339.00	0.00	19391.29	25730.29	0	5
419	20833.33	13773.83	0.00	0.00	34607.16	34607.16	1	5
420	13927.00	9678.00	0.00	3144.00	23605.00	26749.00	1	5
421	20907.71	0.00	0.00	0.00	20907.71	20907.71	0	5
422	31083.33	0.00	29458.00	0.00	31083.33	60541.33	0	5
423	20833.34	0.00	113.00	1199.67	20833.34	22146.01	0	5
424	12848.82	19166.67	0.00	0.00	32015.49	32015.49	0	5
425	15416.67	4696.25	0.00	0.00	20112.92	20112.92	0	5
426	40450.00	0.00	5000.00	0.00	40450.00	45450.00	0	5
427	6250.00	6250.00	3323.33	0.00	12500.00	15823.33	0	5
428	14805.22	0.00	0.00	0.00	14805.22	14805.22	0	5
429	20056.34	0.00	33536.51	0.00	20056.34	53592.85	0	5
430	0.00	0.00	44585.00	0.00	0.00	44585.00	0	5
431	18081.32	6524.37	0.00	0.00	24605.69	24605.69	0	5
432	14583.33	10416.68	7112.50	0.00	25000.01	32112.51	0	5
433	16882.37	38250.98	0.00	0.00	55133.35	55133.35	0	5
434	18604.31	0.00	3864.58	0.00	18604.31	22468.89	0	4
435	50093.29		0.00		50093.29	50093.29	1	5
436	8825.40	0.00	5306.17	0.00	8825.40	14131.57	1	5
437	0.00	27083.33	0.00	6491.17	27083.33	33574.50	1	5
438	8970.00	3818.88	0.00	0.00	12788.88	12788.88	1	5
439	3131.75	9017.70	3352.50	0.00	12149.45	15501.95	1	5
440	12499.50	7875.40	0.00	0.00	20374.90	20374.90	1	5
441	12161.91		0.00		12161.91	12161.91	1	5
442	14568.00	7215.62	0.00	0.00	21783.62	21783.62	1	5
443	55457.50	0.00	0.00	0.00	55457.50	55457.50	1	5
444	16666.67		0.00		16666.67	16666.67	1	5
445	16533.21	17038.75	0.00	0.00	33571.96	33571.96	1	5
446	0.00	2299.90	12341.11	0.00	2299.90	14641.01	1	5
447	20248.67	11740.64	0.00	0.00	31989.31	31989.31	1	5
448	24666.68	0.00	0.00	0.00	24666.68	24666.68	1	5
449	12802.42		10692.86		12802.42	23495.28	1	5
450	17250.00		0.00		17250.00	17250.00	1	5
451	10951.20	1627.33	388.24	0.00	12578.53	12966.77	1	5
452	37084.92		19183.13		37084.92	56268.05	1	5
453	22815.00		0.00		22815.00	22815.00	1	5
454	16321.41	0.00	0.00	0.00	16321.41	16321.41	1	5
455	31097.32	0.00	0.00	0.00	31097.32	31097.32	1	5
456	17666.67	0.00	0.00	0.00	17666.67	17666.67	1	5
457	16258.08	15512.92	0.00	0.00	31771.00	31771.00	1	5
458	17547.49		0.00		17547.49	17547.49	1	5
459	3164.70	0.00	13000.00	0.00	3164.70	16164.70	1	5
460	23279.17		0.00		23279.17	23279.17	1	5
461	30420.33		0.00		30420.33	30420.33	1	5
462	11166.34	7916.67	0.00	0.00	19083.01	19083.01	1	5
463	26660.25	0.00	0.00	0.00	26660.25	26660.25	1	5
464	8266.27	8741.16	0.00	0.00	17007.43	17007.43	1	5
465	9374.99	8039.99	0.00	0.00	17414.98	17414.98	1	5
466	24189.16	0.00	0.00	0.00	24189.16	24189.16	1	5
467	12340.84	19044.05	0.00	0.00	31384.89	31384.89	1	5
468	13033.63	0.00	0.00	0.00	13033.63	13033.63	1	5
469	8183.79	10147.03	0.00	0.00	18330.82	18330.82	1	5
470	14043.92	6258.34	0.00	0.00	20302.26	20302.26	1	5
471	22916.67	1.00	0.00	0.00	22917.67	22917.67	1	5
472	12979.58		0.00		12979.58	12979.58	1	4
473	16848.00		0.00		16848.00	16848.00	1	5
474	29166.66		0.00		29166.66	29166.66	1	5
475	14150.00		0.00		14150.00	14150.00	1	5
476	28143.08	0.00	0.00	0.00	28143.08	28143.08	1	5
477	9999.99	0.00	11857.78	0.00	9999.99	21857.77	1	5
478	11571.29		33091.12		11571.29	44662.41	1	5
479	5625.00	17499.99	0.00	0.00	23124.99	23124.99	1	5
480	13905.84	0.00	0.00	0.00	13905.84	13905.84	1	5
481	28498.98		0.00		28498.98	28498.98	1	5
482	0.00	0.00	6300.39	6852.10	0.00	13152.49	1	5
483	12915.06	14333.74	0.00	0.00	27248.80	27248.80	1	4
484	8926.67	11683.34	0.00	0.00	20610.01	20610.01	1	5
485	5833.34	10000.00	11772.33	0.00	15833.34	27605.67	1	5
486	17500.00	0.00	0.00	0.00	17500.00	17500.00	1	5
487	0.00		19423.80		0.00	19423.80	1	5
488	16666.66		0.00		16666.66	16666.66	1	5
489	5001.58	5036.38	5028.84	0.00	10037.96	15066.80	1	5
490	13032.94		0.00		13032.94	13032.94	1	5
491	14914.84		0.00		14914.84	14914.84	1	5
492	33074.99	0.00	0.00	0.00	33074.99	33074.99	1	5
493	5416.66	11250.00	0.00	0.00	16666.66	16666.66	1	5
494	18291.00	0.00	0.00	0.00	18291.00	18291.00	1	5
495	8032.60		13486.63		8032.60	21519.23	1	5
496	13375.75		0.00		13375.75	13375.75	1	5
497	14997.32	7274.80	7293.97	2976.66	22272.12	32542.75	1	5
498	28154.83		5566.87		28154.83	33721.70	1	5
499	12402.16		8125.00		12402.16	20527.16	1	5
500	10114.19	16503.17	0.00	0.00	26617.36	26617.36	1	5
501	0.00	1655.00	7232.25	0.00	1655.00	8887.25	1	5
502	10112.92	0.00	0.00	0.00	10112.92	10112.92	1	5
503	32400.00	0.00	0.00	0.00	32400.00	32400.00	1	5
504	27565.96	0.00	0.00	0.00	27565.96	27565.96	1	5
505	11423.57		0.00		11423.57	11423.57	1	5
506	22503.00		0.00		22503.00	22503.00	1	5
507	14875.00	0.00	0.00	0.00	14875.00	14875.00	1	5
508	36123.66	0.00	0.00	0.00	36123.66	36123.66	1	5
509	15112.75		0.00		15112.75	15112.75	1	5
510	3920.06	1206.00	0.00	0.00	5126.06	5126.06	1	5
511	42678.83		0.00		42678.83	42678.83	1	5
512	3250.00	3250.00	12083.22	0.00	6500.00	18583.22	1	5
513	18450.49	0.00	0.00	0.00	18450.49	18450.49	1	5
514	14884.78		0.00		14884.78	14884.78	1	5
515	16614.66		0.00		16614.66	16614.66	0	5
516	12051.00	0.00	19744.71	0.00	12051.00	31795.71	1	5
517	24420.53		0.00		24420.53	24420.53	1	5
518	3494.00	0.00	2007.33	0.00	3494.00	5501.33	1	5
519	36837.67	0.00	0.00	0.00	36837.67	36837.67	1	5
520	33243.35	0.00	0.00	0.00	33243.35	33243.35	1	5
521	22500.00	0.00	0.00	0.00	22500.00	22500.00	1	5
522	0.00	9280.95	7554.15	0.00	9280.95	16835.10	1	5
523	0.00	15124.55	0.00	0.00	15124.55	15124.55	1	5
524	20242.08	0.00	2504.75	2504.75	20242.08	25251.58	1	5
525	1996.20	3461.93	1500.00	14859.79	5458.13	21817.92	1	5
526	0.00	4166.67	20496.00	0.00	4166.67	24662.67	1	5
527	38750.00		0.00		38750.00	38750.00	1	5
528	1942.70	889.70	0.00	937.43	2832.40	3769.83	1	5
529	17197.29		0.00		17197.29	17197.29	1	5
530	13785.68	0.00	0.00	0.00	13785.68	13785.68	1	5
531	12458.33		7584.41		12458.33	20042.74	1	5
532	42124.32	0.00	24858.00	0.00	42124.32	66982.32	1	5
533	15833.34	0.00	0.00	0.00	15833.34	15833.34	1	5
534	6182.80	5391.67	0.00	0.00	11574.47	11574.47	1	5
535	10643.51	5000.00	0.00	0.00	15643.51	15643.51	1	5
536	48275.02	48275.24	0.00	0.00	96550.26	96550.26	1	5
537	20086.50	6902.00	0.00	0.00	26988.50	26988.50	1	5
538	11707.00	11135.32	0.00	0.00	22842.32	22842.32	1	5
539	0.00	0.00	15812.02	0.00	0.00	15812.02	1	5
540	12334.44	15618.50	0.00	0.00	27952.94	27952.94	1	5
541	22287.41	10729.75	0.00	0.00	33017.16	33017.16	1	5
542	16666.67	0.00	15000.00	0.00	16666.67	31666.67	1	5
543	14166.67		0.00		14166.67	14166.67	1	5
544	9154.88	9154.84	0.00	0.00	18309.72	18309.72	1	5
545	4286.53	7000.00	0.00	2059.33	11286.53	13345.86	1	5
546	10776.67	2169.00	1278.20	0.00	12945.67	14223.87	1	5
547	11284.72		3477.79		11284.72	14762.51	1	5
548	11608.00	6149.86	4423.46	0.00	17757.86	22181.32	1	5
549	15451.83	0.00	0.00	0.00	15451.83	15451.83	1	5
550	58333.33	0.00	0.00	0.00	58333.33	58333.33	1	5
551	30609.66		0.00		30609.66	30609.66	1	5
552	17014.40	0.00	0.00	0.00	17014.40	17014.40	1	5
553	9235.91	12070.83	0.00	0.00	21306.74	21306.74	1	5
554	11104.17	7083.34	0.00	0.00	18187.51	18187.51	1	5
555	9957.17		1190.50		9957.17	11147.67	1	5
556	0.00		33946.54		0.00	33946.54	1	5
557	0.00		15673.58		0.00	15673.58	1	5
558	32972.10	0.00	0.00	0.00	32972.10	32972.10	1	5
559	10947.37		9073.00		10947.37	20020.37	1	5
560	63397.00		0.00		63397.00	63397.00	1	5
561	16980.99		0.00		16980.99	16980.99	1	5
562	15834.00		0.00		15834.00	15834.00	1	5
563	20011.58	8500.00	0.00	0.00	28511.58	28511.58	1	5
564	15228.42	0.00	0.00	0.00	15228.42	15228.42	1	5
565	14583.33	0.00	38280.96	0.00	14583.33	52864.29	1	5
566	40066.33	0.00	0.00	0.00	40066.33	40066.33	1	5
567	41105.02	0.00	0.00	0.00	41105.02	41105.02	1	5
568	23750.00	0.00	0.00	0.00	23750.00	23750.00	1	5
569	13312.12	0.00	18550.03	0.00	13312.12	31862.15	1	5
570	30416.67	9106.34	0.00	0.00	39523.01	39523.01	1	5
571	24142.00	0.00	-1761.00	0.00	24142.00	22381.00	1	5
572	20739.50	0.00	0.00	0.00	20739.50	20739.50	1	5
573	9750.00	0.00	3670.00	0.00	9750.00	13420.00	1	5
574	19798.84	1377.85	0.00	0.00	21176.69	21176.69	1	5
575	8404.93	2500.00	0.00	0.00	10904.93	10904.93	1	5
576	17166.67	12924.42	0.00	0.00	30091.09	30091.09	1	5
577	12916.67		19541.66		12916.67	32458.33	1	5
578	17982.18		0.00		17982.18	17982.18	1	5
579	16041.67	14091.87	0.00	0.00	30133.54	30133.54	1	5
580	27207.25	0.00	0.00	0.00	27207.25	27207.25	1	5
581	29166.67		0.00		29166.67	29166.67	1	5
582	34000.00		0.00		34000.00	34000.00	1	5
583	47480.33	0.00	0.00	0.00	47480.33	47480.33	1	5
584	27954.60	0.00	0.00	0.00	27954.60	27954.60	1	5
585	6454.54	39166.66	0.00	0.00	45621.20	45621.20	1	5
586	32118.76	29166.66	0.00	0.00	61285.42	61285.42	1	5
587	40000.00	0.00	0.00	0.00	40000.00	40000.00	1	5
588	45500.00		0.00		45500.00	45500.00	1	5
589	15946.95	18055.55	0.00	0.00	34002.50	34002.50	1	5
590	17500.00	0.00	0.00	0.00	17500.00	17500.00	1	5
591	17916.68	21166.67	0.00	0.00	39083.35	39083.35	1	5
592	11650.75	0.00	969.94	0.00	11650.75	12620.69	1	5
593	26389.91	0.00	0.00	0.00	26389.91	26389.91	1	5
594	24638.01		0.00		24638.01	24638.01	1	5
595	7880.38	4502.56	0.00	0.00	12382.94	12382.94	1	5
596	18315.29		0.00		18315.29	18315.29	1	5
597	20833.33	0.00	44142.12	0.00	20833.33	64975.45	1	5
598	27631.24	0.00	0.00	0.00	27631.24	27631.24	1	5
599	42942.50	0.00	0.00	0.00	42942.50	42942.50	1	5
600	14698.50	12912.68	2397.84	0.00	27611.18	30009.02	1	5
601	20833.34	0.00	0.00	0.00	20833.34	20833.34	1	5
602	14302.59		0.00		14302.59	14302.59	1	5
603	17744.75	2426.67	0.00	723.17	20171.42	20894.59	1	5
604	16666.67	0.00	0.00	0.00	16666.67	16666.67	1	5
605	65107.88	0.00	0.00	0.00	65107.88	65107.88	1	5
606	16666.67	0.00	14586.75	0.00	16666.67	31253.42	1	4
607	33333.34	20741.42	0.00	0.00	54074.76	54074.76	1	5
608	23174.63	2195.45	0.00	0.00	25370.08	25370.08	1	5
609	10644.01	1451.00	0.00	0.00	12095.01	12095.01	1	5
610	4375.00	7727.54	0.00	0.00	12102.54	12102.54	1	5
611	12545.88	6183.32	4968.98	0.00	18729.20	23698.18	1	5
612	23735.00	0.00	0.00	0.00	23735.00	23735.00	1	5
613	27083.33		0.00		27083.33	27083.33	1	5
614	13333.34		0.00		13333.34	13333.34	1	5
615	24673.62	0.00	0.00	0.00	24673.62	24673.62	1	5
616	11000.00		2701.04		11000.00	13701.04	1	5
617	25000.00	0.00	79988.07	0.00	25000.00	104988.07	1	5
618	14583.30		0.00		14583.30	14583.30	1	5
619	19856.90	0.00	0.00	0.00	19856.90	19856.90	1	5
620	22750.00		0.00		22750.00	22750.00	1	5
621	13333.32	3500.00	0.00	0.00	16833.32	16833.32	1	5
622	32973.00		0.00		32973.00	32973.00	1	5
623	16193.26	0.00	0.00	0.00	16193.26	16193.26	1	5
624	8916.00	0.00	4529.00	0.00	8916.00	13445.00	1	5
625	14524.00	0.00	0.00	0.00	14524.00	14524.00	1	5
626	12962.58	0.00	0.00	0.00	12962.58	12962.58	1	5
627	20000.00	0.00	0.00	0.00	20000.00	20000.00	1	5
628	16666.67	11665.33	0.00	0.00	28332.00	28332.00	1	5
629	0.00		20000.00		0.00	20000.00	1	5
630	21101.93	0.00	0.00	0.00	21101.93	21101.93	1	5
631	15866.16	0.00	0.00	0.00	15866.16	15866.16	1	5
632	16666.66	0.00	41666.66	0.00	16666.66	58333.32	1	5
633	11095.41	17448.34	0.00	0.00	28543.75	28543.75	1	5
634	2024.80	837.80	12330.22	0.00	2862.60	15192.82	1	5
635	14015.12	29166.67	0.00	0.00	43181.79	43181.79	1	5
636	18333.33	10416.66	0.00	0.00	28749.99	28749.99	1	5
637	37666.67	0.00	0.00	0.00	37666.67	37666.67	1	5
638	49825.51	0.00	0.00	0.00	49825.51	49825.51	1	5
639	0.00	19365.71	0.00	0.00	19365.71	19365.71	1	5
640	10108.80	11484.25	0.00	0.00	21593.05	21593.05	1	5
641	15472.93	0.00	0.00	0.00	15472.93	15472.93	1	5
642	19996.85	0.00	0.00	0.00	19996.85	19996.85	1	5
643	7691.75	4874.28	0.00	0.00	12566.03	12566.03	1	4
644	14139.08	0.00	0.00	0.00	14139.08	14139.08	1	5
645	9425.87	8000.01	0.00	0.00	17425.88	17425.88	1	5
646	20833.34	0.00	0.00	0.00	20833.34	20833.34	1	5
647	21595.84	0.00	0.00	0.00	21595.84	21595.84	1	5
648	14375.62	10265.42	0.00	0.00	24641.04	24641.04	1	5
649	6676.91	2850.00	8785.95	0.00	9526.91	18312.86	1	5
650	128176.34		0.00		128176.34	128176.34	1	5
651	0.00	59380.85	0.00	0.00	59380.85	59380.85	1	5
652	9273.34	2035.00	0.00	3981.01	11308.34	15289.35	1	5
653	0.00		153949.66		0.00	153949.66	1	5
654	10000.00	0.00	15990.00	0.00	10000.00	25990.00	1	5
655	19462.50	8674.99	0.00	0.00	28137.49	28137.49	1	5
656	15888.61	0.00	0.00	0.00	15888.61	15888.61	1	5
657	67702.00	0.00	0.00	0.00	67702.00	67702.00	1	5
658	17902.36	9513.29	0.00	0.00	27415.65	27415.65	1	5
659	54863.63		0.00		54863.63	54863.63	1	5
660	28683.76	0.00	0.00	0.00	28683.76	28683.76	1	5
661	37001.70		0.00		37001.70	37001.70	1	5
662	14116.58	3883.76	0.00	0.00	18000.34	18000.34	1	5
663	16220.55	0.00	5016.25	0.00	16220.55	21236.80	1	5
664	8250.00		0.00		8250.00	8250.00	1	5
665	33333.67		0.00		33333.67	33333.67	1	5
666	7313.24	17500.66	0.00	0.00	24813.90	24813.90	1	5
667	1972.00	0.00	36810.24	0.00	1972.00	38782.24	0	5
668	79166.67	0.00	0.00	0.00	79166.67	79166.67	1	5
669	11833.33		3635.68		11833.33	15469.01	1	5
670	13775.00	1711.91	0.00	0.00	15486.91	15486.91	0	5
671	18831.00	16883.00	0.00	0.00	35714.00	35714.00	0	5
672	31951.00	0.00	0.00	0.00	31951.00	31951.00	1	5
673	33750.00		0.00		33750.00	33750.00	0	5
674	21265.19		0.00		21265.19	21265.19	1	5
675	3307.00		0.00		3307.00	3307.00	0	4
676	26886.08	0.00	0.00	0.00	26886.08	26886.08	0	5
677	18055.54		0.00		18055.54	18055.54	0	5
678	0.00	9583.00	0.00	51667.00	9583.00	61250.00	0	5
679	18515.46	0.00	0.00	1176.08	18515.46	19691.54	1	5
680	40954.92	0.00	4411.67	0.00	40954.92	45366.59	0	5
681	3710.00		0.00		3710.00	3710.00	0	5
682	44795.00	0.00	0.00	0.00	44795.00	44795.00	1	5
683	8333.34		42426.92		8333.34	50760.26	0	4
684	141926.79	0.00	0.00	0.00	141926.79	141926.79	0	5
685	16652.50	0.00	0.00	0.00	16652.50	16652.50	1	5
686	39750.00		0.00		39750.00	39750.00	0	5
687	9176.74	12286.36	0.00	0.00	21463.10	21463.10	1	5
688	22487.50	0.00	2416.66	0.00	22487.50	24904.16	1	5
689	15568.83	0.00	0.00	5637.00	15568.83	21205.83	1	5
690	12612.25	4476.05	5519.66	0.00	17088.30	22607.96	1	5
691	15071.33		0.00		15071.33	15071.33	1	5
692	10487.49	5416.67	0.00	0.00	15904.16	15904.16	1	5
693	53183.49		0.00		53183.49	53183.49	1	5
694	51280.00		0.00		51280.00	51280.00	1	5
695	23614.00	0.00	0.00	0.00	23614.00	23614.00	1	5
696	16999.97	10088.16	0.00	0.00	27088.13	27088.13	1	5
697	13518.50	126.17	0.00	0.00	13644.67	13644.67	1	5
698	16750.00		0.00		16750.00	16750.00	1	5
699	11500.00	10000.00	0.00	0.00	21500.00	21500.00	1	5
700	13471.58	0.00	0.00	0.00	13471.58	13471.58	1	5
701	14894.05		0.00		14894.05	14894.05	1	5
702	11607.08	18000.00	0.00	0.00	29607.08	29607.08	1	5
703	10638.75		0.00		10638.75	10638.75	1	5
704	6634.66	8333.34	0.00	0.00	14968.00	14968.00	1	5
705	13175.00	8733.46	0.00	0.00	21908.46	21908.46	1	5
706	20833.34	7891.67	0.00	0.00	28725.01	28725.01	1	5
707	12133.76	7704.42	0.00	0.00	19838.18	19838.18	1	5
708	30589.42	0.00	0.00	0.00	30589.42	30589.42	1	5
709	16696.88	3358.64	0.00	0.00	20055.52	20055.52	1	5
710	8644.87	0.00	0.00	0.00	8644.87	8644.87	1	5
711	19826.46	5805.00	0.00	0.00	25631.46	25631.46	1	5
712	7679.00	0.00	607.00	0.00	7679.00	8286.00	1	5
713	32006.43	0.00	0.00	0.00	32006.43	32006.43	1	5
714	21394.37	0.00	0.00	0.00	21394.37	21394.37	1	5
715	7386.44	7231.32	0.00	0.00	14617.76	14617.76	1	5
716	83028.75		16776.33		83028.75	99805.08	1	5
717	11357.98	8235.07	0.00	0.00	19593.05	19593.05	1	5
718	0.00	0.00	21324.80	0.00	0.00	21324.80	1	5
719	7772.24	8547.78	0.00	0.00	16320.02	16320.02	1	5
720	38048.87		0.00		38048.87	38048.87	1	5
721	12515.98	0.00	5157.58	0.00	12515.98	17673.56	1	5
722	9870.84		0.00		9870.84	9870.84	1	5
723	20000.00		0.00		20000.00	20000.00	1	5
724	28012.54	0.00	0.00	0.00	28012.54	28012.54	1	5
725	15899.50	0.00	2415.83	0.00	15899.50	18315.33	1	5
726	0.00	20677.83	0.00	0.00	20677.83	20677.83	1	5
727	10619.44	4345.16	0.00	0.00	14964.60	14964.60	1	5
728	40268.36	0.00	0.00	0.00	40268.36	40268.36	1	5
729	17833.34		0.00		17833.34	17833.34	1	5
730	0.00	0.00	46603.07	0.00	0.00	46603.07	1	5
731	7065.00	4149.44	0.00	290.90	11214.44	11505.34	1	5
732	29526.41	4333.33	0.00	0.00	33859.74	33859.74	1	5
733	10150.49	11365.25	5544.47	0.00	21515.74	27060.21	1	5
734	15437.84	7096.50	0.00	0.00	22534.34	22534.34	1	5
735	15608.36	13916.67	0.00	0.00	29525.03	29525.03	1	5
736	33333.33	30833.31	0.00	0.00	64166.64	64166.64	1	5
737	0.00	0.00	13440.30	0.00	0.00	13440.30	1	5
738	18750.00	17564.08	0.00	0.00	36314.08	36314.08	1	5
739	24166.66		2500.00		24166.66	26666.66	1	5
740	11370.00		4375.58		11370.00	15745.58	1	5
741	13750.00		0.00		13750.00	13750.00	1	5
742	19166.66	0.00	0.00	0.00	19166.66	19166.66	1	5
743	92106.00		0.00		92106.00	92106.00	1	4
744	17333.35	0.00	0.00	0.00	17333.35	17333.35	1	5
745	31049.84	0.00	0.00	0.00	31049.84	31049.84	1	5
746	25833.34	4889.36	0.00	0.00	30722.70	30722.70	1	5
747	39077.75		10398.75		39077.75	49476.50	1	5
748	9480.63	1043.62	9128.30	0.00	10524.25	19652.55	1	5
749	19912.04		0.00		19912.04	19912.04	1	5
750	70519.50		0.00		70519.50	70519.50	1	5
751	8924.93	13175.07	0.00	0.00	22100.00	22100.00	1	5
752	13938.76	0.00	10624.00	0.00	13938.76	24562.76	0	5
753	21666.67	0.00	0.00	0.00	21666.67	21666.67	1	5
754	8691.00	14745.84	0.00	0.00	23436.84	23436.84	1	5
755	32108.34		51857.26		32108.34	83965.6	1	5
756	6437.49	10833.33	0	0	17270.82	17270.82	1	5
757	21253.4		0	0	21253.4	21253.4	1	5
758	83333		-101.58	0	83333	83231.42	1	5
759		4921.25	0	9313.17	4921.25	14234.42	1	5
760	29166.18		-2573.13	0	29166.18	26593.05	1	5
761	18551.87	24506.27	-2943.83	0	43058.14	40114.31	1	5
762	13750		0		13750	13750	1	5
763	17050.00		21666.67	0.00	17050.00	38716.67	1	5
764	20000.00		8548.39		20000.00	28548.39	1	5
765	7437.52	12638.88	11261.4	-252.38	20076.4	31085.42	1	5
766	12937.49		0	0	12937.49	12937.49	1	5
767	26666.68		0.00	0.00	26666.68	26666.68	1	5
768	2916.66		37868.59		2916.66	40785.25	1	5
769	15833.33		0.00	0.00	15833.33	15833.33	1	5
770	20000	7750	0	0	27750	27750	1	5
771	13541.68		0		13541.68	13541.68	1	5
772	16666.67	0	-25	0	16666.67	16641.67	1	5
773	6763.03		9780.33		6763.03	16543.36	1	5
774	0	109375	0	0	109375	109375	1	5
775	12950		0		12950	12950	1	5
776	29989.94	0	0	0	29989.94	29989.94	1	5
777			71953.37		0.00	71953.365	1	5

	109	110	111	112	113	114	115	116	117
	Co-Borrower Income Verification	Borrower Employment Verification	Co-Borrower Employment Verification	Borrower Asset Verification	Co-Borrower Asset Verification	Liquid / Cash Reserves	Monthly Debt All Borrowers	Originator DTI	Fully Indexed Rate
1		3		4		100157.55	5168.88	0.428115
2		3		4		113481.26	12877.74	0.427611
3		3		4		54985.66	6777.42	0.435090
4		3		4		107847.78	10597.28	0.305603
5		3		4		907459.67	5107.14	0.180417
6		3		4		36935.73	4173.81	0.168465
7		3		4		123927.86	9965.40	0.330885
8		3		4		108674.87	3556.12	0.255389
9		3		4		718153.35	6486.93	0.149809
10		3		4		88406.42	9003.73	0.192922
11		3		4		8141123.80	14815.91	0.114497
12		3		4		1055578.97	18123.52	0.183089
13		3		4		176499.68	6330.92	0.442930
14		3		4		202544.45	5749.41	0.431785
15		3		4		287750.39	8203.41	0.369699
16		3		4		556666.72	7967.42	0.356152
17		3		4		267822.29	10178.64	0.310704
18		3		4		20947.56	3559.15	0.283559
19		3		4		210334.04	7956.16	0.125442
20		3		4		122986.48	4884.62	0.298721
21		3		4		51268.65	5838.31	0.415479
22		3		4		196036.18	9345.55	0.236098
23		3		4		491245.26	6482.80	0.248557
24		3		4		424450.73	6509.50	0.282000
25		3		4		450504.48	5171.34	0.351722
26		3		4		140821.23	4658.32	0.122133
27		3		4		88212.62	5622.23	0.299852
28		3		4		94730.02	5996.36	0.303553
29		3		4		118659.88	4456.06	0.178997
30		3		4		109743.86	5780.46	0.263353
31		3		4		118345.80	8835.62	0.444746
32		3		4		137088.00	5653.92	0.335606
33		3		4		994576.20	7771.14	0.265672
34		3		4		292811.35	8503.22	0.403463
35		3		4		110417.28	8106.58	0.284201
36		3		4		126460.46	4521.44	0.284962
37		3		4		2491429.24	19031.84	0.424250
38		3		4		413475.03	5056.23	0.254495
39		3		4		50103.33	4347.85	0.183712
40		3		4		63682.54	4950.94	0.371335
41		3		4		802365.68	6803.27	0.418663
42		3		4		219896.34	4702.95	0.325589
43		3		4		59763.20	8594.14	0.282350
44		3		4		40627.00	4858.24	0.352886
45		3		4		167644.80	11964.47	0.384135
46		3		4		248337.66	20951.84	0.138977
47		3		4		255135.11	7343.20	0.338917
48		3		4		4020010.15	8720.31	0.418575
49		3		4		85118.02	5924.31	0.349731
50		3		4		54444.89	6096.49	0.338227
51		3		4		52061.80	6482.63	0.194319
52		3		4		131971.50	9646.17	0.243668
53		3		4		205899.54	3484.47	0.192498
54		3		4		549061.52	6962.89	0.436270
55		3		4		54393.09	3842.97	0.181061
56		3		4		179989.78	9020.53	0.185678
57		3		4		942693.56	11602.09	0.394837
58		3		4		1645145.55	16128.07	0.407446
59		3		4		148153.62	4983.32	0.395822
60		3		4		199932.75	8847.85	0.314503
61		3		4		305662.84	18004.95	0.240066
62		3		4		682210.10	7163.26	0.082788
63		3		4		374446.15	2201.44	0.416390
64		3		4		3341757.44	18137.04	0.435289
65		3		4		869940.90	6690.67	0.200720
66		3		4		164807.55	6702.74	0.315438
67		3		4		544991.08	4508.86	0.189448
68		3		4		740988.16	7728.88	0.286786
69		3		4		275368.19	5150.98	0.353210
70		3		4		275702.70	23677.70	0.319247
71		3		4		171096.60	6327.27	0.169651
72		3		4		526477.90	7191.16	0.283853
73		3		4		286605.05	9006.79	0.323010
74		3		4		262457.74	5200.19	0.221191
75		3		4		136693.74	3974.34	0.234813
76		3		4		123023.02	6111.96	0.293374
77		3		4		134142.40	7256.92	0.331165
78		3		4		658888.14	9774.49	0.258904
79		3		4		107666.68	7476.34	0.335454
80		3		4		433058.80	14071.91	0.381184
81		3		4		232409.32	11658.24	0.249823
82		3		4		1152706.28	5809.16	0.145229
83		3		4		71131.17	5322.52	0.304952
84		3		4		231616.88	8413.53	0.195857
85		3		4		490382.36	5671.82	0.277161
86		3		4		114543.57	6766.96	0.447380
87		3		4		633369.46	6594.38	0.439982
88		2		4		243703.75	3878.20	0.165967
89		3		4		1398593.21	4607.08	0.224878
90		2		4		2208429.46	11754.07	0.371541
91		2		3		289565.58	2636.65	0.316700
92		2		3		179823.88	6688.41	0.475900
93		3		3		1243521.11	11613.83	0.221600
94		2		3		1963330.64	44857.80	0.201400
95		2		3		1770153.90	9425.81	0.461200
96		2		4		2752215.38	63270.58	0.255900
97		2		3		3930944.00	18639.55	0.368100
98		3		3		167883.91	5112.65	0.369700
99		2		3		15607.79	689.75	0.099200
100		2		3		218286.24	5783.45	0.459600
101		2		3		260585.70	16145.63	0.294900
102		2		3		3433354.23	4808.12	0.253700
103		2		3		2972788.91	2926.13	0.395800
104		2		3		1030964.98	20945.17	0.272100
105		3		3		4956028.00	7738.15	0.251800
106		2		3		5899803.44	18328.49	0.239100
107		2		3		1343697.18	3350.70	0.203400
108		2		3		1384868.91	9660.63	0.390000
109		2		3		763631.50	5881.83	0.344200
110		2		3		1313974.00	15520.73	0.378800
111		2		3		2438250.95	5258.34	0.369000
112		2		3		7683768.49	11157.30	0.051400
113		2		4		2391219.00	5427.24	0.263800
114		2		3		1076776.37	4214.62	0.103200
115		3		3		414355.06	7618.30	0.110300
116		2		3		697996.25	4748.86	0.312900
117		2		3		11803493.40	6141.19	0.144600
118		2		3		240752.04	4943.77	0.187400
119		2		4		339255.20	7859.31	0.201500
120		2		3		9160103.39	4296.08	0.271200
121		2		4		60936.61	4613.99	0.263800
122		2		3		3269448.49	11782.94	0.355400
123		2		4		63021.55	3097.76	0.515600
124		2		3		16323113.88	24164.26	0.361800
125		2		3		107585.47	5417.10	0.294200
126		2		4		1764521.40	9318.88	0.077600
127		2		3		101686.20	4823.27	0.407600
128		2		4		942097.24	14958.47	0.199400
129		2		3		5407862.09	10134.95	0.074100
130		2		4		79217.47	8613.41	0.208300
131		2		3		257561.50	7399.56	0.349000
132		2		3		929690.09	5681.72	0.290400
133		2		4		208711.89	3867.45	0.125100
134		2		3		140385.70	495.09	0.047400
135		2		3		468023.02	4357.44	0.390700
136		2		3		887619.82	1116.00	0.085600
137		2		3		660239.84	1302.01	0.108100
138		2		3		766011.27	3074.04	0.388300
139		2		4		674375.66	20563.61	0.212800
140		2		4		3447713.30	10029.17	0.372600
141		2		3		358435.18	4832.92	0.165700
142		2		3		333327.06	11565.64	0.332000
143		2		3		1954533.02	35720.00	0.182400
144		2		4		642302.00	6830.72	0.258300
145		2		3		48695.24	5160.62	0.227400
146		3		3		329276.34	4003.43	0.174700
147		2		3		277810.71	1638.00	0.130300
148		2		3		278913.87	1638.00	0.130300
149		2		3		261831.84	1638.00	0.130300
150		2		4		714394.19	17032.69	0.377700
151		2		3		1331309.76	14368.59	0.142500
152		2		3		2956295.33	12535.01	0.294000
153		3		3		41671.51	3087.60	0.204400
154		2		3		144847.23	5740.91	0.352300
155		2		3		285480.21	3552.47	0.409900
156		2		3		51495.49	1838.58	0.365200
157		2		3		15642.07	8667.11	0.429600
158		2		3		3459727.00	7763.07	0.159200
159		2		4		13825767.00	14541.75	0.270900
160		2		3		3516736.33	10996.34	0.340100
161		2		3		213037.13	6281.08	0.222400
162		2		3		176770.18	1817.15	0.590000
163		2		3		29211.38	2201.70	0.303300
164		2		3		1673205.86	15632.88	0.679100
165		2		3		2957043.62	8988.23	0.415900
166		2		3		310038.68	4061.21	0.148700
167		2		4		166975.41	11848.54	0.233500
168		2		3		467075.61	10266.85	0.508300
169		2		4		372643.32	1643.91	0.241400
170		2		3		377004.30	9351.72	0.261600
171		2		3		1317703.58	12033.51	0.423100
172		2		3		948564.32	4077.11	0.383800
173		2		3		4014924.44	17719.68	0.113800
174		2		4		5137320.50	5320.67	0.138800
175		2		3		1347820.74	8208.97	0.193600
176		3		4		2115094.89	19082.82	0.378900
177		3		3		76531.59	6018.15	0.213300
178		3		4		2150867.99	16423.44	0.199800
179		2		3		198625.98	7790.65	0.455800
180		2		3		1050001.83	10073.16	0.198700
181		2		3		146807.37	6653.58	0.131800
182		2		3		1816059.28	5429.86	0.064900
183		2		4		168832.23	9664.94	0.367500
184		2		3		206231.98	2159.76	0.343500
185		2		3		151083.91	10506.18	0.468800
186		2		3		1577619.31	9583.33	0.169100
187		3		3		1156056.01	10079.40	0.053700
188		2		3		538867.65	4358.56	0.390800
189		2		3		273350.19	7756.20	0.282300
190		2		3		1038968.25	10873.90	0.368800
191		2		3		662628.22	1938.93	0.107400
192		2		3		111809.31	2200.55	0.365600
193		2		3		1325476.34	5710.54	0.279700
194		2		3		7400707.07	15394.19	0.133500
195		2		3		6589484.83	5013.76	0.164000
196		2		3		321153.83	3382.50	0.405900
197		2		3		37705.97	1199.00	0.080500
198		2		3		340604.40	10073.33	0.445300
199		2		4		1756194.11	9512.96	0.264600
200		2		3		2291593.00	11940.60	0.378600
201		2		3		3174282.25	13162.69	0.387400
202		2		4		1163239.07	14122.91	0.144900
203		2		3		255489.00	1944.26	0.373400
204		2		3		6952197.50	11555.39	0.379400
205		3		3		14442.17	2774.22	0.589100
206		2		3		1566672.90	6048.46	0.364900
207		2		3		223239.81	6919.89	0.424800
208		2		3		9840980.05	2249.49	0.077300
209		2		3		64979.59	1707.08	0.106100
210		3		3		184023.27	3532.02	0.336300
211		2		3		2595049.62	18644.38	0.329300
212		2		3		529267.40	6426.97	0.252400
213		3		3		2579680.04	4595.71	0.218900
214		2		4		315376.60	5031.51	0.318800
215		2		3		715212.84	16446.21	0.391900
216		2		3		107876.45	6436.25	0.406500
217		2		3		902319.00	6181.54	0.259800
218		2		4		770215.73	18906.14	0.254300
219		2		3		4935734.22	34411.51	0.159200
220		2		3		976788.35	8632.25	0.286500
221		2		4		1264266.14	7604.68	0.176600
222		2		3		5501563.32	592.05	0.042200
223		2		3		2015420.20	10456.08	0.295600
224		2		3		1840178.03	6639.88	0.240200
225		2		3		571844.50	7958.96	0.347300
226		3		3		421960.92	14242.13	0.333800
227		2		3		157598.18	6888.70	0.318700
228		2		3		47914.11	5982.09	0.353400
229		2		3		1179925.74	5476.88	0.292100
230		2		3		879827.87	5695.91	0.403900
231		2		3		1694885.23	8019.32	0.146400
232		2		4		2548363.72	22836.53	0.117700
233		2		3		3571504.51	7977.25	0.267100
234		2		3		906062.64	10937.03	0.394900
235		2		4		381782.24	5988.64	0.348200
236		2		3		261995.40	5241.05	0.286600
237		2		3		3698946.67	8470.80	0.185300
238		2		3		1538748.30	6946.77	0.410300
239		3		3		109148.50	6443.92	0.414400
240		3		3		1918399.52	17339.23	0.147100
241		2		3		393315.48	8239.34	0.257600
242		2		4		2105679.31	17951.93	0.077200
243		2		3		3264311.00	7902.83	0.203700
244		2		3		5070409.73	13060.20	0.375700
245		2		3		9842010.22	2252.40	0.077400
246		2		3		213188.23	6318.06	0.266900
247		3		3		2514515.81	22260.51	0.425600
248		3		3		408704.80	11680.27	0.204900
249		2		3		387081.32	7550.56	0.192700
250		2		4		381312.00	9305.02	0.179000
251		2		3		1396139.90	10344.36	0.240800
252		2		3		2819710.19	21375.72	0.209800
253		3		4		714272.19	7035.30	0.141600
254		2		3		646142.48	14260.02	0.410900
255		3		3		339100.72	9677.41	0.483500
256		2		3		439176.69	8228.50	0.184100
257		2		3		2199170.93	11283.60	0.294000
258		2		3		68455.34	10294.16	0.201100
259		2		3		167551.29	6676.77	0.312000
260		2		3		1520403.00	6033.00	0.434000
261		2		3		87664.20	2501.33	0.355900
262		2		3		194115.22	14043.78	0.232800
263		3		3		639242.53	6236.07	0.089800
264		3		3		1217577.92	5206.42	0.108700
265		2		4		605973.17	10861.39	0.376700
266		2		4		283813.07	6617.79	0.332500
267		2		3		751317.00	8318.44	0.206400
268		2		4		275238.61	5637.76	0.320400
269		3		3		106117.75	8440.06	0.198500
270		3		3		202650.38	6870.50	0.291500
271		2		3		2679529.42	7904.36	0.442400
272		3		3		121033.10	1823.58	0.258700
273		3		3		6790526.80	46119.88	0.345900
274		3		3		5341728.83	4466.21	0.459300
275		2		3		2964741.35	20329.78	0.147400
276		2		3		2325615.24	4280.49	0.103500
277		2		3		4541984.31	8341.71	0.198600
278		2		3		880766.82	11203.28	0.184800
279		3		4		597060.33	7134.87	0.372500
280		2		4		1107653.02	15870.41	0.090800
281		3		3		170871.04	4539.60	0.436500
282		2		3		5597742.56	9450.33	0.372500
283		2		3		5351736.91	8525.10	0.120800
284		2		3		417586.57	10262.72	0.110000
285		2		4		1864526.77	11168.02	0.326700
286		2		3		676878.95	8815.05	0.280700
287		2		3		1865815.95	8815.05	0.280700
288		3		4		3362697.34	17342.42	0.218900
289		3		3		332057.70	3585.00	0.338100
290		3		4		1888273.06	13918.61	0.373900
291		2		4		101521.81	6421.16	0.344700
292		3		4		816119.05	4984.20	0.276900
293		2		4		1791145.25	11860.24	0.239600
294		2		4		96144.60	7465.66	0.278300
295		3		3		4419563.84	12739.38	0.185300
296		3		3		702694.13	7639.38	0.359500
297		2		3		431755.00	10520.78	0.457200
298		2		3		955876.78	3302.40	0.219800
299		2		3		764165.31	6858.99	0.363600
300		2		4		1185256.02	23633.93	0.187300
301		2		3		507965.00	8485.53	0.208700
302		2		3		639819.45	12937.49	0.438200
303		3		3		1474691.60	6772.58	0.454200
304		2		4		148749.89	3707.07	0.431900
305		2		3		902266.24	7890.13	0.239700
306		2		4		2504842.94	14355.39	0.438800
307		2		3		97225.81	7073.40	0.269900
308		2		3		1360696.13	5195.95	0.196300
309		2		3		638646.82	12387.69	0.287900
310		3		4		447947.34	3877.18	0.199400
311		2		3		175375.59	6263.43	0.249900
312		3		3		101394.71	8195.79	0.224800
313		2		3		288597.29	9463.46	0.332300
314		2		4		143052.47	6509.95	0.222300
315		3		4		503980.01	5545.46	0.146000
316		2		3		188140.43	18294.32	0.128300
317		3		3		303443.52	6362.00	0.318100
318		2		4		213284.62	6802.54	0.309800
319		2		3		709351.08	8759.19	0.206700
320		2		4		1840640.78	13831.54	0.298600
321		3		3		335004.29	7150.00	0.214500
322		2		3		5783967.05	8195.16	0.331200
323		2		4		2182676.79	5248.09	0.250500
324		2		3		693619.78	6926.43	0.198700
325		2		4		1115433.00	5108.08	0.316800
326		2		3		640820.45	7168.43	0.344400
327		2		3		1891630.24	6606.97	0.397600
328		2		3		695927.13	7559.98	0.363000
329		2		4		1166740.08	5866.92	0.326600
330		3		3		986635.43	11462.10	0.293900
331		3		3		287387.78	7578.74	0.385800
332		2		4		1349773.63	7589.90	0.436900
333		2		4		2581193.93	5948.25	0.339900
334		2		3		203517.90	6704.07	0.300300
335		2		3		1792046.00	10002.60	0.253400
336		2		4		368315.56	10768.19	0.553900
337		2		3		910253.77	10682.55	0.279100
338		2		3		267417.00	8164.51	0.290400
339		3		3		220913.37	16896.75	0.233000
340		2		4		1164367.27	7809.88	0.212100
341		2		4		725540.97	4840.03	0.186600
342		3		4		161837.07	2228.62	0.194500
343		3		4		436641.67	8527.08	0.409300
344		3		4		195731.61	2227.43	0.260300
345		2		3		806272.39	11091.51	0.222200
346		3		3		782901.49	6193.23	0.218000
347		2		3		1284093.39	13506.23	0.114000
348		2		3		5511016.80	10383.65	0.307500
349		2		4		730148.12	4926.10	0.371300
350		2		4		72299.66	7467.17	0.363600
351		2		4		563355.11	12928.49	0.352000
352		2		3		422540.83	5016.44	0.440000
353		2		3		2822057.54	13225.00	0.264500
354		2		3		4181940.21	9203.32	0.111600
355		2		3		2128585.32	8313.47	0.214400
356		2		4		519701.89	7173.91	0.350100
357		2		4		706695.90	9360.57	0.190700
358		2		4		714533.91	5914.56	0.336300
359		2		3		478080.35	9274.07	0.409000
360		2		4		675028.65	17128.31	0.357800
361		3		3		310806.36	5400.65	0.398700
362		2		4		143117.20	5272.05	0.353600
363		2		4		86617.25	24437.67	0.330500
364		2		3		616271.73	9158.66	0.301500
365		2		4		916865.19	13586.70	0.365000
366		2		4		1094694.00	6038.09	0.198100
367		2		3		2388994.60	7200.67	0.419400
368		2		4		2912778.50	16965.64	0.292000
369		2		3		572602.92	7068.66	0.108800
370		2		3		53456.83	4290.87	0.212500
371		2		3		564353.60	6457.14	0.176200
372		2		3		1038543.18	5504.68	0.279900
373		3		4		859919.59	4755.03	0.228300
374		2		4		267009.00	7405.94	0.258500
375		2		3		494552.37	4745.60	0.356300
376		2		4		333639.95	7131.16	0.394700
377		2		4		777380.43	8128.61	0.426800
378		2		4		3588719.32	8953.99	0.381700
379		3		3		1004294.72	7312.50	0.487500
380		2		3		1728101.47	6726.23	0.470300
381		2		3		1438337.04	14957.55	0.274100
382		2		3		3709710.11	3730.88	0.248200
383		2		3		4140605.64	13924.04	0.398000
384		2		4		384795.71	5531.33	0.457900
385		2		4		3849933.19	11130.40	0.370900
386		2		3		2386885.79	7854.68	0.378400
387		2		3		396580.92	9076.80	0.195400
388		2		4		52691.54	7885.93	0.234900
389		3		4		1370940.43	9741.30	0.334500
390		3		3		340056.27	8118.25	0.295700
391		2		3		2811962.46	10218.80	0.332700
392		3		3		284871.50	7420.91	0.185400
393		3		3		684642.12	8553.69	0.187500
394		2		3		193509.12	13016.51	0.417700
395		2		3		742762.06	7923.20	0.351600
396		3		4		271616.31	6746.58	0.426100
397		2		3		480260.58	9646.91	0.186900
398		3		3		618061.22	11144.03	0.260100
399		2		3		467621.96	16768.70	0.305900
400		3		4		1445679.25	6972.56	0.278700
401		2		3		7870877.75	18418.87	0.386100
402		2		3		366383.40	7320.45	0.263800
403		2		4		22048665.00	14654.26	0.496700
404		2		3		5122916.94	9107.57	0.316900
405		2		4		23327536.41	13308.92	0.451100
406		2		4		23327536.41	13308.92	0.451100
407		2		3		1893927.18	5668.65	0.190600
408		2		3		131438.75	10651.57	0.372000
409		2		3		27891.29	500.19	0.277800
410		3		3		358621.96	4425.00	0.442500
411		2		4		2450719.98	10217.55	0.114200
412		2		4		1703916.24	9551.49	0.418400
413		3		3		645403.35	12481.25	0.199700
414		2		3		2103513.08	15365.00	0.295500
415		2		4		1324637.93	19088.21	0.255500
416		2		3		551373.30	6954.77	0.220200
417		2		4		1417700.76	10787.55	0.211100
418		2		3		367985.49	10827.31	0.420800
419		2		4		290704.01	10025.69	0.289700
420		2		3		2190805.38	14206.39	0.531100
421		2		4		430046.38	7323.97	0.350300
422		3		4		1427571.99	10939.82	0.180700
423		2		4		1367261.21	6324.90	0.285600
424		3		4		454988.07	6819.30	0.213000
425		2		3		106334.11	5448.59	0.270900
426		2		3		196081.76	13734.99	0.302200
427		3		3		2528080.54	6398.95	0.404400
428		2		3		302258.82	4613.31	0.311600
429		2		3		1795590.09	8703.48	0.162400
430		3		4		4001121.82	16313.65	0.365900
431		2		4		202959.40	6321.20	0.256900
432		3		3		771593.26	9585.58	0.298500
433		2		4		257398.62	28415.73	0.515400
434		2		3		590727.06	1505.42	0.067000
435		3		4		178988.37	9100.90	0.181679
436		3		4		73648.94	5097.58	0.360723
437		3		4		200801.17	5599.66	0.166783
438		3		4		174449.56	4041.58	0.316023
439		3		4		443960.72	6942.21	0.447828
440		3		4		944663.46	4858.90	0.238475
441		3		4		187841.80	4256.25	0.349966
442		3		4		67568.47	4617.93	0.211991
443		3		4		397321.42	8237.21	0.148532
444		3		4		68212.12	4303.45	0.258207
445		3		4		257610.35	8017.19	0.238806
446		3		4		128663.85	6494.90	0.443610
447		3		4		38421.67	6098.41	0.190639
448		3		4		300476.36	5894.89	0.238982
449		3		4		151568.39	7365.49	0.313488
450		3		4		400051.72	6215.57	0.360323
451		3		4		124230.17	5728.97	0.441819
452		3		4		398865.75	12368.67	0.219817
453		3		4		2974658.96	10174.46	0.445955
454		3		4		321800.67	6162.74	0.377586
455		3		4		270026.16	12294.29	0.395349
456		3		4		53992.87	4355.59	0.246543
457		3		4		137122.47	6183.27	0.194620
458		3		4		1201262.87	6020.58	0.343102
459		3		4		2061741.76	7030.14	0.434907
460		3		4		56347.15	8177.32	0.351272
461		3		4		228411.04	10043.97	0.330173
462		3		4		117622.98	5310.40	0.278279
463		3		4		1161619.23	4596.12	0.172396
464		3		4		68029.33	5249.45	0.308656
465		3		4		124742.11	7208.16	0.413906
466		3		4		128952.75	8338.70	0.344729
467		3		4		108725.78	8202.63	0.261356
468		3		4		348283.67	3507.23	0.269091
469		3		4		207847.86	3986.24	0.217461
470		3		4		170227.98	6465.05	0.318440
471		3		4		102844.46	4661.18	0.203388
472		3		4		203197.31	5400.30	0.416061
473		3		4		90861.08	6387.25	0.379110
474		3		4		492765.70	9253.68	0.317269
475		3		4		373114.82	4615.63	0.326193
476		3		4		298162.41	12434.06	0.441816
477		3		4		76471.41	5650.41	0.258508
478		3		4		248895.12	4819.34	0.107906
479		3		4		193376.38	9824.26	0.424833
480		3		4		52238.32	4806.90	0.345675
481		3		4		181809.77	12647.79	0.443798
482		3		4		43383.04	5077.37	0.386039
483		3		4		324618.01	7710.70	0.282974
484		3		4		302141.22	7484.71	0.363159
485		3		4		126547.60	8796.74	0.318657
486		3		4		1185080.08	7447.53	0.425573
487		3		4		227494.54	8734.40	0.449675
488		3		4		415188.58	5254.26	0.315256
489		3		4		146767.07	5878.37	0.390154
490		3		4		138909.10	3724.89	0.285806
491		3		4		33866.17	4861.16	0.325928
492		3		4		675657.53	9987.19	0.301956
493		3		4		459357.92	5616.30	0.336978
494		3		4		988547.85	4819.61	0.263496
495		3		4		67983.12	3913.79	0.181874
496		3		4		69061.43	4425.21	0.330838
497		3		4		182281.51	6099.42	0.187428
498		3		4		135390.17	6678.45	0.198046
499		3		4		36677.24	6681.43	0.325492
500		3		4		710149.69	7086.39	0.266232
501		3		4		131088.00	3609.96	0.406195
502		3		4		144690.45	4172.95	0.412636
503		3		4		393895.17	9097.37	0.280783
504		3		4		120500.29	6000.56	0.217680
505		3		4		279435.05	4081.31	0.357271
506		3		4		354936.67	8171.87	0.363146
507		3		4		181380.25	4603.20	0.309459
508		3		4		73069.62	7330.50	0.202928
509		3		4		37498.31	5017.07	0.331976
510		3		4		178086.09	2558.68	0.499151
511		3		4		102050.72	6699.25	0.156969
512		3		4		292099.77	8475.68	0.456093
513		3		4		47678.56	7366.43	0.399254
514		3		4		159089.05	5258.24	0.353263
515		3		4		154173.47	4990.48	0.300366
516		3		4		506979.30	6137.78	0.193038
517		3		4		216211.60	6262.03	0.256425
518		3		4		741700.66	1305.35	0.237279
519		3		4		154023.39	4190.69	0.113761
520		3		4		99501.34	8387.90	0.252318
521		3		4		93921.17	6902.53	0.306779
522		3		4		75844.83	4748.64	0.282068
523		3		4		148363.34	5346.50	0.353498
524		3		4		582910.51	11443.01	0.453160
525		3		4		3837909.85	5758.97	0.263956
526		3		4		41102.82	6553.34	0.265719
527		3		4		161714.58	9152.25	0.236187
528		3		4		513063.23	1404.28	0.372505
529		3		4		28815.57	4097.03	0.238237
530		3		4		95531.55	4530.54	0.328641
531		3		4		122389.12	8075.32	0.402905
532		3		4		284914.38	14100.85	0.210516
533		3		4		180093.94	5852.03	0.369602
534		3		4		649482.72	5018.04	0.433544
535		3		4		52006.49	4561.35	0.291581
536		3		4		77317.95	8630.14	0.089385
537		3		4		237443.36	5811.00	0.215314
538		3		4		250411.07	9680.78	0.423809
539		3		4		43255.46	5838.94	0.369272
540		3		4		278392.51	6846.93	0.244945
541		3		4		674766.19	10587.41	0.320664
542		3		4		166511.38	7958.50	0.251321
543		3		4		92826.69	4703.65	0.332022
544		3		4		92881.28	7268.26	0.396962
545		3		4		330045.64	4878.01	0.365507
546		3		4		1526661.25	4679.40	0.328982
547		3		4		283820.69	5656.48	0.383165
548		3		4		104876.96	8641.86	0.389601
549		3		4		238870.30	6344.68	0.410610
550		3		4		370513.03	14266.99	0.244577
551		3		4		390216.36	9583.18	0.313077
552		3		4		347056.73	4163.47	0.244703
553		3		4		44231.63	4744.78	0.222689
554		3		4		107153.54	6355.15	0.349424
555		3		4		98014.70	5202.15	0.466658
556		3		4		356546.81	7899.50	0.232704
557		3		4		5448570.09	7769.71	0.495720
558		3		4		74365.06	5914.17	0.179369
559		3		4		263578.69	6926.81	0.345988
560		3		4		402133.00	12359.18	0.194949
561		3		4		82400.73	7098.83	0.418046
562		3		4		160365.70	5843.09	0.369022
563		3		4		229012.80	9937.17	0.348531
564		3		4		128322.75	5303.10	0.348237
565		3		4		465692.31	13194.03	0.249583
566		3		4		408519.57	7067.58	0.176397
567		3		4		97758.40	8103.28	0.197136
568		3		4		128271.72	5094.40	0.214501
569		3		4		38836.17	7299.20	0.229087
570		3		4		417990.85	12500.81	0.316292
571		3		4		1034870.52	7885.01	0.352308
572		3		4		960522.95	4166.42	0.200893
573		3		4		503639.66	5442.23	0.405531
574		3		4		154597.02	7465.35	0.352527
575		3		4		147974.07	4106.41	0.376565
576		3		4		208734.67	11322.46	0.376273
577		3		4		30264.62	4879.53	0.150332
578		3		4		80166.13	6868.31	0.381951
579		3		4		163595.61	6018.36	0.199723
580		3		4		2397168.04	12098.17	0.444667
581		3		4		1316173.77	8236.41	0.282391
582		3		4		1913779.63	15638.27	0.459949
583		3		4		652162.68	14620.76	0.307933
584		3		4		190628.63	5118.01	0.183083
585		3		4		616891.46	8880.53	0.194658
586		3		4		3262006.86	6199.88	0.101164
587		3		4		916794.24	7204.40	0.180110
588		3		4		948532.58	7456.72	0.163884
589		3		4		410971.89	6914.14	0.203342
590		3		4		363616.23	5000.40	0.285737
591		3		4		147582.35	11798.76	0.301887
592		3		4		315453.75	5266.46	0.417288
593		3		4		719831.54	6649.39	0.251967
594		3		4		57087.22	11056.33	0.448751
595		3		4		119516.24	3145.90	0.254051
596		3		4		41780.03	4807.93	0.262509
597		3		4		124169.49	10138.57	0.156037
598		3		4		34058.02	3500.24	0.126677
599		3		4		274358.71	7750.73	0.180491
600		3		4		619007.79	10359.80	0.345223
601		3		4		1392385.29	6565.15	0.315127
602		3		4		333648.26	4767.94	0.333362
603		3		4		285674.93	9305.72	0.445365
604		3		4		155492.73	6254.45	0.375267
605		3		4		454325.74	10085.15	0.154899
606		3		4		310887.28	7013.83	0.224418
607		3		4		395254.23	9366.13	0.173207
608		3		4		307512.38	7203.94	0.283954
609		3		4		185649.52	4737.82	0.391717
610		3		4		953793.51	5430.89	0.448740
611		3		4		185918.07	9614.78	0.405718
612		3		4		575197.55	8184.73	0.344838
613		3		4		1421705.30	6804.25	0.251234
614		3		4		147339.40	5011.98	0.375898
615		3		4		177834.43	6691.61	0.271205
616		3		4		47547.40	6095.35	0.444882
617		3		4		2758450.64	12633.63	0.120334
618		3		4		501928.66	4706.89	0.322759
619		3		4		676415.46	8298.40	0.417910
620		3		4		699011.55	4233.21	0.186075
621		3		4		26967.55	6981.74	0.414757
622		3		4		66807.03	9193.14	0.278808
623		3		4		580435.52	5935.41	0.366536
624		3		4		59237.06	4841.88	0.360125
625		3		4		108804.60	5938.14	0.408850
626		3		4		255312.50	4592.80	0.354312
627		3		4		250629.58	5948.62	0.297431
628		3		4		189361.82	8944.81	0.315714
629		3		4		34992.16	7065.00	0.353250
630		3		4		106313.02	6899.70	0.326970
631		3		4		474499.43	5532.72	0.348712
632		3		4		324655.45	10061.21	0.172478
633		3		4		252913.36	7314.71	0.256263
634		3		4		963417.39	6078.65	0.400100
635		3		4		488496.67	12105.71	0.280343
636		3		4		38306.29	5079.69	0.176685
637		3		4		498485.76	14178.45	0.376419
638		3		4		374469.30	8371.03	0.168007
639		3		4		136917.10	8108.87	0.418723
640		3		4		79179.76	6346.87	0.293931
641		3		4		79031.51	4725.05	0.305375
642		3		4		272723.99	7951.67	0.397646
643		3		4		559217.45	3812.95	0.303433
644		3		4		212052.38	5661.63	0.400424
645		3		4		75021.95	5975.18	0.342891
646		3		4		379033.18	4857.65	0.233167
647		3		4		111651.00	5022.95	0.232589
648		3		4		109091.24	7061.90	0.286591
649		3		4		158093.63	7821.15	0.427085
650		3		4		442953.24	11426.02	0.089143
651		3		4		138966.30	9087.94	0.153045
652		3		4		37434.02	4882.73	0.319355
653		3		4		608415.68	14373.51	0.093365
654		3		4		173563.59	7405.85	0.284950
655		3		4		303274.03	8242.93	0.292952
656		3		4		234734.05	5313.39	0.334415
657		3		4		2240709.59	19334.74	0.285586
658		3		4		2665420.47	7690.17	0.280503
659		3		4		391102.72	8449.77	0.154014
660		3		4		2906524.93	8619.07	0.300486
661		3		4		69649.68	7593.41	0.205218
662		3		4		119152.01	5824.15	0.323558
663		3		4		787168.35	6475.38	0.304913
664		3		4		65384.26	3301.22	0.400148
665		3		4		60051.92	4772.31	0.143168
666		3		4		90780.94	7050.52	0.284136
667		3		4		323664.36	6222.53	0.160448
668		3		4		154493.65	10860.80	0.137189
669		3		4		147987.25	6858.36	0.443361
670		3		4		42539.23	4724.51	0.305065
671		3		4		374542.59	7746.22	0.216896
672		3		4		150594.14	7079.13	0.221562
673		3		4		367673.33	10701.86	0.317092
674		3		4		225742.24	5073.51	0.238583
675		2		4		400954.00	183.35	0.055442
676		3		4		1090071.66	11150.79	0.414742
677		3		4		1331583.18	6123.34	0.339139
678		2		4		525772.01	12328.40	0.201280
679		3		4		925076.27	7461.03	0.378895
680		2		4		161824.70	8360.52	0.184288
681		2		4		850173.38	1539.38	0.414928
682		3		4		152995.94	17368.95	0.387743
683		2		4		1180123.78	12101.09	0.238397
684		2		4		744676.77	17272.92	0.121703
685		3		4		126384.91	4695.92	0.281995
686		3		4		328528.79	8880.79	0.223416
687		3		4		42829.17	5557.12	0.258915
688		3		4		556638.59	7393.10	0.296862
689		3		4		128409.82	9435.62	0.444954
690		3		4		126263.05	6843.45	0.302701
691		3		4		161949.64	5215.49	0.346054
692		3		4		92055.18	4897.97	0.307968
693		3		4		920371.86	7043.20	0.132432
694		3		4		465272.70	6584.92	0.128411
695		3		4		610666.47	4067.28	0.172240
696		3		4		55658.22	4548.83	0.167927
697		3		4		110762.12	4409.41	0.323160
698		3		4		524725.31	5668.43	0.338414
699		3		4		57381.10	5421.70	0.252172
700		3		4		69348.25	5522.22	0.409916
701		3		4		703195.11	6222.78	0.417803
702		3		4		122485.58	6036.68	0.203893
703		3		4		216293.92	4511.66	0.424078
704		3		4		68566.31	5293.42	0.353649
705		3		4		86310.50	6223.08	0.284049
706		3		4		99965.31	4547.71	0.158319
707		3		4		39320.36	4715.50	0.237698
708		3		4		164728.25	5532.59	0.180866
709		3		4		204420.60	6309.59	0.314606
710		3		4		61102.44	3860.94	0.446616
711		3		4		310277.08	4187.10	0.163358
712		3		4		149248.73	3690.35	0.445372
713		3		4		623985.24	4135.39	0.129205
714		3		4		123190.17	6373.43	0.297902
715		3		4		47018.83	6885.08	0.471008
716		3		4		176606.11	8755.40	0.087725
717		3		4		67010.68	3849.21	0.196458
718		3		4		6401819.37	9884.94	0.463542
719		3		4		62111.33	6339.74	0.388464
720		3		4		102402.66	4740.51	0.124590
721		3		4		350859.37	5777.10	0.326878
722		3		4		97224.18	3975.62	0.402764
723		3		4		48868.15	6275.50	0.313775
724		3		4		137845.60	5626.77	0.200866
725		3		4		148312.71	7990.17	0.436256
726		3		4		53270.06	7759.60	0.375262
727		3		4		195535.77	5741.63	0.383681
728		3		4		320834.47	16626.69	0.412897
729		3		4		128247.09	3926.42	0.220173
730		3		4		70405.65	8150.32	0.174888
731		3		4		89228.92	4203.94	0.365390
732		3		4		791682.99	10253.07	0.302810
733		3		4		162738.15	11538.01	0.426383
734		3		4		105652.76	4369.79	0.193917
735		3		4		264565.11	6886.71	0.233250
736		3		4		174430.62	11166.21	0.174019
737		3		4		103047.49	3741.17	0.278355
738		3		4		1032491.77	8135.15	0.224022
739		3		4		151932.00	6853.41	0.257003
740		3		4		121751.86	4208.20	0.267262
741		3		4		465813.04	5869.17	0.426849
742		3		4		211466.08	7244.04	0.377950
743		3		4		1030596.87	26224.14	0.284717
744		3		4		376579.80	6476.14	0.373623
745		3		4		1007171.67	9034.94	0.290982
746		3		4		63513.24	7752.93	0.252352
747		3		4		328146.02	10380.12	0.209799
748		3		4		719246.07	7661.06	0.389825
749		3		4		246317.72	4374.24	0.219678
750		3		4		129989.56	10275.47	0.145711
751		3		4		177341.79	7837.74	0.354649
752		3		4		8841603.90	9084.51	0.369849
753		3		4		80441.92	6729.15	0.310576
754		3		4		61350.48	3890.09	0.165982
755		3		4		321060.29	30240.21	0.360150
756		3		4		87201.05	5356.72	0.310160
757		3		4		437904.87	6704.6	0.315460
758		3		4		509996.45	21783.33	0.261720
759		3		4		118745.94	6488.19	0.455810
760		3		4		342540.56	6039.81	0.227120
761		3		4		168826.75	6981.09	0.174030
762		3		4		114790.61	3879.84	0.282170
763		3		4		397615.29	9023.31	0.233060
764		3		4		103130.78	5946.06	0.208280
765		3		4		652084.49	11991.2	0.385750
766		3		3		413,098.29	4683.89	0.362040
767		3		4		112690.33	9844.8	0.3692
768		3		3		67626.97	7621.95	0.1869
769		3		4		298634.58	4691.73	0.296320
770		3		4		206120.45	3380.51	0.121820
771		3		4		184711.44	5184.97	0.382890
772		3		4		40402.26	5351.79	0.321590
773		3		4		184300.21	5411.5	0.327110
774		2		4		310309.38	16397.5	0.149920
775		3		3		218420.82	5249.41	0.405360
776		3		4		100588.49	10004.64	0.333600
777		2		3		753144.41	7291.75	0.101340

	118	119	120	121	122	123	124	125	126
	Qualification Method	Percentage of Down Payment from Borrower Own Funds	City	State	Postal Code	Property Type	Occupancy	Sales Price	Original Appraised Property Value
1			Sea Cliff	NY	11579	1	1		1075000.00
2			Plandome	NY	11030	1	1	2450000.00	2350000.00
3			Kirkland	WA	98033	7	1		915000.00
4			Lake Oswego	OR	97034	7	1	1000000.00	1100000.00
5			SALT LAKE CITY	UT	84103	7	1		1350000.00
6			SCOTTSDALE	AZ	85266	7	1		766000.00
7			FALLBROOK	CA	92028	7	1		1180000.00
8			MOUNT PLEASANT	SC	29464	7	1	704600.00	690000.00
9			TRAVERSE CITY	MI	49684	1	2		852000.00
10			DRAPER	UT	84020	1	1	1175000.00	1220000.00
11			MELBOURNE	FL	32940	1	1	1800000.00	1800000.00
12			NAPA	CA	94558	1	1		2840000.00
13			GUNTERSVILLE	AL	35976	1	1		620000.00
14			CORONA	CA	92882	1	1		925000.00
15			BELLEVUE	WA	98004	1	1	1195000.00	1195000.00
16			ISLE OF PALMS	SC	29451	7	2	770000.00	825000.00
17			ALTADENA	CA	91001	1	1	1200000.00	1200000.00
18			KIRKLAND	WA	98033	7	1		1050000.00
19			REHOBOTH BEACH	DE	19971	1	2		1300000.00
20			BETHESDA	MD	20816	1	1	945000.00	1010000.00
21			Raleigh	NC	27612	7	1		775000.00
22			Southlake	TX	76092	7	1	560000.00	563000.00
23			Westminster	CO	80023	7	1	1150000.00	1150000.00
24			Seattle	WA	98105	7	1	1300000.00	1465000.00
25			KNOXVILLE	TN	37922	7	1		1000000.00
26			PORTLAND	OR	97239	1	1		977000.00
27			SALT LAKE CITY	UT	84109	1	1		998000.00
28			PALOS VERDES ESTATES	CA	90274	1	1		1315000.00
29			TUCSON	AZ	85718	7	1		625000.00
30			MONTGOMERY	TX	77356	7	1		1000000.00
31			SAMMAMISH	WA	98075	7	1		782500.00
32			SAN DIEGO	CA	92106	7	1		975000.00
33			PACIFIC PALISADES	CA	90272	1	1		2000000.00
34			Denver	CO	80210	1	1	1144700.00	1150000.00
35			Parker	CO	80134	7	1		1050000.00
36			Carlsbad	CA	92009	7	1	839900.00	855000.00
37			Newton	MA	02459	1	1	3860000.00	3860000.00
38			NEEDHAM	MA	02492	1	1		1035000.00
39			Clarendon Hills	IL	60514	1	1		825000.00
40			WINCHESTER	MA	01890	1	1		720000.00
41			LOS GATOS	CA	95030	1	1		2050000.00
42			FAIR OAKS	CA	95628	7	1		950000.00
43			SACRAMENTO	CA	95864	1	1	1100000.00	1200000.00
44			LOS GATOS	CA	95032	1	1		1740000.00
45			Anchorage	AK	99507	1	1	1100000.00	1150000.00
46			Anchorage	AK	99515	7	1	2350000.00	2350000.00
47			WINCHESTER	MA	01890	1	1		1055000.00
48			WINCHESTER	MA	01890	1	1		2175000.00
49			Fairview	TX	75069	7	1		855000.00
50			nashville	TN	37205	1	1		1100000.00
51			NEWTON	MA	02468	1	1		1225000.00
52			BROOKLINE	MA	02446	12	1	1440000.00	1450000.00
53			NEWTON	MA	02465	1	1		650000.00
54			Manhattan Beach	CA	90266	1	1		2175000.00
55			GREENWOOD VILLAGE	CO	80121	7	1	1102235.00	1125000.00
56			LAS VEGAS	NV	89135	7	2	690000.00	690000.00
57			Brooklyn	NY	11211	4	1		1750000.00
58			NEW YORK	NY	10128	2	1		4750000.00
59			BROOKLYN	NY	11215	2	1		1025000.00
60			CHAPPAQUA	NY	10514	1	1		1250000.00
61			MOUNT KISCO	NY	10549	1	1		2075000.00
62			Bronx	NY	10471	1	1	2275000.00	2275000.00
63			BROOKLYN	NY	11230	13	1		1160000.00
64			SPRING LAKE	NJ	07762	1	2		1900000.00
65			NEW CANAAN	CT	06840	1	1		1650000.00
66			GREENWICH	CT	06830	1	1		2200000.00
67			Charlotte	NC	28277	7	1		790000.00
68			Kiawah Island	SC	29455	7	1		1600000.00
69			Sullivans Island	SC	29482	1	1	800000.00	921000.00
70			ALEXANDRIA	VA	22314	12	1	1100000.00	1150000.00
71			WASHINGTON	DC	20008	12	1	1300000.00	1300000.00
72			DALLAS	TX	75209	1	1		1190000.00
73			DALLAS	TX	75214	1	1	766150.00	767000.00
74			NEWTON	MA	02458	1	1		1320000.00
75			WAKEFIELD	MA	01880	1	1	722500.00	725000.00
76			BEDFORD	NH	03110	1	1	675000.00	680000.00
77			The Woodlands	TX	77382	7	1		1060000.00
78			Glencoe	IL	60022	1	1		1535000.00
79			BELLAIRE	TX	77401	1	1	853750.00	860000.00
80			NEWPORT COAST	CA	92657	7	1		3100000.00
81			Katy	TX	77494	7	1		1160000.00
82			The Woodlands	TX	77380	7	1	860000.00	865000.00
83			NAPLES	FL	34110	4	1		1000000.00
84			PLANO	TX	75093	7	1	845000.00	845000.00
85			DALLAS	TX	75209	1	1	1140000.00	1150000.00
86			DALLAS	TX	75230	7	1		745000.00
87			DALLAS	TX	75209	1	1	940000.00	960000.00
88			Canton	MA	02021	1	1	675000.00	675000.00
89			Cambridge	MA	02138	13	1		1500000.00
90			NEWPORT BEACH	CA	92661	1	1	1335000.00	1335000.00
91		100.000000	San Francisco	CA	94109	2	1		375000.00
92		100.000000	Redwood City	CA	94062	1	1	840000.00	840000.00
93		100.000000	PIEDMONT	CA	94611	1	1	1470000.00	1470000.00
94			Southampton	NY	11968	1	2		8500000.00
95			Pleasanton	CA	94566	7	1		1750000.00
96			Weston	MA	02493	1	1		8000000.00
97		100.000000	Laguna Beach	CA	92651	3	2	1100000.00	1100000.00
98			San Francisco	CA	94118	1	1		8250000.00
99			San Diego	CA	92105	7	1		255000.00
100		100.000000	Miami Beach	FL	33140	3	1	870000.00	870000.00
101		25.000000	Los Angeles	CA	90292	4	1	1850000.00	1850000.00
102		100.000000	Portland	OR	97229	7	1	335000.00	335000.00
103			Lake Oswego	OR	97034	1	1		650000.00
104			Bolinas	CA	94924	1	2		1000000.00
105		100.000000	San Francisco	CA	94110	1	1	2280000.00	2280000.00
106			Belvedere	CA	94920	1	1		4500000.00
107		100.000000	Palo Alto	CA	94306	3	1	860000.00	860000.00
108		100.000000	Brookline	MA	02467	1	1	2257500.00	2275000.00
109		100.000000	Lexington	MA	02421	3	1	699000.00	699000.00
110		100.000000	San Francisco	CA	94105	4	1	2495000.00	2500000.00
111		100.000000	Sonoma	CA	95476	1	2	1300000.00	1300000.00
112		100.000000	Ketchum	ID	83340	7	2	3200000.00	3200000.00
113			Westlake Village	CA	91361	7	1		1300000.00
114		100.000000	Hillsborough	CA	94010	1	1		2350000.00
115			San Carlos	CA	94070	1	1		1205000.00
116			San Francisco	CA	94114	13	1		1550000.00
117			Los Angeles	CA	90291	13	1		1750000.00
118			Burlingame	CA	94010	1	1		2300000.00
119		100.000000	Orinda	CA	94563	1	1		1070000.00
120			Tarrytown	NY	10591	3	1		1765000.00
121			New York	NY	10021	2	1		1425000.00
122		42.500000	Los Angeles	CA	90036	1	1	1390000.00	1390000.00
123		100.000000	San Diego	CA	92104	3	1	195000.00	195000.00
124			San Fernando	CA	91340	1	3		292000.00
125		100.000000	North Bergen	NJ	07047	3	1		610000.00
126		100.000000	Newton Center	MA	02459	1	1	1635000.00	1650000.00
127			Los Angeles	CA	90017	4	1		310000.00
128			Sausalito	CA	94965	3	2	900000.00	900000.00
129			Carmel by the Sea	CA	93921	1	2	3750000.00	3750000.00
130		100.000000	Needham	MA	02492	1	1		1380000.00
131			Berkeley	CA	94705	1	1		970000.00
132		100.000000	REDWOOD CITY	CA	94062	1	1	711000.00	711000.00
133			Campbell	CA	95008	1	1		708000.00
134		100.000000	Boston	MA	02125	3	3	215000.00	220000.00
135		25.000000	Boston	MA	02125	3	3	216000.00	220000.00
136			Boston	MA	02120	13	3		770000.00
137			Dorchester	MA	02125	3	1	213000.00	219000.00
138			Danville	CA	94526	7	1		510000.00
139		100.000000	Redwood City	CA	94062	1	1		1145000.00
140			Los Angeles	CA	90020	1	1		2700000.00
141			Kirkwood	CA	95646	3	2		586000.00
142			Cambridge	MA	02138	3	1		1262000.00
143			East Hampton	NY	11937	1	2		5069500.00
144			Medford	MA	02155	14	3		560000.00
145			San Francisco	CA	94131	1	1		875000.00
146		100.000000	New York	NY	10011	2	1	1180000.00	1180000.00
147			Roxbury	MA	02119	14	3		278000.00
148			Roxbury	MA	02119	14	3		323000.00
149			Roxbury	MA	02119	14	3		564000.00
150			Rancho Santa Fe	CA	92067	7	1		3500000.00
151			Tiburon	CA	94920	1	1		3000000.00
152		100.000000	San Francisco	CA	94109	1	1		3800000.00
153			New York	NY	10003	2	1	425000.00	425000.00
154			Newtonville	MA	02460	3	1	490000.00	490000.00
155		100.000000	Weston	MA	02493	3	1	750000.00	750000.00
156			Los Angeles	CA	90015	1	1		275000.00
157			New York	NY	10065	4	2		920000.00
158		39.290000	San Francisco	CA	94118	1	1	1400000.00	1400000.00
159			Wellesley	MA	02482	1	1		5000000.00
160			Brighton	MA	02135	3	3		250000.00
161		100.000000	Needham	MA	02492	1	1	1150000.00	1200000.00
162			San Anselmo	CA	94960	1	1		900000.00
163		100.000000	Cambridge	MA	02139	3	3	278000.00	282000.00
164			Dennis	MA	02638	1	2		580000.00
165			Monte Sereno	CA	95030	1	1		2500000.00
166			Chicago	IL	60647	1	1	750000.00	750000.00
167			Holmdel	NJ	07733	1	1		1240000.00
168		100.000000	SAN FRANCISCO	CA	94109	2	1		905000.00
169			BOSTON	MA	02136	13	1		325000.00
170			Rancho Santa Fe	CA	92067	1	1		2260000.00
171			Woodside	CA	94062	1	1		1800000.00
172			Berkeley	CA	94708	1	1		975000.00
173		100.000000	San Rafael	CA	94903	1	2	683500.00	685000.00
174			San Francisco	CA	94158	4	1		925000.00
175			Brooklyn	NY	11215	13	1		3400000.00
176			Boston	MA	02116	3	1		3000000.00
177			San Francisco	CA	94114	13	1		1400000.00
178		25.430000	Malibu	CA	90265	1	1	3450000.00	3450000.00
179			San Rafael	CA	94901	1	1		4200000.00
180		100.000000	DOVER	MA	02030	1	1		1240000.00
181			Oakland	CA	94618	1	1		1300000.00
182			Redondo Beach	CA	90277	1	1		1160000.00
183			Los Angeles	CA	90049	1	1		6850000.00
184			San Carlos	CA	94070	1	1	830000.00	830000.00
185			Truckee	CA	96161	7	2		470000.00
186			Salinas	CA	93908	1	1		2000000.00
187		100.000000	Newton	MA	02468	1	1	2200000.00	2200000.00
188			Boston	MA	02130	4	3		230000.00
189			Oakland	CA	94611	1	1		1185000.00
190		100.000000	Brookline	MA	02446	13	1	1563500.00	1575000.00
191			Los Altos Hills	CA	94022	1	3		1700000.00
192		100.000000	San Francisco	CA	94115	2	1	305000.00	305000.00
193		100.000000	San Francisco	CA	94127	1	1	1105000.00	1106000.00
194		100.000000	Los Altos	CA	94022	1	1	3225000.00	3225000.00
195		100.000000	Larkspur	CA	94939	1	1		2550000.00
196			San Francisco	CA	94110	3	1		645000.00
197			Tewksbury	MA	01876	3	1		192000.00
198			New York	NY	10028	2	1		1900000.00
199		100.000000	MENLO PARK	CA	94025	1	1	2330000.00	2330000.00
200			San Francisco	CA	94133	2	1		2200000.00
201			Carmel	CA	93923	7	2		1000000.00
202			San Francisco	CA	94133	1	1		4500000.00
203			Corte Madera	CA	94925	1	1		780000.00
204		62.830000	San Francisco	CA	94105	4	1	2600000.00	2600000.00
205		89.870000	Boston	MA	02215	4	1	480000.00	480000.00
206		100.000000	San Francisco	CA	94118	1	1	1510000.00	1510000.00
207		10.000000	Brooklyn	NY	11201	4	1	1325000.00	1300000.00
208		100.000000	Mill Valley	CA	94941	1	1		1600000.00
209			San Carlos	CA	94070	1	3		470000.00
210		100.000000	Acton	MA	01720	1	1	505000.00	506000.00
211		100.000000	San Francisco	CA	94118	13	1	1890000.00	1890000.00
212		20.610000	San Anselmo	CA	94960	1	1	1150000.00	1150000.00
213			Palo Alto	CA	94303	1	1		2000000.00
214			Menlo Park	CA	94025	1	1		1320000.00
215			Palo Alto	CA	94301	1	1		3100000.00
216			Burlingame	CA	94010	1	1		1700000.00
217			Mill Valley	CA	94941	1	1		3000000.00
218		100.000000	TRUCKEE	CA	96161	7	2	1500000.00	1750000.00
219		20.710000	Brookline	MA	02445	1	1	3350000.00	3700000.00
220		100.000000	Larkspur	CA	94939	1	1	2060000.00	2060000.00
221		100.000000	Cambridge	MA	02138	3	1	2125000.00	2125000.00
222		100.000000	San Francisco	CA	94105	4	3	1925000.00	1925000.00
223			Tahoe City	CA	96145	7	1		1240000.00
224			San Francisco	CA	94122	1	1		1375000.00
225		100.000000	Moraga	CA	94556	1	1	1230000.00	1250000.00
226		100.000000	Burlingame	CA	94010	1	1	2400000.00	2400000.00
227			Los Angeles	CA	90066	1	1		1500000.00
228			Venice	CA	90291	1	3		950000.00
229		100.000000	San Francisco	CA	94115	3	1	1065000.00	1065000.00
230			Los Gatos	CA	95032	1	1	1295000.00	1315000.00
231		100.000000	LOS ANGELES (ENCINO AREA)	CA	91316	1	1		1775000.00
232		100.000000	NEW YORK	NY	10065	4	2	2299000.00	2320000.00
233			Los Altos	CA	94024	1	1	1640000.00	1550000.00
234		100.000000	San Francisco	CA	94127	7	1	1900000.00	1900000.00
235			Los Angeles	CA	90048	1	1		1200000.00
236			Santa Clara	CA	95051	1	1		1000000.00
237		100.000000	Mill Valley	CA	94941	1	1	1905000.00	1905000.00
238			Portola Valley	CA	94028	1	1		2000000.00
239			San Francisco	CA	94117	3	1		1300000.00
240		100.000000	San Francisco	CA	94118	1	1	3550000.00	3550000.00
241		100.000000	WESTFIELD	NJ	07090	1	1	1343805.00	1343805.00
242		25.000000	Los Angeles	CA	90077	1	1	4800000.00	4800000.00
243		100.000000	San Francisco	CA	94115	3	1	14880000.00	1500000.00
244			Kentfield	CA	94904	7	1		6760000.00
245		100.000000	San Rafael	CA	94903	3	3		215000.00
246			Mill Valley	CA	94941	1	1		1200000.00
247		100.000000	San Francisco	CA	94118	1	1	3300000.00	3800000.00
248		100.000000	New York	NY	10023	2	1	2812500.00	2812500.00
249			San Francisco	CA	94114	3	1		1150000.00
250			Old Greenwich	CT	06870	1	1		2500000.00
251		20.000000	Berkeley	CA	94705	1	1	1799000.00	1799000.00
252		41.070000	San Francisco	CA	94123	1	1	5100000.00	5100000.00
253			LOS ANGELES	CA	90035	1	1		1750000.00
254		100.000000	Gearhart	OR	97138	1	2	1400000.00	1400000.00
255			Calistoga	CA	94515	1	1		2350000.00
256		100.000000	Tiburon	CA	94920	1	1	1540000.00	1540000.00
257			Carpinteria	CA	93013	1	1		1700000.00
258			LOS ANGELES	CA	90210	1	1		2800000.00
259			San Carlos	CA	94070	1	1		1250000.00
260		100.000000	San Rafael	CA	94901	1	1	1510000.00	1510000.00
261		100.000000	Boston	MA	02115	4	3	269500.00	270000.00
262			Newport Beach	CA	92660	7	1		2600000.00
263		100.000000	Dover	MA	02032	1	1	1447000.00	1447000.00
264			Hingham	MA	02043	1	1		850000.00
265		100.000000	Los Gatos	CA	95032	1	1	1950000.00	1950000.00
266			San Francisco	CA	94127	1	1		1350000.00
267			Palo Alto	CA	94303	1	1		1850000.00
268		100.000000	SAN FRANCISCO	CA	94107	3	1		900000.00
269		100.000000	Medfield	MA	02052	1	1	1050000.00	1050000.00
270			Studio City Area	CA	91604	1	1		1125000.00
271			San Francisco	CA	94115	1	1		2900000.00
272			Los Altos	CA	94024	1	1		1325000.00
273			Irvine	CA	92603	7	1	7100000.00	7100000.00
274			Larkspur	CA	94939	1	1		1625000.00
275			Los Angeles	CA	90049	1	1		7250000.00
276			San Francisco	CA	94123	14	3	2000000.00	2050000.00
277			Redwood City	CA	94062	1	1		3000000.00
278		100.000000	LOS ANGELES	CA	90064	1	1		2400000.00
279			Ridgefield	CT	06877	1	1		1200000.00
280		100.000000	KENTFIELD	CA	94904	1	1		3500000.00
281		100.000000	BOSTON	MA	02116	4	1	817000.00	820000.00
282		100.000000	Lexington	MA	02420	1	1	1680000.00	1680000.00
283		100.000000	Harvey Cedars	NJ	08008	1	2	1750000.00	1775000.00
284		100.000000	San Francisco	CA	94117	1	1	1400000.00	1400000.00
285		100.000000	NEW YORK	NY	10128	2	1	2000000.00	2000000.00
286			Palo Alto	CA	94301	1	1		2950000.00
287		25.000000	Palo Alto	CA	94301	13	3	1995000.00	1995000.00
288			Sonoma	CA	95476	1	2		2000000.00
289			JAMAICA PLAIN	MA	02130	2	1		440000.00
290			San Francisco	CA	94118	13	1		3800000.00
291		100.000000	Oak Park Area	CA	91377	7	1	999000.00	1000000.00
292		100.000000	Santa Monica	CA	90405	1	1	959000.00	960000.00
293			New York	NY	10025	4	1	2662500.00	2662500.00
294			SAN FRANCISCO	CA	94115	13	1		1550000.00
295			San Francisco	CA	94123	1	1		4900000.00
296		100.000000	Mountain View	CA	94041	1	1	1385000.00	1385000.00
297		100.000000	Los Angeles	CA	90035	7	1	1665000.00	1665000.00
298			San Francisco	CA	94123	13	3		2200000.00
299		100.000000	MONTARA	CA	94037	1	1		1500000.00
300		100.000000	BOSTON	MA	02116	3	1	4500000.00	4500000.00
301		100.000000	Berkeley	CA	94708	1	1	1485000.00	1485000.00
302			Palo Alto	CA	94306	1	1	2790000.00	2718000.00
303		100.000000	Los Angeles	CA	90049	3	1	1325000.00	1325000.00
304		100.000000	SAN FRANCISCO	CA	94107	4	1		700000.00
305			Larkspur	CA	94939	1	1		1850000.00
306		100.000000	OAKLAND	CA	94618	1	1	1785000.00	1800000.00
307			Belmont	CA	94002	1	1		1400000.00
308			SAN FRANCISCO	CA	94114	1	1		1700000.00
309			SAN FRANCISCO	CA	94123	1	3		2025000.00
310		100.000000	Hingham	MA	02043	1	1	775850.00	776000.00
311		100.000000	NAPA	CA	94558	1	1	1090000.00	1090000.00
312			San Francisco	CA	94107	3	1		970000.00
313		100.000000	Greenbrae	CA	94904	1	1	1310000.00	1310000.00
314			Oakland	CA	94610	1	1	1075000.00	1075000.00
315		100.000000	TIBURON	CA	94920	7	1		1820000.00
316			Piedmont	CA	94611	1	3		1250000.00
317			ORINDA	CA	94563	1	1		1200000.00
318			Oakland	CA	94705	1	1	1325000.00	1325000.00
319			Irvine	CA	92603	7	1		1620000.00
320		100.000000	RIVERSIDE	CT	06878	1	1	4000000.00	4200000.00
321			Mountain View	CA	94040	1	1		1625000.00
322		100.000000	CARMEL VALLEY	CA	93924	7	1		1550000.00
323		100.000000	Natick	MA	01760	3	1	725000.00	730000.00
324			SAN FRANCISCO	CA	94117	1	1		1550000.00
325		100.000000	NEW YORK	NY	10075	2	1		1200000.00
326			PORTOLA VALLEY	CA	94028	1	1		1500000.00
327		100.000000	Mill Valley	CA	94941	7	1	1170000.00	1170000.00
328		100.000000	Piedmont	CA	94610	1	1	1360000.00	1360000.00
329		100.000000	LOS ALTOS	CA	94022	1	1		2300000.00
330			LOS ALTOS HILLS	CA	94304	1	1		3000000.00
331			Piedmont	CA	94611	1	1		1620000.00
332			SAN FRANCISCO	CA	94133	3	1		1685000.00
333		100.000000	San Francisco	CA	94131	1	1	1735000.00	1735000.00
334		100.000000	HERMOSA BEACH	CA	90254	3	1		1100000.00
335			SAN FRANCISCO	CA	94109	3	1		1600000.00
336		100.000000	Palo Alto	CA	94301	15	1	2064000.00	2100000.00
337			ALTADENA	CA	91001	1	1		1200000.00
338			LOS ANGELES	CA	90024	1	1		1340000.00
339			Los Angeles	CA	90064	1	1		2650000.00
340		100.000000	San Carlos	CA	94070	1	1	1625000.00	1575000.00
341			San Francisco	CA	94122	1	1	1125000.00	1125000.00
342			JAMAICA PLAIN	MA	02130	2	1		215000.00
343		100.000000	PETALUMA	CA	94952	1	1	1700000.00	1700000.00
344		100.000000	SANTA BARBARA	CA	93101	3	1		700000.00
345		100.000000	SAN DIEGO (DEL MAR AREA)	CA	92014	1	1		2300000.00
346		100.000000	Redwood City	CA	94061	1	1	1249000.00	1249000.00
347		100.000000	BIG SKY	MT	59716	7	2		1899000.00
348			New York	NY	10011	3	1		3300000.00
349		100.000000	SAN FRANCISCO	CA	94118	14	3		1400000.00
350			San Francisco	CA	94122	3	1		1250000.00
351			ATHERTON	CA	94027	1	1		5100000.00
352		100.000000	STUDIO CITY	CA	91604	1	1		1100000.00
353		100.000000	GREENWICH	CT	06831	1	1	4400000.00	4400000.00
354		100.000000	Venice	CA	90291	1	1	2625000.00	2625000.00
355		100.000000	GLEN ELLEN	CA	95442	1	2		3000000.00
356			DOVER	MA	02030	1	1		1300000.00
357		100.000000	Los Angeles	CA	90064	1	1	2525000.00	2525000.00
358		100.000000	San Francisco	CA	94110	3	1	1150000.00	1150000.00
359			LOS GATOS	CA	95032	1	1		2700000.00
360		100.000000	Incline Village	NV	89451	3	3	535000.00	523000.00
361			POWAY	CA	92064	1	1		1150000.00
362		100.000000	HOBOKEN	NJ	07030	3	1	540000.00	540000.00
363			HILLSBOROUGH	CA	94010	1	1		3900000.00
364		100.000000	NEWTON	MA	02465	1	1	1950000.00	1950000.00
365		100.000000	SAN FRANCISCO	CA	94121	1	1		3300000.00
366			SARATOGA	CA	95070	1	1		2200000.00
367			BELMONT	CA	94002	1	1		1000000.00
368		100.000000	SAN FRANCISCO	CA	94133	2	1	2100000.00	2100000.00
369		100.000000	FALMOUTH	MA	02540	1	2	1030000.00	1050000.00
370		100.000000	BROOKLYN	NY	11211	3	1		772000.00
371			NEWTON	MA	02458	1	1		1300000.00
372			SAN CARLOS	CA	94070	1	1		1250000.00
373		100.000000	WALNUT CREEK	CA	94596	1	1		1310000.00
374		100.000000	Lafayette	CA	94549	1	1	1430000.00	1450000.00
375			SAN FRANCISCO	CA	94117	14	1		1325000.00
376			SAN FRANCISCO	CA	94114	1	1		1375000.00
377		100.000000	NEW YORK	NY	10036	4	2	775000.00	775000.00
378		100.000000	SAN FRANCISCO	CA	94103	3	1	678000.00	678000.00
379		100.000000	SAN FRANCISCO	CA	94158	4	1	1324000.00	1324000.00
380		100.000000	SAN FRANCISCO	CA	94127	1	1		2020000.00
381			HILLSBOROUGH	CA	94010	1	1		2400000.00
382		100.000000	MENLO PARK	CA	94025	1	1		2300000.00
383			LAGUNA BEACH	CA	92651	7	1		3400000.00
384			TIBURON	CA	94920	1	1		980000.00
385		100.000000	SAN FRANICSCO	CA	94110	14	1	2235000.00	2235000.00
386		100.000000	San Francisco	CA	94107	4	1	1120000.00	1120000.00
387		100.000000	LARKSPUR	CA	94939	1	1		1375000.00
388			HILLSBOROUGH	CA	94010	1	1		2850000.00
389			TIBURON	CA	94920	1	1		1675000.00
390			PORTOLA VALLEY	CA	94028	1	1		2475000.00
391			SAN FRANCISCO	CA	94110	1	1		2300000.00
392		100.000000	SAN FRANCISCO	CA	94114	1	1		1950000.00
393		100.000000	BOSTON	MA	02118	12	1	2150000.00	2170000.00
394		100.000000	SARATOGA	CA	95070	1	1	1900000.00	1900000.00
395			DANVILLE	CA	94526	1	1		1375000.00
396		100.000000	SAN FRANCISCO	CA	94103	3	1	1050000.00	1050000.00
397		100.000000	MASHPEE	MA	02649	7	2	1380000.00	1400000.00
398			MENLO PARK	CA	94025	1	1		3500000.00
399		100.000000	Danville	CA	94526	1	1	1515000.00	1515000.00
400			SAN FRANCISCO	CA	94118	13	1		1310000.00
401		100.000000	MENLO PARK	CA	94025	1	1	2750000.00	2750000.00
402		100.000000	CORTE MADERA	CA	94925	7	1	1250000.00	1250000.00
403		100.000000	SAN FRANCISCO	CA	94117	14	3	2860000.00	2895000.00
404		100.000000	SANTA BARBARA	CA	93108	1	1		1950000.00
405			LOS ANGELES	CA	90049	1	2		2400000.00
406			ALAMO	CA	94507	1	1		1725000.00
407		100.000000	CARMEL	CA	93923	1	2		2700000.00
408		100.000000	SAN FRANCISCO	CA	94133	14	1	2200000.00	2200000.00
409			BOSTON	MA	02125	3	3		230000.00
410		100.000000	LOS ANGELES	CA	91607	1	1	952200.00	1025000.00
411		100.000000	PORTOLA VALLEY	CA	94028	1	1		3100000.00
412		100.000000	BOSTON	MA	02118	13	1	2525000.00	2550000.00
413		100.000000	TUXEDO PARK	NY	10987	1	1	1440000.00	1825000.00
414			SAN FRANCISCO	CA	94118	1	1		3800000.00
415		100.000000	SAN FRANCISCO	CA	94105	4	3	1700000.00	1700000.00
416			MENLO PARK	CA	94025	1	1		1760000.00
417		100.000000	TIBURON	CA	94920	1	1	2425000.00	2425000.00
418			SAN FRANCISCO	CA	94109	14	3		1800000.00
419		100.000000	SAN FRANCISCO	CA	94123	3	1		2250000.00
420		100.000000	TIBURON	CA	94920	1	1	2440000.00	2440000.00
421		100.000000	ORINDA	CA	94563	1	1	1350000.00	1350000.00
422		100.000000	KENNEBUNK	ME	04043	4	2	1210000.00	1200000.00
423		100.000000	BURLINGAME	CA	94010	1	1	1536000.00	1536000.00
424		100.000000	SAN MATEO	CA	94402	1	1	1265000.00	1265000.00
425		100.000000	GREENBRAE	CA	94904	1	1	1145000.00	1145000.00
426		100.000000	SAN FRANCISCO	CA	94118	12	1	3535000.00	3535000.00
427		100.000000	HONOLULU	HI	96821	1	1	1760000.00	1760000.00
428		100.000000	SAN FRANCISCO	CA	94118	3	1	981000.00	981000.00
429		100.000000	SAN FRANCISCO	CA	94133	2	1	2600000.00	2600000.00
430		100.000000	OLYMPIC VALLEY	CA	96146	1	2	2050000.00	2050000.00
431		100.000000	SAN FRANCISCO	CA	94117	3	1	1020000.00	1020000.00
432		100.000000	MENLO PARK	CA	94025	1	1	1975000.00	1975000.00
433		100.000000	SAN FRANCISCO	CA	94118	1	1	2715000.00	2715000.00
434			Yountville	CA	94599	15	3		795000.00
435			ROANOKE	TX	76262	1	1		1135000.00
436		100.000000	OVERLAND PARK	KS	66221	7	1	685000.00	690000.00
437			SAN DIEGO	CA	92130	3	1		1000000.00
438		100.000000	LAKE STEVENS	WA	98258	1	1	840000.00	845000.00
439			Sammamish	WA	98075	1	1		1200000.00
440			Encinitas	CA	92024	1	1		1050000.00
441			Los Gatos	CA	95032	1	1		1250000.00
442			SAN JOSE	CA	95120	1	1		1000000.00
443		100.000000	San Diego	CA	92127	7	1	1889000.00	1900000.00
444			BOULDER	CO	80304	1	1		1200000.00
445			DENVER	CO	80218	1	1		1550000.00
446			MIAMI	FL	33133	1	1		1450000.00
447			REISTERSTOWN	MD	21136	7	1		1150000.00
448			SANTA CRUZ	CA	95060	1	1		1105000.00
449			TRAVERSE CITY	MI	49684	1	1		942000.00
450			BOULDER	CO	80304	1	1		1470000.00
451			SANTA MONICA	CA	90405	1	1		1450000.00
452			HUNTINGTON BEACH	CA	92649	7	1		2300000.00
453			IRVINE	CA	92603	7	1		3800000.00
454			PAWLEYS ISLAND	SC	29585	1	1		955500.00
455			LUTHERVILLE	MD	21030	1	1		1350000.00
456			EUGENE	OR	97405	1	1		875000.00
457			BOULDER	CO	80304	1	1		1150000.00
458			SOLANA BEACH	CA	92075	7	1		1315000.00
459		100.000000	INDIAN WELLS	CA	92210	7	1	910000.00	950000.00
460			HUNTINGON BEACH	CA	92649	7	1		1295000.00
461			EDMOND	OK	73013	7	1		1550000.00
462			SAN CLEMENTE	CA	92672	1	1		1200000.00
463			SAMMAMISH	WA	98074	7	1		1500000.00
464			SCOTTSDALE	AZ	85251	1	1		1000000.00
465		100.000000	PARADISE VALLEY	AZ	85253	1	1	980000.00	980000.00
466			BURBANK	CA	91504	1	1		2400000.00
467			SAN JUAN CAPISTRANO	CA	92675	7	1		1065000.00
468			CASTLE PINES	CO	80108	7	1		975000.00
469			LOS ANGELES	CA	90005	1	1		1800000.00
470		100.000000	CORAL GABLES	FL	33134	1	1	900000.00	900000.00
471		100.000000	ENGLEWOOD	CO	80113	1	1	860000.00	870000.00
472		100.000000	VENICE	CA	90291	1	1	1447500.00	1455000.00
473			PASADENA	CA	91103	1	1		1250000.00
474			RANCHO PALOS VERDES	CA	90275	1	1		1225000.00
475			SAN DIEGO	CA	92131	7	1		925000.00
476		100.000000	WINTER PARK	FL	32789	1	1	2650000.00	2650000.00
477			NEW CANAAN	CT	06840	1	1		1100000.00
478			CORONA	CA	92882	7	1		1050000.00
479		45.053700	NEWPORT BEACH	CA	92660	1	1	1420000.00	1420000.00
480			CORONA	CA	92881	1	1		809000.00
481			SHERWOOD	MD	21665	1	1		1450000.00
482			MONETA	VA	24121	1	1		1300000.00
483			FULTON	MD	20759	7	1		1176000.00
484			TOTOWA	NJ	07512	1	1		905000.00
485			MANHATTAN BEACH	CA	90266	1	1		2016000.00
486			WILMINGTON	DE	19806	1	1		1523000.00
487			LUBBOCK	TX	79424	1	1		1375000.00
488			DALLAS	TX	75238	1	1		1100000.00
489		100.000000	REHOBOTH BEACH	DE	19971	4	2	615000.00	618000.00
490		100.000000	DALLAS	TX	75039	7	1	786631.00	790000.00
491			PACIFIC PALISADES	CA	90272	1	1		1200000.00
492		100.000000	WILMINGTON	NC	28411	7	2	1200000.00	1285000.00
493			ATLANTA	GA	30342	1	1		1560000.00
494			SAN ANTONIO	TX	78209	1	1		725000.00
495			DANIEL ISLAND	SC	29492	7	1		900000.00
496			MERCER ISLAND	WA	98040	1	1		950000.00
497		100.000000	WILMINGTON	DE	19807	7	1	584000.00	585000.00
498			HAUGHTON	LA	71037	1	1		1100000.00
499		100.000000	SAN DIEGO	CA	92131	7	1	860000.00	874000.00
500			FORT WORTH	TX	76107	7	1		920000.00
501			FOUNTAIN HILLS	AZ	85268	7	1		1145000.00
502			SCOTTSDALE	AZ	85259	1	1		820000.00
503			DALLAS	TX	75218	1	1		1200000.00
504		100.000000	BATON ROUGE	LA	70810	7	1	620000.00	650000.00
505		100.000000	SEATTLE	WA	98102	3	1	827000.00	840000.00
506			AUSTIN	TX	78703	1	1		1725000.00
507			LONG GROVE	IL	60047	7	1		670000.00
508			BATON ROUGE	LA	70809	1	1		1071000.00
509			KATY	TX	77494	7	1		665000.00
510		100.000000	ENCINITAS	CA	92024	7	1	980000.00	980000.00
511		100.000000	SWAN VALLEY	ID	83449	1	2	762500.00	775000.00
512		100.000000	WOODINVILLE	WA	98077	7	1	908500.00	910000.00
513			KINGWOOD	TX	77345	7	1		855000.00
514			BOONSBORO	MD	21713	7	1		858000.00
515			DALLAS	TX	75214	1	1		870000.00
516			FRISCO	TX	75034	7	1		1080000.00
517		100.000000	RIVERSIDE	CA	92506	1	1	825000.00	825000.00
518			BAYSIDE	CA	95524	1	1		1450000.00
519			CORVALLIS	OR	97330	1	1		793550.00
520			CHESTERFIELD	MO	63005	1	1		1200000.00
521			ST. LOUIS	MO	63131	1	1		1750000.00
522			MALVERN	PA	19355	1	1		850000.00
523		100.000000	Breckenridge	CO	80424	12	2	825000.00	825000.00
524			TEMECULA	CA	92590	7	1		1400000.00
525			LONG BEACH	CA	90803	1	1		1700000.00
526			SEATTLE	WA	98119	1	1		1140000.00
527			PINECREST	FL	33156	1	1		1400000.00
528			LAGUNA BEACH	CA	92651	1	1		2650000.00
529			NORTH REDINGTON BEACH	FL	33708	1	1		925000.00
530			ENGLEWOOD	CO	80113	1	1		856000.00
531			LOS ANGELES	CA	90066	1	1		1200000.00
532		100.000000	SHERMAN OAKS	CA	91403	1	1	1475000.00	1430000.00
533			LOS ANGELES	CA	90048	1	1		1185000.00
534			WALNUT	CA	91789	1	1		1250000.00
535			REDONDO BEACH	CA	90277	1	1		1075000.00
536		100.000000	LITHIA	FL	33547	7	1	950000.00	950000.00
537			DEL MAR	CA	92014	1	1		1250000.00
538			IRVINE	CA	92620	7	1		960000.00
539		100.000000	SEATTLE	WA	98199	1	1	801000.00	801000.00
540			OLNEY	MD	20832	7	1		925000.00
541			MCLEAN	VA	22102	1	1		2275000.00
542		100.000000	VIRGINIA BEACH	VA	23456	1	2	710000.00	782000.00
543		100.000000	NORFOLK	VA	23505	1	1	735000.00	745000.00
544			WOODBRIDGE	VA	22192	7	1		1480000.00
545			Newton	MA	02458	1	1		1100000.00
546			BROOKLINE	MA	02445	1	1		1590000.00
547		100.000000	CARLISLE	MA	01741	1	1	1330000.00	1330000.00
548		100.000000	AUSTIN	TX	78731	1	1	755000.00	765000.00
549		100.000000	BOSTON	MA	02115	4	1	860000.00	860000.00
550		100.000000	NEWTON	MA	02468	1	1	2365000.00	2365000.00
551			PARKER	CO	80134	7	1		815000.00
552			BROOKLINE	MA	02446	3	1		885000.00
553			NEWTON	MA	02459	1	1		890000.00
554		100.000000	BOSTON	MA	02129	3	1	625000.00	625000.00
555			COTO DE CAZA	CA	92679	7	1		995000.00
556			LOS ANGELES	CA	91316	1	1		1900000.00
557			LOS ALTOS	CA	94022	1	1		2500000.00
558			LAGUNA HILLS	CA	92653	7	1		1350000.00
559			RANCHO PALOS VERDES	CA	90275	1	1		1195000.00
560		100.000000	SANTA ANA	CA	92705	1	1	1630000.00	1630000.00
561			LOS ALTOS	CA	94024	1	1		2130000.00
562		100.000000	SUNNYVALE	CA	94087	1	1	1060000.00	1060000.00
563			BROOKLINE	MA	02446	12	1		1326000.00
564			HOPKINTON	MA	01748	1	1		930000.00
565		100.000000	WILTON	CT	06897	1	1	1250000.00	1250000.00
566			NEEDHAM	MA	02492	1	1		1250000.00
567		100.000000	SOLANA BEACH	CA	92075	1	1	1805000.00	1850000.00
568			Medfield	MA	02052	1	1		875000.00
569			PLANO	TX	75093	7	1		876000.00
570			CHICAGO	IL	60657	1	1		2400000.00
571			BURR RIDGE	IL	60527	7	1		875000.00
572			WILMETTE	IL	60091	1	1		800000.00
573		100.000000	ST. CHARLES	IL	60175	7	1	555000.00	560000.00
574		100.000000	WAUKESHA	WI	53188	1	1	950000.00	975000.00
575			CLARENDON HILLS	IL	60514	1	1		975000.00
576		100.000000	BARRINGTON HILLS	IL	60010	7	1	745000.00	760000.00
577			GLENVIEW	IL	60025	1	1		950000.00
578			WICHITA	KS	67228	7	1		1500000.00
579		100.000000	RIVER FOREST	IL	60305	1	1	771000.00	785000.00
580		100.000000	DULUTH	GA	30097	7	1	2175000.00	2260000.00
581		100.000000	ATLANTA	GA	30305	1	1	1550000.00	1550000.00
582		100.000000	BURIEN	WA	98166	1	1	1300000.00	1300000.00
583		100.000000	WESTWOOD	MA	02090	1	1	860000.00	870000.00
584			NEEDHAM	MA	02492	1	1		1240000.00
585			NEEDHAM	MA	02494	1	1		1250000.00
586			WELLESLEY	MA	02481	1	1		2000000.00
587		100.000000	KENNEBUNK	ME	04043	1	1	749000.00	770000.00
588			LOS GATOS	CA	95032	1	1		2115000.00
589			NEWTON	MA	02458	1	1		1380000.00
590			NORWELL	MA	02061	1	1		900000.00
591			LOS ALTOS	CA	94022	1	1		2100000.00
592			IRVINE	CA	92603	7	1		1250000.00
593			ENCINITAS	CA	92024	7	1		1400000.00
594			NEWPORT BEACH	CA	92660	7	1		1335000.00
595		100.000000	BURIEN	WA	98166	1	1	710000.00	710000.00
596			KAYSVILLE	UT	84037	7	1		550000.00
597		100.000000	DENVER	CO	80218	1	1	999000.00	1000000.00
598			DENVER	CO	80210	1	1		1100000.00
599		100.000000	SCOTTSDALE	AZ	85255	7	1	730000.00	740000.00
600		100.000000	LOS ALTOS	CA	94022	1	1	1915000.00	1915000.00
601			FAIRFIELD	CT	06824	1	1		1775000.00
602			Charlotte	NC	28209	1	1		1150000.00
603			Beaufort	SC	29907	1	1		1500000.00
604			CHARLOTTE	NC	28211	1	1		1275000.00
605		100.000000	NAPLES	FL	34103	4	2	865000.00	725000.00
606			COTO DE CAZA	CA	92679	7	1		2080000.00
607			WESTLAKE VILLAGE	CA	91362	7	1		1650000.00
608			SAN DIEGO	CA	92107	1	1		1360000.00
609			LOS ALTOS	CA	94024	1	1		1850000.00
610		100.000000	BELLEVUE	WA	98004	4	1	887220.00	888000.00
611			GREAT FALLS	VA	22066	1	1		2400000.00
612		100.000000	MCLEAN	VA	22101	1	1	1660000.00	1670000.00
613			VIENNA	VA	22182	7	1		1214000.00
614		100.000000	DALLAS	TX	75240	1	1	630000.00	638000.00
615			OMAHA	NE	68130	7	1		840000.00
616		99.650200	CHARLESTOWN	MA	02129	4	1	880000.00	880000.00
617			BOSTON	MA	02116	8	1		3420000.00
618		100.000000	BEDFORD	MA	01730	1	1	971500.00	975000.00
619			JAMAICA PLAIN	MA	02130	1	1		1425000.00
620		100.000000	WELLESLEY	MA	02481	1	1	1268700.00	1279000.00
621			DUXBURY	MA	02332	1	1		758000.00
622			CARMEL	IN	46033	7	1		850000.00
623		100.000000	COLUMBUS	OH	43206	1	1	680000.00	670000.00
624			Medfield	MA	02052	1	1		863000.00
625		100.000000	LEESBURG	VA	20175	7	1	1278774.00	1280000.00
626			Bainbridge Island	WA	98110	7	1		830000.00
627			Atlanta	GA	30327	1	1		1700000.00
628			Winchester	MA	01890	1	1		1190000.00
629			Iron Station	NC	28080	1	1		1625000.00
630			CLYDE HILL	WA	98004	1	1		1170000.00
631			Chesterfield	MO	63017	7	1		1125000.00
632			New Canaan	CT	06840	1	1		2250000.00
633			Magnolia	TX	77355	7	1		855000.00
634		100.000000	Naples	FL	34108	3	1	792000.00	792500.00
635			Paradise Valley	AZ	85253	1	1		2300000.00
636			Vienna	VA	22180	1	1		1170000.00
637			Greenwich	CT	06870	1	1		1815000.00
638			Dallas	TX	75225	1	1		1550000.00
639			Villa Park	CA	92861	1	1		1447000.00
640			Huntington Beach	CA	92646	7	1		1125000.00
641			Wellesley	MA	02482	1	1		1220000.00
642			Winnetka	IL	60093	1	1		1450000.00
643			Pembroke	MA	02359	1	1		955000.00
644			SUNNYVALE	CA	94087	1	1		1020000.00
645			San Diego	CA	92130	7	1		1060000.00
646		100.000000	Denver	CO	80209	1	1	887300.00	905000.00
647		100.000000	Southlake	TX	76092	7	1	955900.00	956000.00
648		100.000000	UNIVERSITY PARK	TX	75205	1	1	893780.00	1022000.00
649			GLEN ELLYN	IL	60137	1	1		1000000.00
650			SEATTLE	WA	98177	1	1		1190000.00
651			DALLAS	TX	75229	1	1		1800000.00
652		100.000000	DENVER	CO	80210	1	1	795000.00	800000.00
653			CHERRY HILLS VILLAGE	CO	80113	1	1		3250000.00
654		100.000000	SAN ANTONIO	TX	78209	1	1	810000.00	810000.00
655		100.000000	WESTLAKE	TX	78746	1	1	1100000.00	1100000.00
656		100.000000	SEATTLE	WA	98119	1	1	1100000.00	1178000.00
657			JACKSON	WY	83001	1	2		1270000.00
658		100.000000	SAN ANTONIO	TX	78209	1	1	1400000.00	1400000.00
659		100.000000	Midland	TX	79707	7	1	1132796.00	1000000.00
660			DALLAS	TX	75225	1	1		1900000.00
661			FLOWER MOUND	TX	75022	7	1		810000.00
662			DALLAS	TX	75230	1	1		1160000.00
663			BELLEVUE	WA	98006	1	1		1178000.00
664			Colorado Springs	CO	80921	7	1		600000.00
665		100.000000	FORT COLLINS	CO	80528	7	1	751100.00	790000.00
666		100.000000	DALLAS	TX	75214	1	1	632646.00	640000.00
667			WEST FRIENDSHIP	MD	21794	1	1		1200000.00
668			UNIVERSITY PARK	TX	75225	1	1		2100000.00
669		100.000000	AUSTIN	TX	78734	7	1	764000.00	775000.00
670			RED HOOK	NY	12571	1	1		575000.00
671			ANN ARBOR	MI	48103	1	1		886000.00
672		99.990000	MEQUON	WI	53097	7	1	1150000.00	1160000.00
673		100.000000	SCOTTSDALE	AZ	85255	7	1	1699000.00	1800000.00
674		100.000000	PHILA	PA	19128	1	1	549900.00	550000.00
675			LOS GATOS	CA	95032	3	3		550000.00
676			CHAPPAQUA	NY	10514	1	1		2325000.00
677			KATONAH	NY	10536	1	1		1300000.00
678		100.000000	BROOKLINE	MA	02467	1	1	1915000.00	1925000.00
679		100.000000	HEALDSBURG	CA	95448	1	2	709950.00	735000.00
680			LAGUNA BEACH	CA	92651	1	1		2142000.00
681		100.000000	BROOKLYN	NY	11205	15	1	2275000.00	2275000.00
682		65.482400	CALABASAS	CA	91302	1	1	2030000.00	2030000.00
683			NEWPORT BEACH	CA	92625	7	1		3540000.00
684		100.000000	SONOMA	CA	95476	1	1	1960000.00	1960000.00
685			LEXINGTON	MA	02420	1	1		885000.00
686			NEWTON	MA	02465	1	1		1900000.00
687			CAMBRIDGE	MA	02140	1	1		2060000.00
688			WABAN	MA	02468	1	1		2450000.00
689			NAHANT	MA	01908	1	1		2275000.00
690			NEWTON	MA	02467	1	1		1575000.00
691			BROOKLINE	MA	02446	1	1		1000000.00
692			WELLESLEY	MA	02482	1	1		1130000.00
693			NEEDHAM	MA	02492	1	1		1275000.00
694			NEEDHAM	MA	02492	1	1		1180000.00
695			CARLISLE	MA	01741	1	1		950000.00
696			BELMONT	MA	02478	1	1		975000.00
697			BROOKLINE	MA	02445	1	1		915000.00
698			BROOKLINE	MA	02467	1	1		1050000.00
699			NEWTON	MA	02459	1	1		1290000.00
700			NEWTON	MA	02458	1	1		1125000.00
701			BELMONT	MA	02478	1	1		1650000.00
702			BOSTON	MA	02114	1	1		920000.00
703			SCITUATE	MA	02066	1	1		950000.00
704			WINCHESTER	MA	01890	1	1		975000.00
705			NEWTON	MA	02468	1	1		965000.00
706			NEWTON	MA	02461	1	1		990000.00
707		69.185400	NEWTON	MA	02459	1	1	1150000.00	1150000.00
708			NEWTON	MA	02461	1	1		1300000.00
709			WELLESLEY	MA	02482	1	1		1275000.00
710			NEWTON	MA	02462	1	1		880000.00
711			BROOKLINE	MA	02445	1	1		1140000.00
712			BILLINGS	MT	59102	1	1		875000.00
713			Denver	CO	80209	1	1		1150000.00
714			NEW ROADS	LA	70760	1	1		1200000.00
715			DALLAS	TX	75205	1	1		1065000.00
716			LUBBOCK	TX	79424	1	1		1900000.00
717		100.000000	MISSOURI CITY	TX	77459	7	1	718831.00	750000.00
718			Charlotte	NC	28211	1	1		1910000.00
719			GREENWICH	CT	06830	1	1		1000000.00
720		100.000000	MERCER ISLAND	WA	98040	1	1	745000.00	745000.00
721		100.000000	PLANO	TX	75093	7	1	633000.00	670000.00
722		100.000000	Dallas	TX	75209	1	1	630500.00	665000.00
723			HOUSTON	TX	77005	7	1		1200000.00
724			CRAMERTON	NC	28032	7	1		695000.00
725		100.000000	Sugarland	TX	77479	7	1	676119.00	680000.00
726			Austin	TX	78731	1	1		1300000.00
727			KINGSTON	TN	37763	7	1		1200000.00
728		100.000000	GALLATIN	TN	37066	1	1	1360000.00	1400000.00
729		100.000000	Houston	TX	77005	1	1	739000.00	750000.00
730			Baltimore	MD	21212	1	1		1250000.00
731			Eastover	SC	29044	1	1		950000.00
732			SANTA FE	NM	87506	7	1		1300000.00
733			DIAMOND BAR	CA	91765	7	1		1050000.00
734		100.000000	Milford	CT	06460	1	1	695000.00	690000.00
735			Lexington	MA	02421	1	1		1350000.00
736			NORTHBROOK	IL	60062	1	1		1100000.00
737		100.000000	GLENVIEW	IL	60025	1	1	680000.00	680000.00
738		100.000000	CHICAGO	IL	60614	1	1	1890000.00	1890000.00
739		100.000000	callao	VA	22435	1	2	750000.00	750000.00
740		100.000000	REDMOND	WA	98053	1	1	848500.00	849000.00
741		100.000000	Wellesley	MA	02482	1	1	740000.00	740000.00
742		100.000000	SAN RAFAEL	CA	94903	1	1	1059000.00	1075000.00
743			HILTON HEAD ISLAND	SC	29926	7	1		1500000.00
744			Indialantic	FL	32903	1	1		1090000.00
745			ENGLEWOOD	NJ	07631	1	1		1480000.00
746		100.000000	ARLINGTON	VA	22207	1	1	1500000.00	1503000.00
747			Weston	MA	02493	1	1		1550000.00
748			Dallas	TX	75225	7	1		700000.00
749			Atlanta	GA	30342	1	1		1094000.00
750			SAN DIEGO	CA	92127	7	1		1540000.00
751			WEST CHESTER	PA	19382	7	1		975000.00
752		100.000000	Brooklyn	NY	11201	12	1	3300000.00	3350000.00
753			GROTON	MA	01450	1	1		900000.00
754		100.000000	LOUISVILLE	KY	40205	1	1	755000.00	775000.00
755		20	SWAMPSCOTT	MA	01907	4	1	1250000.00	1250000.00
756		26.67	WESTON	MA	02493	1	1	825000.00	830000.00
757			WELLESLEY	MA	02481	1	1		1630000.00
758		33.33	WEST CHATHAM	MA	02633	1	2	2100000.00	2100000.00
759		20	NEWTON	MA	02460	1	1	590000.00	590000.00
760		40.91	NEEDHAM	MA	02492	1	1	1110000.00	1110000.00
761		55.3	WESTON	MA	02493	1	1	1627500.00	1637000.00
762			BROOKLINE	MA	02446	4	1		650000.00
763			BROOKLINE	MA	02445	1	1		2300000.00
764			NEWTON	MA	02458	1	1		1100000.00
765		25	MASHPEE	MA	02649	1	2	865000.00	897000.00
766			WELLESLEY	MA	02481	1	1		930000.00
767		20	WELLESLEY	MA	02481	1	1	1126000.00	1130000.00
768			MARBLEHEAD	MA	01945	1	1		1860000.00
769		20.000000	MADISON	CT	06443	1	1	750000.00	762000.00
770		25	CAMBRIDGE	MA	02139	4	1	715000.00	715000.00
771			NORFOLK	MA	02056	1	1		871000.00
772			WESTON	MA	02493	1	1		1030000.00
773			WESTON	MA	02493	1	1		1000000.00
774			WELLESLEY	MA	02482	1	1		750000.00
775		20	BOSTON	MA	02116	4	1	915000.00	915000.00
776			WELLESLEY	MA	02481	1	1		1825000.00
777			WELLESLEY	MA	02481	1	1		1574000.00

	127	128	129	130	131	132	133	134	135	136
	Original Property Valuation Type	Original Property Valuation Date	Original Automated Valuation Model (AVM) Model Name	Original AVM Confidence Score	Most Recent Property Value2	Most Recent Property Valuation Type	Most Recent Property Valuation Date	Most Recent AVM Model Name	Most Recent AVM Confidence Score	Original CLTV
1	3	20120728								0.694800
2	3	20120604								0.595700
3	3	20121009								0.800000
4	3	20121004								0.800000
5	3	20120816								0.668800
6	3	20120901								0.783200
7	3	20120820								0.635500
8	98	20120910								0.800000
9	3	20120913								0.617300
10	3	20121005								0.800000
11	3	20120928								0.500000
12	3	20121002								0.700000
13	3	20121009								0.772500
14	3	20120928								0.741600
15	3	20121017								0.583900
16	3	20121017								0.750000
17	3	20121014								0.800000
18	3	20120907								0.530400
19	3	20120723								0.601500
20	3	20120831								0.800000
21	3	20120824								0.789000
22	3	20121005								0.800000
23	3	20120822								0.800000
24	3	20120920								0.750000
25	3	20120601								0.698000
26	3	20120907								0.728700
27	3	20121005								0.785800
28	3	20120922								0.563500
29	3	20121024								0.800000
30	98	20120929								0.542200
31	3	20121016								0.712000
32	3	20121106								0.688200
33	3	20120917								0.499500
34	3	20121004								0.800000
35	3	20121008								0.774800
36	3	20121022								0.800000
37	3	20120907								0.518100
38	3	20121002								0.632300
39	3	20121005								0.747800
40	3	20120911								0.800000
41	3	20121001								0.402400
42	3	20121003								0.589400
43	3	20120928								0.577200
44	3	20121011								0.390800
45	3	20120920								0.800000
46	3	20120921								0.425500
47	3	20120813								0.800000
48	3	20120618								0.404500
49	3	20120920								0.749700
50	3	20120925								0.800000
51	3	20120925								0.722400
52	3	20121016								0.698500
53	3	20120926								0.792300
54	3	20120914								0.436700
55	3	20120925								0.589700
56	3	20120925								0.800000
57	3	20120723								0.708500
58	3	20120912								0.296000
59	3	20120917								0.800000
60	3	20121010								0.713600
61	3	20121001								0.722800
62	3	20121004								0.395600
63	3	20120717								0.506000
64	3	20121025								0.663600
65	3	20121017								0.575700
66	3	20121023								0.351800
67	3	20120913								0.750000
68	3	20120905								0.562500
69	3	20120914								0.750000
70	3	20121019								0.722700
71	3	20121017								0.800000
72	3	20121009								0.741100
73	3	20121024								0.800000
74	3	20120919								0.587100
75	3	20121001								0.800000
76	3	20121005								0.800000
77	3	20120816								0.745600
78	3	20120905								0.695100
79	3	20120918								0.700000
80	3	20120924								0.462400
81	3	20120927								0.714400
82	3	20121008								0.750000
83	3	20120607								0.700000
84	3	20120912								0.750000
85	3	20121010								0.649100
86	3	20120725								0.793900
87	3	20121005								0.800000
88	3	20121003								0.750000
89	3	20121024								0.446600
90	3	20121030								0.750000
91	3	20100914			599000	10	20120730			0.754600
92	3	20120707								0.800000
93	3	20120827								0.800000
94	3	20100922								0.321100
95	3	20101019			1750000	10	20120728			0.474100
96	3	20100910								0.419800
97	3	20101105			1000000	10	20120730			0.650000
98	3	20101125								0.096600
99	3	20101206			260000	10	20120730			0.296300
100	3	20110113			1100000	5	20120911			0.750000
101	3	20110131			1855000	10	20120730			0.750000
102	3	20110131			375000	10	20120729			0.800000
103	3	20110215			600000	5	20120808			0.538400
104	3	20110427			740000	9	20120816			0.625000
105	3	20110426			2280000	10	20120730			0.482400
106	3	20110512								0.444400
107	3	20111205			910000	10	20120728			0.484800
108	3	20110708			2250000	5	20120917			0.487200
109	3	20110617			580000	9	20120815			0.679500
110	3	20110627			2500000	10	20120729			0.400800
111	3	20110630			1500000	10	20120731			0.507600
112	3	20110705			2955000	10	20120731			0.156200
113	3	20110821			1350000	5	20120915			0.553800
114	3	20111011			2150000	10	20120730			0.638200
115	3	20110922			1198000	10	20120730			0.742700
116	3	20110901			1600000	10	20120730			0.425800
117	3	20110919			1625000	5	20120808			0.533700
118	3	20110914			2140000	5	20120808			0.317200
119	3	20110906			1100000	10	20120727			0.775900
120	3	20110926			1750000	10	20120730			0.232200
121	3	20111003			1250000	9	20120921			0.287700
122	3	20110927			1300000	10	20120726			0.575500
123	3	20110923								0.750000
124	3	20111015			295000	10	20120730			0.684900
125	3	20111031			525000	9	20120815			0.655700
126	3	20111005			1610000	5	20120807			0.800000
127	3	20111213			330000	10	20120727			0.716100
128	3	20111006			900000	10	20120731			0.800000
129	3	20111019			3700000	9	20120919			0.111200
130	3	20111031			1400000	5	20120809			0.789800
131	3	20111115								0.628800
132	3	20121013			715000	5	20121026			0.950000
133	3	20111020			670000	10	20120730			0.748700
134	3	20111024			250000	10	20120730			0.750000
135	3	20111024			250000	10	20120730			0.750000
136	3	20111026			720000	10	20120730			0.599000
137	3	20111101			250000	10	20120730			0.750000
138	3	20111101			540000	10	20120726			0.492100
139	3	20110919								0.800000
140	3	20111109			2300000	9	20120919			0.366600
141	3	20111115			599000	10	20120730			0.800000
142	3	20111127								0.893000
143	98	20111129								0.591700
144	3	20111217			515000	10	20120730			0.357100
145	3	20120216								0.774800
146	3	20120424								0.700000
147	3	20111212								0.593500
148	3	20111212								0.609900
149	3	20111222								0.478700
150	3	20111220								0.714200
151	3	20120130								0.800000
152	3	20120116								0.372800
153	3	20120120								0.800000
154	3	20120109			455000	10	20120730			0.800000
155	3	20120123								0.556000
156	3	20120224								0.745400
157	3	20120213								0.706500
158	3	20120120								0.607100
159	3	20120217								0.380000
160	3	20100201								0.750000
161	3	20120209								0.800000
162	3	20120227								0.394400
163	3	20120213								0.553900
164	3	20120215								0.517200
165	3	20120302								0.450000
166	3	20120404								0.800000
167	3	20120221								0.747500
168	3	20120813								0.750000
169	3	20120326								0.769200
170	3	20120313								0.697100
171	3	20120229								0.555500
172	3	20120313								0.562000
173	3	20120228								0.750000
174	3	20120402								0.763200
175	3	20120406								0.367600
176	3	20120409								0.500000
177	3	20120319								0.625000
178	3	20120329								0.750000
179	3	20120321								0.196400
180	3	20120330								0.800000
181	3	20120326								0.688400
182	3	20120328								0.603400
183	3	20120416								0.218900
184	3	20120329								0.319200
185	3	20120416								0.663800
186	3	20120404								0.647500
187	3	20120410								0.681800
188	3	20111201								0.700000
189	3	20120404								0.723200
190	3	20120412								0.703500
191	3	20120418								0.529400
192	3	20120409								0.800000
193	3	20120403								0.796300
194	3	20120531								0.620100
195	3	20120413								0.245200
196	3	20120416								0.646500
197	3	20120412								0.651000
198	3	20120606								0.421000
199	3	20120821								0.592200
200	3	20120518								0.431800
201	3	20120502								0.700000
202	3	20120608								0.750000
203	3	20120509								0.410200
204	3	20120426								0.384600
205	3	20120501								0.800000
206	3	20120430								0.529800
207	3	20120516								0.764400
208	3	20120504								0.093700
209	3	20120516								0.563800
210	3	20120511								0.800000
211	3	20120507								0.714200
212	3	20120516								0.800000
213	3	20120524								0.450000
214	3	20120531								0.663600
215	3	20120523								0.561200
216	3	20120515								0.750000
217	3	20120522								0.333300
218	3	20120816								0.733300
219	3	20120516								0.800000
220	3	20120515								0.679600
221	3	20120524								0.529400
222	3	20120509								0.480500
223	3	20120530								0.544300
224	3	20120614								0.635600
225	3	20120521								0.800000
226	3	20120518								0.750000
227	3	20120522								0.623300
228	3	20120525								0.578900
229	3	20120521								0.750000
230	3	20120605								0.644700
231	3	20120524								0.608400
232	3	20120605								0.700000
233	3	20120516								0.793500
234	3	20120518								0.631500
235	3	20120530								0.629100
236	3	20120605								0.750000
237	3	20120521								0.800000
238	3	20120805								0.457500
239	3	20120521								0.450000
240	3	20120521								0.619700
241	3	20120914								0.799900
242	3	20120518								0.750000
243	3	20120523								0.600000
244	3	20120612								0.192300
245	3	20120523								0.567400
246	3	20120605								0.658300
247	3	20120521								0.700000
248	3	20120530								0.600000
249	3	20120529								0.800000
250	3	20120612								0.600000
251	3	20120524								0.800000
252	3	20120529								0.588200
253	3	20120611								0.714200
254	3	20120609								0.750000
255	3	20120612								0.606300
256	3	20120531								0.707700
257	3	20120607								0.705800
258	3	20120613								0.750000
259	3	20120607								0.752000
260	3	20110529								0.800000
261	3	20120606								0.222600
262	3	20120611								0.576900
263	3	20120618								0.800000
264	3	20120619								0.729400
265	3	20120606								0.800000
266	3	20120613								0.696200
267	3	20120626								0.518900
268	3	20120607								0.755500
269	3	20120602								0.761900
270	3	20120622								0.717700
271	3	20120615								0.460300
272	3	20120619								0.218800
273	3	20120619								0.650000
274	3	20120620								0.640000
275	3	20120519								0.413700
276	3	20120614								0.575000
277	3	20120703								0.320000
278	3	20120216								0.797500
279	3	20120625								0.770800
280	3	20120731								0.538500
281	3	20120628								0.800000
282	3	20120612								0.800000
283	3	20120621								0.485700
284	3	20120621								0.800000
285	3	20120626								0.750000
286	3	20120622								0.508400
287	3	20120624								0.250600
288	3	20120707								0.470500
289	3	20120709								0.750000
290	3	20120627								0.605200
291	3	20120622								0.800000
292	3	20120626								0.800000
293	3	20120703								0.676000
294	3	20120713								0.732200
295	3	20120716								0.334600
296	3	20120626								0.800000
297	3	20120626								0.700000
298	3	20120712								0.363600
299	3	20120723								0.633300
300	3	20120710								0.700000
301	3	20120703								0.800000
302	3	20120708								0.735800
303	3	20120705								0.528300
304	3	20120906								0.750000
305	3	20120711								0.594500
306	3	20120706								0.672200
307	3	20120717								0.678500
308	3	20120709								0.647000
309	3	20120716								0.659200
310	3	20120719								0.800000
311	3	20120707								0.800000
312	3	20120716								0.750000
313	3	20120710								0.800000
314	3	20120709								0.800000
315	3	20120726								0.598900
316	3	20120723								0.520000
317	3	20120724								0.750000
318	3	20120713								0.800000
319	3	20120730								0.759200
320	3	20120713								0.587500
321	3	20120714								0.643000
322	3	20120731								0.761200
323	3	20120802								0.800000
324	3	20120731								0.701900
325	3	20120807								0.592500
326	3	20120802								0.733300
327	3	20120719								0.800000
328	3	20120723								0.800000
329	3	20120806								0.259500
330	3	20120809								0.725000
331	3	20120806								0.672800
332	3	20120814								0.574400
333	3	20120720								0.576300
334	3	20120807								0.736300
335	3	20120808								0.562500
336	3	20120726								0.650000
337	98	20120815								0.833300
338	3	20120723								0.681300
339	3	20120725								0.509400
340	3	20120723								0.523800
341	3	20120725								0.800000
342	3	20120813								0.739500
343	3	20120724								0.705800
344	3	20120810								0.321400
345	3	20120814								0.695600
346	3	20120726								0.800000
347	3	20120820								0.510700
348	3	20120730								0.606000
349	3	20120801								0.698500
350	3	20120730								0.685600
351	3	20120807								0.275800
352	3	20120831								0.715900
353	3	20120731								0.454500
354	3	20120730								0.700000
355	3	20120808								0.333300
356	3	20120727								0.746100
357	3	20120731								0.792000
358	3	20120730								0.800000
359	3	20120817								0.514800
360	3	20120728								0.797300
361	3	20120806								0.665200
362	3	20120813								0.800000
363	3	20120813								0.641000
364	3	20120814								0.615300
365	3	20120809								0.530300
366	3	20120821								0.500000
367	3	20120810								0.525000
368	3	20120518								0.750000
369	3	20120813								0.679600
370	3	20120814								0.750000
371	3	20120501								0.707600
372	3	20120810								0.650000
373	3	20120809								0.567100
374	3	20120808								0.800000
375	3	20120820								0.502600
376	3	20120813								0.677000
377	3	20120810								0.750000
378	3	20120810								0.790500
379	3	20120814								0.750000
380	3	20120809								0.440500
381	3	20120813								0.750000
382	3	20120824								0.313000
383	3	20120813								0.588200
384	3	20120813								0.738700
385	3	20120803								0.800000
386	3	20120803								0.669600
387	3	20120814								0.727200
388	3	20120813								0.329800
389	3	20120808								0.700000
390	3	20120914								0.505000
391	3	20120822								0.602100
392	3	20120815								0.558900
393	3	20120813								0.697600
394	3	20100813								0.789400
395	3	20120824								0.718500
396	3	20120815								0.800000
397	3	20120828								0.710100
398	3	20120902								0.358200
399	3	20120810								0.800000
400	3	20120830								0.484700
401	3	20120817								0.727200
402	3	20120814								0.800000
403	3	20120810								0.524400
404	3	20120908								0.435800
405	3	20120820								0.312500
406	3	20120821								0.434700
407	3	20120901								0.185100
408	3	20120815								0.750000
409	3	20120904								0.476000
410	3	20120822								0.756100
411	3	20120821								0.445100
412	3	20120905								0.297000
413	3	20120920								0.800000
414	3	20120907								0.582800
415	3	20120825								0.647000
416	3	20120830								0.680600
417	3	20120827								0.701000
418	3	20120829								0.590000
419	3	20120902								0.664000
420	3	20120906								0.764900
421	3	20120830								0.800000
422	3	20120926								0.750000
423	3	20120907								0.651000
424	3	20120906								0.800000
425	3	20120905								0.694300
426	3	20120914								0.594000
427	3	20120915								0.431800
428	3	20120917								0.800000
429	3	20120924								0.650000
430	3	20120925								0.384600
431	3	20120924								0.607800
432	3	20120926								0.746800
433	3	20120927								0.736600
434	3	20111129			625000	5	20120821			0.597400
435	3	20121023								0.738000
436	3	20121127								0.800000
437	3	20121016								0.650000
438	3	20120904								0.800000
439	3	20120928								0.800000
440	98	20120807								0.639000
441	3	20120912								0.550400
442	3	20121018								0.715000
443	3	20121102								0.526700
444	3	20121016								0.600000
445	3	20121015								0.583600
446	98	20120526								0.565300
447	3	20120822								0.800000
448	3	20120828								0.800000
449	3	20121002								0.737100
450	3	20120908								0.714200
451	3	20120924								0.533700
452	3	20121022								0.434700
453	3	20121005								0.433600
454	3	20120925								0.650000
455	3	20120914								0.705100
456	3	20120920								0.784000
457	3	20121003								0.750000
458	3	20120926								0.792300
459	3	20121003								0.700000
460	3	20120910								0.728200
461	3	20121009								0.744100
462	3	20121004								0.595800
463	3	20121031								0.443300
464	3	20121026								0.665000
465	3	20121004								0.700000
466	3	20121019								0.514500
467	3	20121015								0.800000
468	3	20121101								0.653300
469	3	20121019								0.395500
470	3	20121020								0.700000
471	3	20121109								0.800000
472	3	20121024								0.750000
473	3	20121020								0.800000
474	3	20121023								0.675900
475	3	20121027								0.749700
476	3	20121121								0.700000
477	3	20121026								0.733600
478	3	20121003								0.516100
479	3	20121030								0.647800
480	3	20121103								0.568600
481	3	20120810								0.746200
482	3	20120926								0.508400
483	3	20120926								0.767800
484	3	20120926								0.755800
485	3	20120716								0.595200
486	3	20120703								0.656500
487	3	20120925								0.545400
488	3	20120919								0.707700
489	3	20120919								0.750000
490	3	20121015								0.799900
491	3	20120920								0.596700
492	3	20120921								0.700000
493	3	20120913								0.639100
494	3	20120926								0.750000
495	3	20120813								0.675500
496	3	20120915								0.719100
497	3	20120924								0.800000
498	3	20121002								0.636300
499	3	20121010								0.800000
500	3	20121012								0.665200
501	3	20121009								0.515200
502	3	20121010								0.572300
503	3	20121011								0.797100
504	3	20121016								0.750000
505	3	20121012								0.750000
506	3	20120830								0.579700
507	3	20121025								0.741700
508	3	20121018								0.769800
509	3	20121031								0.769900
510	3	20121116								0.693800
511	3	20121027								0.749900
512	3	20121026								0.800000
513	3	20121023								0.744500
514	3	20121023								0.765700
515	3	20121102								0.689600
516	3	20121119								0.609100
517	3	20121016								0.800000
518	3	20121020								0.689600
519	3	20121016								0.800000
520	3	20120623								0.733300
521	3	20121105								0.465700
522	3	20120925								0.723500
523	3	20121109								0.750000
524	3	20121110								0.557100
525	3	20121006								0.501800
526	3	20121025								0.800000
527	3	20120823								0.683500
528	3	20120918								0.308200
529	3	20121031								0.565400
530	3	20121027								0.669300
531	3	20121017								0.650000
532	3	20121005								0.695100
533	3	20121008								0.598300
534	3	20121008								0.545200
535	3	20121026								0.699500
536	3	20120921								0.684200
537	3	20121019								0.608000
538	3	20121019								0.746800
539	3	20121101								0.800000
540	3	20121001								0.783700
541	3	20120618								0.402100
542	3	20121116								0.750000
543	3	20120808								0.800000
544	3	20120907								0.716200
545	3	20120926								0.702200
546	3	20121005								0.383600
547	3	20121010								0.526300
548	3	20121011								0.800000
549	3	20121004								0.800000
550	3	20121003								0.700000
551	3	20121101								0.800000
552	3	20121004								0.609000
553	3	20121016								0.755000
554	3	20121029								0.800000
555	3	20120924								0.800000
556	3	20120916								0.434200
557	3	20121022								0.356000
558	3	20121030								0.582500
559	3	20121017								0.800000
560	3	20121103								0.644100
561	3	20121101								0.424800
562	3	20121114								0.800000
563	3	20120904								0.753300
564	3	20120906								0.800000
565	3	20121022								0.744000
566	3	20120908								0.600000
567	3	20121019								0.554000
568	3	20120910								0.774200
569	3	20120816								0.799700
570	3	20120618								0.670800
571	3	20120808								0.613700
572	3	20120811								0.762500
573	3	20120912								0.800000
574	3	20120914								0.800000
575	3	20120921								0.600000
576	3	20120919								0.700000
577	3	20120705								0.636600
578	3	20120910								0.641300
579	3	20121019								0.800000
580	3	20120731								0.551700
581	3	20121003								0.645100
582	3	20120914								0.692300
583	3	20120914								0.800000
584	3	20120926								0.592700
585	3	20121005								0.728000
586	3	20120926								0.477500
587	3	20120928								0.750000
588	3	20121024								0.472800
589	3	20121024								0.642700
590	3	20121016								0.673300
591	3	20121018								0.517600
592	3	20121018								0.562200
593	3	20121015								0.709200
594	3	20121008								0.749000
595	3	20121001								0.800000
596	3	20121001								0.800000
597	3	20121025								0.750000
598	3	20121109								0.497800
599	3	20121031								0.726000
600	3	20121103								0.637000
601	3	20121024								0.487300
602	3	20121001								0.600000
603	3	20121009								0.560000
604	3	20121026								0.700000
605	3	20121026								0.750000
606	3	20121015								0.480700
607	3	20121004								0.513300
608	3	20120923								0.735200
609	3	20120917								0.384800
610	3	20121017								0.676200
611	3	20120907								0.562500
612	3	20121009								0.750000
613	3	20120829								0.729800
614	3	20121019								0.800000
615	3	20121008								0.800000
616	3	20120926								0.750000
617	3	20121011								0.570100
618	3	20121101								0.588200
619	3	20121012								0.648400
620	3	20121108								0.528000
621	3	20121018								0.749300
622	3	20120813								0.764700
623	3	20121012								0.800000
624	3	20120711								0.666200
625	3	20120813								0.695900
626	3	20120820								0.551800
627	3	20120717								0.428800
628	3	20120906								0.616800
629	3	20120813								0.526100
630	3	20120919								0.469200
631	3	20120913								0.711100
632	3	20120913								0.664400
633	3	20121003								0.750000
634	3	20120919								0.670700
635	3	20120928								0.626000
636	3	20120920								0.647000
637	3	20120925								0.719500
638	3	20121008								0.675900
639	3	20121010								0.657200
640	3	20120928								0.604400
641	3	20121015								0.606500
642	3	20121005								0.763400
643	3	20121012								0.607300
644	3	20121015								0.676400
645	3	20121009								0.720700
646	3	20121114								0.644900
647	3	20121018								0.600000
648	3	20121015								0.799900
649	3	20121015								0.800000
650	3	20120828								0.746200
651	3	20121023								0.700000
652	3	20121009								0.699800
653	3	20121010								0.594600
654	3	20121015								0.800000
655	3	20121019								0.800000
656	3	20121017								0.727200
657	3	20121016								0.750000
658	3	20121016								0.750000
659	3	20121010								0.700000
660	3	20121022								0.564700
661	3	20121023								0.735600
662	3	20120904								0.526700
663	3	20121105								0.633400
664	3	20121024								0.767500
665	3	20121112								0.800000
666	3	20121113								0.799900
667	3	20120827								0.695800
668	3	20121023								0.699700
669	3	20121116								0.800000
670	3	20120831								0.800000
671	3	20120816								0.686600
672	3	20120827								0.504300
673	3	20120913								0.529200
674	3	20121022								0.800000
675	3	20120822								0.600000
676	3	20120813								0.516100
677	3	20120924								0.515300
678	3	20121031								0.800000
679	3	20121105								0.749300
680	3	20121016								0.560200
681	3	20121014								0.395600
682	3	20121018								0.750000
683	3	20120928								0.564900
684	3	20121025								0.800000
685	3	20090211								0.641800
686	3	20090624								0.496300
687	3	20101026								0.360600
688	3	20101026								0.510200
689	3	20100105								0.439500
690	3	20110524								0.571400
691	3	20110628								0.690000
692	3	20110816								0.592000
693	3	20120113								0.625000
694	3	20120118								0.677900
695	3	20120125								0.538900
696	3	20120204								0.697400
697	3	20120217								0.755100
698	3	20120117								0.701900
699	3	20120127								0.620100
700	3	20120217								0.713700
701	3	20120217								0.593900
702	3	20120406								0.685800
703	3	20120412								0.742100
704	3	20120329								0.682000
705	3	20120316								0.663200
706	3	20120419								0.642400
707	3	20120426								0.652100
708	3	20120511								0.610700
709	3	20120322								0.745800
710	3	20120410								0.618100
711	3	20120523								0.585200
712	3	20120626								0.674200
713	3	20120911								0.493400
714	3	20121031								0.709200
715	3	20121025								0.564500
716	3	20120831								0.526300
717	3	20121008								0.799900
718	3	20120730								0.750000
719	3	20121016								0.620000
720	3	20121011								0.700000
721	3	20121018								0.800000
722	3	20121022								0.800000
723	3	20121031								0.682300
724	3	20121012								0.800000
725	3	20121105								0.799900
726	3	20121024								0.700000
727	3	20120831								0.786600
728	3	20121105								0.750000
729	3	20121113								0.800000
730	3	20120904								0.796000
731	3	20120924								0.591500
732	3	20121127								0.708500
733	3	20121019								0.800000
734	3	20120829								0.800000
735	3	20120912								0.729600
736	3	20120723								0.774500
737	3	20120803								0.800000
738	3	20121011								0.629600
739	3	20121022								0.750000
740	3	20121108								0.800000
741	3	20120921								0.800000
742	3	20121025								0.700000
743	3	20120911								0.643300
744	3	20121017								0.527500
745	3	20120619								0.599300
746	3	20121008								0.750000
747	3	20121010								0.532900
748	3	20120803								0.690700
749	3	20121026								0.568500
750	3	20120720								0.564600
751	3	20121005								0.732300
752	3	20121026								0.500000
753	3	20120412								0.666600
754	3	20121106								0.800000
755	3	20111017								0.800000
756	3	20120213								0.733300
757	3	20120222								0.607300
758	3	20120222								0.666600
759	3	20120402								0.800000
760	3	20120404								0.585500
761	3	20120413								0.447000
762	3	20120511								0.732600
763	3	20120612								0.521700
764	3	20120606								0.760900
765	3	20120612								0.750000
766	3	20120623								0.790300
767	3	20120703								0.8000
768	3	20120717								0.6419
769	3	20120725								0.800000
770	3	20120724								0.750000
771	3	20120808								0.726700
772	3	20120808								0.731000
773	3	20120811								0.748000
774	3	20120821								0.748000
775	3	20120817								0.800000
776	3	20120821								0.705900
777	3	20120904								0.742200

	137	138	139	140	141	142	143	144	145
	Original LTV	Original Pledged Assets	Mortgage Insurance Company Name	Mortgage Insurance Percent	MI: Lender or Borrower Paid?	Pool Insurance Co. Name	Pool Insurance Stop Loss %	MI Certificate Number	Updated DTI (Front-end)
1	0.694800	0	0	0
2	0.595700	0	0	0
3	0.800000	0	0	0
4	0.550000	0	0	0
5	0.520700	0	0	0
6	0.783200	0	0	0
7	0.635500	0	0	0
8	0.800000	0	0	0
9	0.617300	0	0	0
10	0.800000	0	0	0
11	0.500000	0	0	0
12	0.700000	0	0	0
13	0.772500	0	0	0
14	0.741600	0	0	0
15	0.583900	0	0	0
16	0.750000	0	0	0
17	0.800000	0	0	0
18	0.530400	0	0	0
19	0.601500	0	0	0
20	0.800000	0	0	0
21	0.789000	0	0	0
22	0.800000	0	0	0
23	0.800000	0	0	0
24	0.750000	0	0	0
25	0.698000	0	0	0
26	0.728700	0	0	0
27	0.785800	0	0	0
28	0.544400	0	0	0
29	0.800000	0	0	0
30	0.542200	0	0	0
31	0.712000	0	0	0
32	0.688200	0	0	0
33	0.499500	0	0	0
34	0.800000	0	0	0
35	0.774800	0	0	0
36	0.800000	0	0	0
37	0.518100	0	0	0
38	0.632300	0	0	0
39	0.747800	0	0	0
40	0.800000	0	0	0
41	0.402400	0	0	0
42	0.589400	0	0	0
43	0.577200	0	0	0
44	0.390800	0	0	0
45	0.800000	0	0	0
46	0.425500	0	0	0
47	0.800000	0	0	0
48	0.404500	0	0	0
49	0.749700	0	0	0
50	0.800000	0	0	0
51	0.722400	0	0	0
52	0.698500	0	0	0
53	0.792300	0	0	0
54	0.436700	0	0	0
55	0.589700	0	0	0
56	0.800000	0	0	0
57	0.708500	0	0	0
58	0.296000	0	0	0
59	0.800000	0	0	0
60	0.713600	0	0	0
61	0.722800	0	0	0
62	0.395600	0	0	0
63	0.506000	0	0	0
64	0.663600	0	0	0
65	0.575700	0	0	0
66	0.351800	0	0	0
67	0.711800	0	0	0
68	0.562500	0	0	0
69	0.750000	0	0	0
70	0.722700	0	0	0
71	0.800000	0	0	0
72	0.741100	0	0	0
73	0.800000	0	0	0
74	0.587100	0	0	0
75	0.800000	0	0	0
76	0.800000	0	0	0
77	0.745600	0	0	0
78	0.695100	0	0	0
79	0.700000	0	0	0
80	0.462400	0	0	0
81	0.714400	0	0	0
82	0.750000	0	0	0
83	0.550000	0	0	0
84	0.750000	0	0	0
85	0.649100	0	0	0
86	0.793900	0	0	0
87	0.800000	0	0	0
88	0.750000	0	0	0
89	0.446600	0	0	0
90	0.750000	0	0	0
91	0.754600	0	0	0
92	0.800000	0	0	0
93	0.680200	0	0	0
94	0.294100	0	0	0
95	0.417000	0	0	0
96	0.419800	0	0	0
97	0.650000	0	0	0
98	0.036000	0	0	0
99	0.223800	0	0	0
100	0.487000	0	0	0
101	0.394300	0	0	0
102	0.800000	0	0	0
103	0.538400	0	0	0
104	0.125000	0	0	0
105	0.482400	0	0	0
106	0.444400	0	0	0
107	0.484800	0	0	0
108	0.487200	0	0	0
109	0.679500	0	0	0
110	0.400800	0	0	0
111	0.507600	0	0	0
112	0.156200	0	0	0
113	0.553800	0	0	0
114	0.638200	0	0	0
115	0.535200	0	0	0
116	0.267700	0	0	0
117	0.390800	0	0	0
118	0.317200	0	0	0
119	0.672800	0	0	0
120	0.232200	0	0	0
121	0.287700	0	0	0
122	0.575500	0	0	0
123	0.750000	0	0	0
124	0.684900	0	0	0
125	0.655700	0	0	0
126	0.672700	0	0	0
127	0.716100	0	0	0
128	0.800000	0	0	0
129	0.111200	0	0	0
130	0.789800	0	0	0
131	0.561800	0	0	0
132	0.800000	0	0	0
133	0.748700	0	0	0
134	0.750000	0	0	0
135	0.750000	0	0	0
136	0.599000	0	0	0
137	0.750000	0	0	0
138	0.492100	0	0	0
139	0.636600	0	0	0
140	0.154400	0	0	0
141	0.800000	0	0	0
142	0.330400	0	0	0
143	0.591700	0	0	0
144	0.357100	0	0	0
145	0.774800	0	0	0
146	0.700000	0	0	0
147	0.593500	0	0	0
148	0.609900	0	0	0
149	0.478700	0	0	0
150	0.714200	0	0	0
151	0.800000	0	0	0
152	0.109700	0	0	0
153	0.800000	0	0	0
154	0.800000	0	0	0
155	0.556000	0	0	0
156	0.745400	0	0	0
157	0.706500	0	0	0
158	0.607100	0	0	0
159	0.380000	0	0	0
160	0.750000	0	0	0
161	0.800000	0	0	0
162	0.394400	0	0	0
163	0.553900	0	0	0
164	0.517200	0	0	0
165	0.250000	0	0	0
166	0.800000	0	0	0
167	0.586200	0	0	0
168	0.750000	0	0	0
169	0.769200	0	0	0
170	0.575400	0	0	0
171	0.555500	0	0	0
172	0.356900	0	0	0
173	0.750000	0	0	0
174	0.763200	0	0	0
175	0.294100	0	0	0
176	0.333300	0	0	0
177	0.446400	0	0	0
178	0.521700	0	0	0
179	0.196400	0	0	0
180	0.800000	0	0	0
181	0.688400	0	0	0
182	0.301700	0	0	0
183	0.218900	0	0	0
184	0.319200	0	0	0
185	0.663800	0	0	0
186	0.447500	0	0	0
187	0.636300	0	0	0
188	0.700000	0	0	0
189	0.723200	0	0	0
190	0.703500	0	0	0
191	0.529400	0	0	0
192	0.800000	0	0	0
193	0.796300	0	0	0
194	0.620100	0	0	0
195	0.245200	0	0	0
196	0.646500	0	0	0
197	0.651000	0	0	0
198	0.421000	0	0	0
199	0.592200	0	0	0
200	0.431800	0	0	0
201	0.700000	0	0	0
202	0.750000	0	0	0
203	0.230700	0	0	0
204	0.384600	0	0	0
205	0.800000	0	0	0
206	0.529800	0	0	0
207	0.764400	0	0	0
208	0.093700	0	0	0
209	0.563800	0	0	0
210	0.800000	0	0	0
211	0.582000	0	0	0
212	0.800000	0	0	0
213	0.450000	0	0	0
214	0.546200	0	0	0
215	0.287000	0	0	0
216	0.750000	0	0	0
217	0.333300	0	0	0
218	0.733300	0	0	0
219	0.800000	0	0	0
220	0.582500	0	0	0
221	0.529400	0	0	0
222	0.480500	0	0	0
223	0.544300	0	0	0
224	0.526500	0	0	0
225	0.800000	0	0	0
226	0.708300	0	0	0
227	0.623300	0	0	0
228	0.578900	0	0	0
229	0.750000	0	0	0
230	0.644700	0	0	0
231	0.467600	0	0	0
232	0.700000	0	0	0
233	0.793500	0	0	0
234	0.631500	0	0	0
235	0.629100	0	0	0
236	0.750000	0	0	0
237	0.800000	0	0	0
238	0.407500	0	0	0
239	0.450000	0	0	0
240	0.281600	0	0	0
241	0.799900	0	0	0
242	0.750000	0	0	0
243	0.600000	0	0	0
244	0.192300	0	0	0
245	0.567400	0	0	0
246	0.658300	0	0	0
247	0.700000	0	0	0
248	0.600000	0	0	0
249	0.708600	0	0	0
250	0.600000	0	0	0
251	0.555800	0	0	0
252	0.588200	0	0	0
253	0.628500	0	0	0
254	0.750000	0	0	0
255	0.606300	0	0	0
256	0.545400	0	0	0
257	0.588200	0	0	0
258	0.750000	0	0	0
259	0.752000	0	0	0
260	0.331100	0	0	0
261	0.222600	0	0	0
262	0.576900	0	0	0
263	0.800000	0	0	0
264	0.729400	0	0	0
265	0.800000	0	0	0
266	0.696200	0	0	0
267	0.491800	0	0	0
268	0.755500	0	0	0
269	0.571400	0	0	0
270	0.717700	0	0	0
271	0.287900	0	0	0
272	0.218800	0	0	0
273	0.492900	0	0	0
274	0.640000	0	0	0
275	0.275800	0	0	0
276	0.575000	0	0	0
277	0.320000	0	0	0
278	0.625000	0	0	0
279	0.770800	0	0	0
280	0.424200	0	0	0
281	0.800000	0	0	0
282	0.800000	0	0	0
283	0.485700	0	0	0
284	0.800000	0	0	0
285	0.600000	0	0	0
286	0.508400	0	0	0
287	0.250600	0	0	0
288	0.470500	0	0	0
289	0.750000	0	0	0
290	0.410500	0	0	0
291	0.800000	0	0	0
292	0.800000	0	0	0
293	0.676000	0	0	0
294	0.732200	0	0	0
295	0.181600	0	0	0
296	0.800000	0	0	0
297	0.700000	0	0	0
298	0.363600	0	0	0
299	0.633300	0	0	0
300	0.700000	0	0	0
301	0.800000	0	0	0
302	0.735800	0	0	0
303	0.528300	0	0	0
304	0.750000	0	0	0
305	0.594500	0	0	0
306	0.672200	0	0	0
307	0.607100	0	0	0
308	0.588200	0	0	0
309	0.659200	0	0	0
310	0.800000	0	0	0
311	0.800000	0	0	0
312	0.750000	0	0	0
313	0.800000	0	0	0
314	0.800000	0	0	0
315	0.598900	0	0	0
316	0.520000	0	0	0
317	0.666600	0	0	0
318	0.800000	0	0	0
319	0.671500	0	0	0
320	0.587500	0	0	0
321	0.612300	0	0	0
322	0.761200	0	0	0
323	0.800000	0	0	0
324	0.637400	0	0	0
325	0.592500	0	0	0
326	0.666600	0	0	0
327	0.800000	0	0	0
328	0.800000	0	0	0
329	0.259500	0	0	0
330	0.308300	0	0	0
331	0.672800	0	0	0
332	0.426100	0	0	0
333	0.489900	0	0	0
334	0.736300	0	0	0
335	0.562500	0	0	0
336	0.650000	0	0	0
337	0.833300	0	0	0
338	0.681300	0	0	0
339	0.358400	0	0	0
340	0.523800	0	0	0
341	0.800000	0	0	0
342	0.739500	0	0	0
343	0.705800	0	0	0
344	0.321400	0	0	0
345	0.478200	0	0	0
346	0.800000	0	0	0
347	0.510700	0	0	0
348	0.606000	0	0	0
349	0.698500	0	0	0
350	0.685600	0	0	0
351	0.246400	0	0	0
352	0.715900	0	0	0
353	0.454500	0	0	0
354	0.700000	0	0	0
355	0.333300	0	0	0
356	0.746100	0	0	0
357	0.792000	0	0	0
358	0.800000	0	0	0
359	0.329600	0	0	0
360	0.797300	0	0	0
361	0.665200	0	0	0
362	0.800000	0	0	0
363	0.512800	0	0	0
364	0.564100	0	0	0
365	0.303000	0	0	0
366	0.500000	0	0	0
367	0.525000	0	0	0
368	0.619000	0	0	0
369	0.679600	0	0	0
370	0.750000	0	0	0
371	0.707600	0	0	0
372	0.650000	0	0	0
373	0.567100	0	0	0
374	0.800000	0	0	0
375	0.502600	0	0	0
376	0.677000	0	0	0
377	0.750000	0	0	0
378	0.790500	0	0	0
379	0.750000	0	0	0
380	0.440500	0	0	0
381	0.750000	0	0	0
382	0.313000	0	0	0
383	0.588200	0	0	0
384	0.738700	0	0	0
385	0.800000	0	0	0
386	0.669600	0	0	0
387	0.727200	0	0	0
388	0.277100	0	0	0
389	0.597000	0	0	0
390	0.404000	0	0	0
391	0.602100	0	0	0
392	0.558900	0	0	0
393	0.697600	0	0	0
394	0.789400	0	0	0
395	0.514100	0	0	0
396	0.800000	0	0	0
397	0.554300	0	0	0
398	0.358200	0	0	0
399	0.800000	0	0	0
400	0.484700	0	0	0
401	0.727200	0	0	0
402	0.800000	0	0	0
403	0.524400	0	0	0
404	0.435800	0	0	0
405	0.312500	0	0	0
406	0.434700	0	0	0
407	0.185100	0	0	0
408	0.750000	0	0	0
409	0.476000	0	0	0
410	0.756100	0	0	0
411	0.445100	0	0	0
412	0.297000	0	0	0
413	0.800000	0	0	0
414	0.521000	0	0	0
415	0.647000	0	0	0
416	0.680600	0	0	0
417	0.494800	0	0	0
418	0.590000	0	0	0
419	0.352800	0	0	0
420	0.564100	0	0	0
421	0.800000	0	0	0
422	0.750000	0	0	0
423	0.651000	0	0	0
424	0.800000	0	0	0
425	0.694300	0	0	0
426	0.424300	0	0	0
427	0.431800	0	0	0
428	0.800000	0	0	0
429	0.650000	0	0	0
430	0.384600	0	0	0
431	0.607800	0	0	0
432	0.746800	0	0	0
433	0.736600	0	0	0
434	0.597400	0	0	0
435	0.738000	0	0	0
436	0.800000	0	0	0
437	0.650000	0	0	0
438	0.800000	0	0	0
439	0.800000	0	0	0
440	0.639000	0	0	0
441	0.550400	0	0	0
442	0.715000	0	0	0
443	0.526700	0	0	0
444	0.600000	0	0	0
445	0.425500	0	0	0
446	0.565300	0	0	0
447	0.730400	0	0	0
448	0.800000	0	0	0
449	0.737100	0	0	0
450	0.714200	0	0	0
451	0.533700	0	0	0
452	0.434700	0	0	0
453	0.302000	0	0	0
454	0.650000	0	0	0
455	0.601400	0	0	0
456	0.784000	0	0	0
457	0.750000	0	0	0
458	0.568000	0	0	0
459	0.700000	0	0	0
460	0.728200	0	0	0
461	0.744100	0	0	0
462	0.595800	0	0	0
463	0.443300	0	0	0
464	0.665000	0	0	0
465	0.700000	0	0	0
466	0.514500	0	0	0
467	0.800000	0	0	0
468	0.653300	0	0	0
469	0.395500	0	0	0
470	0.700000	0	0	0
471	0.800000	0	0	0
472	0.750000	0	0	0
473	0.800000	0	0	0
474	0.675900	0	0	0
475	0.749700	0	0	0
476	0.700000	0	0	0
477	0.688100	0	0	0
478	0.516100	0	0	0
479	0.647800	0	0	0
480	0.568600	0	0	0
481	0.401300	0	0	0
482	0.450700	0	0	0
483	0.767800	0	0	0
484	0.755800	0	0	0
485	0.595200	0	0	0
486	0.656500	0	0	0
487	0.545400	0	0	0
488	0.707700	0	0	0
489	0.750000	0	0	0
490	0.799900	0	0	0
491	0.596700	0	0	0
492	0.700000	0	0	0
493	0.639100	0	0	0
494	0.750000	0	0	0
495	0.675500	0	0	0
496	0.719100	0	0	0
497	0.800000	0	0	0
498	0.636300	0	0	0
499	0.800000	0	0	0
500	0.665200	0	0	0
501	0.515200	0	0	0
502	0.572300	0	0	0
503	0.797100	0	0	0
504	0.750000	0	0	0
505	0.750000	0	0	0
506	0.579700	0	0	0
507	0.741700	0	0	0
508	0.769800	0	0	0
509	0.769900	0	0	0
510	0.693800	0	0	0
511	0.749900	0	0	0
512	0.800000	0	0	0
513	0.744500	0	0	0
514	0.765700	0	0	0
515	0.689600	0	0	0
516	0.609100	0	0	0
517	0.800000	0	0	0
518	0.689600	0	0	0
519	0.800000	0	0	0
520	0.733300	0	0	0
521	0.465700	0	0	0
522	0.723500	0	0	0
523	0.750000	0	0	0
524	0.557100	0	0	0
525	0.501800	0	0	0
526	0.800000	0	0	0
527	0.683500	0	0	0
528	0.308200	0	0	0
529	0.565400	0	0	0
530	0.669300	0	0	0
531	0.650000	0	0	0
532	0.695100	0	0	0
533	0.598300	0	0	0
534	0.545200	0	0	0
535	0.699500	0	0	0
536	0.684200	0	0	0
537	0.608000	0	0	0
538	0.746800	0	0	0
539	0.800000	0	0	0
540	0.783700	0	0	0
541	0.402100	0	0	0
542	0.750000	0	0	0
543	0.800000	0	0	0
544	0.716200	0	0	0
545	0.609000	0	0	0
546	0.349000	0	0	0
547	0.526300	0	0	0
548	0.800000	0	0	0
549	0.800000	0	0	0
550	0.700000	0	0	0
551	0.800000	0	0	0
552	0.578500	0	0	0
553	0.755000	0	0	0
554	0.800000	0	0	0
555	0.800000	0	0	0
556	0.434200	0	0	0
557	0.356000	0	0	0
558	0.582500	0	0	0
559	0.800000	0	0	0
560	0.644100	0	0	0
561	0.424800	0	0	0
562	0.800000	0	0	0
563	0.753300	0	0	0
564	0.800000	0	0	0
565	0.744000	0	0	0
566	0.600000	0	0	0
567	0.554000	0	0	0
568	0.774200	0	0	0
569	0.649000	0	0	0
570	0.670800	0	0	0
571	0.613700	0	0	0
572	0.762500	0	0	0
573	0.800000	0	0	0
574	0.800000	0	0	0
575	0.600000	0	0	0
576	0.700000	0	0	0
577	0.547300	0	0	0
578	0.641300	0	0	0
579	0.800000	0	0	0
580	0.551700	0	0	0
581	0.645100	0	0	0
582	0.692300	0	0	0
583	0.680200	0	0	0
584	0.592700	0	0	0
585	0.728000	0	0	0
586	0.477500	0	0	0
587	0.750000	0	0	0
588	0.472800	0	0	0
589	0.642700	0	0	0
590	0.673300	0	0	0
591	0.517600	0	0	0
592	0.562200	0	0	0
593	0.709200	0	0	0
594	0.749000	0	0	0
595	0.800000	0	0	0
596	0.800000	0	0	0
597	0.750000	0	0	0
598	0.497800	0	0	0
599	0.726000	0	0	0
600	0.637000	0	0	0
601	0.487300	0	0	0
602	0.551200	0	0	0
603	0.560000	0	0	0
604	0.700000	0	0	0
605	0.750000	0	0	0
606	0.480700	0	0	0
607	0.513300	0	0	0
608	0.735200	0	0	0
609	0.384800	0	0	0
610	0.676200	0	0	0
611	0.562500	0	0	0
612	0.750000	0	0	0
613	0.729800	0	0	0
614	0.800000	0	0	0
615	0.800000	0	0	0
616	0.750000	0	0	0
617	0.570100	0	0	0
618	0.588200	0	0	0
619	0.648400	0	0	0
620	0.528000	0	0	0
621	0.670100	0	0	0
622	0.764700	0	0	0
623	0.800000	0	0	0
624	0.579300	0	0	0
625	0.695900	0	0	0
626	0.551800	0	0	0
627	0.428800	0	0	0
628	0.426800	0	0	0
629	0.526100	0	0	0
630	0.469200	0	0	0
631	0.711100	0	0	0
632	0.664400	0	0	0
633	0.750000	0	0	0
634	0.670700	0	0	0
635	0.626000	0	0	0
636	0.647000	0	0	0
637	0.526700	0	0	0
638	0.675900	0	0	0
639	0.657200	0	0	0
640	0.604400	0	0	0
641	0.606500	0	0	0
642	0.597900	0	0	0
643	0.607300	0	0	0
644	0.676400	0	0	0
645	0.720700	0	0	0
646	0.644900	0	0	0
647	0.600000	0	0	0
648	0.799900	0	0	0
649	0.800000	0	0	0
650	0.746200	0	0	0
651	0.700000	0	0	0
652	0.699800	0	0	0
653	0.456100	0	0	0
654	0.800000	0	0	0
655	0.800000	0	0	0
656	0.727200	0	0	0
657	0.750000	0	0	0
658	0.750000	0	0	0
659	0.700000	0	0	0
660	0.564700	0	0	0
661	0.735600	0	0	0
662	0.526700	0	0	0
663	0.633400	0	0	0
664	0.767500	0	0	0
665	0.800000	0	0	0
666	0.799900	0	0	0
667	0.695800	0	0	0
668	0.699700	0	0	0
669	0.800000	0	0	0
670	0.800000	0	0	0
671	0.686600	0	0	0
672	0.504300	0	0	0
673	0.529200	0	0	0
674	0.800000	0	0	0
675	0.600000	0	0	0
676	0.516100	0	0	0
677	0.515300	0	0	0
678	0.800000	0	0	0
679	0.749300	0	0	0
680	0.560200	0	0	0
681	0.263700	0	0	0
682	0.492600	0	0	0
683	0.564900	0	0	0
684	0.800000	0	0	0
685	0.641800	0	0	0
686	0.496300	0	0	0
687	0.360600	0	0	0
688	0.306100	0	0	0
689	0.439500	0	0	0
690	0.571400	0	0	0
691	0.690000	0	0	0
692	0.525600	0	0	0
693	0.625000	0	0	0
694	0.677900	0	0	0
695	0.538900	0	0	0
696	0.697400	0	0	0
697	0.700500	0	0	0
698	0.701900	0	0	0
699	0.620100	0	0	0
700	0.602600	0	0	0
701	0.593900	0	0	0
702	0.685800	0	0	0
703	0.636800	0	0	0
704	0.682000	0	0	0
705	0.663200	0	0	0
706	0.642400	0	0	0
707	0.652100	0	0	0
708	0.610700	0	0	0
709	0.698800	0	0	0
710	0.561300	0	0	0
711	0.453600	0	0	0
712	0.674200	0	0	0
713	0.493400	0	0	0
714	0.605000	0	0	0
715	0.564500	0	0	0
716	0.526300	0	0	0
717	0.799900	0	0	0
718	0.750000	0	0	0
719	0.620000	0	0	0
720	0.700000	0	0	0
721	0.800000	0	0	0
722	0.800000	0	0	0
723	0.682300	0	0	0
724	0.800000	0	0	0
725	0.799900	0	0	0
726	0.700000	0	0	0
727	0.786600	0	0	0
728	0.750000	0	0	0
729	0.800000	0	0	0
730	0.796000	0	0	0
731	0.591500	0	0	0
732	0.651500	0	0	0
733	0.800000	0	0	0
734	0.800000	0	0	0
735	0.729600	0	0	0
736	0.774500	0	0	0
737	0.800000	0	0	0
738	0.629600	0	0	0
739	0.750000	0	0	0
740	0.800000	0	0	0
741	0.800000	0	0	0
742	0.700000	0	0	0
743	0.643300	0	0	0
744	0.527500	0	0	0
745	0.599300	0	0	0
746	0.750000	0	0	0
747	0.532900	0	0	0
748	0.690700	0	0	0
749	0.568500	0	0	0
750	0.442800	0	0	0
751	0.732300	0	0	0
752	0.500000	0	0	0
753	0.666600	0	0	0
754	0.800000	0	0	0
755	0.800000	0	0	0
756	0.733300	0	0	0
757	0.607300	0	0	0
758	0.666600	0	0	0
759	0.800000	0	0	0
760	0.585500	0	0	0
761	0.447000	0	0	0
762	0.732600	0	0	0
763	0.521700	0	0	0
764	0.760900	0	0	0
765	0.750000	0	0	0
766	0.790300	0	0	0
767	0.8000	0	0	0
768	0.3731	0	0	0
769	0.800000	0	0	0
770	0.750000	0	0	0
771	0.726700	0	0	0
772	0.731000	0	0	0
773	0.748000	0	0	0
774	0.748000	0	0	0
775	0.800000	0	0	0
776	0.705900	0	0	0
777	0.742200	0	0	0

	146	147	148	149	150	151	152	153	154
	Updated DTI (Back-end)	Modification Effective Payment Date	Total Capitalized Amount	Total Deferred Amount	Pre-Modification Interest (Note) Rate	Pre-Modification P&I Payment	Pre-Modification Initial Interest Rate Change Downward Cap	Pre-Modification Subsequent Interest Rate Cap	Pre-Modification Next Interest Rate Change Date
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105		1/6/2012			0.05	4583.33
106		1/9/2012			0.05	10736.44
107
108
109
110		3/7/2012			0.05	5368.22
111
112
113
114
115
116
117
118
119
120
121
122		6/21/2012			0.04125	3708.19
123
124
125
126		4/30/2012			0.044	5508.28
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716
717
718
719
720
721
722
723
724
725
726
727
728
729
730
731
732
733
734
735
736
737
738
739
740
741
742
743
744
745
746
747
748
749
750
751
752
753
754
755
756
757
758
759
760
761
762
763
764
765
766
767
768
769
770
771
772
773
774
775
776
777

	155	156	157	158	159	160	161	162	163
	Pre-Modification I/O Term	Forgiven Principal Amount	Forgiven Interest Amount	Number of Modifications	Cash To/From Brrw at Closing	Brrw - Yrs at in Industry	CoBrrw - Yrs at in Industry	Junior Mortgage Drawn Amount	Maturity Date
1						20			20420901
2						10			20420901
3						14.5	6		20421201
4						25		250000.00	20421101
5						30.25		200000.00	20421101
6						23	25		20421201
7						20	16		20421201
8						11	6		20421201
9						25			20421101
10						6	6		20421101
11						20			20421201
12						19.25			20421101
13						30.75			20421101
14						20			20421201
15						16	12		20421201
16						8	24		20421201
17						12.5	0.75		20421201
18						0			20421201
19						19	19		20421001
20						7	0.5		20421001
21						9	4		20421101
22						4			20421101
23						18			20421101
24						8	18		20421101
25						0			20421001
26						7			20421101
27						15			20421201
28						31	14	25130.00	20421201
29						11.25			20421201
30						18			20421201
31						27	27		20421201
32						15			20421201
33						39			20421201
34						8			20421201
35						11			20421201
36						17			20421201
37						8	7		20421201
38						7	16		20421201
39						10			20421201
40						5			20421201
41						15	20		20421201
42						18			20421101
43						30			20421101
44						3			20421201
45						10	5		20421101
46						16			20271101
47						31			20421101
48						4			20421101
49						25			20421101
50						12			20421201
51						6	15		20421201
52						13	5		20421201
53						9	8		20421201
54						11			20421101
55						13	13.25		20421101
56						16.75			20421101
57						25	25		20421201
58						21			20421101
59						22			20421201
60						6	6		20421201
61						11			20421201
62						8			20421201
63						8			20421201
64						26			20421201
65						18			20421201
66						17	12		20421201
67						26		30100.00	20421201
68						0			20271101
69						12			20421201
70						35			20421101
71						5	5		20421201
72						25			20421101
73						9	10		20421201
74						20			20421201
75						4	7		20421201
76						15	6		20421101
77						14			20421101
78						15			20421101
79						12	13		20421101
80						16			20421201
81						2.5	0		20421101
82						7			20421201
83						0		150000.00	20421001
84						12			20421101
85						2			20421101
86						14	16		20421101
87						9			20421101
88						10	10		20421201
89						0	32		20421201
90						2			20421201
91						2			20401101
92						6	5		20420801
93						23	0	176000	20421001
94						27	9	230000	20401201
95						20	0	100000	20401201
96						25			20401201
97						10	20		20401201
98						57	0	0	20410101
99						0		16967	20410301
100						10		228750	20410401
101						22		658000	20410301
102						45			20410301
103						8			20410401
104						10	0	242661.22	20410601
105						6	0		20410601
106						15	6		20410701
107						7			20420101
108						10	0		20410801
109						32	5		20410701
110						28	0		20410801
111						0			20410801
112						50	0		20410801
113						62	1		20411001
114						12	35		20411201
115						15	16	250000	20411101
116						19		200000	20411101
117						20		250000	20420101
118						20	0		20411101
119						14	7	110250	20420101
120						10			20411101
121						5	20		20420101
122						6			20411101
123						17			20420401
124						24	10		20411201
125						10	15		20420201
126						13	18	208000	20420101
127						8			20420201
128						8			20411101
129						12	1		20411201
130						20	0		20420101
131						23	18	65000	20420201
132						35	30	106650	20411201
133						12	2		20411201
134						8			20411201
135						17	7		20420101
136						25			20411201
137						25			20411201
138						10			20420101
139						21	10	187000	20411201
140						0	0	71805.83	20420101
141						14	5		20420101
142						20	0	710000	20420401
143						5			20420101
144						20	0		20420201
145						25	0		20420401
146						20	0		20420601
147						30			20420401
148						30			20420401
149						30			20420401
150						20	1		20420301
151						20	1		20420501
152						5		80960.17	20420301
153						10			20420501
154						7	7		20420201
155						8			20420301
156						16	12		20420401
157						20			20420701
158						12			20420301
159						12			20420601
160						28	0		20420401
161						8	0		20420501
162						0			20420401
163						10			20420301
164						22	0		20420501
165						40	20	229039.06	20420501
166						2			20420601
167						14		200000	20420501
168						50	33		20421001
169						25			20420501
170						12		0	20420501
171						20			20420401
172						28	22	0	20420501
173						20	1		20420401
174						16	15		20420501
175						10	0	0	20420701
176						20		500000	20420901
177						13	15	0	20420601
178						27	26	787500	20420601
179						30			20420501
180						25	4		20421001
181						14	0		20420501
182						30	0	62930	20420601
183						40			20420601
184						8			20420501
185						10	10		20420601
186						30	35	251491	20420801
187						5	10	100000	20420601
188						17	7		20420501
189						30	25		20420501
190						15	6		20420601
191						35			20420701
192						12	10		20420501
193						14			20420501
194						21	2		20420701
195						10	0		20420601
196						16			20420601
197						20	20		20420601
198						20	6		20420901
199						5	0		20421001
200						40	35		20420801
201						46	35		20420801
202						21	13		20420901
203						0	0	139492.37	20420801
204						0			20420601
205						5			20420601
206						15			20420601
207						10	6		20420701
208						7	16		20420701
209						20	2		20420701
210						13	0		20420701
211						18	14	200000	20420801
212						5	8		20420701
213						41	0		20420701
214						15	30	155000	20420701
215						17	0	0	20420701
216						17	20		20420801
217						2	3		20420701
218						7	0		20421001
219						25			20420601
220						11	0	200000	20420701
221						5	8		20420801
222						15	15		20420601
223						40	0		20420801
224						22	25	0	20420801
225						5			20420701
226						13	15	100000	20420701
227						47	38		20420801
228						38			20420701
229						5	0		20420701
230						20	25		20420701
231						35	0	250000	20420801
232						16	16		20421101
233						11	0		20420601
234						10	12		20420701
235						21			20420701
236						10	6		20420801
237						1	30		20420701
238						15	0	100000	20420801
239						10	0		20420701
240						20	20	1200000	20420701
241						9	0		20421001
242						18	0		20420701
243						40	40		20420701
244						20	10		20420801
245						7			20420701
246						15	12		20420801
247						12			20420701
248						12	3		20420801
249						14		105000	20420801
250						24			20420801
251						23	23	439175	20420701
252						12	7		20420701
253						21	0	100000	20420801
254						20	7		20420701
255						0	0		20420801
256						12	2	250	20420701
257						10	20	200000	20420701
258						16	16		20420901
259						17	17		20420801
260						0	3	708000	20420701
261						0	0		20420701
262						15	9		20420701
263						15	0		20420801
264						17	1		20420801
265						8	0		20420701
266						20	20		20420801
267						30	0	50000	20420901
268						21			20420901
269						19		200000	20420801
270						4			20420901
271						10	10	500000	20420801
272						0	0		20420801
273						15	0	1115000	20420801
274						0			20420801
275						24	25	1000000	20420801
276						16	5		20420801
277						20	0		20420801
278						23	0	414000	20420801
279						12	8		20420801
280						15		400000	20420901
281						4			20421101
282						6			20420801
283						30	0		20420801
284						31	31		20420801
285						6	11	300000	20421001
286						20			20420801
287						20			20420801
288						0			20420801
289						3	3		20420901
290						16	0	740000	20420901
291						15	0		20420801
292						8			20420801
293						10	10		20420901
294						8	11		20421001
295						21	3	500000	20420901
296						22			20420801
297						15	15		20420801
298						0	25		20420901
299						1	35		20420901
300						10	0		20420901
301						7	11		20420901
302						20	1		20420801
303						0	2		20420801
304						5			20421001
305						19	20		20420901
306						0			20420901
307						24	16	100000	20420901
308						20	4	0	20421001
309						30	8		20420901
310						18	2		20420901
311						9	0		20420901
312						6	6		20420801
313						10	12		20420801
314						17	15		20420801
315						20	15		20420901
316						38	32		20420901
317						4	3	4051	20421001
318						13			20420801
319						13	0	142000	20420901
320						6	0		20420901
321						4	4	10035.95	20420901
322						0			20421001
323						24	0		20420901
324						17	0	100000	20420901
325						27			20421101
326						15	8	57834	20421001
327						35	10		20420901
328						22	15		20420901
329						20	0		20421001
330						42	26	514096	20421001
331						20	0		20420901
332						0	0	115598	20421001
333						17	15	150000	20420801
334						10	2		20421001
335						30	0		20421001
336						22			20420901
337						26	0		20421001
338						17	15		20421001
339						17	12	0	20420901
340						9	10		20420901
341						16	19		20420901
342						3	16		20421001
343						3	0		20420901
344						0	0		20421001
345						31	2	500000	20421101
346						8	8		20420901
347						45			20421001
348						4	10		20420901
349						20	4		20420901
350						8	6		20420901
351						10	8	150000	20421001
352						16	6		20421101
353						12	0		20421001
354						14			20420901
355						30			20421001
356						20	0		20421001
357						15	15		20420901
358						11			20420901
359						17		192046	20421101
360						40	0		20420901
361						6	0		20421001
362						7			20421001
363						25	0	500000	20421001
364						15	20	100000	20421001
365						18	0	750000	20421001
366						27	22		20421001
367						24			20421001
368						30		275000	20421001
369						12	0		20421001
370						7			20421101
371						9	2		20420901
372						12	27		20421001
373						20	27		20421001
374						7	7		20420901
375						6			20421001
376						8	7		20421101
377						33			20421001
378						2	33		20420901
379						12	0		20421001
380						17	0		20421001
381						14	18		20421001
382						1			20421001
383						20	0		20421001
384						5	7		20421001
385						5			20420901
386						40	8		20420901
387						9	9		20421001
388						15	0	150000	20421001
389						21	21	172500	20421001
390						16	8	250000	20421101
391						5			20421001
392						12	10		20421001
393						14			20420901
394						17	7		20421001
395						30	0	281000	20421001
396						5			20421001
397						25	23	215000	20421101
398						20	8		20421101
399						0	15		20420901
400						25	0		20421101
401						28			20420901
402						10	10		20420901
403						9	1		20421001
404						30			20421101
405						9	1		20421001
406						9	1		20421001
407						34	0		20421001
408						20	10		20421001
409						0			20421001
410						21	0		20421001
411						15			20421001
412						2	16		20421001
413						12	0		20421101
414						16	24	235000	20421101
415						30	0		20421001
416						13	14		20421001
417						10	6	500000	20421001
418						20	10		20421001
419						26	19	700000	20421101
420						12	9	490000	20421001
421						15			20421001
422						16	0		20421101
423						17	0		20421001
424						11	5		20421001
425						24	11		20421001
426						15	0	600000	20421101
427						17	20		20421001
428						7	0		20421101
429						20			20421101
430						0	0		20421101
431						12	11		20421101
432						13	15		20421101
433						20	7		20421101
434						37			20420101
435						12		0	20271201
436						7		0	20430101
437						0	25	0	20421201
438						14	10	0	20421201
439						14	9.5	0	20421201
440						13	25	0	20421101
441						23		0	20421101
442						16	17	0	20421201
443						13		0	20421201
444						15		0	20421201
445						23	37	36504	20421201
446						0		0	20421201
447						10	7	80000	20421101
448						26.25		0	20421101
449						12.5		0	20271201
450						12		0	20430101
451						20	5	0	20421101
452						24		0	20421201
453						33		187350	20421201
454						13	9	0	20421201
455						28		93752	20421201
456						15		0	20421101
457						6	8	0	20421201
458						35		295000	20421201
459						0		0	20421201
460						12.75		0	20421201
461						5		0	20421201
462						13.25	6	0	20421201
463						10		0	20421201
464						8.25	15	0	20421201
465						18	18	0	20421101
466						16.25		0	20421201
467						6	5	0	20421201
468						23.25		0	20421201
469						0	8	0	20421201
470						12	12	0	20421201
471						7	12	0	20421201
472						12		0	20421201
473						24.75		0	20421201
474						17		0	20430101
475						35		0	20421201
476						15		0	20430101
477						19		50000	20430101
478						20		0	20421201
479						4	4	0.00	20421201
480						25		0	20430101
481						26		399436	20421201
482						0		9619	20430101
483						10	10	0	20421201
484						10	10	0	20271201
485						10	11	0	20421001
486						1	6	0	20421201
487						15.5		0	20421101
488						11		0	20421201
489						9	25	0	20421201
490						10		0	20421201
491						5.75		0	20421101
492						20		0	20421201
493						9	13	0	20421101
494						10		0	20421201
495						9		0	20421101
496						10		0	20421201
497						20	20	0	20421101
498						25		0	20421201
499						14		0	20421201
500						41	5	0	20421201
501						0		0	20421201
502						20		0	20421201
503						27		0	20421201
504						10		0.00	20421201
505						25		0	20421201
506						10		0	20421201
507						25	0	0	20421201
508						5		0	20421201
509						18		0	20421201
510						34	25	0	20421201
511						25		0	20421201
512						7	7	0	20421201
513						17		0	20421201
514						22		0	20421201
515						11		0	20421201
516						28		0	20430101
517						10		0	20421101
518						32	2	0	20421201
519						16		0	20421201
520						3		0	20420901
521						13		0	20421201
522						16	17.25	0	20421201
523						10	18	0	20421201
524						5	5	0	20421201
525						0		0	20421201
526						11	7	0	20421201
527						10		0	20421101
528						0		0	20421101
529						20		0	20421201
530						18	12	0	20421201
531						11		0	20421201
532						20		0	20271201
533						5		0.00	20421201
534						21	21	0	20421201
535						15	15	0	20421201
536						5	5	0	20421101
537						15	15	0	20421201
538						20	20	0	20421201
539						7.75		0	20421201
540						20	17	0	20421201
541						19	17	0	20270801
542						25		0	20421201
543						23		0	20421001
544						11	11	0	20421101
545						10	13	39437	20421201
546						25	5	50000	20421201
547						4		0	20421201
548						17	19	0	20421101
549						10		0	20421101
550						24		0	20421201
551						37		0	20421201
552						27		25370	20421201
553						6.25	17	0	20421201
554						6	7	0	20421201
555						30		0	20421201
556						18		0	20421201
557						0		0	20421201
558						15		0	20421201
559						27		0	20421201
560						15		0	20421201
561						17		0	20421201
562						6.25		0	20430101
563						9	9	0	20421201
564						14	0	0	20421201
565						15		0	20421201
566						22.5		0	20430101
567						10		0	20421201
568						17		0	20421201
569						18.5		127287	20421201
570						27	27	0	20421101
571						25.4	0	0	20271101
572						39		0	20421201
573						29	0	0	20421101
574						15	8	0	20421101
575						9	9	0	20421201
576						21	20	0	20421101
577						8		10829	20421101
578						9		0	20421101
579						6	6	0	20421201
580						25		0	20421101
581						20		0	20271101
582						30		0	20421101
583						21		103000	20421201
584						18	2	0	20421201
585						14	14	0	20271201
586						14	11	0	20421201
587						14		0	20271201
588						35		0	20421201
589						8	8	0	20430101
590						8		0	20421201
591						23	18	0	20421201
592						18		0	20421201
593						19		0	20421201
594						10		0	20421201
595						27	3.75	0	20421101
596						22		0	20421201
597						30		0	20421201
598						9.25		0	20421201
599						15		0	20430101
600						10	1	0	20421201
601						5		0	20421201
602						10		56100	20421201
603						29	9	0	20421201
604						18		0	20421201
605						18		0	20421201
606						22		0	20421201
607						21	28	0	20421201
608						13	2	0	20421101
609						2.5	8	0	20421201
610						34	4.25	0	20421201
611						12	9	0	20421201
612						20		0	20421201
613						16		0	20421201
614						6		0	20421201
615						19		0	20421201
616						12		0	20421201
617						11	5	0	20430101
618						16		0	20271201
619						6		0	20421201
620						20		0	20421201
621						5	8	56429	20421201
622						23		0	20421001
623						26		0	20421101
624						26	0	44322.45	20421001
625						22	0	0	20421001
626						32		0	20421201
627						18		0	20421001
628						9	10	226000	20421201
629						0		0	20421101
630						38		0	20421101
631						32	0	0	20421201
632						16		0	20421201
633						27	12	0	20421201
634						0		0	20421201
635						12	15	0	20421201
636						12	12	0	20421101
637						17		350000	20421201
638						3		0	20421201
639						0	14	0	20421201
640						24	21	0	20421101
641						9		0	20421201
642						13	7	240000	20421201
643						34	32	0	20421201
644						20		0	20421201
645						20	25	0	20421201
646						11		0	20421201
647						23	8.5	0	20430101
648						10	4	0	20421101
649						9	2	0	20421201
650						26		0	20421201
651						12	14	0	20421201
652						12	10	0	20421201
653						24		251665	20421201
654						17		0	20421201
655						30	10.25	0	20421101
656						9	5	0	20421101
657						40		0	20421201
658						24	17	0	20421201
659						29		0	20421201
660						12		0	20421101
661						13		0	20421201
662						7	2	0	20421201
663						20		0	20421201
664						0		0	20421201
665						4		0	20421201
666						7	5	0	20421201
667						14	20	0	20421101
668						33		0	20421201
669						9		0	20430101
670						16.25	2.75	0	20421201
671						30.5	30.4	0	20421101
672						10	0	0	20421101
673						14		0	20421101
674						3		0	20430101
675						36		0	20321001
676						12		0	20421101
677						18		0	20421201
678						0	6	0	20421201
679						30	10	0	20421201
680						0		0	20421201
681						0		300000	20421201
682						20		5364	20421201
683						25		0	20421201
684						25		0	20421201
685						22		0	20390401
686						18		0	20391101
687						20	20	0	20351201
688						28		354672	20410101
689						15		0	20410301
690						15	10	0	20410701
691						22		0	20410801
692						17	15	72860	20411101
693						20		0	20420301
694						18		0	20420301
695						15		0	20420301
696						19	22	0	20420401
697						20	10	50000	20420401
698						15		0	20420401
699						14	4	0	20420401
700						20	24	125000	20420501
701						28		0	20420501
702						15	9	0	20420601
703						14.5		50000	20420601
704						11	11	0	20420601
705						9	1	0	20420601
706						30	12	0	20420701
707						26	10	0	20420701
708						25		0	20420701
709						15	20	37947	20420701
710						2		50000	20420701
711						16	13	150000	20420801
712						16.5	0	0	20421101
713						17		0	20421101
714						16		24985	20430101
715						24	19	0	20421201
716						3.75		0	20421101
717						8	8	0	20421101
718						11		0	20421101
719						12	21	0	20421201
720						2		0	20421201
721						22		0	20421201
722						6		0	20421201
723						16		0	20421201
724						15		0	20421201
725						17		0	20421201
726						0	22	0	20421201
727						16	18	0	20421201
728						8		0	20430101
729						5		0	20421201
730						13		0	20421001
731						0		0	20421201
732						25	25	74130	20430101
733						15	14	0	20421201
734						20	20	0	20421201
735						7	7.75	0	20421201
736						5	6	0	20421101
737						8		0	20421001
738						6	6	0	20421201
739						16		0	20421201
740						11		0	20421201
741						16		0	20421201
742						9		0	20421201
743						20		0	20421201
744						30		0	20421201
745						10		0	20430101
746						10	2	0	20421201
747						5		0	20271201
748						0		0	20421101
749						15		0	20421201
750						5		47668	20421201
751						22	12	0	20421201
752						3		0	20430101
753						25		0	20420601
754						15	15	0	20421201
755						15.6	0	0	12/1/2041
756						6	6	0	4/1/2042
757						9.9	2	0	4/1/2042
758						24	1	0	5/1/2042
759						10	4	0	5/1/2042
760						14	1	0	7/1/2042
761						15.6	18.6	0	8/1/2032
762						14	0	0	7/1/2042
763						13	0	0	9/1/2042
764						4	0	0	9/1/2042
765						29	27	0	7/1/2032
766						15	1	0	8/1/2042
767						9	2	0	20420801
768						27	0	471405	20420901
769						5	1	0	9/1/2042
770						9	7	0	9/1/2042
771						20	0	0	10/1/2042
772						9	0	0	9/1/2042
773						19	0	0	9/1/2032
774						1	32	0	10/1/2042
775						21	0	0	10/1/2042
776						20	1	0	10/1/2042
777						24	0	0	11/1/2042

	164	165	166	167	168	169	170	171	172
	Primary Borrower Wage Income (Salary)	Primary Borrower Wage Income (Bonus)	Primary Borrower Wage Income (Commission)	Co-Borrower Wage Income (Salary)	Co-Borrower Wage Income (Bonus)	Co-Borrower Wage Income (Commission)	Originator Doc Code	RWT Income Verification	RWT Asset Verification
1	8915.59	0	0	0	0	0	Full	Two Years	Two Months
2	19178.06	10937.5	0	0	0	0	Full	Two Years	Two Months
3	15577.06	0	0	0	0	0	Full	Two Years	Two Months
4	34676.62	0	0	0	0	0	Full	Two Years	Two Months
5	28307.42	0	0	0	0	0	Full	Two Years	Two Months
6	13609.95	0	0	11165.59	0	0	Full	Two Years	Two Months
7	30117.42	0	0	0	0	0	Full	Two Years	Two Months
8	2371.03	5126.57	0	6426.74	0	0	Full	Two Years	Two Months
9	43301.37	0	0	0	0	0	Full	Two Years	Two Months
10	9496.32	0	0	37174.01	0	0	Full	Two Years	Two Months
11	129400	0	0	0	0	0	Full	Two Years	Two Months
12	35416.68	0	0	0	0	0	Full	Two Years	Two Months
13	12360.4	0	0	0	0	0	Full	Two Years	Two Months
14	13315.45	0	0	0	0	0	Full	Two Years	Two Months
15	12500	0	0	9689.42	0	0	Full	Two Years	Two Months
16	11587.5	0	0	10783.33	0	0	Full	Two Years	Two Months
17	19759.92	0	13000	0	0	0	Full	Two Years	Two Months
18	2228.9	0	0	783.9	0	0	Full	Two Years	Two Months
19	63425	0	0	0	0	0	Full	Two Years	Two Months
20	9916.67	0	0	6435.1	0	0	Full	Two Years	Two Months
21	0	0	0	0	0	2876	Full	Two Years	Two Months
22	39583.34	0	0	0	0	0	Full	Two Years	Two Months
23	12476.04	0	0	0	0	0	Full	Two Years	Two Months
24	23083.33	0	0	0	0	0	Full	Two Years	Two Months
25	13668.05	0	0	820.33	0	0	Full	Two Years	Two Months
26	38141.37	0	0	0	0	0	Full	Two Years	Two Months
27	18750	0	0	0	0	0	Full	Two Years	Two Months
28	12154.14	0	0	7599.78	0	0	Full	Two Years	Two Months
29	24894.62	0	0	0	0	0	Full	Two Years	Two Months
30	21949.46	0	0	0	0	0	Full	Two Years	Two Months
31	9866.66	0	0	10000	0	0	Full	Two Years	Two Months
32	2774	1490.25	12582.66	0	0	0	Full	Two Years	Two Months
33	25677.16	0	0	0	0	0	Full	Two Years	Two Months
34	21075.58	0	0	0	0	0	Full	Two Years	Two Months
35	28524.12	0	0	0	0	0	Full	Two Years	Two Months
36	15866.82	0	0	0	0	0	Full	Two Years	Two Months
37	1972	33537.97	0	9350	0	0	Full	Two Years	Two Months
38	11196.79	0	0	8670.92	0	0	Full	Two Years	Two Months
39	23666.67	0	0	0	0	0	Full	Two Years	Two Months
40	13332.8	0	0	0	0	0	Full	Two Years	Two Months
41	16250	0	0	0	0	0	Full	Two Years	Two Months
42	14444.45	0	0	0	0	0	Full	Two Years	Two Months
43	30437.91	0	0	0	0	0	Full	Two Years	Two Months
44	13767.17	0	0	0	0	0	Full	Two Years	Two Months
45	29041.09	0	0	2105.44	0	0	Full	Two Years	Two Months
46	150757.58	0	0	0	0	0	Full	Two Years	Two Months
47	21666.67	0	0	0	0	0	Full	Two Years	Two Months
48	20833.33	0	0	0	0	0	Full	Two Years	Two Months
49	14401.51	2538.12	0	0	0	0	Full	Two Years	Two Months
50	18024.84	0	0	0	0	0	Full	Two Years	Two Months
51	16666.67	0	0	12016.66	4677.45	0	Full	Two Years	Two Months
52	31254	0	0	8333.33	0	0	Full	Two Years	Two Months
53	7934.66	0	0	10166.67	0	0	Full	Two Years	Two Months
54	9843.17	0	0	0	0	0	Full	Two Years	Two Months
55	13333.33	0	0	7891.39	0	0	Full	Two Years	Two Months
56	48581.59	0	0	0	0	0	Full	Two Years	Two Months
57	15781.48	0	0	13603.02	0	0	Full	Two Years	Two Months
58	31250	8333.34	0	0	0	0	Full	Two Years	Two Months
59	12589.79	0	0	0	0	0	Full	Two Years	Two Months
60	13110	0	0	15022.8	0	0	Full	Two Years	Two Months
61	75000	0	0	0	0	0	Full	Two Years	Two Months
62	86525.38	0	0	0	0	0	Full	Two Years	Two Months
63	5286.96	0	0	0	0	0	Full	Two Years	Two Months
64	41666.66	0	0	0	0	0	Full	Two Years	Two Months
65	33333.34	0	0	0	0	0	Full	Two Years	Two Months
66	12499	0	0	8750	0	0	Full	Two Years	Two Months
67	23800	0	0	0	0	0	Full	Two Years	Two Months
68	0	0	0	0	0	0	Full	Two Years	Two Months
69	12500	2083.33	0	0	0	0	Full	Two Years	Two Months
70	74167.33	0	0	0	0	0	Full	Two Years	Two Months
71	30000	0	0	7295.83	0	0	Full	Two Years	Two Months
72	25334.09	0	0	0	0	0	Full	Two Years	Two Months
73	19500	0	0	6666.67	1717.27	0	Full	Two Years	Two Months
74	16250	0	7259.95	0	0	0	Full	Two Years	Two Months
75	3592.2	0	0	13333.34	0	0	Full	Two Years	Two Months
76	12500	0	0	8333.34	0	0	Full	Two Years	Two Months
77	18284.32	3629	0	0	0	0	Full	Two Years	Two Months
78	0	0	37753.35	0	0	0	Full	Two Years	Two Months
79	13668.63	0	0	8618.61	0	0	Full	Two Years	Two Months
80	36916.31	0	0	0	0	0	Full	Two Years	Two Months
81	46666	0	0	0	0	0	Full	Two Years	Two Months
82	40000	0	0	0	0	0	Full	Two Years	Two Months
83	0	0	0	0	0	0	Full	Two Years	Two Months
84	0	0	0	0	0	0	Full	Two Years	Two Months
85	20464	0	0	0	0	0	Full	Two Years	Two Months
86	9536.08	0	0	5589.67	0	0	Full	Two Years	Two Months
87	8333.33	6654.5	0	0	0	0	Full	Two Years	Two Months
88	10416.66	2957	0	8750	1243.62	0	Full	Two Years	Two Months
89	0	0	0	20487	0	0	Full	Two Years	Two Months
90	31636	0	0	0	0	0	Full	Two Years	Two Months
91							Full	Two Years	One Month
92							Full	Two Years	One Month
93							Full	Two Years	One Month
94							Full	Two Years	One Month
95							Full	Two Years	One Month
96							Full	Two Years	Two Months
97							Full	Two Years	One Month
98							Full	Two Years	One Month
99							Full	Two Years	One Month
100							Full	Two Years	One Month
101							Full	Two Years	One Month
102							Full	One Year	One Month
103							Full	Two Years	One Month
104							Full	Two Years	One Month
105							Full	Two Years	One Month
106							Full	Two Years	One Month
107							Full	Two Years	One Month
108							Full	Two Years	One Month
109							Full	Two Years	One Month
110							Full	Two Years	One Month
111							Full	Two Years	One Month
112							Full	Two Years	One Month
113							Full	Two Years	Two Months
114							Full	Two Years	One Month
115							Full	Two Years	One Month
116							Full	Two Years	One Month
117							Full	Two Years	One Month
118							Full	Two Years	One Month
119							Full	Two Years	Two Months
120							Full	Two Years	One Month
121							Full	Two Years	Two Months
122							Full	Two Years	One Month
123							Full	Two Years	Two Months
124							Full	Two Years	One Month
125							Full	Two Years	One Month
126							Full	Two Years	Two Months
127							Full	Two Years	One Month
128							Full	Two Years	Two Months
129							Full	Two Years	One Month
130							Full	Two Years	Two Months
131							Full	Two Years	One Month
132							Full	Two Years	One Month
133							Full	Two Years	Two Months
134							Full	Two Years	One Month
135							Full	Two Years	One Month
136							Full	Two Years	One Month
137							Full	Two Years	One Month
138							Full	Two Years	One Month
139							Full	Two Years	Two Months
140							Full	Two Years	Two Months
141							Full	Two Years	One Month
142							Full	Two Years	One Month
143							Full	Two Years	One Month
144							Full	Two Years	Two Months
145							Full	Two Years	One Month
146							Full	Two Years	One Month
147							Full	Two Years	One Month
148							Full	Two Years	One Month
149							Full	Two Years	One Month
150							Full	Two Years	Two Months
151							Full	Two Years	One Month
152							Full	Two Years	One Month
153							Full	Two Years	One Month
154							Full	Two Years	One Month
155							Full	Two Years	One Month
156							Full	Two Years	One Month
157							Full	Two Years	One Month
158							Full	Two Years	One Month
159							Full	Two Years	Two Months
160							Full	Two Years	One Month
161							Full	Two Years	One Month
162							Full	Two Years	One Month
163							Full	Two Years	One Month
164							Full	Two Years	One Month
165							Full	Two Years	One Month
166							Full	Two Years	One Month
167							Full	Two Years	Two Months
168							Full	Two Years	One Month
169							Full	Two Years	Two Months
170							Full	Two Years	One Month
171							Full	Two Years	One Month
172							Full	Two Years	One Month
173							Full	Two Years	One Month
174							Full	Two Years	Two Months
175							Full	Two Years	One Month
176							Full	Two Years	Two Months
177							Full	Two Years	One Month
178							Full	Two Years	Two Months
179							Full	Two Years	One Month
180							Full	Two Years	One Month
181							Full	Two Years	One Month
182							Full	Two Years	One Month
183							Full	Two Years	Two Months
184							Full	Two Years	One Month
185							Full	Two Years	One Month
186							Full	Two Years	One Month
187							Full	Two Years	One Month
188							Full	Two Years	One Month
189							Full	Two Years	One Month
190							Full	Two Years	One Month
191							Full	Two Years	One Month
192							Full	Two Years	One Month
193							Full	Two Years	One Month
194							Full	Two Years	One Month
195							Full	Two Years	One Month
196							Full	Two Years	One Month
197							Full	Two Years	One Month
198							Full	Two Years	One Month
199							Full	Two Years	Two Months
200							Full	Two Years	One Month
201							Full	Two Years	One Month
202							Full	Two Years	Two Months
203							Full	Two Years	One Month
204							Full	Two Years	One Month
205							Full	Two Years	One Month
206							Full	Two Years	One Month
207							Full	Two Years	One Month
208							Full	Two Years	One Month
209							Full	Two Years	One Month
210							Full	Two Years	One Month
211							Full	Two Years	One Month
212							Full	Two Years	One Month
213							Full	Two Years	One Month
214							Full	Two Years	Two Months
215							Full	Two Years	One Month
216							Full	Two Years	One Month
217							Full	Two Years	One Month
218							Full	Two Years	Two Months
219							Full	Two Years	One Month
220							Full	Two Years	One Month
221							Full	Two Years	Two Months
222							Full	Two Years	One Month
223							Full	Two Years	One Month
224							Full	Two Years	One Month
225							Full	Two Years	One Month
226							Full	Two Years	One Month
227							Full	Two Years	One Month
228							Full	Two Years	One Month
229							Full	Two Years	One Month
230							Full	Two Years	One Month
231							Full	Two Years	One Month
232							Full	Two Years	Two Months
233							Full	Two Years	One Month
234							Full	Two Years	One Month
235							Full	Two Years	Two Months
236							Full	Two Years	One Month
237							Full	Two Years	One Month
238							Full	Two Years	One Month
239							Full	Two Years	One Month
240							Full	Two Years	One Month
241							Full	Two Years	One Month
242							Full	Two Years	Two Months
243							Full	Two Years	One Month
244							Full	Two Years	One Month
245							Full	Two Years	One Month
246							Full	Two Years	One Month
247							Full	Two Years	One Month
248							Full	Two Years	One Month
249							Full	Two Years	One Month
250							Full	Two Years	Two Months
251							Full	Two Years	One Month
252							Full	Two Years	One Month
253							Full	Two Years	Two Months
254							Full	Two Years	One Month
255							Full	Two Years	One Month
256							Full	Two Years	One Month
257							Full	Two Years	One Month
258							Full	Two Years	One Month
259							Full	Two Years	One Month
260							Full	Two Years	One Month
261							Full	Two Years	One Month
262							Full	Two Years	One Month
263							Full	Two Years	One Month
264							Full	Two Years	One Month
265							Full	Two Years	Two Months
266							Full	Two Years	Two Months
267							Full	Two Years	One Month
268							Full	Two Years	Two Months
269							Full	Two Years	One Month
270							Full	Two Years	One Month
271							Full	Two Years	One Month
272							Full	Two Years	One Month
273							Full	Two Years	One Month
274							Full	Two Years	One Month
275							Full	Two Years	One Month
276							Full	Two Years	One Month
277							Full	Two Years	One Month
278							Full	Two Years	One Month
279							Full	Two Years	Two Months
280							Full	Two Years	Two Months
281							Full	Two Years	One Month
282							Full	Two Years	One Month
283							Full	Two Years	One Month
284							Full	Two Years	One Month
285							Full	Two Years	Two Months
286							Full	Two Years	One Month
287							Full	Two Years	One Month
288							Full	Two Years	Two Months
289							Full	Two Years	One Month
290							Full	Two Years	Two Months
291							Full	Two Years	Two Months
292							Full	Two Years	Two Months
293							Full	Two Years	Two Months
294							Full	Two Years	Two Months
295							Full	Two Years	One Month
296							Full	Two Years	One Month
297							Full	Two Years	One Month
298							Full	Two Years	One Month
299							Full	Two Years	One Month
300							Full	Two Years	Two Months
301							Full	Two Years	One Month
302							Full	Two Years	One Month
303							Full	Two Years	One Month
304							Full	Two Years	Two Months
305							Full	Two Years	One Month
306							Full	Two Years	Two Months
307							Full	Two Years	One Month
308							Full	Two Years	One Month
309							Full	Two Years	One Month
310							Full	Two Years	Two Months
311							Full	Two Years	One Month
312							Full	Two Years	One Month
313							Full	Two Years	One Month
314							Full	Two Years	Two Months
315							Full	Two Years	Two Months
316							Full	Two Years	One Month
317							Full	Two Years	One Month
318							Full	Two Years	Two Months
319							Full	Two Years	One Month
320							Full	Two Years	Two Months
321							Full	Two Years	One Month
322							Full	Two Years	One Month
323							Full	Two Years	Two Months
324							Full	Two Years	One Month
325							Full	Two Years	Two Months
326							Full	Two Years	One Month
327							Full	Two Years	One Month
328							Full	Two Years	One Month
329							Full	Two Years	Two Months
330							Full	Two Years	One Month
331							Full	Two Years	One Month
332							Full	Two Years	Two Months
333							Full	Two Years	Two Months
334							Full	Two Years	One Month
335							Full	Two Years	One Month
336							Full	Two Years	Two Months
337							Full	Two Years	One Month
338							Full	Two Years	One Month
339							Full	Two Years	One Month
340							Full	Two Years	Two Months
341							Full	Two Years	Two Months
342							Full	Two Years	Two Months
343							Full	Two Years	Two Months
344							Full	Two Years	Two Months
345							Full	Two Years	One Month
346							Full	Two Years	One Month
347							Full	Two Years	One Month
348							Full	Two Years	One Month
349							Full	Two Years	Two Months
350							Full	Two Years	Two Months
351							Full	Two Years	Two Months
352							Full	Two Years	One Month
353							Full	Two Years	One Month
354							Full	Two Years	One Month
355							Full	Two Years	One Month
356							Full	Two Years	Two Months
357							Full	Two Years	Two Months
358							Full	Two Years	Two Months
359							Full	Two Years	One Month
360							Full	Two Years	Two Months
361							Full	Two Years	One Month
362							Full	Two Years	Two Months
363							Full	Two Years	Two Months
364							Full	Two Years	One Month
365							Full	Two Years	Two Months
366							Full	Two Years	Two Months
367							Full	Two Years	One Month
368							Full	Two Years	Two Months
369							Full	Two Years	One Month
370							Full	Two Years	One Month
371							Full	Two Years	One Month
372							Full	Two Years	One Month
373							Full	Two Years	Two Months
374							Full	Two Years	Two Months
375							Full	Two Years	One Month
376							Full	Two Years	Two Months
377							Full	Two Years	Two Months
378							Full	Two Years	Two Months
379							Full	Two Years	One Month
380							Full	Two Years	One Month
381							Full	Two Years	One Month
382							Full	Two Years	One Month
383							Full	Two Years	One Month
384							Full	Two Years	Two Months
385							Full	Two Years	Two Months
386							Full	Two Years	One Month
387							Full	Two Years	One Month
388							Full	Two Years	Two Months
389							Full	Two Years	Two Months
390							Full	Two Years	One Month
391							Full	Two Years	One Month
392							Full	Two Years	One Month
393							Full	Two Years	One Month
394							Full	Two Years	One Month
395							Full	Two Years	One Month
396							Full	Two Years	Two Months
397							Full	Two Years	One Month
398							Full	Two Years	One Month
399							Full	Two Years	One Month
400							Full	Two Years	Two Months
401							Full	Two Years	One Month
402							Full	Two Years	One Month
403							Full	Two Years	Two Months
404							Full	Two Years	One Month
405							Full	Two Years	Two Months
406							Full	Two Years	Two Months
407							Full	Two Years	One Month
408							Full	Two Years	One Month
409							Full	Two Years	One Month
410							Full	Two Years	One Month
411							Full	Two Years	Two Months
412							Full	Two Years	Two Months
413							Full	Two Years	One Month
414							Full	Two Years	One Month
415							Full	Two Years	Two Months
416							Full	Two Years	One Month
417							Full	Two Years	Two Months
418							Full	Two Years	One Month
419							Full	Two Years	Two Months
420							Full	Two Years	One Month
421							Full	Two Years	Two Months
422							Full	Two Years	Two Months
423							Full	Two Years	Two Months
424							Full	Two Years	Two Months
425							Full	Two Years	One Month
426							Full	Two Years	One Month
427							Full	Two Years	One Month
428							Full	Two Years	One Month
429							Full	Two Years	One Month
430							Full	Two Years	Two Months
431							Full	Two Years	Two Months
432							Full	Two Years	One Month
433							Full	Two Years	Two Months
434							Full	Two Years	One Month
435	50093.29	0	0	0	0	0	Full	Two Years	Two Months
436	8825.4	0	5306.17	0	0	0	Full	Two Years	Two Months
437	0	0	0	27083.33	6491.17	0	Full	Two Years	Two Months
438	8970	0	0	3818.88	0	0	Full	Two Years	Two Months
439	3131.75	0	0	9017.7	0	0	Full	Two Years	Two Months
440	12499.5	0	0	7875.4	0	0	Full	Two Years	Two Months
441	12161.91	0	0	0	0	0	Full	Two Years	Two Months
442	14568	0	0	7215.62	0	0	Full	Two Years	Two Months
443	55457.5	0	0	0	0	0	Full	Two Years	Two Months
444	16666.67	0	0	0	0	0	Full	Two Years	Two Months
445	16533.21	0	0	17038.75	0	0	Full	Two Years	Two Months
446	0	0	0	2299.9	0	0	Full	Two Years	Two Months
447	20248.67	0	0	11740.64	0	0	Full	Two Years	Two Months
448	24666.68	0	0	0	0	0	Full	Two Years	Two Months
449	12802.42	0	0	0	0	0	Full	Two Years	Two Months
450	17250	0	0	0	0	0	Full	Two Years	Two Months
451	10951.2	388.24	0	1627.33	0	0	Full	Two Years	Two Months
452	37084.92	0	0	0	0	0	Full	Two Years	Two Months
453	22815	0	0	0	0	0	Full	Two Years	Two Months
454	16321.41	0	0	0	0	0	Full	Two Years	Two Months
455	31097.32	0	0	0	0	0	Full	Two Years	Two Months
456	17666.67	0	0	0	0	0	Full	Two Years	Two Months
457	16258.08	0	0	15512.92	0	0	Full	Two Years	Two Months
458	17547.49	0	0	0	0	0	Full	Two Years	Two Months
459	3164.7	0	0	0	0	0	Full	Two Years	Two Months
460	23279.17	0	0	0	0	0	Full	Two Years	Two Months
461	30420.33	0	0	0	0	0	Full	Two Years	Two Months
462	11166.34	0	0	7916.67	0	0	Full	Two Years	Two Months
463	26660.25	0	0	0	0	0	Full	Two Years	Two Months
464	8266.27	0	0	8741.16	0	0	Full	Two Years	Two Months
465	9374.99	0	0	8039.99	0	0	Full	Two Years	Two Months
466	24189.16	0	0	0	0	0	Full	Two Years	Two Months
467	12340.84	0	0	19044.05	0	0	Full	Two Years	Two Months
468	13033.63	0	0	0	0	0	Full	Two Years	Two Months
469	8183.79	0	0	10147.03	0	0	Full	Two Years	Two Months
470	14043.92	0	0	6258.34	0	0	Full	Two Years	Two Months
471	22916.67	0	0	1	0	0	Full	Two Years	Two Months
472	12979.58	0	0	0	0	0	Full	Two Years	Two Months
473	16848	0	0	0	0	0	Full	Two Years	Two Months
474	29166.66	0	0	0	0	0	Full	Two Years	Two Months
475	14150	0	0	0	0	0	Full	Two Years	Two Months
476	28143.08	0	0	0	0	0	Full	Two Years	Two Months
477	9999.99	11857.78	0	0	0	0	Full	Two Years	Two Months
478	11571.29	0	0	0	0	0	Full	Two Years	Two Months
479	5625	0	0	17499.99	0	0	Full	Two Years	Two Months
480	13905.84	0	0	0	0	0	Full	Two Years	Two Months
481	28498.98	0	0	0	0	0	Full	Two Years	Two Months
482	0	0	0	0	0	0	Full	Two Years	Two Months
483	12915.06	0	0	14333.74	0	0	Full	Two Years	Two Months
484	8926.67	0	0	11683.34	0	0	Full	Two Years	Two Months
485	5833.34	0	0	10000	0	0	Full	Two Years	Two Months
486	17500	0	0	0	0	0	Full	Two Years	Two Months
487	0	0	0	0	0	0	Full	Two Years	Two Months
488	16666.66	0	0	0	0	0	Full	Two Years	Two Months
489	5001.58	0	5028.84	5036.38	0	0	Full	Two Years	Two Months
490	13032.94	0	0	0	0	0	Full	Two Years	Two Months
491	14914.84	0	0	0	0	0	Full	Two Years	Two Months
492	33074.99	0	0	0	0	0	Full	Two Years	Two Months
493	5416.66	0	0	11250	0	0	Full	Two Years	Two Months
494	18291	0	0	0	0	0	Full	Two Years	Two Months
495	8032.6	0	13486.63	0	0	0	Full	Two Years	Two Months
496	13375.75	0	0	0	0	0	Full	Two Years	Two Months
497	14997.32	7293.97	0	7274.8	0	0	Full	Two Years	Two Months
498	28154.83	0	5566.87	0	0	0	Full	Two Years	Two Months
499	12402.16	8125	0	0	0	0	Full	Two Years	Two Months
500	10114.19	0	0	16503.17	0	0	Full	Two Years	Two Months
501	0	0	0	1655	0	0	Full	Two Years	Two Months
502	10112.92	0	0	0	0	0	Full	Two Years	Two Months
503	32400	0	0	0	0	0	Full	Two Years	Two Months
504	27565.96	0	0	0	0	0	Full	Two Years	Two Months
505	11423.57	0	0	0	0	0	Full	Two Years	Two Months
506	22503	0	0	0	0	0	Full	Two Years	Two Months
507	14875	0	0	0	0	0	Full	Two Years	Two Months
508	36123.66	0	0	0	0	0	Full	Two Years	Two Months
509	15112.75	0	0	0	0	0	Full	Two Years	Two Months
510	3920.06	0	0	1206	0	0	Full	Two Years	Two Months
511	42678.83	0	0	0	0	0	Full	Two Years	Two Months
512	3250	0	12083.22	3250	0	0	Full	Two Years	Two Months
513	18450.49	0	0	0	0	0	Full	Two Years	Two Months
514	14884.78	0	0	0	0	0	Full	Two Years	Two Months
515	16614.66	0	0	0	0	0	Full	Two Years	Two Months
516	12051	0	19744.71	0	0	0	Full	Two Years	Two Months
517	24420.53	0	0	0	0	0	Full	Two Years	Two Months
518	3494	0	0	0	0	0	Full	Two Years	Two Months
519	36837.67	0	0	0	0	0	Full	Two Years	Two Months
520	33243.35	0	0	0	0	0	Full	Two Years	Two Months
521	22500	0	0	0	0	0	Full	Two Years	Two Months
522	0	0	7554.15	9280.95	0	0	Full	Two Years	Two Months
523	0	0	0	15124.55	0	0	Full	Two Years	Two Months
524	20242.08	0	0	0	0	0	Full	Two Years	Two Months
525	1996.2	0	0	3461.93	0	0	Full	Two Years	Two Months
526	0	0	0	4166.67	0	0	Full	Two Years	Two Months
527	38750	0	0	0	0	0	Full	Two Years	Two Months
528	1942.7	0	0	889.7	0	0	Full	Two Years	Two Months
529	17197.29	0	0	0	0	0	Full	Two Years	Two Months
530	13785.68	0	0	0	0	0	Full	Two Years	Two Months
531	12458.33	0	0	0	0	0	Full	Two Years	Two Months
532	42124.32	0	0	0	0	0	Full	Two Years	Two Months
533	15833.34	0	0	0	0	0	Full	Two Years	Two Months
534	6182.8	0	0	5391.67	0	0	Full	Two Years	Two Months
535	10643.51	0	0	5000	0	0	Full	Two Years	Two Months
536	48275.02	0	0	48275.24	0	0	Full	Two Years	Two Months
537	20086.5	0	0	6902	0	0	Full	Two Years	Two Months
538	11707	0	0	11135.32	0	0	Full	Two Years	Two Months
539	0	0	15812.02	0	0	0	Full	Two Years	Two Months
540	12334.44	0	0	15618.5	0	0	Full	Two Years	Two Months
541	22287.41	0	0	10729.75	0	0	Full	Two Years	Two Months
542	16666.67	15000	0	0	0	0	Full	Two Years	Two Months
543	14166.67	0	0	0	0	0	Full	Two Years	Two Months
544	9154.88	0	0	9154.84	0	0	Full	Two Years	Two Months
545	4286.53	0	0	7000	0	0	Full	Two Years	Two Months
546	10776.67	0	0	2169	0	0	Full	Two Years	Two Months
547	11284.72	0	0	0	0	0	Full	Two Years	Two Months
548	11608	4423.46	0	6149.86	0	0	Full	Two Years	Two Months
549	15451.83	0	0	0	0	0	Full	Two Years	Two Months
550	58333.33	0	0	0	0	0	Full	Two Years	Two Months
551	30609.66	0	0	0	0	0	Full	Two Years	Two Months
552	17014.4	0	0	0	0	0	Full	Two Years	Two Months
553	9235.91	0	0	12070.83	0	0	Full	Two Years	Two Months
554	11104.17	0	0	7083.34	0	0	Full	Two Years	Two Months
555	9957.17	0	0	0	0	0	Full	Two Years	Two Months
556	0	0	0	0	0	0	Full	Two Years	Two Months
557	0	0	0	0	0	0	Full	Two Years	Two Months
558	32972.1	0	0	0	0	0	Full	Two Years	Two Months
559	10947.37	0	0	0	0	0	Full	Two Years	Two Months
560	63397	0	0	0	0	0	Full	Two Years	Two Months
561	16980.99	0	0	0	0	0	Full	Two Years	Two Months
562	15834	0	0	0	0	0	Full	Two Years	Two Months
563	20011.58	0	0	8500	0	0	Full	Two Years	Two Months
564	15228.42	0	0	0	0	0	Full	Two Years	Two Months
565	14583.33	38280.96	0	0	0	0	Full	Two Years	Two Months
566	40066.33	0	0	0	0	0	Full	Two Years	Two Months
567	41105.02	0	0	0	0	0	Full	Two Years	Two Months
568	23750	0	0	0	0	0	Full	Two Years	Two Months
569	13312.12	0	18550.03	0	0	0	Full	Two Years	Two Months
570	30416.67	0	0	9106.34	0	0	Full	Two Years	Two Months
571	24142	0	0	0	0	0	Full	Two Years	Two Months
572	20739.5	0	0	0	0	0	Full	Two Years	Two Months
573	9750	0	0	0	0	0	Full	Two Years	Two Months
574	19798.84	0	0	1377.85	0	0	Full	Two Years	Two Months
575	8404.93	0	0	2500	0	0	Full	Two Years	Two Months
576	17166.67	0	0	12924.42	0	0	Full	Two Years	Two Months
577	12916.67	19541.66	0	0	0	0	Full	Two Years	Two Months
578	17982.18	0	0	0	0	0	Full	Two Years	Two Months
579	16041.67	0	0	14091.87	0	0	Full	Two Years	Two Months
580	27207.25	0	0	0	0	0	Full	Two Years	Two Months
581	29166.67	0	0	0	0	0	Full	Two Years	Two Months
582	34000	0	0	0	0	0	Full	Two Years	Two Months
583	47480.33	0	0	0	0	0	Full	Two Years	Two Months
584	27954.6	0	0	0	0	0	Full	Two Years	Two Months
585	6454.54	0	0	39166.66	0	0	Full	Two Years	Two Months
586	32118.76	0	0	29166.66	0	0	Full	Two Years	Two Months
587	40000	0	0	0	0	0	Full	Two Years	Two Months
588	45500	0	0	0	0	0	Full	Two Years	Two Months
589	15946.95	0	0	18055.55	0	0	Full	Two Years	Two Months
590	17500	0	0	0	0	0	Full	Two Years	Two Months
591	17916.68	0	0	21166.67	0	0	Full	Two Years	Two Months
592	11650.75	969.94	0	0	0	0	Full	Two Years	Two Months
593	26389.91	0	0	0	0	0	Full	Two Years	Two Months
594	24638.01	0	0	0	0	0	Full	Two Years	Two Months
595	7880.38	0	0	4502.56	0	0	Full	Two Years	Two Months
596	18315.29	0	0	0	0	0	Full	Two Years	Two Months
597	20833.33	0	0	0	0	0	Full	Two Years	Two Months
598	27631.24	0	0	0	0	0	Full	Two Years	Two Months
599	42942.5	0	0	0	0	0	Full	Two Years	Two Months
600	14698.5	2397.84	0	12912.68	0	0	Full	Two Years	Two Months
601	20833.34	0	0	0	0	0	Full	Two Years	Two Months
602	14302.59	0	0	0	0	0	Full	Two Years	Two Months
603	17744.75	0	0	2426.67	0	0	Full	Two Years	Two Months
604	16666.67	0	0	0	0	0	Full	Two Years	Two Months
605	65107.88	0	0	0	0	0	Full	Two Years	Two Months
606	16666.67	14586.75	0	0	0	0	Full	Two Years	Two Months
607	33333.34	0	0	20741.42	0	0	Full	Two Years	Two Months
608	23174.63	0	0	2195.45	0	0	Full	Two Years	Two Months
609	10644.01	0	0	1451	0	0	Full	Two Years	Two Months
610	4375	0	0	7727.54	0	0	Full	Two Years	Two Months
611	12545.88	0	4968.98	6183.32	0	0	Full	Two Years	Two Months
612	23735	0	0	0	0	0	Full	Two Years	Two Months
613	27083.33	0	0	0	0	0	Full	Two Years	Two Months
614	13333.34	0	0	0	0	0	Full	Two Years	Two Months
615	24673.62	0	0	0	0	0	Full	Two Years	Two Months
616	11000	875	1826.04	0	0	0	Full	Two Years	Two Months
617	25000	38614.83	0	0	0	0	Full	Two Years	Two Months
618	14583.3	0	0	0	0	0	Full	Two Years	Two Months
619	19856.9	0	0	0	0	0	Full	Two Years	Two Months
620	22750	0	0	0	0	0	Full	Two Years	Two Months
621	13333.32	0	0	3500	0	0	Full	Two Years	Two Months
622	32973	0	0	0	0	0	Full	Two Years	Two Months
623	16193.26	0	0	0	0	0	Full	Two Years	Two Months
624	8916	0	0	0	0	0	Full	Two Years	Two Months
625	14524	0	0	0	0	0	Full	Two Years	Two Months
626	12962.58	0	0	0	0	0	Full	Two Years	Two Months
627	20000	0	0	0	0	0	Full	Two Years	Two Months
628	16666.67	0	0	11665.33	0	0	Full	Two Years	Two Months
629	0	0	0	0	0	0	Full	Two Years	Two Months
630	21101.93	0	0	0	0	0	Full	Two Years	Two Months
631	15866.16	0	0	0	0	0	Full	Two Years	Two Months
632	16666.66	41666.66	0	0	0	0	Full	Two Years	Two Months
633	11095.41	0	0	17448.34	0	0	Full	Two Years	Two Months
634	2024.8	0	0	837.8	0	0	Full	Two Years	Two Months
635	14015.12	0	0	29166.67	0	0	Full	Two Years	Two Months
636	18333.33	0	0	10416.66	0	0	Full	Two Years	Two Months
637	37666.67	0	0	0	0	0	Full	Two Years	Two Months
638	49825.51	0	0	0	0	0	Full	Two Years	Two Months
639	0	0	0	19365.71	0	0	Full	Two Years	Two Months
640	10108.8	0	0	11484.25	0	0	Full	Two Years	Two Months
641	15472.93	0	0	0	0	0	Full	Two Years	Two Months
642	19996.85	0	0	0	0	0	Full	Two Years	Two Months
643	7691.75	0	0	4874.28	0	0	Full	Two Years	Two Months
644	14139.08	0	0	0	0	0	Full	Two Years	Two Months
645	9425.87	0	0	8000.01	0	0	Full	Two Years	Two Months
646	20833.34	0	0	0	0	0	Full	Two Years	Two Months
647	21595.84	0	0	0	0	0	Full	Two Years	Two Months
648	14375.62	0	0	10265.42	0	0	Full	Two Years	Two Months
649	6676.91	0	0	2850	0	0	Full	Two Years	Two Months
650	128176.34	0	0	0	0	0	Full	Two Years	Two Months
651	0	0	0	59380.85	0	0	Full	Two Years	Two Months
652	9273.34	0	0	2035	0	0	Full	Two Years	Two Months
653	0	0	0	0	0	0	Full	Two Years	Two Months
654	10000	15990	0	0	0	0	Full	Two Years	Two Months
655	19462.5	0	0	8674.99	0	0	Full	Two Years	Two Months
656	15888.61	0	0	0	0	0	Full	Two Years	Two Months
657	67702	0	0	0	0	0	Full	Two Years	Two Months
658	17902.36	0	0	9513.29	0	0	Full	Two Years	Two Months
659	54863.63	0	0	0	0	0	Full	Two Years	Two Months
660	28683.76	0	0	0	0	0	Full	Two Years	Two Months
661	37001.7	0	0	0	0	0	Full	Two Years	Two Months
662	14116.58	0	0	3883.76	0	0	Full	Two Years	Two Months
663	16220.55	5016.25	0	0	0	0	Full	Two Years	Two Months
664	8250	0	0	0	0	0	Full	Two Years	Two Months
665	33333.67	0	0	0	0	0	Full	Two Years	Two Months
666	7313.24	0	0	17500.66	0	0	Full	Two Years	Two Months
667	1972	0	36810.24	0	0	0	Full	Two Years	Two Months
668	79166.67	0	0	0	0	0	Full	Two Years	Two Months
669	11833.33	3635.68	0	0	0	0	Full	Two Years	Two Months
670	13775	0	0	1711.91	0	0	Full	Two Years	Two Months
671	18831	0	0	16883	0	0	Full	Two Years	Two Months
672	31951	0	0	0	0	0	Full	Two Years	Two Months
673	33750	0	0	0	0	0	Full	Two Years	Two Months
674	21265.19	0	0	0	0	0	Full	Two Years	Two Months
675	3307	0	0	0	0	0	Full	Two Years	Two Months
676	26886.08	0	0	0	0	0	Full	Two Years	Two Months
677	18055.54	0	0	0	0	0	Full	Two Years	Two Months
678	0	0	0	9583	0	0	Full	Two Years	Two Months
679	18515.46	0	0	0	0	1176.08	Full	Two Years	Two Months
680	40954.92	0	0	0	0	0	Full	Two Years	Two Months
681	3710	0	0	0	0	0	Full	Two Years	Two Months
682	44795	0	0	0	0	0	Full	Two Years	Two Months
683	8333.34	0	0	0	0	0	Full	Two Years	Two Months
684	141926.79	0	0	0	0	0	Full	Two Years	Two Months
685	16652.5	0	0	0	0	0	Full	Two Years	Two Months
686	39750	0	0	0	0	0	Full	Two Years	Two Months
687	9176.74	0	0	12286.36	0	0	Full	Two Years	Two Months
688	22487.5	0	0	0	0	0	Full	Two Years	Two Months
689	15568.83	0	0	0	0	0	Full	Two Years	Two Months
690	12612.25	0	0	4476.05	0	0	Full	Two Years	Two Months
691	15071.33	0	0	0	0	0	Full	Two Years	Two Months
692	10487.49	0	0	5416.67	0	0	Full	Two Years	Two Months
693	53183.49	0	0	0	0	0	Full	Two Years	Two Months
694	51280	0	0	0	0	0	Full	Two Years	Two Months
695	23614	0	0	0	0	0	Full	Two Years	Two Months
696	16999.97	0	0	10088.16	0	0	Full	Two Years	Two Months
697	13518.5	0	0	126.17	0	0	Full	Two Years	Two Months
698	16750	0	0	0	0	0	Full	Two Years	Two Months
699	11500	0	0	10000	0	0	Full	Two Years	Two Months
700	13471.58	0	0	0	0	0	Full	Two Years	Two Months
701	14894.05	0	0	0	0	0	Full	Two Years	Two Months
702	11607.08	0	0	18000	0	0	Full	Two Years	Two Months
703	10638.75	0	0	0	0	0	Full	Two Years	Two Months
704	6634.66	0	0	8333.34	0	0	Full	Two Years	Two Months
705	13175	0	0	8733.46	0	0	Full	Two Years	Two Months
706	20833.34	0	0	7891.67	0	0	Full	Two Years	Two Months
707	12133.76	0	0	7704.42	0	0	Full	Two Years	Two Months
708	30589.42	0	0	0	0	0	Full	Two Years	Two Months
709	16696.88	0	0	3358.64	0	0	Full	Two Years	Two Months
710	8644.87	0	0	0	0	0	Full	Two Years	Two Months
711	19826.46	0	0	5805	0	0	Full	Two Years	Two Months
712	7679	0	0	0	0	0	Full	Two Years	Two Months
713	32006.43	0	0	0	0	0	Full	Two Years	Two Months
714	21394.37	0	0	0	0	0	Full	Two Years	Two Months
715	7386.44	0	0	7231.32	0	0	Full	Two Years	Two Months
716	83028.75	0	0	0	0	0	Full	Two Years	Two Months
717	11357.98	0	0	8235.07	0	0	Full	Two Years	Two Months
718	0	0	0	0	0	0	Full	Two Years	Two Months
719	7772.24	0	0	8547.78	0	0	Full	Two Years	Two Months
720	38048.87	0	0	0	0	0	Full	Two Years	Two Months
721	12515.98	5157.58	0	0	0	0	Full	Two Years	Two Months
722	9870.84	0	0	0	0	0	Full	Two Years	Two Months
723	20000	0	0	0	0	0	Full	Two Years	Two Months
724	28012.54	0	0	0	0	0	Full	Two Years	Two Months
725	15899.5	2415.83	0	0	0	0	Full	Two Years	Two Months
726	0	0	0	20677.83	0	0	Full	Two Years	Two Months
727	10619.44	0	0	4345.16	0	0	Full	Two Years	Two Months
728	40268.36	0	0	0	0	0	Full	Two Years	Two Months
729	17833.34	0	0	0	0	0	Full	Two Years	Two Months
730	0	0	46603.07	0	0	0	Full	Two Years	Two Months
731	7065	0	0	4149.44	0	0	Full	Two Years	Two Months
732	29526.41	0	0	4333.33	0	0	Full	Two Years	Two Months
733	10150.49	5544.47	0	11365.25	0	0	Full	Two Years	Two Months
734	15437.84	0	0	7096.5	0	0	Full	Two Years	Two Months
735	15608.36	0	0	13916.67	0	0	Full	Two Years	Two Months
736	33333.33	0	0	30833.31	0	0	Full	Two Years	Two Months
737	0	0	13440.3	0	0	0	Full	Two Years	Two Months
738	18750	0	0	17564.08	0	0	Full	Two Years	Two Months
739	24166.66	2500	0	0	0	0	Full	Two Years	Two Months
740	11370	4375.58	0	0	0	0	Full	Two Years	Two Months
741	13750	0	0	0	0	0	Full	Two Years	Two Months
742	19166.66	0	0	0	0	0	Full	Two Years	Two Months
743	92106	0	0	0	0	0	Full	Two Years	Two Months
744	17333.35	0	0	0	0	0	Full	Two Years	Two Months
745	31049.84	0	0	0	0	0	Full	Two Years	Two Months
746	25833.34	0	0	4889.36	0	0	Full	Two Years	Two Months
747	39077.75	0	0	0	0	0	Full	Two Years	Two Months
748	9480.63	0	0	1043.62	0	0	Full	Two Years	Two Months
749	19912.04	0	0	0	0	0	Full	Two Years	Two Months
750	70519.5	0	0	0	0	0	Full	Two Years	Two Months
751	8924.93	0	0	13175.07	0	0	Full	Two Years	Two Months
752	13938.76	0	0	0	0	0	Full	Two Years	Two Months
753	21666.67	0	0	0	0	0	Full	Two Years	Two Months
754	8691	0	0	14745.84	0	0	Full	Two Years	Two Months
755	32108.34	51857.26	0	0	0	0	Full	Two Years	Two Months
756	6437.49	0	0	10833.33	0	0	Full	Two Years	Two Months
757	21253.4	0	0	0	0	0	Full	Two Years	Two Months
758	83333	0	0	0	0	0	Full	Two Years	Two Months
759	0	0	0	4921.25	0	0	Full	Two Years	Two Months
760	29166.18	0	0	0	0	0	Full	Two Years	Two Months
761	18551.87	0	0	24506.27	0	0	Full	Two Years	Two Months
762	13750	0	0	0	0	0	Full	Two Years	Two Months
763	17050	21666.67	0	0	0	0	Full	Two Years	Two Months
764	20000	8548.39	0	0	0	0	Full	Two Years	Two Months
765	7437.52	0	14235.57	12638.88	0	0	Full	Two Years	Two Months
766	12937.49	0	0	0	0	0	Full	Two Years	One Month
767	26666.68	0	0	0	0	0	Full	Two Years	Two Months
768	2916.66	32083.28	5889.06	0	0	0	Full	Two Years	One Month
769	15833.33	0	0	0	0	0	Full	Two Years	Two Months
770	20000	0	0	7750	0	0	Full	Two Years	Two Months
771	13541.68	0	0	0	0	0	Full	Two Years	Two Months
772	16666.67	0	0	0	0	0	Full	Two Years	Two Months
773	6763.03	0	0	0	0	0	Full	Two Years	Two Months
774	0	0	0	109375	0	0	Full	Two Years	Two Months
775	12950	0	0	0	0	0	Full	Two Years	One Month
776	29989.94	0	0	0	0	0	Full	Two Years	Two Months
777	0	0	0	0	0	0	Full	Two Years	One Month

MERSID	Organization
1002338	First Republic
1008498	Flagstar Bank, F.S.B.
1000200	PHH
1000383	RRAC/Cenlar
1000324	Shore Financial Services, Inc.
9999999	Other

ASF RMBS DISCLOSURE PACKAGE

Field Number	Field Name	Field Description	Type of Field	Data Type	Sample Data	Format	When Applicable?	Valid Values	Proposed Unique Coding	Notes
1	Primary Servicer	The MERS Organization ID of the company that has or will have the right to service the loan.	General Information	Numeric – Integer	2351805	9(7)	Always	”9999999” if Unknown
2	Servicing Fee—Percentage	Aggregate monthly fee paid to all servicers, stated in decimal form.	General Information	Numeric - Decimal	0.0025	9.999999	Loans without flat-dollar servicing fees	>= 0 and < 1		Must be populated if Field 3 is Null
3	Servicing Fee—Flat-dollar	Aggregate monthly fee paid to all servicers, stated as a dollar amount.	General Information	Numeric – Decimal	7.5	9(3).99	Loans with flat-dollar servicing fees	>= 0 and <= 999		Must be populated if 2 is Null
4	Servicing Advance Methodology	The manner in which principal and/or interest are to be advanced by the servicer.	General Information	Numeric – Integer	2	99	Always	See Coding	1 = Scheduled Interest, Scheduled Principal 2 = Actual Interest, Actual Principal 3 = Scheduled Interest, Actual Principal 99 = Unknown
5	Originator	The MERS Organization ID of the entity that lends funds to the borrower and, in return, places a lien on the mortgage property as collateral.	General Information	Numeric – Integer	5938671	9(7)	Always	”9999999” if Unknown
6	Loan Group	Indicates the collateral group number in which the loan falls (for structures with multiple collateral groups). Use “1” if there is only one loan group.	General Information	Text	1A	XXXX	Always	“UNK” if Unknown
7	Loan Number	Unique National Mortgage Loan ID Number (Vendor TBD).	General Information	Numeric – Integer	TBD	TBD	Always	TBD		Details to be provided by Vendor
8	Amortization Type	Indicates whether the loan’s interest rate is fixed or adjustable (Hybrid ARMs are adjustable).	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Fixed 2 = Adjustable 99 = Unknown
9	Lien Position	A number indicating the loan’s lien position (1 = first lien, etc.).	Loan Type	Numeric – Integer	1	99	Always	>0	99 = Unknown
10	HELOC Indicator	Indicates whether the loan is a home equity line of credit.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
11	Loan Purpose	Indicates the purpose of the loan.	Loan Type	Numeric – Integer	9	99	Always	See Coding	See Appendix A
12	Cash Out Amount	For “Cash-out” loans (see Glossary): [NEW LOAN AMOUNT] – [PAID-OFF FIRST MORTGAGE LOAN AMOUNT] – [PAID-OFF SECOND MORTGAGE LOAN AMOUNT (if Second was used to purchase the property)] – [CLOSING COSTS].	Loan Type	Numeric – Decimal	72476.5	9(10).99	Always	>= 0
13	Total Origination and Discount Points (in dollars)	Amount paid to the lender to increase the lender’s effective yield and, in the case of discount points, to reduce the interest rate paid by the borrower.	Loan Type	Numeric – Decimal	5250	9(10).99	Always	>= 0		Typically Lines 801 and 802 of HUD Settlement Statement
14	Covered/High Cost Loan Indicator	Indicates whether the loan is categorized as “high cost” or “covered” according to state or federal statutes or regulations.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
15	Relocation Loan Indicator	Indicates whether the loan is part of a corporate relocation program.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
16	Broker Indicator	Indicates whether a broker took the application.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
17	Channel	Code indicating the source (channel) from which the Issuer obtained the mortgage loan.	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Retail 2 = Broker 3 = Correspondent Bulk 4 = Correspondent Flow with delegated underwriting 5 = Correspondent Flow without delegated underwriting 99 = Unknown
18	Escrow Indicator	Indicates whether various homeownership expenses are paid by the borrower directly or through an escrow account (as of securitization cut-off date).	Loan Type	Numeric – Integer	3	99	Always	See Coding	0 = No Escrows 1 = Taxes 2 = Insurance 3 = HOA dues 4 = Taxes and Insurance 5 = All 99 =Unknown
19	Senior Loan Amount(s)	For non-first mortgages, the sum of the balances of all associated senior mortgages at the time of origination of the subordinate lien.	Mortgage Lien Info	Numeric – Decimal	611004.25	9(10).99	If Lien Position > 1	>= 0
20	Loan Type of Most Senior Lien	For non-first mortgages, indicates whether the associated first mortgage is a Fixed, ARM, Hybrid, or negative amortization loan.	Mortgage Lien Info	Numeric – Integer	2	99	If Lien Position > 1	See Coding	1 = Fixed Rate 2 = ARM 3 = Hybrid 4 = Neg Am 99 = Unknown
21	Hybrid Period of Most Senior Lien (in months)	For non-first mortgages where the associated first mortgage is a hybrid ARM, the number of months remaining in the initial fixed interest rate period for the hybrid first mortgage.	Mortgage Lien Info	Numeric – Integer	23	999	If Lien Position > 1 AND the most senior lien is a hybrid ARM (see Field 20)	>= 0
22	Neg Am Limit of Most Senior Lien	For non-first mortgages where the associated first mortgage features negative amortization, the maximum percentage by which the negatively amortizing balance may increase (expressed as a proportion of the senior lien’s original balance).	Mortgage Lien Info	Numeric – Decimal	1.25	9.999999	If Lien Position > 1 AND the senior lien is Neg Am (see Field 20)	>= 1 and <= 2
23	Junior Mortgage Balance	For first mortgages with subordinate liens at the time of origination, the combined balance of the subordinate liens (if known).	Mortgage Lien Info	Numeric – Decimal	51775.12	9(10).99	If Lien Position = 1 and there is a 2nd lien on the subject property	>= 0		Subject to Regulatory Confirmation
24	Origination Date of Most Senior Lien	For non-first mortgages, the origination date of the associated first mortgage.	Mortgage Lien Info	Date	20090914	YYYYMMDD	If Lien Position > 1 and there is a 2nd lien on the subject property	“19010101” if unknown
25	Origination Date	The date of the Mortgage Note and Mortgage/Deed of Trust	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
26	Original Loan Amount	The dollar amount of the mortgage loan, as specified on the mortgage note at the time of the loan’s origination. For HELOCs, the maximum available line of credit.	Loan Term and Amortization Type	Numeric – Decimal	150000	9(10).99	Always	>0
27	Original Interest Rate	The original note rate as indicated on the mortgage note.	Loan Term and Amortization Type	Numeric – Decimal	0.0475	9.999999	Always	> 0 and <= 1
28	Original Amortization Term	The number of months in which the loan would be retired if the amortizing principal and interest payment were to be paid each month.	Loan Term and Amortization Type	Numeric – Integer	360	999	Always	>= 60
29	Original Term to Maturity	The initial number of months between loan origination and the loan maturity date, as specified on the mortgage note.	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>0	N/A
30	First Payment Date of Loan	The date of the first scheduled mortgage payment to be made by the borrower as specified on the mortgage note.	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown	N/A
31	Interest Type Indicator	Indicates whether the interest rate calculation method is simple or actuarial.	Loan Term and Amortization Type	Numeric – Integer	2	99	Always	See Coding	1= Simple 2 = Actuarial 99 = Unknown
32	Original Interest Only Term	Original interest-only term for a loan in months (including NegAm Loans).	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>= 0 and <= 240 Unknown = Blank; No Interest Only Term = 0
33	Buy Down Period	The total number of months during which any buy down is in effect, representing the accumulation of all buy down periods.	Loan Term and Amortization Type	Numeric – Integer	65	999	Always	>= 0 and <= 100 Unknown = Blank; No Buy Down = 0
34	HELOC Draw Period	The original number of months during which the borrower may draw funds against the HELOC account.	Loan Term and Amortization Type	Numeric – Integer	24	999	HELOCs Only	>= 12 and <= 120
35	Scheduled Loan Amount	Mortgage loan scheduled principal balance as of cut-off date. For HELOCs, the current drawn amount.	Loan Term and Amortization Type	Numeric – Decimal	248951.19	9(10).99	Always	>= 0
36	Current Interest Rate	The interest rate used to calculate the current P&I or I/O payment.	Loan Term and Amortization Type	Numeric – Decimal	0.05875	9.999999	Always	> 0 and <= 1
37	Current Payment Amount Due	Next Total Payment due to be collected (including principal, interest or both—but Exclude Escrow Amounts).	Loan Term and Amortization Type	Numeric – Decimal	1250.15	9(10).99	Always	> 0
38	Scheduled Interest Paid Through Date		Loan Term and Amortization Type	Date	20090429	YYYYMMDD	Always	“19010101” if unknown
39	Current Payment Status	Number of payments the borrower is past due as of the securitization cut-off date.	Loan Term and Amortization Type	Numeric – Integer	3	99	Always	>= 0
40	Index Type	Specifies the type of index to be used to determine the interest rate at each adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	18	99	ARMs Only	See Coding	See Appendix B
41	ARM Look-back Days	The number of days prior to the interest rate adjustment date to retrieve the index value.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	45	99	ARMs Only	>= 0 to <=99
42	Gross Margin	The percentage stated on the mortgage note representing the spread between the ARM Index value and the mortgage interest rate. The gross mortgage margin is added to the index value to establish a new gross interest rate in the manner prescribed on the mortgage note.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.03	9.999999	ARMs Only	>0 and <= 1
43	ARM Round Flag	An indicator of whether an adjusted interest rate is rounded to the next higher ARM round factor, to the next lower round factor, or to the nearest round factor.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	3	9	ARMs Only	See Coding	0 = No Rounding 1 = Up 2 = Down 3 = Nearest 99=Unknown
44	ARM Round Factor	The percentage to which an adjusted interest rate is to be rounded.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.0025 or 0.00125	9.999999	ARMs Only Where ARM Round Flag = 1, 2, or 3	>= 0 and < 1
45	Initial Fixed Rate Period	For hybrid ARMs, the period between the first payment date of the mortgage and the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	Hybrid ARMs Only	>= 1 to <=240
46	Initial Interest Rate Cap (Change Up)	The maximum percentage by which the mortgage note rate may increase at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
47	Initial Interest Rate Cap (Change Down)	The maximum percentage by which the mortgage note rate may decrease at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
48	Subsequent Interest Rate Reset Period	The number of months between subsequent rate adjustments.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	ARMs Only	>=0 and <= 120		0 = Loan does not adjust after initial reset
49	Subsequent Interest Rate (Change Down)	The maximum percentage by which the interest rate may decrease at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
50	Subsequent Interest Rate Cap (Change Up)	The maximum percentage by which the interest rate may increase at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
51	Lifetime Maximum Rate (Ceiling)	The maximum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.125	9.999999	ARMs Only	>= 0 and <= 1		=1 if no ceiling specified

52	Lifetime Minimum Rate (Floor)	The minimum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.015	9.999999	ARMs Only	>= 0 and <= 1		If no floor is specified enter the greater of the margin or 0.
53	Negative Amortization Limit	The maximum amount of negative amortization allowed before recast is required. (Expressed as a percentage of the original unpaid principal balance.)	Negative Amortization	Numeric – Decimal	1.25	9.999999	Negatively Amortizing ARMs Only	>=0, and <2
54	Initial Negative Amortization Recast Period	The number of months in which the payment is required to recast if the loan does not reach the prescribed maximum balance earlier.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing ARMs Only	>=0
55	Subsequent Negative Amortization Recast Period	The number of months after which the payment is required to recast AFTER the first recast period.	Negative Amortization	Numeric – Integer	48	999	Negatively Amortizing ARMs Only	>=0
56	Initial Fixed Payment Period	Number of months after origination during which the payment is fixed.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing Hybrid ARMs Only	>= 0 to <=120
57	Subsequent Payment Reset Period	Number of months between payment adjustments after first payment reset.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
58	Initial Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in the first period.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
59	Subsequent Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in one period after the initial cap.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
60	Initial Minimum Payment Reset Period	The maximum number of months a borrower can initially pay the minimum payment before a new minimum payment is determined.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
61	Subsequent Minimum Payment Reset Period	The maximum number of months (after the initial period) a borrower can pay the minimum payment before a new minimum payment is determined after the initial period.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
62	Option ARM Indicator	An indicator of whether the loan is an Option ARM.	Negative Amortization	Numeric – Integer	1	99	ARMs Only	See Coding	0 = No 1 = Yes 99 = Unknown
63	Options at Recast	The means of computing the lowest monthly payment available to the borrower after recast.	Option ARM	Numeric – Integer	2	99	Option ARMs Only	N/A	1= Fully amortizing 30 year 2= Fully amortizing 15 year 3=Fully amortizing 40 year 4 = Interest-Only 5 = Minimum Payment 99= Unknown
64	Initial Minimum Payment	The initial minimum payment the borrower is permitted to make.	Option ARM	Numeric – Decimal	879.52	99	Option ARMs Only	>=0
65	Current Minimum Payment	Current Minimum Payment (in dollars).	Negative Amortization	Numeric – Decimal	250	9(10).99	Option ARMs Only	>= 0
66	Prepayment Penalty Calculation	A description of how the prepayment penalty would be calculated during each phase of the prepayment penalty term.	Prepayment Penalties	Numeric – Integer	12	99	Always	See Coding	See Appendix C
67	Prepayment Penalty Type	• Hard: The prepayment penalty is incurred regardless of the reason the loan is prepaid in full. • Hybrid: The prepayment penalty can be characterized as hard for a certain amount of time and as soft during another period.	Prepayment Penalties	Numeric – Integer	1	99	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	See Coding	1 = Hard 2 = Soft 3 = Hybrid 99 = Unknown
68	Prepayment Penalty Total Term	The total number of months that the prepayment penalty may be in effect.	Prepayment Penalties	Numeric – Integer	60	999	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	>0 to <=120
69	Prepayment Penalty Hard Term	For hybrid prepayment penalties, the number of months during which a “hard” prepayment penalty applies.	Prepayment Penalties	Numeric – Integer	12	999	Loans with Hybrid Prepayment Penalties (i.e., loans for which Field 67 = “3”)	>= 0 to <=120
70	Primary Borrower ID	A lender-generated ID number for the primary borrower on the mortgage	Borrower	Numeric—Integer	123456789	999999999	Always	>0		Used to identify the number of times a single borrower appears in a given deal.
71	Number of Mortgaged Properties	The number of residential properties owned by the borrower that currently secure mortgage loans.	Borrower	Numeric – Integer	1	99	Always	> 0
72	Total Number of Borrowers	The number of Borrowers who are obligated to repay the mortgage note.	Borrower	Numeric – Integers	2	99	Always	> 0
73	Self-employment Flag	An indicator of whether the primary borrower is self-employed.	Borrower	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
74	Current ‘Other’ Monthly Payment	The aggregate of all payments pertaining to the subject property other than principal and interest (includes common charges, condo fees, T&I, HOA, etc.), whether escrowed or not.	Loan Term and Amortization Type	Numeric – Decimal	1789.25	9(10).99	Always	> 0
75	Length of Employment: Borrower	The number of years of service with the borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	Always	>=0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
76	Length of Employment: Co-Borrower	The number of years of service with the co-borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	If “Total Number of Borrowers” > 1	>= 0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
77	Years in Home	Length of time that the borrower has been at current address.	Borrower Qualification	Numeric – Decimal	14.5	99.99	Refinances of Primary Residences Only (Loan Purpose = 1, 2, 3, 4, 8 or 9)	> 0
78	FICO Model Used	Indicates whether the FICO score was calculated using the Classic, Classic 08, or Next Generation model.	Borrower Qualification	Numeric – Integer	1	99	If a FICO score was obtained	See Coding	1 = Classic 2 = Classic 08 3 = Next Generation 99 = Unknown
79	Most Recent FICO Date	Specifies the date on which the most recent FICO score was obtained	Borrower Qualification	Date	20090914	YYYYMMDD	If a FICO score was obtained	“19010101” if unknown		Issuers unable to Provide may Rep and Warrant that the FICO score used for underwriting was not more than 4 months old at the date of issuance.
80	Primary Wage Earner Original FICO: Equifax	Equifax FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
81	Primary Wage Earner Original FICO: Experian	Experian FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
82	Primary Wage Earner Original FICO: TransUnion	TransUnion FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
83	Secondary Wage Earner Original FICO: Equifax	Equifax FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
84	Secondary Wage Earner Original FICO: Experian	Experian FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
85	Secondary Wage Earner Original FICO: TransUnion	TransUnion FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
86	Most Recent Primary Borrower FICO	Most Recent Primary Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
87	Most Recent Co-Borrower FICO	Most Recent Co-Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
88	Most Recent FICO Method	Number of credit repositories used to update the FICO Score.	Borrower Qualification	Numeric – Integer	2	9	If a FICO score was obtained	>0
89	VantageScore: Primary Borrower	Credit Score for the Primary Borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a Vantage Credit Score was obtained	>= 501 and <= 990
90	VantageScore: Co-Borrower	Credit Score for the Co-borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a VantageScore was obtained AND “Total Number of Borrowers” > 1	>= 501 and <= 990
91	Most Recent VantageScore Method	Number of credit repositories used to update the Vantage Score.	Borrower Qualification	Numeric – Integer	2	9	If a Vantage Credit Score was obtained	>0
92	VantageScore Date	Date Vantage Credit Score was obtained.	Borrower Qualification	Date	20090914	YYYYMMDD	If a Vantage Credit Score was obtained	“19010101” if unknown
93	Credit Report: Longest Trade Line	The length of time in months that the oldest active trade line, installment or revolving, has been outstanding. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	999	999	Always	> =0		Subject to Regulatory Confirmation
94	Credit Report: Maximum Trade Line	The dollar amount for the trade line, installment or revolving, with the largest unpaid balance. For revolving lines of credit, e.g. credit card, the dollar amount reported should reflect the maximum amount of credit available under the credit line whether used or not. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Decimal	339420.19	9(10).99	Always	>=0		Subject to Regulatory Confirmation
95	Credit Report: Number of Trade Lines	A count of non-derogatory, currently open and active, consumer trade lines (installment or revolving) for the borrower. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	57	999	Always	>=0		Subject to Regulatory Confirmation
96	Credit Line Usage Ratio	Sum of credit balances divided by sum of total open credit available.	Borrower Qualification	Numeric – Decimal	0.27	9.999999	Always	>= 0 and <= 1		Subject to Regulatory Confirmation
97	Most Recent 12-month Pay History	String indicating the payment status per month listed from oldest to most recent.	Borrower Qualification	Text	77X123200001	X(12)	Always	See Coding	0 = Current 1 = 30-59 days delinquent 2 = 60-89 days delinquent 3 = 90-119 days delinquent 4 = 120+ days delinquent 5 = Foreclosure 6 = REO 7 = Loan did not exist in period X = Unavailable
98	Months Bankruptcy	Number of months since any borrower was discharged from bankruptcy. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program—have passed since most recent discharge from bankruptcy.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Bankruptcy	>= 0		Blank = Borrower is not known to have been in bankruptcy
99	Months Foreclosure	Number of months since foreclosure sale date. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program— have passed since most recent foreclosure.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Foreclosure	>= 0		Blank = Borrower is not known to have been in foreclosure
100	Primary Borrower Wage Income	Monthly base wage income for primary borrower.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
101	Co-Borrower Wage Income	Monthly base wage income for all other borrowers.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
102	Primary Borrower Other Income	Monthly Other (non-wage) income for primary borrower. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
103	Co-Borrower Other Income	Monthly Other (non-wage) income for all other borrowers. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
104	All Borrower Wage Income	Monthly income of all borrowers derived from base salary only.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
105	All Borrower Total Income	Monthly income of all borrowers derived from base salary, commission, tips and gratuities, overtime and bonuses, part-time or second-job earnings, alimony, child support, interest and dividend income, notes receivable, trust income, net rental income, retirement income, social security, veterans income, military income, foster care income, and self-employed income.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
106	4506-T Indicator	A yes/no indicator of whether a Transcript of Tax Return (received pursuant to the filing of IRS Form 4506-T) was obtained and considered.	Borrower Qualification	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
107	Borrower Income Verification Level
A code indicating the extent to which the borrower’s income has been verified:
Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)
Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	1	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
108	Co-Borrower Income Verification
A code indicating the extent to which the co-borrower’s income has been verified:

Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)

Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
109	Borrower Employment Verification	A code indicating the extent to which the primary borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the borrower’s current employment.	Borrower Qualification	Numeric – Integer	2	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
110	Co-Borrower Employment Verification	A code indicating the extent to which the co-borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the co-borrower’s current employment.	Borrower Qualification	Numeric – Integer	1	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
111	Borrower Asset Verification	A code indicating the extent to which the primary borrower’s assets used to qualify the loan have been verified: Level 4 Verified = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	3	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
112	Co-Borrower Asset Verification	A code indicating the extent to which the co-borrower’s assets used to qualify the loan have been verified: Level 4 = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
113	Liquid / Cash Reserves	The actual dollar amount of remaining verified liquid assets after settlement. (This should not include cash out amount of subject loan.)	Borrower Qualification	Numeric – Decimal	3242.76	9(9).99	Always	>= 0
114	Monthly Debt All Borrowers	The aggregate monthly payment due on other debt (excluding only installment loans with fewer than 10 payments remaining and other real estate loans used to compute net rental income— which is added/subtracted in the income fields).	Borrower Qualification	Numeric – Decimal	3472.43	9(9).99	Always	>= 0
115	Originator DTI	Total Debt to income ratio used by the originator to qualify the loan.	Borrower Qualification	Numeric – Decimal	0.35	9.999999	Always	>= 0 and >= 1
116	Fully Indexed Rate	The fully indexed interest rate as of securitization cut-off.	Borrower Qualification	Numeric – Decimal	0.0975	9.999999	ARMs Only	>= 0 and >= 1
117	Qualification Method	Type of mortgage payment used to qualify the borrower for the loan.	Borrower Qualification	Numeric – Integer	3	99	Always	See Coding	1 = Start Rate 2 = First Year Cap Rate 3 = I/O Amount 4 = Fully Indexed 5 = Min Payment 98 = Other 99 = Unknown
118	Percentage of Down Payment from Borrower Own Funds	Include only borrower funds, do not include any gift or borrowed funds. (Issuers may provide the actual percentage for each loan, or the guideline percentage and note departure concentration on the transaction summary.)	Borrower Qualification	Numeric – Decimal	0.5	9.999999	Purchase Loans Only	>= 0 and >= 1
119	City	The name of the city.	Subject Property	Text	New York	X(45)	Always	Unk=Unknown
120	State	The name of the state as a 2-digit Abbreviation.	Subject Property	Text	NY	XX	Always	See Coding	See Appendix H
121	Postal Code	The postal code (zip code in the US) where the subject property is located.	Subject Property	Text	10022	X(5)	Always	Unk=Unknown
122	Property Type	Specifies the type of property being used to secure the loan.	Subject Property	Numeric – Integer	11	99	Always	See Coding	See Appendix D
123	Occupancy	Specifies the property occupancy status (e.g., owner-occupied, investment property, second home, etc.).	Subject Property	Numeric – Integer	4	9	Always	See Coding	See Appendix E
124	Sales Price	The negotiated price of a given property between the buyer and seller.	Subject Property	Numeric – Decimal	450000.23	9(10).99	Purchase Loans Only	> 0
125	Original Appraised Property Value	The appraised value of the property used to approve the loan.	Subject Property	Numeric – Decimal	550000.23	9(10).99	Always	> 0
126	Original Property Valuation Type	Specifies the method by which the property value (at the time of underwriting) was reported.	Subject Property	Numeric – Integer	8	99	Always	See Coding	See Appendix F
127	Original Property Valuation Date	Specifies the date on which the original property value (at the time of underwriting) was reported. (Issuers unable to provide may Rep and Warrant that the appraisal used for underwriting was not more than x days old at time of loan closing.)	Subject Property	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
128	Original Automated Valuation Model (AVM) Model Name	The name of the AVM Vendor if an AVM was used to determine the original property valuation.	Subject Property	Numeric – Integer	1	99	Always	See Appendix I	See Appendix I
129	Original AVM Confidence Score	The confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.74	9.999999	If AVM Model Name (Field 127) > 0	>= 0 to <= 1
130	Most Recent Property Value[1]	If a valuation was obtained subsequent to the valuation used to calculate LTV, the most recent property value.	Subject Property	Numeric – Decimal	500000	9(10).99	If updated value was obtained subsequent to loan approval	> 0
131	Most Recent Property Valuation Type	If an additional property valuation was obtained after the valuation used for underwriting purposes, the method by which the property value was reported.	Subject Property	Numeric – Integer	6	9	If updated value was obtained subsequent to loan approval	See Coding	See Appendix F
132	Most Recent Property Valuation Date	Specifies the date on which the updated property value was reported.	Subject Property	Date	20090914	YYYYMMDD	If updated value was obtained subsequent to loan approval	“19010101” if unknown
133	Most Recent AVM Model Name	The name of the AVM Vendor if an AVM was used to determine the updated property valuation.	Subject Property	Numeric – Integer	19	99	If updated value was obtained subsequent to loan approval	See Coding	See Appendix I
134	Most Recent AVM Confidence Score	If AVM used to determine the updated property valuation, the confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.85	9.999999	If “Most Recent AVM Model Name” > 0	>= 0 to <= 1
135	Original CLTV	The ratio obtained by dividing the amount of all known outstanding mortgage liens on a property at origination by the lesser of the appraised value or the sales price.	Loan-to-Value (LTV)	Numeric – Decimal	0.96	9.999999	Always	>= 0 and <= 1.5
136	Original LTV	The ratio obtained by dividing the original mortgage loan amount on the note date by the lesser of the mortgaged property’s appraised value on the note date or its purchase price.	Loan-to-Value (LTV)	Numeric – Decimal	0.8	9.999999	Always	>= 0 and <= 1.25
137	Original Pledged Assets	The total value of assets pledged as collateral for the loan at the time of origination. Pledged assets may include cash or marketable securities.	Loan-to-Value (LTV)	Numeric – Decimal	75000	9(10).99	Always	>=0
138	Mortgage Insurance Company Name	The name of the entity providing mortgage insurance for a loan.	Mortgage Insurance	Numeric – Integer	3	99	Always	See Coding	See Appendix G
139	Mortgage Insurance Percent	Mortgage Insurance coverage percentage.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	“Mortgage Insurance Company Name” > 0	>= 0 to <= 1
140	MI: Lender or Borrower Paid?	An indicator of whether mortgage insurance is paid by the borrower or the lender.	Mortgage Insurance	Numeric – Integer	1	99	“Mortgage Insurance Company Name” > 0	See Coding	1 = Borrower-Paid 2 = Lender- Paid 99 = Unknown
141	Pool Insurance Co. Name	Name of pool insurance provider.	Mortgage Insurance	Numeric – Integer	8	99	Always	See Coding	See Appendix G
142	Pool Insurance Stop Loss %	The aggregate amount that a pool insurer will pay, calculated as a percentage of the pool balance.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	Pool MI Company > 0	>= 0 to <= 1
143	MI Certificate Number	The unique number assigned to each individual loan insured under an MI policy.	Mortgage Insurance	Text	123456789G	X(20)	MI Company > 0	UNK = Unknown
144	Updated DTI (Front-end)	Updated front-end DTI ratio (total monthly housing expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
145	Updated DTI (Back-end)	Updated back-end DTI ratio (total monthly debt expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
146	Modification Effective Payment Date	Date of first payment due post modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
147	Total Capitalized Amount	Amount added to the principal balance of a loan due to the modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
148	Total Deferred Amount	Any non-interest-bearing deferred amount (e.g., principal, interest and fees).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
149	Pre-Modification Interest (Note) Rate	Scheduled Interest Rate Of The Loan Immediately Preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.075	9.999999	Modified Loans Only	>= 0 to <= 1
150	Pre-Modification P&I Payment	Scheduled Total Principal And Interest Payment Amount Preceding The Modification Effective Payment Date – or if servicer is no longer advancing P&I, the payment that would be in effect if the loan were current.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	2310.57	9(10).99	Modified Loans Only	> 0
151	Pre-Modification Initial Interest Rate Change Downward Cap	Maximum amount the rate can adjust downward on the first interest rate adjustment date (prior to modification) – Only provide if the rate floor is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
152	Pre-Modification Subsequent Interest Rate Cap	Maximum increment the rate can adjust upward AFTER the initial rate adjustment (prior to modification) – Only provide if the Cap is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
153	Pre-Modification Next Interest Rate Change Date	Next Interest Reset Date Under The Original Terms Of The Loan (one month prior to new payment due date).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
154	Pre-Modification I/O Term	Interest Only Term (in months) preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	36	999	Modified Loans Only	>= 0 to <= 120
155	Forgiven Principal Amount	The sum total of all principal balance reductions (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
156	Forgiven Interest Amount	The sum total of all interest incurred and forgiven (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
157	Number of Modifications	The number of times the loan has been modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	1	9	Modified Loans Only	>= 0
MH-1	Real Estate Interest	Indicates whether the property on which the manufactured home is situated is owned outright or subject to the terms of a short- or long-term lease. (A long-term lease is defined as a lease whose term is greater than or equal to the loan term.)	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Owned 2 = Short-term lease 3 = Long-term lease 99 = Unavailable
MH-2	Community Ownership Structure	If the manufactured home is situated in a community, a means of classifying ownership of the community.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Public Institutional 2 = Public Non-Institutional 3 = Private Institutional 4 = Private Non-Institutional 5 = HOA-Owned 6 = Non-Community 99 = Unavailable
MH-3	Year of Manufacture	The year in which the home was manufactured (Model Year — YYYY Format). Required only in cases where a full appraisal is not provided.	Manufactured Housing	Numeric – Integer	2006	YYYY	Manufactured Housing Loans Only	1901 = Unavailable
MH-4	HUD Code Compliance Indicator (Y/N)	Indicates whether the home was constructed in accordance with the 1976 HUD code. In general, homes manufactured after 1976 comply with this code.	Manufactured Housing	Numeric – Integer	1	9	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-5	Gross Manufacturer’s Invoice Price	The total amount that appears on the manufacturer’s invoice (typically includes intangible costs such as transportation, association, on-site setup, service and warranty costs, taxes, dealer incentives, and other fees).	Manufactured Housing	Numeric – Decimal	72570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-6	LTI (Loan-to-Invoice) Gross	The ratio of the loan amount divided by the Gross Manufacturer’s Invoice Price (Field MH-5).	Manufactured Housing	Numeric – Decimal	0.75	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-7	Net Manufacturer’s Invoice Price	The Gross Manufacturer’s Invoice Price (Field MH-5) minus intangible costs, including: transportation, association, on-site setup, service, and warranty costs, taxes, dealer incentives, and other fees.	Manufactured Housing	Numeric – Decimal	61570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-8	LTI (Net)	The ratio of the loan amount divided by the Net Manufacturer’s Invoice Price (Field MH-7).	Manufactured Housing	Numeric – Decimal	0.62	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-9	Manufacturer Name	The manufacturer of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“XYZ Corp”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Manufacturer name in double quotation marks
MH-10	Model Name	The model name of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“DX5-916-X”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Model name in double quotation marks
MH-11	Down Payment Source	An indicator of the source of the down payment used by the borrower to acquire the property and qualify for the mortgage.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Codes	1 = Cash 2 = Proceeds from trade in 3 = Land in Lieu 4 = Other 99 = Unavailable
MH-12	Community/Related Party Lender (Y/N)	An indicator of whether the loan was made by the community owner, an affiliate of the community owner or the owner of the real estate upon which the collateral is located.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-13	Defined Underwriting Criteria (Y/N)	An indicator of whether the loan was made in accordance with a defined and/or standardized set of underwriting criteria.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-14	Chattel Indicator	An Indicator of whether the secured property is classified as chattel or Real Estate.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = Real Estate 1 = Chattel 99 = Unavailable